   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1998
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           FIRST AMERICAN CORPORATION
             (Exact name of Registrant as specified in its charter)

          TENNESSEE                           6711                        62-079975
(State or other jurisdiction of     Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)      (Classification Code Number)     Identification No.)


                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0700
                                 (615) 748-2000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     MARY NEIL PRICE, ESQ., GENERAL COUNSEL
                           FIRST AMERICAN CORPORATION
                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0721
                                 (615) 748-2049
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

      CATHERINE COLLINS MCCOY, ESQ.               JEFFREY GERRISH, ESQ.
            ARNOLD & PORTER                     GERRISH & MCCREARY, P.C.
        555 TWELFTH STREET, N.W.                    700 COLONIAL ROAD
      WASHINGTON, D.C.  20004-1202                  MEMPHIS, TN  38117
            (202) 942-5000                            (901) 767-0900


     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                           PROPOSED MAXIMUM       PROPOSED MAXIMUM
OF SECURITIES TO BE       AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
     REGISTERED           REGISTERED(2)           SHARE(3)               PRICE(3)         REGISTRATION FEE
--------------------  --------------------  --------------------   --------------------  --------------------
  Common Stock(1)           927,836                $12.29                11,404,728              3,365

(1) Also includes associated Rights to purchase shares of the Registrant's Series A Junior preferred stock, which Rights are not currently separable from shares of Common Stock and are not currently exercisable. See "COMPARATIVE RIGHTS OF SHAREHOLDERS OF FIRST AMERICAN, CSB AND BANK--Shareholder Rights Plan."

(2) Based upon the maximum number of shares that may be issued upon consummation of the transaction described herein, and upon exercise of securities exercisable for shares of common stock of First American.

(3) Estimated solely for the purpose of computing the registration fee. Computed in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, on the basis of the book value of $129.41 per share of common stock, $1.00 par value, of CSB Financial Corporation, and on the basis of the book value of $59.95 per share of common stock, par value $1.00 per share, of Cheatham State Bank, both as of June 30, 1998. The proposed maximum aggregate offering price per share has been determined by dividing the proposed maximum aggregate offering price by the number of shares being registered.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   [CSB LOGO]


                                                                 August __, 1998

Dear Shareholder:

     We are pleased to enclose your Notice of Special Meeting and Prospectus/Proxy Statement for the Special Meeting of Shareholders of CSB Financial Corporation ("CSB") to be held on September 25, 1998 at 10:30 a.m., local time, at the main office of Cheatham State Bank, 104 N. Kingston Springs Road, Kingston Springs, Tennessee (the "CSB Special Meeting").

     At the CSB Special Meeting you will be asked to consider and vote on a proposed merger of CSB, a Tennessee corporation, with and into First American Corporation ("First American"), a Tennessee corporation. By virtue of the proposed merger of CSB with and into First American, each share of CSB common stock, par value $1.00 per share ("CSB Common Stock"), outstanding immediately prior to the time that such proposed merger is completed, except as provided in the Agreement and Plan of Reorganization, dated as of June 9, 1998, by and among First American Corporation, First American National Bank ("FANB"), CSB Financial Corporation and Cheatham State Bank ("Bank") (the "Agreement"), will be exchanged for 9.7071 shares of common stock of First American, par value $2.50 per share ("First American Common Stock") (such proposed merger and share exchange, collectively, are the "Holding Company Merger").

     First American is headquartered in Nashville, Tennessee. As of June 30, 1988, First American had banking operations in Tennessee, Mississippi, Louisiana, Arkansas, Virginia and Kentucky, and had consolidated assets of about $19.1 billion, deposits of about $13.6 billion and shareholders' equity of about $1.6 billion. First American Common Stock is listed and traded on the New York Stock Exchange under the symbol "FAM." The closing price of First American Common Stock in composite trading on August __, 1998 was $____ per share, as reported in The Wall Street Journal. CSB Common Stock is neither listed nor publicly traded.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED HOLDING COMPANY MERGER AND RECOMMENDS A VOTE "FOR" THE HOLDING COMPANY MERGER. The proposed Holding Company Merger has been approved by the CSB Board of Directors (the "CSB Board") as being in the best interest of CSB and its shareholders. The CSB Board reached this decision after careful consideration of a number of factors. The enclosed Prospectus/Proxy Statement contains more detailed information concerning the CSB Board's decision and the Holding Company Merger. We urge you to consider it carefully.

     Approval of the Holding Company Merger is subject to certain conditions, including the approval of the Holding Company Merger by various regulatory agencies. In addition, the affirmative vote of the holders of a majority of CSB Common Stock entitled to vote thereon (and with no more than 5% of such holders dissenting pursuant to applicable Tennessee law) is required to approve the Agreement. CSB and First American intend to consummate the Holding Company Merger by October 1, 1998.

     IT IS VERY IMPORTANT THAT YOUR SHARES ARE VOTED AT THE CSB SPECIAL MEETING, REGARDLESS OF WHETHER YOU ATTEND IN PERSON. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE AGREEMENT. PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, RETURN ENVELOPE. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES AT THIS TIME.

     In order to make sure that your vote is represented, indicate your vote on the enclosed proxy form, date and sign it, and return it in the enclosed envelope. If you attend the meeting in person, you may revoke your proxy at the CSB Special Meeting and vote in person.

                                        Sincerely,

                                        Gary Scott
                                        President and Chief Executive Officer


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS OR OTHER GOVERNMENTAL AGENCY HAVE APPROVED THE FIRST AMERICAN COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS/PROXY STATEMENT OR DETERMINED IF THIS PROSPECTUS/PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Prospectus/Proxy Statement dated August __, 1998 and first mailed to shareholders on August __, 1998.

                                  [BANK LOGO]


                                                                 August __, 1998

Dear Shareholder:

     We are pleased to enclose your Notice of Special Meeting and Prospectus/Proxy Statement for the Special Meeting of Shareholders of Cheatham State Bank ("Bank") to be held on September 25, 1998 at 11:30 a.m., local time, at the main office of the Bank, 104 West Kingston Springs Road, Kingston Springs, Tennessee (the "Bank Special Meeting").

     At the Bank Special Meeting you will be asked to consider and vote on a proposed merger of Bank, a Tennessee banking corporation, with and into First American National Bank ("FANB"), a national banking association. In addition, by virtue of the proposed merger of Bank with and into FANB, each share of Bank common stock, par value $1.00 per share ("Bank Common Stock"), outstanding immediately prior to the time that such proposed merger is completed, except as provided in the Agreement and Plan of Reorganization, dated as of June 9, 1998, by and among First American Corporation ("First American"), FANB, CSB Financial Corporation and Bank (the "Agreement"), will be exchanged for 4.4653 shares of common stock of First American, par value $2.50 per share ("First American Common Stock") (such proposed merger and share exchange, collectively, are the "Bank Merger").

     First American is headquartered in Nashville, Tennessee. As of June 30, 1988, First American had banking operations in Tennessee, Mississippi, Louisiana, Arkansas, Virginia and Kentucky, and had consolidated assets of about $19.1 billion, deposits of about $13.6 billion and shareholders' equity of about $1.6 billion. First American Common Stock is listed and traded on the New York Stock Exchange under the symbol "FAM." The closing price of First American Common Stock in composite trading on August __, 1998 was $____ per share, as reported in The Wall Street Journal. Bank Common Stock is neither listed nor publicly traded.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED BANK MERGER AND RECOMMENDS A VOTE "FOR" THE BANK MERGER. The proposed Bank Merger has been approved by the Bank Board of Directors (the "Bank Board") as being in the best interest of the Bank and its shareholders. The Bank Board reached this decision after careful consideration of a number of factors. The enclosed Prospectus/Proxy Statement contains more detailed information concerning the Bank Board's decision and the Bank Merger. We urge you to consider it carefully.

     Approval of the Bank Merger is subject to certain conditions, including the approval of the Bank Merger by various regulatory agencies. In addition, the affirmative vote of the holders of two thirds (2/3) of the Bank Common Stock entitled to vote thereon (and with no more than 5% of such holders dissenting pursuant to 12 U.S.C. Section 215a) is required to approve the Agreement. CSB FINANCIAL CORPORATION OWNS APPROXIMATELY 96% OF THE OUTSTANDING SHARES OF BANK COMMON STOCK AND WILL VOTE ITS SHARES IN FAVOR OF THE BANK MERGER, THUS ASSURING THAT THE BANK MERGER WILL GET THE NEEDED APPROVAL OF THE BANK SHAREHOLDERS. Bank and FANB intend to consummate the Bank Merger by October 1, 1998.

     IT IS IMPORTANT THAT YOUR SHARES ARE VOTED AT THE BANK SPECIAL MEETING, REGARDLESS OF WHETHER YOU ATTEND IN PERSON. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE AGREEMENT. PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, RETURN ENVELOPE. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES AT THIS TIME.

     In order to make sure that your vote is represented, indicate your vote on the enclosed proxy form, date and sign it, and return it in the enclosed envelope. If you attend the meeting in person, you may revoke your proxy at the Bank Special Meeting and vote in person.

                                     Sincerely,

                                     Gary Scott
                                     President and Chief Executive Officer


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS OR OTHER GOVERNMENTAL AGENCY HAVE APPROVED THE FIRST AMERICAN COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS/PROXY STATEMENT OR DETERMINED IF THIS PROSPECTUS/PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Prospectus/Proxy Statement dated August __, 1998 and first mailed to shareholders on August __, 1998.

                           CSB FINANCIAL CORPORATION
                             108 CUMBERLAND STREET
                             ASHLAND CITY, TN 37082
                                 (615) 792-4337

                    NOTICE OF SPECIAL SHAREHOLDERS' MEETING
                        TO BE HELD ON SEPTEMBER 25, 1998

TO THE SHAREHOLDERS OF
CSB FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of CSB Financial Corporation ("CSB") will be held at the main office of Cheatham State Bank, 104 West Kingston Springs Road, Kingston Springs, Tennessee on September 25, 1998 at 10:30 a.m., local time, (the "CSB Special Meeting") for the purpose of considering and voting upon the following matters:

1. Approval of the Holding Company Merger, which proposed transaction is defined and described in the Agreement and Plan of Reorganization, dated as of June 9, 1998, by and among First American Corporation ("First American"), First American National Bank ("FANB"), CSB and Cheatham State Bank ("Bank") (the "Agreement"), a copy of which is included as Appendix A to the accompanying Prospectus/Proxy Statement and incorporated by reference herein, and pursuant to which: (a) CSB, a Tennessee corporation, will be merged with and into First American, a Tennessee corporation; (b) each outstanding share of common stock of CSB ("CSB Common Stock"), par value $1.00 per share, will be exchanged for 9.7071 shares of common stock of First American, par value $2.50 per share ("First American Common Stock"), plus an associated right to purchase shares of First American's Series A Junior Preferred Stock, and cash in lieu of any fractional share determined in accordance with the terms of the Agreement (such merger and share exchange, collectively, are the "Holding Company Merger"); (c) Bank, a Tennessee banking corporation, will be merged with and into FANB, a national banking association; and (d) each outstanding share of common stock of Bank, par value $1.00 per share, will be exchanged for 4.4653 shares of First American Common Stock, plus an associated right to purchase shares of First American's Series A Junior Preferred Stock, and cash in lieu of any fractional share determined in accordance with the terms of the Agreement.

2. To transact such other business as may properly come before the CSB Special Meeting or any adjournments or postponements thereof.

Only holders of record of CSB Common Stock at the close of business on August 21, 1998, are entitled to notice of and to vote at the CSB Special Meeting or any adjournments or postponements of the CSB Special Meeting.

All shareholders are cordially invited to attend the CSB Special Meeting. To ensure your representation at the CSB Special Meeting, please complete and promptly mail your proxy in the return envelope enclosed. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. Please review the Prospectus/Proxy Statement accompanying this notice for more complete information regarding the Holding Company Merger and the CSB Special Meeting.

Under Chapter 23 of the Tennessee Business Corporation Act (the "TBCA"), holders of CSB Common Stock who comply with Chapter 23 of the TBCA will have the right to dissent from the Holding Company Merger and to obtain payment of the fair value of their shares. A copy of Chapter 23 of the TBCA is attached as Appendix C to the accompanying Prospectus/Proxy Statement. Please see the section entitled "ADDITIONAL INFORMATION--Dissenters' Appraisal Rights" in the attached Prospectus/Proxy Statement for a discussion of the procedures to be followed in asserting these dissenters' rights.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              Gary Scott
                              President and Chief Executive Officer
August    , 1998
       ---

       PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR
                NOT YOU PLAN TO ATTEND THE CSB SPECIAL MEETING.

              THE BOARD OF DIRECTORS OF CSB UNANIMOUSLY RECOMMENDS
       THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE HOLDING COMPANY MERGER.

                              CHEATHAM STATE BANK
                         104 West Kingston Springs Road
                          Kingston Springs, TN  37082

                    NOTICE OF SPECIAL SHAREHOLDERS' MEETING
                       TO BE HELD ON SEPTEMBER 25, 1998

TO THE SHAREHOLDERS OF

CHEATHAM STATE BANK:

NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of Cheatham State Bank ("Bank") will be held at the main office of Bank, 104 West Kingston Springs Road, Kingston Springs, Tennessee on September 25, 1998 at 11:30 a.m., local time, (the "Bank Special Meeting") for the purpose of considering and voting upon the following matters:

1. Approval of the Bank Merger, which proposed transaction is defined and described in the Agreement and Plan of Reorganization, dated as of June 9, 1998, by and among First American Corporation ("First American"), First American National Bank ("FANB"), CSB Financial Corporation ("CSB") and Bank (the "Agreement"), a copy of which is included as Appendix A to the accompanying Prospectus/Proxy Statement and incorporated by reference herein, and pursuant to which: (a) Bank, a Tennessee banking corporation, will be merged with and into FANB, a national banking association; (b) each outstanding share of common stock of Bank ("Bank Common Stock"), par value $1.00 per share, will be exchanged for 4.4653 shares of common stock of First American, par value $2.50 per share ("First American Common Stock"), plus an associated right to purchase shares of First American's Series A Junior Preferred Stock, and cash in lieu of any fractional share determined in accordance with the terms of the Agreement (such merger and share exchange, collectively, are the "Bank Merger"); (c) CSB, a Tennessee corporation, will be merged with and into First American, a Tennessee corporation; and (d) each outstanding share of common stock of CSB, par value $1.00 per share, will be exchanged for 9.7071 shares of First American Common Stock, plus an associated right to purchase shares of First American's Series A Junior Preferred Stock, and cash in lieu of any fractional share determined in accordance with the terms of the Agreement.

2. To transact such other business as may properly come before the Bank Special Meeting or any adjournments or postponements thereof.

Only holders of record of Bank Common Stock at the close of business on August 21, 1998, are entitled to notice of and to vote at the Bank Special Meeting or any adjournments or postponements of the Bank Special Meeting.

All shareholders are cordially invited to attend the Bank Special Meeting. To ensure your representation at the Bank Special Meeting, please complete and promptly mail your proxy in the return envelope enclosed. This will not prevent you from voting in person. Your proxy may be revoked at any time before it is voted. Please review the Prospectus/Proxy Statement accompanying this notice for more complete information regarding the Bank Merger and the Bank Special Meeting.

Under 12 U.S.C. Section 215a ("Section 215a"), holders of Bank Common Stock who comply with Section 215a will have the right to dissent from the Bank Merger and to obtain payment of the fair value of their shares. A copy of
Section 215a is attached as Appendix D to the accompanying Prospectus/Proxy Statement. Please see the section entitled "ADDITIONAL INFORMATION--Dissenters' Appraisal Rights" in the attached Prospectus/Proxy Statement for a discussion of the procedures to be followed in asserting these dissenters' rights.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Gary Scott
                                   President and Chief Executive Officer
August    , 1998
       ---

       PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR
                NOT YOU PLAN TO ATTEND THE BANK SPECIAL MEETING.

             THE BOARD OF DIRECTORS OF BANK UNANIMOUSLY RECOMMENDS
            THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE BANK MERGER.

                             QUESTIONS AND ANSWERS
                           ABOUT THE PROPOSED MERGERS

Q: WHY ARE CSB FINANCIAL CORPORATION ("CSB") AND CHEATHAM STATE BANK ("BANK") CHOOSING TO COMBINE WITH FIRST AMERICAN CORPORATION ("FIRST AMERICAN") AND FIRST AMERICAN NATIONAL BANK ("FANB")?

A: Today's financial marketplace imposes challenges and burdens. The squeeze on net interest margins, competition in general (including availability of new products and services from numerous nontraditional financial-service providers), the need for management succession and demands for additional capital to provide a fully competitive array of products and services were all considered by CSB's and Bank's Boards of Directors in determining that the transaction is in the best interest of CSB's and Bank's respective shareholders, the depositors and loan customers of Bank in the marketplace. The Boards of Directors of CSB and Bank believe that the terms of the transaction are attractive by allowing shareholders of CSB and Bank to become shareholders in First American, an institution whose stock is traded on the New York Stock Exchange. Furthermore, the current and prospective economic and regulatory environment and competitive constraints facing the banking industry make a long-term affiliation with First American an attractive alternative by providing additional financial size and strength to aggressively compete in the changing environment.

Q: IF I AM A CSB SHAREHOLDER, WHAT WILL I RECEIVE IN THE MERGER OF CSB AND FIRST AMERICAN CORPORATION (THE "HOLDING COMPANY MERGER")?

A: You will have the right to receive 9.7071 shares of First American Common Stock in exchange (the "CSB Exchange Ratio") for each share of CSB Common Stock you own. However, First American won't issue any fractional shares. Instead, you will receive an amount of cash for any fraction of a share based on the market value of First American Common Stock over a period close to the date the Holding Company Merger is completed.

     Example: If you own one share of CSB Common Stock, upon completion of the Holding Company Merger you'll have the right to receive nine shares of First American Common Stock and a check for the market value of 0.7071 of a share of First American Common Stock.

Q: IF I AM A BANK SHAREHOLDER, WHAT WILL I RECEIVE IN THE MERGER OF BANK AND FANB (THE "BANK MERGER")?

A: You will have the right to receive 4.4653 shares of First American Common Stock in exchange for each share of Bank Common Stock you own. However, First American won't issue any fractional shares. Instead, you will receive an amount of cash for any fraction of a share based on the market value of First American Common Stock over a period close to the date the Bank Merger is completed.

     Example: If you own one share of Bank Common Stock, upon completion of the Bank Merger you'll have the right to receive four shares of First American Common Stock and a check for the market value of 0.4653 of a share of First American Common Stock.

Q:   WHAT HAPPENS AS THE MARKET PRICE OF FIRST AMERICAN COMMON STOCK FLUCTUATES?

A: The CSB Exchange Ratio is fixed at 9.7071, and the Bank Exchange Ratio is fixed at 4.4653. Since the market value of First American Common Stock will fluctuate before and after the closing of the Mergers, the value of the stock CSB shareholders and Bank shareholders will receive in the Mergers will fluctuate as well and could decrease. However, if the value of First American Common Stock decreases substantially prior to receipt of the approval of the Federal Reserve Board that we need to complete the Holding Company Merger, CSB may decide not to go through with the Mergers. However, CSB and Bank will have to complete the Mergers if First American chooses to increase the exchange ratios to compensate for the decrease.

Q:   WHAT HAPPENS TO MY DIVIDENDS IN THE FUTURE?

A: After the Mergers, First American expects to pay $.25 per share, the amount First American has recently paid as a regular quarterly cash dividend to its shareholders. While the board of directors of First American ("First American Board") currently expects to pay those dividends, it can't assure these payments. The First American Board will use its discretion to decide whether and when to declare dividends and in what amount, and it will consider all relevant factors in doing so.

Q:   WHEN DO YOU EXPECT THE MERGERS TO BE COMPLETED?

A: We hope to complete the Mergers by October 1, 1998. In addition to the approval of the CSB shareholders and the Bank shareholders, we must also obtain regulatory approvals, which include approval of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Commissioner of Financial Institutions of the State of Tennessee.

Q: AS A CSB SHAREHOLDER OR A BANK SHAREHOLDER, WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO ME?

A: We expect that for U.S. federal income tax purposes, your exchange of shares of CSB Common Stock or Bank Common Stock, as the case may be, for shares of First American Common Stock by virtue of the Mergers generally will not cause you to recognize any gain or loss. You will, however, have to recognize gain in connection with any cash received instead of fractional shares. This tax treatment won't apply to you if you dissent from the Holding Company Merger under Tennessee law or the Bank Merger under the National Bank Act.

     We provide a more detailed review of the U.S. federal income tax consequences of the Mergers at page [____] of this document.

Q: AS A CSB SHAREHOLDER, DO I HAVE TO ACCEPT FIRST AMERICAN COMMON STOCK IN EXCHANGE FOR MY CSB SHARES IF THE HOLDING COMPANY MERGER IS APPROVED?

A: No. If you are a CSB shareholder and you follow the procedures prescribed by Tennessee law, you may dissent from the Holding Company Merger and have the fair value of your stock appraised by a court and paid in cash. If you follow those procedures, you won't receive First American Common Stock. The fair value of your CSB Common Stock, determined in the manner prescribed by Tennessee law, will be paid to you in cash. For a more complete description of these dissenters' rights, see page [____] of this document.

Q: AS A BANK SHAREHOLDER, DO I HAVE TO ACCEPT FIRST AMERICAN COMMON STOCK IN EXCHANGE FOR MY BANK SHARES IF THE BANK MERGER IS APPROVED?

A: No. If you are a Bank shareholder and you follow the procedures prescribed by the National Bank Act, you may dissent from the Bank Merger and have the fair value of your stock appraised and paid in cash. If you follow these procedures, you won't receive First American Common Stock. The fair value of your Bank Common Stock, determined in the manner prescribed by the National Bank Act, will be paid to you in cash. For a more complete description of these dissenters' rights, see page [____] of this document.

Q:   WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the appropriate Special Meeting. If you sign and send in your proxy but don't indicate how you want to vote, your proxy will be counted as a vote in favor of the Holding Company Merger or the Bank Merger, as appropriate. If you don't vote on the applicable Merger or if you abstain, the effect will be a vote against the applicable Merger.

     CSB shareholders: Tennessee law permits you to dissent from the Holding Company Merger and to have the fair value of your stock appraised by a court and paid to you in cash. To do this, you must follow certain procedures, including filing certain notices with us and refraining from voting your shares in favor of the Holding Company Merger. If you execute a proxy card and desire to effect your appraisal rights, you must mark the proxy card "Against" the proposal relating to the Holding Company Merger because if the proxy card is left blank, it will be voted "For" the proposal relating to the Holding Company Merger. If you dissent from the Holding Company Merger, your shares of CSB Common Stock will not be exchanged for shares of First American Common Stock in the Holding Company Merger, and your only right will be to receive the appraised value of your shares in cash. We provide more detailed instructions about dissenting from the Holding Company Merger on page [____].

     Bank shareholders: Federal law permits you to dissent from the Bank Merger and to have the fair value of your stock appraised by a court and paid to you in cash. To do this, you must follow certain procedures, including the filing of certain notices and refraining from voting your shares in favor of the Bank Merger. If you dissent from the Bank Merger, your shares of Bank Common Stock will not be exchanged for shares of First American Common Stock in the Bank Merger, and your only right will be to receive the appraised value of your shares in cash. We provide more detailed instructions about dissenting from the Bank Merger on page [____].

     The CSB Special Meeting and the Bank Special Meeting will each take place on September 25, 1998. You are invited to the applicable Special Meeting to vote your shares in person, rather than signing and mailing your proxy card. If you do sign your proxy card, you can take back your proxy up to and including the date of your shareholders' meeting and either change your vote or attend the applicable Special Meeting and vote in person. We provide more detailed instructions about voting on page [____].

     THE BOARD OF DIRECTORS OF CSB UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THE PROPOSED HOLDING COMPANY MERGER.

     THE BOARD OF DIRECTORS OF BANK UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THE PROPOSED BANK MERGER.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Only if you provide instructions on how your broker should vote. You should instruct your broker how to vote your shares, following the directions your broker provides. Without instructions from you to your broker, your shares will not be voted and this will effectively be a vote against the Holding Company Merger or the Bank Merger.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:   No. No one should send stock certificates in now.

     After the Mergers are completed, we'll send you written instructions on how to exchange your shares for First American Common Stock.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

       If you have more questions about the Mergers, you should contact:

                CSB Financial Corporation or Cheatham State Bank
                         104 West Kingston Springs Road
                          Kingston Springs, TN  37082
                           Attention:  Mr. Gary Scott
                         Phone Number:  (615) 952-9143

                               TABLE OF CONTENTS

                                                                                PAGE

The Companies..................................................................... 1
     First American Corporation................................................... 1
     CSB Financial Corporation.................................................... 1
     Cheatham State Bank.......................................................... 1
CSB's and Bank's Reasons for the Mergers.......................................... 1
The Shareholders' Meetings........................................................ 1
CSB's and Bank's Recommendations to Shareholders.................................. 1
Record Dates; Voting Power........................................................ 1
Votes Required.................................................................... 2
The Mergers....................................................................... 2
     Conditions to Completion of the Mergers...................................... 2
     Termination of the Agreement................................................. 2
     Federal Income Tax Consequences.............................................. 3
     Accounting Treatment......................................................... 3
     Opinion of CSB's and Bank's Financial Advisor................................ 3
     Board of Directors and Management of First American Following the Mergers.... 3
     Interests of Other Persons in the Mergers That are Different from Yours...... 3
     Dissenters' Appraisal Rights................................................. 4
     Regulatory Approvals......................................................... 4
     Termination Fee.............................................................. 4
     Comparative Per Share Market Price Information............................... 4
     Forward-Looking Statements May Prove Inaccurate.............................. 4
Comparative Unaudited Per Share Data.............................................. 5
Selected Financial Data........................................................... 8
     Selected Historical Financial Data of First American......................... 8
     Selected Historical Financial Data of CSB Financial Corporation.............. 9
     Selected Historical Financial Data of Cheatham State Bank....................10
Unaudited Pro Forma Combined Condensed Financial Information......................11
Notes to Unaudited Pro Forma Combined Condensed Financial Information.............18

                              THE SPECIAL MEETINGS

CSB Special Meeting...............................................................19
     General......................................................................19
     Proxies......................................................................19
     Solicitation of Proxies......................................................19
     Record Date and Voting Rights................................................19
     Dissenters' Rights...........................................................20
     Recommendation of the CSB Board..............................................20
Bank Special Meeting..............................................................21
     General......................................................................21
     Proxies......................................................................21
     Solicitation of Proxies......................................................21
     Record Date and Voting Rights................................................21
     Dissenters' Rights...........................................................22
     Recommendation of the Bank Board.............................................22

                                  THE MERGERS

Description of the Mergers........................................................23
Background of the Mergers.........................................................24
Reasons of CSB and Bank for the Mergers...........................................25
Opinion of CSB's and Bank's Financial Advisor.....................................25
The Effective Time................................................................27
Exchange of Certificates..........................................................27
Conduct of Business Prior to the Mergers and Other Covenants......................28
Conditions to the Mergers.........................................................29
Termination of the Agreement......................................................30
Termination Fee...................................................................33

                                                                                PAGE

Expenses..........................................................................33
Certain Federal Income Tax Consequences...........................................33
Interests of Certain Persons in the Mergers.......................................34
Accounting Treatment..............................................................36
Regulatory Matters................................................................36
Restrictions on Resales by Affiliates.............................................37

                        INFORMATION ABOUT OUR COMPANIES

Information About First American..................................................38
     General......................................................................38
     Pending Acquisitions.........................................................38
Information About CSB.............................................................39
Information About Bank............................................................39
Management and Operations After the Mergers.......................................39
Price Range of Common Stock and Dividends.........................................39
     Market Prices................................................................39
     Dividends....................................................................40
Supervision and Regulation of First American, CSB and Bank........................40
     General......................................................................40
     Capital and Operational Requirements.........................................41
     Enforcement Powers of the Banking Agencies...................................43
First American Capital Stock......................................................43
     First American Common Stock..................................................43
     First American Preferred Stock...............................................44
Comparative Rights of Shareholders of First American, CSB and Bank................44
     Board of Directors...........................................................44
     Business Combination Provisions..............................................45
     Shareholder Rights Plan......................................................45
     Shareholder Meetings.........................................................47
     Dissenters' Appraisal Rights.................................................48
     Consideration of Non-Shareholder Interests by Board of Directors.............48
     Certain Purchases of the Corporation's Securities............................48
     Indemnification..............................................................48
     Amendments to Articles of Incorporation and Bylaws...........................50

             ADDITIONAL INFORMATION ABOUT CSB FINANCIAL CORPORATION

General...........................................................................
Regulation and Supervision of CSB.................................................
Properties........................................................................
Competition.......................................................................
Recent Legislation and Other Changes..............................................
Employees.........................................................................
Legal Proceedings.................................................................
Dividends.........................................................................
Executive Officers and Directors..................................................
Transactions with Management......................................................
Management's Discussion And Analysis or Plan Of Operations........................
     Comparison of Six Months Ended June 30, 1998 and 1997........................
     Comparison of Years Ended December 31, 1997, 1996 and 1995...................
Statistical Data for CSB..........................................................

                ADDITIONAL INFORMATION ABOUT CHEATHAM STATE BANK

General...........................................................................
Regulation and Supervision of Bank................................................
Properties........................................................................
Competition.......................................................................
Recent Legislation and Other Changes..............................................
Employees.........................................................................
Legal Proceedings.................................................................
Dividends.........................................................................
Executive Officers and Directors..................................................
Transactions with Management......................................................
Management's Discussion And Analysis or Plan Of Operations........................
      Comparison of Six Months Ended June 30, 1998 and 1997.......................
      Comparison of Years Ended December 31, 1997, 1996 and 1995..................
Statistical Data for Bank.........................................................

                             ADDITIONAL INFORMATION

Dissenters' Appraisal Rights......................................................99
Legal Opinion....................................................................101
Experts..........................................................................101
Other Matters....................................................................101
Where You Can Find More Information..............................................101
Cautionary Statement Concerning Forward-Looking Information......................103

    INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF CSB FINANCIAL CORPORATION
                              AND ITS SUBSIDIARIES

       INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF CHEATHAM STATE BANK
                              AND ITS SUBSIDIARIES

                                   APPENDICES

APPENDIX A  Agreement and Plan of Reorganization.................................A-1
APPENDIX B  Opinion of Southard Financial........................................B-1
APPENDIX C  Chapter 23 of the Tennessee Business Corporation
            Act - Dissenters' Rights of CSB Shareholders.........................C-1
APPENDIX D  12 U.S.C. ss. 215a - Dissenters' Rights of Bank Shareholders.........D-1

                                    SUMMARY

This summary highlights selected information from this document. It does not contain all of the information that is important to you. You should carefully read this entire document and the documents to which we have referred you in order to understand fully the Mergers and to obtain a more complete description of the legal terms of the Mergers. See "ADDITIONAL INFORMATION--Where You Can Find More Information" (page [____]). Each item in this summary includes a page reference that directs you to a more complete description in this document of the topic discussed.

THE COMPANIES (PAGE ___)

FIRST AMERICAN CORPORATION
First American Center
Nashville, Tennessee 37237-0700
(615) 748-2000

First American Corporation ("First American") is incorporated in Tennessee and is a federal bank holding company. We provide banking and other financial services. Our banking services are provided in Tennessee, Mississippi, Louisiana, Arkansas, Virginia and Kentucky. First American's principal assets are the stock of its subsidiaries. As of June 30, 1998, our total assets were about $19.1 billion our deposits were about $13.6 billion and shareholders' equity was about $1.6 billion

CSB FINANCIAL CORPORATION
108 Cumberland Street
Ashland City, Tennessee 37082
(615) 792-4337

CSB Financial Corporation ("CSB") is incorporated in Tennessee and is a federal bank holding company. We are providing banking and other financial services. Our banking services are provided in Cheatham County, Tennessee. CSB's principal asset is the stock it holds in Cheatham State Bank. As of June 30, 1998, our total assets were about $144.9 million, our deposits were about $131.7 million and shareholders' equity was about $11.0 million.

CHEATHAM STATE BANK
104 West Kingston Springs Road
Kingston Springs, Tennessee 37082
(615) 952-9143

Cheatham State Bank ("Bank") is a Tennessee state-chartered bank. CSB owns over 96% of the capital stock of Bank. Bank operates four banking offices in Cheatham County, Tennessee. As of June 30, 1998, our total assets were about $144.5 million, our deposits were about $131.8 million and shareholders' equity was about $10.7 million.

CSB'S AND BANK'S REASONS FOR THE MERGERS (PAGE ___ )

Among the reasons for the CSB Board of Directors' ("CSB Board") and Bank Board of Directors' ("Bank Board") approval and adoption of the Agreement included each Board's belief that the financial terms of the agreement were attractive based on the recent earnings performance of First American, each Board's familiarity with and review of First American's business, operations, earnings and financial condition, the current and prospective economic and regulatory environment and competitive constraints facing the banking industry and financial institutions in CSB's and Bank's market areas and each Board's belief that First American was an attractive choice as a long term affiliation partner for CSB and Bank.

To review the background of, and reasons for, the Mergers in greater detail, please see pages [____ through ____.]

THE SHAREHOLDERS' MEETINGS (PAGE ___ )

The CSB Special Meeting will be held in Kingston Springs, Tennessee, on September 25, 1998 at 10:30 a.m. At the CSB Special Meeting, CSB shareholders will be asked to approve the proposed merger of CSB with and into First American and the related share exchange (the "Holding Company Merger").

The Bank Special Meeting will be held in Kingston Springs, Tennessee, on September 25, 1998 at 11:30 a.m. At the Bank Special Meeting, Bank shareholders will be asked to approve the proposed merger of Bank with and into First American National Bank, a national banking association and wholly-owned subsidiary of First American, and the related share exchange (the "Bank Merger").

CSB'S AND BANK'S RECOMMENDATION TO SHAREHOLDERS (PAGES ___ AND ___)

The CSB Board believes that the Holding Company Merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the Holding Company Merger.

The Bank Board believes that the Bank Merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the Bank Merger.

RECORD DATES; VOTING POWER (PAGES ___ AND ___)

You can vote at the CSB Special Meeting if you owned common stock of CSB ("CSB Common Stock") as of the close of business on August 21, 1998, the CSB Record Date. On that date, 84,947 shares of CSB Common Stock were outstanding and therefore are allowed to vote at the CSB Special Meeting. You will be able to cast one vote for each share of CSB Common Stock you owned on August 21 1998.

You can vote at the Bank Special Meeting if you owned common stock of Bank ("Bank Common Stock") as of the close of business on August 21, 1998, the Bank Record Date. On that date, 178,154 shares of Bank Common Stock were outstanding and therefore are allowed to vote at the Bank Special Meeting. You will be able to cast one vote for each share of Bank Common Stock you owned on August 21, 1998.

VOTES REQUIRED (PAGES ___ AND ___ )

In order for the Holding Company Merger to be approved, CSB shareholders holding a majority of the outstanding shares of CSB Common Stock on the CSB Record Date must vote in favor of the Holding Company Merger.

All together, the directors and officers of CSB can cast less than 63% of the votes entitled to be cast at the CSB Special Meeting. We expect that they will vote all of their shares in favor of the Holding Company Merger.

In order for the Bank Merger to be approved, Bank shareholders holding at least two-thirds of the outstanding shares of Bank Common Stock on the Bank Record Date must vote in favor of the Bank Merger.

CSB owns approximately 96% of the outstanding shares of Bank Common Stock and will vote its shares in favor of the Bank Merger, thus assuring that the Bank Merger will get the needed approval of the Bank shareholders.

THE MERGERS (PAGE ___ )

We have attached the Agreement and Plan of Reorganization, dated as of June 9, 1998, by and among First American Corporation, First American National Bank, CSB Financial Corporation and Cheatham State Bank (the "Agreement") to this Prospectus/Proxy Statement as Appendix A. We encourage you to read the Agreement. It is the legal document that governs the Mergers.

CONDITIONS TO COMPLETION OF THE MERGERS (PAGE ___ )

The completion of the Mergers depends on a number of conditions being met, including the following:

1. CSB shareholders approving the Holding Company Merger and Bank shareholders approving the Bank Merger;

2. The New York Stock Exchange (the "NYSE") having approved for listing the shares First American will issue to CSB shareholders and Bank shareholders by virtue of the Mergers;

3. receipt of all required regulatory approvals and the expiration of any regulatory waiting periods;

4. the absence of any governmental order blocking completion of either Merger, or of any proceedings by a government body trying to block either Merger;

5. receipt by First American of an opinion of KPMG Peat Marwick LLP, and receipt of an opinion by Gerrish & McCreary, P.C., that the U.S. federal income tax treatment of CSB shareholders, Bank shareholders, CSB, Bank, FANB and First American in the Mergers will generally be as we've described it to you in this document; and

6. receipt of a letter from First American's independent public accountants stating that the Mergers will qualify for "pooling of interests" accounting treatment.

In cases where the law permits, a party to the Agreement could elect to waive a condition that has not been satisfied and complete the Mergers although it is entitled not to. We can't be certain whether or when any of the conditions we've listed will be satisfied (or waived, where permissible), or that the Mergers will be completed.

TERMINATION OF THE AGREEMENT (PAGE ___ )

First American and CSB can mutually agree at any time to terminate the Agreement without completing the Mergers, even if the CSB shareholders and/or the Bank shareholders have already voted to approve the Holding Company Merger or the Bank Merger. Also, First American can terminate the Agreement if the CSB Board withdraws, or modifies in any way adverse to First American, its recommendation that CSB shareholders approve the Holding Company Merger.

Moreover, either First American or CSB can terminate the Agreement in the following circumstances:

1. after a final decision by a governmental authority to prohibit either Merger, or after the rejection of an application for a governmental approval required to complete either Merger;

2. if the Merger isn't completed by February 15, 1999, so long as the terminating party did not materially breach its obligations under the Agreement in a manner that caused either Merger not to be completed by that date;

3.   if the CSB shareholders don't approve the Merger; or

4. if the other party violates, in a significant way, any of its representations, warranties or obligations under the Agreement.

Generally, a party can only terminate the Agreement in one of the preceding four situations if that party isn't in violation of the Agreement or if its violations of the Agreement aren't the cause of the event permitting termination.

In addition, CSB could decide to terminate the Agreement based on the average market price of First American Common Stock during a period before the receipt of Federal Reserve Approval of the Holding Company Merger, if First American's average stock price during that period is less than [$________] and underperforms a group of bank holding company stocks by an agreed amount during the period following our entering into the Agreement. However, CSB will not be able to terminate the Agreement if First American elects to make a compensating adjustment to the exchange ratios that would provide CSB shareholders and Bank shareholders more shares of First American Common Stock in exchange for each share of CSB Common Stock or Bank Common Stock.

FEDERAL INCOME TAX CONSEQUENCES (PAGE ___)


We have structured the transaction with the intent that First American, CSB, FANB, Bank, CSB's shareholders and Bank's shareholders won't recognize any gain or loss for U.S. federal income tax purposes in the Mergers, except in connection with cash received instead of fractional shares by CSB shareholders and Bank's shareholders. We have conditioned the Mergers on the receipt of a legal opinion that this will be the case, but this opinion won't bind the Internal Revenue Service, which could take a different view.

THIS TAX TREATMENT MAY NOT APPLY TO CERTAIN CSB SHAREHOLDERS AND BANK SHAREHOLDERS, INCLUDING THE TYPES OF CSB SHAREHOLDERS AND BANK SHAREHOLDERS DISCUSSED ON PAGE ____ AND WILL NOT APPLY TO ANY CSB SHAREHOLDER WHO DISSENTS FROM THE HOLDING COMPANY MERGER UNDER TENNESSEE LAW AND ANY BANK SHAREHOLDER WHO DISSENTS FROM THE BANK MERGER UNDER 12 U.S.C. Section 215A. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGERS TO YOU CAN BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND MANY VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGERS' TAX CONSEQUENCES.

ACCOUNTING TREATMENT (PAGE ___)


We expect the Mergers to qualify as a pooling of interests, which means that, for accounting and financial reporting purposes, we will treat First American and CSB as if they had always been one company. We have conditioned the Mergers on the receipt of a letter from First American's independent public accountants that the Mergers will qualify as a pooling of interests and a letter from CSB's and Bank's independent accountants, indicating that they have examined certain financial information with respect to CSB and Bank (as required by the terms of the Agreement) and making such representations and giving such assurances as are required by the terms of the Agreement.

OPINION OF CSB'S AND BANK'S FINANCIAL ADVISOR (PAGES ___ AND ___)


In deciding to approve the Holding Company Merger and the Bank Merger, each of the CSB Board and Bank Board, respectively, considered the opinion of its financial advisor, Southard Financial ("Southard"), that as of the date of the opinion the exchange ratios were fair from a financial point of view to CSB's shareholders and Bank Shareholders. We have attached this opinion as Appendix B to this document. You should read it carefully.

BOARD OF DIRECTORS AND MANAGEMENT OF FIRST AMERICAN FOLLOWING THE MERGER
(PAGE)

The Board of Directors and executive officers of First American immediately prior to the Holding Company Merger shall continue to hold such positions following the Holding Company Merger. The Board of Directors and executive officers of FANB immediately prior to the Bank Merger shall continue to hold such positions following the Bank Merger.

At the CSB Effective Time, CSB will merge with and into First American, with First American as the surviving corporation. The articles and bylaws of First American immediately following the Holding Company Merger shall be the articles and bylaws of First American that were in effect immediately before the Holding Company Merger, without change. At the Bank Effective Time, Bank will merge with and into FANB, with FANB as the surviving bank. The articles of association and bylaws of FANB immediately following the Bank Merger shall be those articles of association and bylaws of FANB that were in place immediately before the Bank Merger, without change.

INTERESTS OF OTHER PERSONS IN THE MERGERS THAT ARE DIFFERENT FROM YOURS (PAGE _____)


All of CSB's and Bank's directors and executive officers own shares of CSB Common Stock, all of which will be converted into shares of First American Common Stock pursuant to the Mergers on the same terms and conditions as applied to all other shares of CSB Common Stock and minority-held Bank Common Stock.

None of these directors and executive officers have agreements for additional compensation or any other rights which become effective upon a change in control or which relate to the Mergers other than the employment contract of Gary Scott, and the Retention Bonus Agreements of certain members of CSB's and Bank's management. The employment contract of Gary Scott provides for the continued employment of Mr. Scott following the transaction. The contract will run until December 31, 2000 unless renewed or terminated and provides for a per annum base salary consistent with Mr. Scott's current salary. The contract also provides standard non-compete provisions for Mr. Scott for 12 months after the end of his employment under terms of the contract within 30 miles of areas in which First American engages in business. In certain circumstances, if Mr. Scott is terminated without cause he will still be entitled to payments under the contract.

The Retention Bonus Agreements are provided to ensure that key personnel remain employed with CSB or the Bank up to the time of consummation of an acquisition. The Retention Bonus Agreements provide for cash bonuses if an employee remains employed with CSB or the Bank through the transition process. The Retention Bonus Agreements include a non-competition provision that becomes effective if the employee voluntarily terminates employment after receiving a retention bonus.

Current retirement and health insurance plans available to employees of CSB and the Bank will terminate as of the effective time of each respective Merger. Those employees of CSB and the Bank who are retained following the Mergers will be subject to existing employee plans and plan requirements of First American. First American has agreed to provide employees of CSB and the Bank who are employed following the effective time of each respective Merger with employee benefits on substantially the same basis and applying the same eligibility standards as other First American subsidiary employees.

Members of the CSB Board, CSB's officers, members of the Bank Board and Bank's officers also are entitled to indemnification and liability insurance under the Agreement.

DISSENTERS' APPRAISAL RIGHTS (PAGE ___)

CSB shareholders: Tennessee law permits you to dissent from the Holding Company Merger and to have the fair value of your stock appraised by a court and paid to you in cash. To do this, you must follow certain procedures, including the filing of certain notices with us and refraining from voting your shares in favor of the Holding Company Merger. If you dissent from the Holding Company Merger, your shares of CSB Common Stock will not be exchanged for shares of First American Common Stock in the Holding Company Merger, and your only right will be to receive the appraised value of your shares in cash.

Bank shareholders: Federal law permits you to dissent from the Bank Merger and to have the fair value of your stock appraised by a court and paid to you in cash. To do this, you must follow certain procedures, including the filing of certain notices and refraining from voting your shares in favor of the Bank Merger. If you dissent from the Bank Merger, your shares of Bank Common Stock will not be exchanged for shares of First American Common Stock in the Bank Merger, and your only right will be to receive the appraised value of your shares in cash.

REGULATORY APPROVALS (PAGE ___)

We can't complete the Holding Company Merger unless we obtain the approval of the Board of Governors of the Federal Reserve System. The U.S. Department of Justice has input into the Federal Reserve Board's approval process. Federal law requires us to wait for up to 30 days before completing the Holding Company Merger after the Federal Reserve Board has approved it. As of the date of this document, the Federal Reserve Board has approved the Holding Company Merger and the required waiting period has expired.

The Bank Merger requires the approval of the Commissioner of Financial Institutions of the State of Tennessee (the "Commissioner") and the Office of the Comptroller of the Currency (the "OCC"). We have filed the required notice with the Commissioner and the required application with the OCC.

While we don't know of any reason why we shouldn't obtain the remaining regulatory approvals in a timely manner, we can't be certain when we'll obtain them or that we will obtain them.

TERMINATION FEE (PAGE __)

Under certain circumstances, if First American terminates the Agreement by reason of certain actions or omissions on the part of CSB or Bank, or if CSB or Bank terminates the Agreement and has taken certain actions regarding a possible transaction with a third party which would result in such third party acquiring a significant portion of the assets or securities of CSB or Bank, CSB may be required to pay First American liquidated damages in the amount of $2 million.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE ___)

Shares of First American are quoted on the NYSE. Shares of CSB and of Bank are neither listed nor publicly traded. On [________], the last full trading day prior to the public announcement of the Mergers, First American stock closed at
[$     ] per share. On August ___, 1998, First American stock closed at [$_____]
per share.

Based on the exchange ratio in the Holding Company Merger, which is 9.7071, the market value of the consideration that CSB shareholders will receive in the Holding Company Merger for each share of CSB Common Stock would be [$ ] based on First American's [_____] closing price and [$ ] based on First American's August __, 1998 closing price. Based on the exchange ratio in the Bank Merger, which is 4.4653, the market value of the consideration the Bank shareholders will receive in the Bank Merger for each share of Bank Common Stock would be [$_____] based on First American's [_____] closing price and [$_______] based on First American's August __, 1998 closing price. Of course, the market price of First American Common Stock will fluctuate prior to and after completion of the Mergers, while the exchange ratios are fixed. You should obtain current stock price quotations for First American Common Stock.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE ___)

We have each made forward-looking statements in this document (and in documents to which we refer you in this document) that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of First American's operations or performance after the Mergers. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of First American after the Mergers and could cause those results or performance to differ materially from those expressed in our forward-looking statements. These possible events or factors include the following:

1.   legal and regulatory risks and uncertainties;

2. economic, political and competitive forces affecting our businesses, markets, constituencies or securities;

3. the risk that our analyses of these risks and forces could be incorrect, or that the strategies we've developed to deal with them may not succeed.

                      COMPARATIVE UNAUDITED PER SHARE DATA

     The following table shows information about our companies' income per share, dividends per share and book value per share, and similar information reflecting the Mergers and First American's acquisitions of Peoples Bank ("PEOPLES"), The Middle Tennessee Bank ("MTB") and Pioneer Bancshares, Inc. ("PIONEER") (collectively, the "PROPOSED TRANSACTIONS") (which is referred to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed the Proposed Transactions were completed at the beginning of those periods.

     In connection with the Mergers, First American will exchange 9.7071 shares of First American Common Stock for each of the 84,947 outstanding shares of CSB Common Stock and 4.4653 shares of First American Common Stock for each of the 6,868 outstanding shares of Bank Common Stock not owned by CSB. In connection with its acquisition of MTB, First American will exchange 7.768 shares of First American Common Stock for each of the 150,000 outstanding shares of common stock of MTB ("MTB COMMON STOCK"). In connection with its acquisition of Peoples, First American will exchange 3.70 shares of First American Common Stock for each of the 250,000 outstanding shares of common stock of Peoples ("PEOPLES COMMON STOCK"). In connection with its acquisition of Pioneer, First American will exchange 1.65 shares of First American Common Stock for each of the 3,735,848 outstanding shares of Pioneer ("PIONEER COMMON STOCK").

     In presenting the comparative pro forma information, we also assumed that we will treat the companies as if they had always been combined for accounting and financial reporting purposes (a method which is referred to as the "pooling of interests" method of accounting).

     The information listed as "equivalent pro forma" was obtained by multiplying the pro forma amounts by the exchange ratio of 9.7071 (with respect to CSB) and by the exchange ratio of 4.4653 (with respect to Bank). It is intended to reflect the fact that CSB shareholders and Bank Shareholders will be receiving more than one share of First American Common Stock for each share of CSB Common Stock or Bank Common Stock exchanged in the Mergers.

     We expect that we will incur restructuring and merger-related expenses as a result of the Proposed Transactions. We also anticipate that the Proposed Transactions will provide financial benefits such as reduced operating expenses and the opportunity to earn more revenue at branch locations. However, none of these anticipated expenses or benefits has been factored into the pro forma information. For that reason, the pro forma information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, doesn't attempt to predict or suggest future results. Also, the information we've set forth for the six-month period ended June 30, 1998 doesn't indicate what the results will be for the full 1998 fiscal year.

     The information in the following table is based on the historical financial information of First American that has been presented in its prior Securities and Exchange Commission filings, the historical financial information of CSB and Bank that is included at the back of this Prospectus/Proxy Statement and the historical financial information of Peoples, MTB and Pioneer. First American's financial information has been incorporated into this Prospectus/Proxy Statement by reference. See "ADDITIONAL INFORMATION--Where You Can Find More Information" on page [_________________]

                                                                   AT OR FOR THE    AT OR FOR THE YEARS ENDED
                                                                     SIX MONTHS          DECEMBER 31
                                                                        ENDED     ----------------------------
                                                                   JUNE 30, 1998  1997(a)   1996(a)    1995(a)
                                                                   ------------- --------- ---------  ---------
                                                                                      (unaudited)
FIRST AMERICAN COMMON STOCK
Income from continuing operations per common share:
          Basic:
               Historical                                              $  0.77    $  2.23     $ 1.96     $ 1.73
               Equivalent Pro Forma - CSB(c)                              0.77       2.22       1.96       1.73
               Equivalent Pro Forma - Proposed Transactions (b)           0.78       2.19       1.93       1.70
          Diluted:
               Historical                                              $  0.75    $  2.18     $ 1.93     $ 1.70
               Equivalent Pro Forma - CSB(c)                              0.76       2.18       1.93       1.70
               Equivalent Pro Forma - Proposed Transactions (b)           0.77       2.15       1.91       1.67
Cash dividends declared per common share:
               Historical                                              $  0.34    $  0.73     $ 0.61     $ 0.51
               Equivalent Pro Forma - CSB(c)                              0.33       0.72       0.60       0.51
               Equivalent Pro Forma - Proposed Transactions (b)           0.33       0.71       0.60       0.51
Book value per common share as of end of period:
               Historical                                              $ 14.59    $ 14.56
               Equivalent Pro Forma - CSB(c)                             14.58      14.55
               Equivalent Pro Forma - Proposed Transactions (b)          14.73      14.77



                                                                   AT OR FOR THE    AT OR FOR THE YEARS ENDED
                                                                   SIX MONTHS              DECEMBER 31
                                                                      ENDED      --------------------------------
                                                                  JUNE 30, 1998    1997        1996       1995
                                                                  -------------  ---------   ---------  ---------
                                                                                      (unaudited)
CSB COMMON STOCK
Income from continuing operations per common share:
         Basic:
               Historical                                          $     10.59    $   19.31   $  17.75   $  14.09
               Equivalent Pro Forma - CSB(c)                              7.47        21.54      19.03      16.79
               Equivalent Pro Forma - Proposed Transactions (c)           7.57        21.26      18.73      16.50
         Diluted:
               Historical                                          $     10.41    $   19.12   $  17.69   $  14.09
               Equivalent Pro Forma - CSB(c)                              7.38        21.16      18.73      16.50
               Equivalent Pro Forma - Proposed Transactions (c)           7.47        20.87      18.54      16.21
Cash dividends declared per common share:
               Historical                                          $         -    $       -   $      -   $      -
               Equivalent Pro Forma - CSB(c)                              3.20         6.99       5.82       4.95
               Equivalent Pro Forma - Proposed Transactions (c)           3.20         6.89       5.82       4.95
Book value per common share as of end of period:
               Historical                                          $    129.33    $  119.38
               Equivalent Pro Forma - CSB(c)                            141.53       141.24
               Equivalent Pro Forma - Proposed Transactions (c)         142.99       143.37

(a) Historical data has been restated to reflect the acquisition of Deposit Guaranty Corp. effective May 1, 1998 accounted for using the "pooling of interests" method of accounting.

(b) First American will account for each of the proposed transactions using the "pooling of interests" method of accounting.

(c) CSB equivalent pro forma amounts are computed by multiplying the First American pro forma combined amounts by the exchange ratio of 9.7071.

                                                       AT OR FOR THE     AT OR FOR THE YEARS ENDED
                                                        SIX MONTHS              DECEMBER 31
                                                           ENDED      -------------------------------
                                                       JUNE 30, 1998    1997       1996       1995
                                                       -------------  ---------  ---------  ---------
BANK COMMON STOCK(b)
Income from continuing operations per common share
    Basic:
        Historical Bank                                    $ 5.51     $ 9.58      $ 8.64    $ 6.92
        Equivalent Pro Forma - Bank(a)                       3.44       9.91        8.75      7.73
        Equivalent Pro Forma - Proposed Transactions (a)     3.48       9.78        8.62      7.59
    Diluted:
        Historical Bank                                    $ 5.51     $ 9.58      $ 8.64    $ 6.92
        Equivalent Pro Forma - Bank(a)                       3.39       9.73        8.62      7.59
        Equivalent Pro Forma - Proposed Transactions (a)     3.44       9.60        8.53      7.46
Cash dividends declared per common share:
        Historical Bank                                    $ 1.00     $ 2.00      $ 2.00    $ 2.00
        Equivalent Pro Forma - Bank(a)                       1.47       3.22        2.68      2.28
        Equivalent Pro Forma - Proposed Transactions (a)     1.47       3.17        2.68      2.28
Book value per common share as of end of period:
        Historical Bank                                    $59.95     $55.75
        Equivalent Pro Forma - Bank(a)                      65.10      65.01
        Equivalent Pro Forma - Proposed Transactions (a)    65.77      65.95

(a) Bank equivalent pro forma amounts are computed by multiplying the First American pro forma combined amounts by the exchange ratio of 4.4653.

(b)  Computations assume the exchange of all outstanding shares of the bank.

                            SELECTED FINANCIAL DATA

     The following tables show summarized unaudited historical financial data for First American, CSB and Bank. The information we've set forth for the six-month period ended June 30, 1998 doesn't indicate what the results will be for the full 1998 fiscal year.

     The information in the following tables is based on the historical financial information of First American that has been presented in its prior filings with the Securities and Exchange Commission and the historical financial information of CSB and Bank that is attached at the back of this Prospectus/Proxy Statement. All of the summary financial information provided in the following tables should be read in connection with this historical financial information. See "ADDITIONAL INFORMATION--Where You Can Find More Information" on page [_________].

              SELECTED HISTORICAL FINANCIAL DATA OF FIRST AMERICAN


                                                                AS OF OR FOR THE
                                                                SIX MONTHS ENDED
                                                                     JUNE 30
                                                            ---------------------------
                                                                1998         1997(a)
                                                            ------------   ------------

CONDENSED INCOME DATA (THOUSANDS):
   Net interest income                                      $    342,487   $    325,282
   Provision for loan losses                                      11,000          3,750
   Non-interest income                                           228,211        188,506
   Non-interest expense                                          427,186        330,323
   Income tax expense                                             51,408         65,802
                                                            ------------   ------------
   Income before cumulative effect of changes
        in accounting principles, net of tax                      81,104        113,913
                                                            ------------   ------------
   Cumulative effect of changes in accounting
        principles, net of tax                                        --             --
                                                            ------------   ------------
   Net income                                               $     81,104   $    113,913
                                                            ============   ============


END OF PERIOD BALANCE SHEET ITEMS (THOUSANDS):
   Assets                                                   $ 19,059,601   $ 17,088,911
   Loans, net of unearned discount and
      net deferred loan fees                                  11,099,030     11,318,111
   Deposits                                                   13,641,535     14,104,456
   Long-term debt                                                600,125        417,053
   Shareholders' equity                                        1,557,043      1,473,771

PER SHARE DATA:
Income Per Share:
   Basic                                                    $       0.77   $       1.06
   Diluted                                                          0.75           1.04
Cash dividends declared                                             0.45           0.36
Book value, end of period                                          14.59          13.84

SHARES OUTSTANDING (THOUSANDS):
   Basic - Average                                               105,275        107,330
   Diluted - Average                                             107,645        109,642
   End of period                                                 106,732        106,435


                                                                      AS OF AND FOR THE YEAR ENDED DECEMBER 31
                                                 ----------------------------------------------------------------------------------
                                                     1997(a)         1996(a)           1995(a)           1994(a)           1993(a)
CONDENSED INCOME DATA (THOUSANDS)
   Net interest income                           $    662,123    $    593,261      $    539,053      $    477,623      $    458,383
   Provision for loan losses                           12,500           5,340             2,243           (14,669)          (57,405)
   Non-interest income                                395,761         303,749           203,005           181,224           166,617
   Non-interest expense                               669,731         571,663           463,900           419,317           419,794
   Income tax expense                                 137,901         114,825           100,215            89,867            88,650
                                                 ------------    ------------      ------------      ------------      ------------
   Income before cumulative effect of changes
        in accounting principles, net of tax          237,752         205,182           175,700           164,332           173,961
                                                 ------------    ------------      ------------      ------------      ------------
   Cumulative effect of changes in accounting
        principles, net of tax                             --              --                --                --               (84)
                                                 ------------    ------------      ------------      ------------      ------------
   Net income                                    $    237,752    $    205,182      $    175,700      $    164,332      $    173,877
                                                 ============    ============      ============      ============      ============



END OF PERIOD BALANCE SHEET ITEMS (THOUSANDS):
   Assets                                        $ 17,834,436    $ 16,806,010      $ 15,727,890      $ 13,416,988      $ 12,612,944
   Loans, net of unearned discount and
      net deferred loan fees                       11,641,732      10,632,665         9,999,637         8,027,142         7,085,384
   Deposits                                        13,405,457      12,848,368        12,180,187        10,354,439        10,082,265
   Long-term debt                                     596,218         430,562           421,791           271,473            77,053
   Shareholders' equity                             1,543,977       1,449,973         1,334,585         1,111,222         1,019,450

PER SHARE DATA:
Income Per Share:
   Basic                                         $       2.23    $       1.96      $       1.73      $       1.67      $       1.77
   Diluted                                               2.18            1.93              1.70              1.64              1.75
Cash dividends declared                                  0.76            0.61              0.53              0.44              0.53
Book value, end of period                               14.56           13.79             12.78             11.27             10.49

SHARES OUTSTANDING (THOUSANDS):
   Basic - Average                                    106,745         104,533           101,593            98,683            98,011
   Diluted - Average                                  108,950         106,092           103,300           100,180            99,349
   End of period                                      106,032         105,109           104,428            98,583            97,172



(a) Data has been restated to reflect the aquisition of Deposit Guaranty effective May 1, 1998 accounted for using the "pooling of interests" method of accounting.

        SELECTED HISTORICAL FINANCIAL DATA OF CSB FINANCIAL CORPORATION
                                  (UNAUDITED)

                                             As of or for the
                                             six months ended
                                                 June 30,                     As of and for the year ended December 31,
                                            ---------------------   ---------------------------------------------------------
                                               1998        1997         1997       1996        1995        1994        1993
                                            ---------   ---------   ----------  ---------   ---------   ---------   ---------
CONDENSED INCOME DATA (THOUSANDS):
 Net interest income                            3,069       2,715       5,615       5,113       4,364       3,518       3,067
 Provision for loan losses                        162          86         232         222         172         165         270
 Non-interest income                              806         857       1,497       1,127         854         828         954
 Non-interest expense                           2,337       2,197       4,352       3,837       3,248       2,687       2,422
                                            ---------   ---------    --------    --------    --------    --------    --------
 Income before income tax expense
    and minority interest                       1,376       1,289       2,528       2,181       1,798       1,494       1,329
 Income tax expense                               439         410         822         670         616         498         447
                                            ---------    --------    --------    --------    --------    --------    --------
 Income before minority interest                  937         879       1,706       1,511       1,182         996         882
 Minority interest                                 38          34          66          60          49          45          41
                                            ---------    --------    --------    --------    --------    --------    --------
 Net income                                 $     899         845       1,640       1,451       1,133         951         841
                                            =========    ========    ========    ========    ========    ========    ========

END OF PERIOD BALANCE SHEET ITEMS (THOUSANDS):
   Assets                                   $ 144,861     127,663     134,988     115,535     103,372      89,146      76,693
   Loans, net of unearned discount and
      net deferred loan fees                   82,352      69,850      76,600      67,061      53,614      44,554      40,290
   Deposits                                   131,679     116,839     122,878     104,850      94,735      83,145      70,348
   Long-term debt                                  --          --          --          --         585         835       1,085
   Stockholders' equity                        10,993       9,140      10,147       8,296       6,682       4,122       4,288

PER SHARE DATA:
   Income per share
      Basic                                 $   10.59        9.95       19.31       17.75       14.09       11.83       10.47
      Diluted                                   10.41        9.89       19.12       17.69       14.09       11.83       10.47
   Cash dividend declared and paid                 --          --          --          --          --          --          --
   Book value, end of period                   129.33      107.53      119.38       97.60       83.53       51.53       53.60

SHARES OUTSTANDING (THOUSANDS):
   Basic -- average                                85          85          85          82          80          80          80
   Diluted -- average                              86          85          86          82          80          80          80
   End of period                                   85          85          85          82          80          80          80

           SELECTED HISTORICAL FINANCIAL DATA OF CHEATHAM STATE BANK
                                  (UNAUDITED)

                                              As of or for the
                                              six months ended
                                                  June 30,                   As of and for the year ended December 31,
                                            ---------------------    --------------------------------------------------------
                                               1998        1997        1997        1996        1995        1994        1993
                                            ---------    --------    --------    --------    --------    --------    --------
CONDENSED INCOME DATA (THOUSANDS):
   Net interest income                          3,040       2,701       5,583       5,129       4,426       3,564       3,113
   Provision for loan losses                      162          86         232         222         172         165         270
   Non-interest income                            806         857       1,497       1,127         848         871         977
   Non-interest expense                         2,234       2,178       4,313       3,806       3,220       2,781       2,492
                                            ---------    --------    --------    --------    --------    --------    --------
   Income before income tax expense             1,450       1,294       2,535       2,228       1,882       1,489       1,328
   Income tax expense                             469         415         828         689         649         449         400
                                            ---------    --------    --------    --------    --------    --------    --------
   Net income                               $     981         879       1,707       1,539       1,233       1,040         928
                                            =========    ========    ========    ========    ========    ========    ========

END OF PERIOD BALANCE SHEET ITEMS (THOUSANDS):
   Assets                                   $ 144,505     127,475     134,519     115,479     103,316      88,532      76,637
   Loans, net of unearned discount and
      net deferred loan fees                   82,352      69,850      76,600      67,061      53,614      44,554      40,290
   Deposits                                   131,787     116,952     123,006     104,994      94,771      83,165      70,349
   Stockholders' equity                        10,680       9,066       9,932       8,365       7,473       5,085       5,571

PER SHARE DATA:
   Income per share
      Basic                                 $    5.51        4.93        9.58        8.64        6.92        5.84        5.21
      Diluted                                    5.51        4.93        9.58        8.64        6.92        5.84        5.21
   Cash dividend declared and paid               1.00        1.00        2.00        2.00        2.00        2.00        2.10
   Book value, end of period                    59.95       50.89       55.75       46.95       41.95       28.54       31.27

SHARES OUTSTANDING (THOUSANDS):
   Basic -- average                               178         178         178         178         178         178         178
   Diluted -- average                             178         178         178         178         178         178         178
   End of period                                  178         178         178         178         178         178         178

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1998, combines the historical consolidated balance sheet of First American, the historical consolidated balance sheet of CSB, the historical consolidated balance sheet of Peoples, the historical consolidated balance sheet of MTB and the historical consolidated balance sheet of Pioneer as if the Proposed Transactions had been effective on June 30, 1998, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Combined Condensed Financial Information.

     The following Unaudited Pro Forma Combined Condensed Income Statements for the six months ended June 30, 1998 and 1997, and the years ended December 31, 1997, 1996 and 1995, present the combined results of operations of First American, CSB, Peoples, MTB and Pioneer as if the Proposed Transactions had been effective at the beginning of each period presented therein, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Combined Condensed Financial Information.

     The unaudited pro forma combined condensed financial information and accompanying notes reflect the application of the "pooling of interests" method of accounting for the Proposed Transactions. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of First American, CSB, Peoples, MTB and Pioneer are combined and reflected at their historical amounts.

     While no assurance can be given, it is expected that the combined company will achieve significant merger benefits in the form of operating cost savings and revenue enhancements. The pro forma earnings, which do not reflect any direct costs, potential savings, or revenue enhancements expected to result from the consolidation of First American, CSB, Peoples, MTB and Pioneer are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings or revenue enhancements.

     The pro forma condensed financial information does not include the effects prior to the date of acquisition of Hartsville Bancshares, Inc. which was completed on January 1, 1997, the acquisition of Jefferson Guaranty Bancorp which was completed on January 3, 1997, the acquisition of First Capital Bancorp which was completed on March 31, 1997, the acquisition of NBC Financial Corporation which was completed on June 30, 1997, or CitiSave Financial Corporation which was completed on July 31, 1997. These acquisitions are not significant to the historical financial position or results of operations of First American, either individually or in the aggregate.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                                                 At June 30, 1998
                                                           --------------------------------------------------------------
                                                               First                       Pro Forma
(Dollars in thousands)                                       American          CSB        Adjustments            Total
                                                           ------------    ------------  ------------        ------------
Assets
     Cash and due from other banks                         $  1,004,527    $      4,501   $         --       $  1,009,028
     Time deposits with other banks                               4,910              --             --              4,910
     Securities:                                                     --              --             --                 --
       Held to maturity                                         985,792           3,597             --            989,389
       Available for sale                                     4,906,133          48,807             --          4,954,940
                                                           ------------    ------------   ------------       ------------
           Total securities                                   5,891,925          52,404             --          5,944,329
                                                           ------------    ------------   ------------       ------------
     Federal funds sold and securities purchased
       under agreements to resell                               104,250              --             --            104,250
     Trading account securities                                 109,577              --             --            109,577
     Total loans                                             11,111,109          82,431             --         11,193,540
     Unearned discount and net deferred loan fees                12,079              79             --             12,158
                                                           ------------    ------------   ------------       ------------
          Loans, net of unearned discount and net
              deferred loan fees                             11,099,030          82,352             --         11,181,382
     Allowance for loan losses (4)                              180,138           1,060             --            181,198
                                                           ------------    ------------   ------------       ------------
              Total net loans                                10,918,892          81,292             --         11,000,184
     Premises and equipment, net                                340,994           3,280             -- (3)        344,274
     Other assets                                               684,526           3,384            642 (3)        688,552
                                                           ------------    ------------   ------------       ------------
              Total assets                                 $ 19,059,601    $    144,861   $        642       $ 19,205,104
                                                           ------------    ------------   ------------       ------------
Liabilities
     Deposits                                              $ 13,641,535    $    131,679   $         --       $ 13,773,214
     Short-term borrowings                                    2,786,341              --             --          2,786,341
     Long-term debt                                             600,125             630             --            600,755
     Other liabilities                                          474,557           1,559          1,893 (3)        478,009
                                                           ------------    ------------   ------------       ------------
              Total liabilities                              17,502,558         133,868          1,893         17,638,319
                                                           ------------    ------------   ------------       ------------
Shareholders' equity
     Common stock                                               266,829              85          1,883 (2)        268,797
     Additional paid in capital                                 142,586           1,639         (1,883)(2)        142,342
     Retained earnings                                        1,171,319           8,912         (1,251)(3)      1,178,980
     Other                                                      (33,543)             --             --            (33,543)
                                                           ------------    ------------   ------------       ------------
              Realized shareholders' equity                   1,547,191          10,636         (1,251)         1,556,576
     Net unrealized gains on securities
          available for sale, net of tax                          9,852             357             --             10,209
                                                           ------------    ------------   ------------       ------------
              Total shareholders' equity                      1,557,043          10,993         (1,251)         1,566,785
                                                           ------------    ------------   ------------       ------------
              Total liabilities and shareholders' equity   $ 19,059,601    $    144,861   $        642       $ 19,205,104
                                                           ------------    ------------   ------------       ------------
                                                                                 At June 30, 1998
                                                    -----------------------------------------------------------------------------
                                                                                                    Pro Forma
(Dollars in thousands)                                  Peoples          MTB          Pioneer      Adjustments         Combined
                                                    ------------   ------------   ------------    ------------       ------------
Assets
     Cash and due from other banks                  $      5,210   $      9,630   $     59,835    $         --       $  1,083,703
     Time deposits with other banks                           --          1,179            251              --              6,340
     Securities:                                              --             --             --              --                 --
              Held to maturity                                --             --         31,225              --          1,020,614
              Available for sale                          46,832        101,224        177,048              --          5,280,044
                                                    ------------   ------------   ------------    ------------       ------------
                          Total securities                46,832        101,224        208,273              --          6,300,658
                                                    ------------   ------------   ------------    ------------       ------------
     Federal funds sold and securities purchased
       under agreements to resell                          2,400         10,500            175              --            117,325
     Trading account securities                               --             --             --              --            109,577
     Total loans                                          75,259         96,868        701,099              --         12,066,766
     Unearned discount and net deferred loan fees             31             93          1,908              --             14,190
                                                    ------------   ------------   ------------    ------------       ------------
          Loans, net of unearned discount and net
              deferred loan fees                          75,228         96,775        699,191              --         12,052,576
     Allowance for loan losses (4)                           968          1,335          9,142              --            192,643
                                                    ------------   ------------   ------------    ------------       ------------
              Total net loans                             74,260         95,440        690,049              --         11,859,933
     Premises and equipment, net                           4,147          4,603         24,915          (1,294)(3)        376,645
     Other assets                                          2,818          2,751         22,137           4,469 (3)        720,727
                                                    ------------   ------------   ------------    ------------       ------------
              Total assets                          $    135,667   $    225,327   $  1,005,635    $      3,175       $ 20,574,908
                                                    ------------   ------------   ------------    ------------       ------------
Liabilities
     Deposits                                       $    118,019   $    189,523   $    804,214    $         --       $ 14,884,970
     Short-term borrowings                                    --             --         68,591              --          2,854,932
     Long-term debt                                           --          3,188         20,000              --            623,943
     Other liabilities                                       841          2,064          9,714          15,661 (3)        506,289
                                                    ------------   ------------   ------------    ------------       ------------
              Total liabilities                          118,860        194,775        902,519          15,661         18,870,134
                                                    ------------   ------------   ------------    ------------       ------------
Shareholders' equity
     Common stock                                            500          1,500             19          18,598 (2)        289,414
     Additional paid in capital                              500          1,500         64,728         (18,598)(2)        190,472
     Retained earnings                                    15,689         26,800         38,116         (12,486)(3)      1,247,099
     Other                                                    --             --           (683)             --            (34,226)
                                                    ------------   ------------   ------------    ------------       ------------
              Realized shareholders' equity               16,689         29,800        102,180         (12,486)         1,692,759
     Net unrealized gains on securities
          available for sale, net of tax                     118            752            936              --             12,015
                                                    ------------   ------------   ------------    ------------       ------------
              Total shareholders' equity                  16,807         30,552        103,116         (12,486)         1,704,774
                                                    ------------   ------------   ------------    ------------       ------------
              Total liabilities and shareholders'
                equity                              $    135,667   $    225,327   $  1,005,635    $      3,175       $ 20,574,908
                                                    ============   ============   ============    ============       ============

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

     The following unaudited pro forma combined condensed statement of income presents the combined statements of income of First American, Peoples, MTB, Pioneer, and CSB assuming the companies had been combined as of the beginning of the period presented on a "pooling of interests" accounting basis.

                                                                        For the Six Months Ended June 30, 1998
                                                           --------------------------------------------------------------
                                                               First                      Pro Forma
                                                             American         CSB        Adjustments            Total
                                                           ------------    ------------  ------------        ------------
                                                                     (in thousands except per share amounts)

Interest income
   Interest and fees on loans                                $479,844         $4,149          $  --            $483,993
   Interest and dividends on
    securities                                                151,601          1,570             --             153,171
   Other interest income                                        5,029             70             --               5,099
                                                             --------         ------          -----            --------
        Total interest income                                 636,474          5,789             --             642,263
                                                             --------         ------          -----            --------
Interest expense
   Interest on deposits                                       222,923          2,701             --             225,624
   Interest on short-term borrowings                           52,534              2             --              52,536
   Interest on long-term debt                                  18,530             17             --              18,547
                                                             --------         ------          -----            --------
        Total interest expense                                293,987          2,720             --             296,707
Net interest income                                           342,487          3,069             --             345,556
Provision for loan losses                                      11,000            162             --              11,162
                                                             --------         ------          -----            --------
   Net interest income after
        provision for loan losses                             331,487          2,907             --             334,394
                                                             --------         ------          -----            --------
Noninterest income                                            225,068            799             --             225,867
   Net realized gain on sales
        of securities                                           3,143              7             --               3,150
                                                             --------         ------          -----            --------
        Total noninterest income                              228,211            806             --             229,017
                                                             --------         ------          -----            --------
Noninterest expense(6)                                        427,186          2,375             --             429,561
Income from continuing operations
   before income tax expense                                  132,512          1,338             --             133,850
                                                             --------         ------          -----            --------
Income tax expense                                             51,408            439             --              51,847
                                                             --------         ------          -----            --------
Net income                                                   $ 81,104           $899          $  --            $ 82,003
                                                             --------         ------          -----            --------

Net income per common share:
   Basic                                                     $   0.77         $10.59          $  --            $   0.77
   Diluted                                                       0.75          10.41             --                0.76

Weighted-average common shares
 outstanding:
   Basic - Average                                            105,275             85            770             106,130
   Diluted - Average                                          107,645             86            770             108,501



                                                                    For the Six Months Ended June 30, 1998
                                                    -----------------------------------------------------------------------------
                                                                                                  Pro Forma
                                                      Peoples          MTB          Pioneer      Adjustments     Combined
                                                    ------------   ------------   ------------   ------------   ------------
                                                                     (in thousands except per share amounts)

Interest income
   Interest and fees on loans                           $4,010         $4,601        $30,493        $   --         $523,097
   Interest and dividends on
    securities                                           1,333          3,534          5,942            --          163,980
   Other interest income                                    74            286            572            --            6,031
                                                        ------         ------        -------        ------         --------
        Total interest income                            5,417          8,421         37,007            --          693,108
                                                        ------         ------        -------        ------         --------
Interest expense
   Interest on deposits                                  2,443          3,604         14,301            --          245,972
   Interest on short-term borrowing                          2             --          2,305            --           54,843
   Interest on long-term debt                               --             82             --            --           18,629
                                                        ------         ------        -------        ------         --------
        Total interest expense                           2,445          3,686         16,606            --          319,444
Net interest income                                      2,972          4,735         20,401            --          373,664
Provision for loan losses                                   --            145          2,275            --           13,582
                                                        ------         ------        -------        ------         --------
   Net interest income after
        provision for loan losses                        2,972          4,590         18,126            --          360,082
                                                        ------         ------        -------        ------         --------
Noninterest income                                       1,160            635          5,541            --          233,203
   Net realized gain on sales
        of securities                                      169              5              7            --            3,331
                                                        ------         ------        -------        ------         --------
        Total noninterest income                         1,329            640          5,548            --          236,534
                                                        ------         ------        -------        ------         --------
Noninterest expense                                      2,143          3,630         16,934            --          452,268
Income from continuing operations
   before income tax expense                             2,158          1,600          6,740            --          144,348
                                                        ------         ------        -------        ------         --------
Income tax expense                                         637            544          1,809            --           54,837
                                                        ------         ------        -------        ------         --------
Net income                                              $1,521         $1,056        $ 4,931        $   --         $ 89,511
                                                        ------         ------        -------        ------         --------

Net income per common share:
   Basic                                                $ 6.08         $ 7.04        $  1.32        $   --         $   0.78
   Diluted                                                6.08           7.04           1.32            --             0.77

Weighted-average common shares
 outstanding:
   Basic - Average                                         250            150          3,734         4,117          114,381
   Diluted - Average                                       250            150          3,732         4,117          116,750

See accompanying Notes to Unaudited Combined Condensed Pro Forma Combined Condensed Financial Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME



                                                                  For the Six Months Ended June 30, 1997
                                               ------------------------------------------------------------------------------
                                                   First                                        Pro Forma
                                                American(5)                  CSB               Adjustments            Total
                                                -----------                -------             -----------           -------
                                                                       (in thousands except per share amounts)
Interest income
   Interest and fees on loans                     $460,485                 $  3,554               $  --              $464,039
   Interest and dividends on
     securities                                    136,565                    1,462                  --               138,027
   Other interest income                             5,453                       34                  --                 5,487
                                                  --------                 --------               -----              --------
        Total interest income                      602,503                    5,050                  --               607,553
                                                  --------                 --------               -----              --------
Interest expense
   Interest on deposits                            223,604                    2,318                  --               225,922
   Interest on short-term
     borrowings                                     40,563                       10                  --                40,573
   Interest on long-term debt                       13,054                        7                  --                13,061
                                                  --------                 --------               -----              --------
        Total interest expense                     277,221                    2,335                  --               279,556
Net interest income                                325,282                    2,715                  --               327,997
Provision for loan losses                            3,750                       86                  --                 3,836
                                                  --------                 --------               -----              --------
   Net interest income after
        provision for loan losses                  321,532                    2,629                  --               324,161
                                                  --------                 --------               -----              --------
Noninterest income                                 187,114                      846                  --               187,960
   Net realized gain on sales
      of securities                                  1,392                       11                  --                 1,403
                                                  --------                 --------               -----              --------
        Total noninterest income                   188,506                      857                  --               189,363

Noninterest expense (6)                            330,323                    2,231                  --               332,554
                                                  --------                 --------               -----              --------
Income from continuing
   operations before income tax expense            179,715                    1,255                  --               180,970
                                                  --------                 --------               -----              --------
Income tax expense                                  65,802                      410                  --                66,212
                                                  --------                 --------               -----              --------
Net income                                        $113,913                 $    845               $ --              $114,758
                                                  --------                 --------               -----              --------

Net income per common share:
   Basic                                          $   1.06                 $   9.95               $  --              $   1.06
   Diluted                                            1.04                     9.89                  --                  1.04

Weighted-average common shares
   outstanding:
   Basic- Average                                  107,330                       85                 770               108,185
   Diluted - Average                               109,642                       85                 770               110,497






                                                                       For the Six Months Ended June 30, 1997
                                                     -----------------------------------------------------------------------------
                                                                                                           Pro Forma
                                                       Peoples              MTB             Pioneer       Adjustments     Combined
                                                     -----------         ---------         --------       -----------     ---------
                                                                        (in thousands except per share amounts)
Interest income
   Interest and fees on loans                          $  3,932            $  3,951         $ 24,325          $   --   $496,247
   Interest and dividends on
     securities                                           1,293               3,892            7,179              --       150,391
   Other interest income                                     43                  95              349              --         5,974
                                                       --------            --------         --------          ------      --------
        Total interest income                             5,268               7,938           31,853              --       652,612
                                                       --------            --------         --------          ------      --------
Interest expense
   Interest on deposits                                   2,200               3,495           12,781              --       244,398
   Interest on short-term
     borrowings                                               3                  --            1,365              --        41,941
   Interest on long-term debt                                --                  75              341              --        13,477
                                                       --------            --------         --------          ------      --------
        Total interest expense                            2,203               3,570           14,487              --       299,816
Net interest income                                       3,065               4,368           17,366              --       352,796
Provision for loan losses                                    76                 163            1,621              --         5,696
                                                       --------            --------         --------          ------      --------
   Net interest income after
        provision for loan losses                         2,989               4,205           15,745              --       347,100
                                                       --------            --------         --------          ------      --------
Noninterest income                                          777                 496            4,229              --       193,462
   Net realized gain on sales
      of securities                                          20                  26               62              --         1,511
                                                       --------            --------         --------          ------      --------
        Total noninterest income                            797                 522            4,291              --       194,973
Noninterest expense                                       2,068               3,149           13,638              --       351,409
                                                       --------            --------         --------          ------      --------
Income from continuing
   operations before income tax expense                   1,718               1,578            6,398              --       190,664
                                                       --------            --------         --------          ------      --------
Income tax expense                                          484                 610            1,690              --        68,996
                                                       --------            --------         --------          ------      --------
Net income                                             $  1,234            $    968         $  4,708          $   --      $121,668
                                                       --------            --------         --------          ------      --------

Net income per common share:
   Basic                                               $   4.94            $   6.46         $   1.25             $--      $   1.04
   Diluted                                                 4.94                6.46             1.25              --          1.02

Weighted-average common shares
   outstanding:
   Basic- Average                                           250                 150            3,737           4,122       116,444
   Diluted - Average                                        250                 150            3,737           4,122       118,756


See accompanying Notes to Unaudited Combined Condensed Pro Forma Combined Condensed Financial Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                                                                 For the Year Ended December 31, 1997
                                                                   ----------------------------------------------------------------
                                                                    First                                Pro Forma
                                                                   American (5)             CSB          Adjustments       Total
                                                                   ----------           -----------     ------------    -----------
                                                                               (in thousands except per share amounts)
Interest income
   Interest and fees on loans                                      $  949,676            $    7,465       $       --     $  957,141
   Interest and dividends on
     securities                                                       271,441                 3,047               --        274,488
   Other interest income                                               11,014                    60               --         11,074
                                                                   ----------            ----------       ----------     ----------
        Total interest income                                       1,232,131                10,572               --      1,242,703
                                                                   ----------            ----------       ----------     ----------
Interest expense
   Interest on deposits                                               451,980                 4,915               --        456,895
   Interest on short-term
     borrowings                                                        90,067                    22               --         90,089
   Interest on long-term debt                                          27,961                    20               --         27,981
                                                                   ----------            ----------       ----------     ----------
        Total interest expense                                        570,008                 4,957               --        574,965
                                                                   ----------            ----------       ----------     ----------
Net interest income                                                   662,123                 5,615               --        667,738
Provision for loan losses                                              12,500                   232               --         12,732
                                                                   ----------            ----------       ----------     ----------
   Net interest income after provision for loan losses                649,623                 5,383               --        655,006
                                                                   ----------            ----------       ----------     ----------
Noninterest income                                                    391,527                 1,305               --        392,832
   Net realized gain on sales
     of securities                                                      4,234                   192               --          4,426
                                                                   ----------            ----------       ----------     ----------
        Total noninterest income                                      395,761                 1,497               --        397,258
                                                                   ----------            ----------       ----------     ----------
Noninterest expense(6)                                                669,731                 4,418               --        674,149
Income from continuing
   operations before income tax expense                               375,653                 2,462               --        378,115
                                                                   ----------            ----------       ----------     ----------
Income tax expense                                                    137,901                   822               --        138,723
                                                                   ----------            ----------       ----------     ----------
Net income                                                         $  237,752            $    1,640       $       --     $  239,392
                                                                   ----------            ----------       ----------     ----------


Net income per common share:
   Basic                                                           $     2.23            $    19.31       $       --     $     2.22
   Diluted                                                               2.18                 19.12               --           2.18

Weighted-average common shares outstanding:
   Basic - Average                                                    106,745                    85              770        107,600
   Diluted - Average                                                  108,950                    85              770        109,805



                                                                             For the Year Ended December 31, 1997
                                                          --------------------------------------------------------------------------
                                                                                                          Pro Forma
                                                            Peoples           MTB         Pioneer        Adjustments      Combined
                                                          ------------     ----------    ----------      -----------     ----------
                                                                     (in thousands except per share amounts)
Interest income
   Interest and fees on loans                               $    8,194     $    8,467    $   53,107       $       --     $1,026,909
   Interest and dividends on
     securities                                                  2,763          7,539        13,348               --        298,138
   Other interest income                                            --            226           781               --         12,081
                                                            ----------     ----------      ----------     ----------     ----------
        Total interest income                                   10,957         16,232        67,236               --      1,337,128
                                                            ----------     ----------      ----------     ----------     ----------
Interest expense
   Interest on deposits                                          4,634          7,087        26,378               --        494,994
   Interest on short-term
     borrowings                                                     --             --            --               --         90,089
   Interest on long-term debt                                       --            148         3,821               --         31,950
                                                            ----------     ----------    ----------       ----------     ----------
        Total interest expense                                   4,634          7,235        30,199               --        617,033
                                                            ----------     ----------    ----------       ----------     ----------
Net interest income                                              6,323          8,997        37,037               --        720,095
Provision for loan losses                                          284            537         3,609               --         17,162
                                                            ----------     ----------    ----------       ----------     ----------
   Net interest income after provision for loan losses           6,039          8,460        33,428               --        702,933
                                                            ----------     ----------    ----------       ----------     ----------
Noninterest income                                               1,696          1,077         9,578               --        405,183
   Net realized gain on sales
     of securities                                                  52             --           294               --          4,772
                                                            ----------     ----------    ----------       ----------     ----------
        Total noninterest income                                 1,748          1,077         9,872               --        409,955
                                                            ----------     ----------    ----------       ----------     ----------
Noninterest expense                                              4,458          6,481        29,373               --        714,461
Income from continuing
   operations before income tax expense                          3,329          3,056        13,927               --        398,427
                                                            ----------     ----------    ----------       ----------     ----------
Income tax expense                                                 952            998         4,165              --         144,838
                                                            ----------     ----------    ----------       ----------     ----------
Net income                                                  $    2,377     $    2,058    $    9,762       $       --     $  253,589
                                                            ----------     ----------    ----------       ----------     ----------


Net income per common share:
   Basic                                                    $     9.51     $    13.72    $     2.60       $       --     $     2.19
   Diluted                                                        9.51          13.72          2.60                            2.15

Weighted-average common
 shares outstanding:
   Basic - Average                                                 250            150         3,760            4,134        115,894
   Diluted - Average                                               250            150         3,762            4,134        118,101

See accompanying Notes to Unaudited Combined Condensed Pro Forma Combined Condensed Financial Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                            For the Year Ended December 31, 1996
                                     ----------------------------------------------------
                                         First                    Pro Forma
                                     American (5)     CSB        Adjustments     Total
                                     ------------   -------      -----------   ----------
                                             (in thousands except per share amounts)
Interest income
 Interest and fees on loans            $  867,897   $    6,487    $       --   $  874,384
 Interest and dividends on
  securities                              243,853        2,684            --      246,537
 Other interest income                     21,550           74            --       21,624
                                       ----------   ----------    ----------   ----------
     Total interest income              1,133,300        9,245            --    1,142,545
                                       ----------   ----------    ----------   ----------
Interest expense
 Interest on deposits                     434,116        4,084            --      438,200
 Interest on short-term borrowings         76,839           21            --       76,860
 Interest on long-term debt                29,084           27            --       29,111
                                       ----------   ----------    ----------   ----------
     Total interest expense               540,039        4,132            --      544,171
                                       ----------   ----------    ----------   ----------
Net interest income                       593,261        5,113            --      598,374
Provision for loan losses                   5,340          222            --        5,562
                                       ----------   ----------    ----------   ----------
 Net interest income after
  provision for loan losses               587,921        4,891            --      592,812
                                       ----------   ----------    ----------   ----------
Noninterest income                        301,164        1,227            --      302,391
 Net realized gain (loss)
  on sales of securities                    2,585         (100)           --        2,485
                                       ----------   ----------    ----------   ----------
     Total noninterest income             303,749        1,127            --      304,876

Noninterest expense (6)                   571,663        3,897            --      575,560
                                       ----------   ----------    ----------   ----------
Income from continuing operations
 before income tax expense                320,007        2,121            --      322,128
                                       ----------   ----------    ----------   ----------
Income tax expense                        114,825          670            --      115,495
                                       ----------   ----------    ----------   ----------
Net income                             $  205,182   $    1,451    $       --   $  206,633
                                       ----------   ----------    ----------   ----------

Net Income per common share:
 Basic                                 $     1.96   $    17.75    $       --   $     1.96
 Diluted                                     1.93        17.69            --         1.93

Weighted-average common
 shares outstanding:
  Basic - Average                         104,533           82           744      105,359
  Diluted - Average                       106,092           82           744      106,918

                                                 For the Year Ended December 31, 1996
                                       --------------------------------------------------------------
                                                                             Pro Forma
                                        Peoples         MTB       Pioneer    Adjustments    Combined
                                       ---------    ----------   ----------  -----------   ----------
                                               (in thousands except per share amounts)
Interest income
 Interest and fees on loans            $    7,032   $    7,445   $   41,069   $       --   $  929,930
 Interest and dividends on
  securities                                2,402        8,064       15,409           --      272,412
 Other interest income                         --          321          486           --       22,431
                                       ----------   ----------   ----------   ----------   ----------
       Total interest income                9,434       15,830       56,964           --    1,224,773
                                       ----------   ----------   ----------   ----------   ----------
Interest expense
 Interest on deposits                       3,937        7,249       23,670           --      473,056
 Interest on short-term borrowings             --           --        2,585           --       79,445
 Interest on long-term debt                    --          158           --           --       29,269
                                       ----------   ----------   ----------   ----------   ----------
       Total interest expense               3,937        7,407       26,255           --      581,770
                                       ----------   ----------   ----------   ----------   ----------
Net interest income                         5,497        8,423       30,709           --      643,003
Provision for loan losses                     269          323        1,097           --        7,251
                                       ----------   ----------   ----------   ----------   ----------
 Net interest income after
  provision for loan losses                 5,228        8,100       29,612           --      635,752
                                       ----------   ----------   ----------   ----------   ----------
Noninterest income                          1,427        1,044        7,881           --      312,743
 Net realized gain (loss)
  on sales of securities                       56           --          297           --        2,838
                                       ----------   ----------   ----------   ----------   ----------
       Total noninterest income             1,483        1,044        8,178           --      315,581
Noninterest expense                         3,784        5,906       25,739           --      610,989
                                       ----------   ----------   ----------   ----------   ----------
Income from continuing
 operations before income
 tax expense                                2,927        3,238       12,051           --      340,344
                                       ----------   ----------   ----------   ----------   ----------
Income tax expense                            805        1,160        3,054           --      120,514
                                       ----------   ----------   ----------   ----------   ----------
Net income                             $    2,122   $    2,078   $    8,997   $       --   $  219,830
                                       ----------   ----------   ----------   ----------   ----------

Net Income per common share:
  Basic                                $     8.49   $    13.85   $     2.39   $       --   $     1.93
  Diluted                                    8.49        13.85         2.39           --         1.91

Weighted-average common
 shares outstanding:
  Basic - Average                             250          150        3,760        4,091      113,610
  Diluted - Average                           250          150        3,760        4,091      115,169

See accompanying Notes to Unaudited Combined Condensed Pro Forma Combined Condensed Financial Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME


                                                For the Year Ended December 31, 1995
                                      ---------------------------------------------------
                                       First                       Pro Forma
                                      American (5)      CSB       Adjustments     Total
                                      ---------     ----------   ------------- ----------
                                           (in thousands except per share amounts)
Interest income
   Interest and fees on loans          $  754,662   $    5,505    $       --   $  760,167
   Interest and dividends on
    securities                            250,437        2,498            --      252,935
   Other interest income                   14,775           57            --       14,832
                                       ----------   ----------    ----------   ----------
        Total interest income           1,019,874        8,060            --    1,027,934
                                       ----------   ----------    ----------   ----------
Interest expense
   Interest on deposits                   382,307        3,617            --      385,924
   Interest on short-term borrowings       78,543           15            --       78,558
   Interest on long-term debt              19,971           64            --       20,035
                                       ----------   ----------    ----------   ----------
        Total interest expense            480,821        3,696            --      484,517
                                       ----------   ----------    ----------   ----------
Net interest income                       539,053        4,364            --      543,417
Provision for loan losses                   2,243          172            --        2,415
                                       ----------   ----------    ----------   ----------
   Net interest income after
        provision for loan losses         536,810        4,192            --      541,002
                                       ----------   ----------    ----------   ----------
Noninterest income                        201,349        1,083            --      202,432
   Net realized gain (loss) on
        sales of securities                 1,656         (229)           --        1,427
                                       ----------   ----------    ----------   ----------
        Total noninterest income          203,005          854            --      203,859
                                       ----------   ----------    ----------   ----------
Noninterest expense(6)                    463,900        3,297            --      467,197
Income from continuing operations
   before income tax expense              275,915        1,749            --      277,664
                                       ----------   ----------    ----------   ----------
Income tax expense                        100,215          616            --      100,831
                                       ----------   ----------    ----------   ----------
Net income                             $  175,700   $    1,133    $       --   $  176,833
                                       ----------   ----------    ----------   ----------

Net income per common share:
   Basic                               $     1.73   $    14.09    $       --   $     1.73
   Diluted                                   1.70        14.09            --         1.70

Weighted-average common shares
 outstanding:
   Basic - Average                        101,593           80           727      102,400
   Diluted - Average                      103,300           80           727      104,107

                                                   For the Year Ended December 31, 1995
                                        --------------------------------------------------------------
                                                                                Pro Forma
                                          Peoples        MTB       Pioneer     Adjustments   Combined
                                        ----------   ----------   ----------  ------------- ----------
                                              (in thousands except per share amounts)
Interest income
   Interest and fees on loans           $    5,708   $    7,224   $   31,572   $       --   $  804,671
   Interest and dividends on
    securities                               2,223        8,091       15,941           --      279,190
   Other interest income                        --          401        1,460           --       16,693
                                        ----------   ----------   ----------   ----------   ----------
        Total interest income                7,931       15,716       48,973           --    1,100,554
                                        ----------   ----------   ----------   ----------   ----------
Interest expense
   Interest on deposits                      3,422        7,006       21,233           --      417,585
   Interest on short-term borrowings            --           --        1,749           --       80,307
   Interest on long-term debt                   --          164           --           --       20,199
                                        ----------   ----------   ----------   ----------   ----------
        Total interest expense               3,422        7,170       22,982           --      518,091
                                        ----------   ----------   ----------   ----------   ----------
Net interest income                          4,509        8,546       25,991           --      582,463
Provision for loan losses                       25          170          619           --        3,229
                                        ----------   ----------   ----------   ----------   ----------
   Net interest income after
        provision for loan losses            4,484        8,376       25,372           --      579,234
                                        ----------   ----------   ----------   ----------   ----------
Noninterest income                           1,046          943        6,771           --      211,192
   Net realized gain (loss) on
        sales of securities                     40           --          211           --        1,678
                                        ----------   ----------   ----------   ----------   ----------
        Total noninterest income             1,086          943        6,982           --      212,870
                                        ----------   ----------   ----------   ----------   ----------
Noninterest expense                          3,236        5,353       22,848           --      498,634
Income from continuing operations
   before income tax expense                 2,334        3,966        9,506           --      293,470
                                        ----------   ----------   ----------   ----------   ----------
Income tax expense                             701        1,323        2,424           --      105,279
                                        ----------   ----------   ----------   ----------   ----------
Net income                              $    1,633   $    2,643   $    7,082   $       --   $  188,191
                                        ----------   ----------   ----------   ----------   ----------

Net income per common share:
   Basic                                $     6.53   $    17.62   $     1.89   $       --   $     1.70
   Diluted                                    6.53        17.62         1.89           --         1.67

Weighted-average common shares
 outstanding:
   Basic - Average                             250          150        3,760        4,134      110,694
   Diluted - Average                           250          150        3,760        4,134      112,401


See accompanying Notes to Unaudited Combined Condensed Pro Forma Combined Condensed Financial Statements.

     NOTES TO UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL INFORMATION

(1) The unaudited pro forma information presented herein is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the acquisitions been consummated at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. See "ADDITIONAL INFORMATION -- Cautionary Statement Concerning Forward-Looking Information."

(2) Each of the Proposed Transactions will be accounted for on a pooling of interests accounting basis, and accordingly the related pro forma adjustments herein reflect, where applicable, an exchange ratio of 9.7071 shares of First American Common Stock for each of the 84,947 shares of CSB Common Stock which were outstanding at June 30, 1998, an exchange ratio of
     3.70 shares of First American Common Stock for each the 250,000 shares of common stock of Peoples ("Peoples Common Stock") which were outstanding at June 30, 1998, an exchange ratio of 7.768 shares of First American for each of the 150,000 shares of common stock of MTB ("MTB Common Stock") which were outstanding at June 30, 1998, and an exchange ratio of 1.65 shares of First American Common Stock for each of the 3,735,848 shares of common stock of Pioneer ("Pioneer Common Stock") which were outstanding at June 30, 1998.

     As a result, information was adjusted for the Proposed Transactions by the
     (i) addition of 9,109,000 shares of First American Common Stock amounting to $22,800,000; (ii) elimination of 84,947 shares of CSB Common Stock, 250,000 shares of Peoples Common Stock, 150,000 shares of MTB Common Stock and 3,735,848 shares of Pioneer Common Stock; and (iii) recording the difference of $20,480,000 as a decrease to additional paid-in capital. In addition, 30,708 shares of First American Common Stock will be exchanged for 6,868 shares of Cheatham State Bank that are not owned by CSB.

     As of June 30, 1998, First American, Pioneer and CSB had [__________], [__________] and 7,684 shares of common stock reserved for issuance, primarily for stock option plans, respectively, which are not included in the unaudited pro forma financial information presented herein. MTB, Peoples, and Cheatham State Bank have no shares of common stock reserved for issuance.

(3) In connection with the Proposed Transactions, the companies expect to incur certain restructuring and merger-related costs, including investment banking, legal, accounting, and other related transaction costs and fees. Additionally, the companies expect to incur other restructuring and merger-related costs associated with the integration of the separate companies and institution of efficiencies anticipated as a result of the Proposed Transactions. Based on information currently available, the total amount of restructuring and merger-related charges to be recognized in connection with the Proposed Transactions is estimated to be approximately $13.7 million, after tax. The following is a breakdown of estimated restructuring and merger-related costs by entity:

                                                   PEOPLES    MTB     PIONEER     CSB       TOTAL
                                                   -------  --------  --------  --------  ---------
 Severance                                          $  227    $  295   $ 2,675    $  800    $ 3,997
 Systems conversion                                    227     1,854     2,640       357      5,078
 Investment banker and legal expenses                   --        --     4,850        --      4,850
 Other                                                 999       795     2,393       736      4,923
                                                    ------    ------   -------    ------    -------
 Estimated restructuring and merger-related costs    1,453     2,944    12,558     1,893     18,848
 Income tax effect                                     492       989     2,988       642      5,111
                                                    ------    ------   -------    ------    -------
 Total                                              $  961    $1,955   $ 9,570    $1,251    $13,737
                                                    ------    ------   -------    ------    -------

(4) Certain insignificant reclassifications have been included herein to conform statement presentations. Transactions conducted in the ordinary course of business between First American, CSB, Peoples, MTB and Pioneer are immaterial, and accordingly, have not been eliminated.

(5) On May 1, 1998, Deposit Guaranty Corporation was merged with and into First American. The transaction was accounted for using the pooling of interest method. Historical results of First American have been restated to reflect the impact of the transaction.

(6)  For CSB, amount includes minority interest.

                              THE SPECIAL MEETINGS

                            THE CSB SPECIAL MEETING

GENERAL

     This Prospectus/Proxy Statement is first being mailed to the holders (the "CSB SHAREHOLDERS") of shares of common stock, no par value ("CSB COMMON STOCK"), of CSB Financial Corporation ("CSB") on or about August __, 1998, and is accompanied by the Notice of Special Meeting and a form of proxy that is solicited by the Board of Directors of CSB (the "CSB BOARD") for use at the Special Meeting of CSB Shareholders to be held on September 25, 1998, at 10:30 a.m., local time, in Kingston Springs, Tennessee, and at any adjournments or postponements thereof (the "CSB SPECIAL MEETING"). At the CSB Special Meeting, CSB Shareholders will consider and vote upon a proposal to approve the proposed merger of CSB with and into First American Corporation ("FIRST AMERICAN") and related share exchange (collectively, the "HOLDING COMPANY MERGER") as contemplated in the Agreement and Plan of Reorganization, dated as of June 9, 1998, by and among First American, CSB, First American National Bank and Cheatham State Bank (the "AGREEMENT"). The CSB Shareholders may also be asked to vote upon a proposal to adjourn or postpone the CSB Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Holding Company Merger.

PROXIES

     A CSB Shareholder may use the accompanying proxy if such CSB Shareholder is unable to attend the CSB Special Meeting in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. A shareholder may revoke any proxy given pursuant to this solicitation by delivering to the Secretary of CSB, prior to the taking of the vote at the CSB Special Meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date or by attending the meeting and electing to vote in person; however, attendance at the CSB Special Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of CSB proxies should be addressed to CSB Financial Corporation, Mr. Gary Scott, 104 West Kingston Springs Road, Kingston Springs, Tennessee 37082. For such notice of revocation or later proxy to be valid, however, it must actually be received by CSB prior to the vote of the CSB Shareholders at the CSB Special Meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Holding Company Merger. The CSB Board is unaware of any other matters that may be presented for action at the CSB Special Meeting. If other matters do properly come before the CSB Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted (or not voted) by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval of the Holding Company Merger will be voted in favor of any adjournment or postponement of the CSB Special Meeting for the purpose of soliciting additional proxies to approve the Holding Company Merger.

SOLICITATION OF PROXIES

     The entire cost of soliciting proxies from the CSB Shareholders will be borne by CSB, except that CSB and First American will each bear half of the expenses associated with the printing and mailing of this Prospectus/Proxy statement and the registration statement and all filing fees in connection therewith. In addition to the solicitation of proxies by mail, CSB will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. CSB will reimburse such record holders for their reasonable expenses in so doing. If necessary, CSB may also use several of its regular employees, who will not be specially compensated, to solicit proxies from CSB Shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

     The CSB Board has fixed August 21, 1998 as the record date (the "CSB RECORD DATE") for the determination of the CSB Shareholders entitled to receive notice of and to vote at the CSB Special Meeting. Accordingly, only CSB Shareholders of record at the close of business on the CSB Record Date will be entitled to notice of and to vote at the CSB Special Meeting. At the close of business on the CSB Record Date, there were 84,947 shares of CSB Common Stock entitled to vote at the CSB Special Meeting held by approximately 36 holders of record. The presence, in person or by proxy, of shares of CSB Common Stock representing a majority of the votes entitled to be cast on the Agreement and the transactions contemplated thereby on the CSB Record Date is necessary to constitute a quorum at the CSB Special Meeting. Each share of CSB Common Stock outstanding on the CSB Record Date entitles its holder to one vote as to the approval of the Holding Company Merger and any other proposal that may properly come before the CSB Special Meeting.

     CSB will count shares of CSB Common Stock present in person at the CSB Special Meeting but not voting, and shares of CSB Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the CSB Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. In addition, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("BROKER NON-VOTES"). Under applicable rules of the New York Stock Exchange, Inc. (the "NYSE"), brokers who hold shares of CSB Common Stock in "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the CSB Special Meeting without specific instructions from such customers.

     UNDER THE TENNESSEE BUSINESS CORPORATION ACT (THE "TBCA"), APPROVAL OF THE HOLDING COMPANY MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF ALL VOTES ENTITLED TO BE CAST ON THE HOLDING COMPANY MERGER AT THE CSB SPECIAL MEETING. BECAUSE APPROVAL OF THE HOLDING COMPANY MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF OUTSTANDING SHARES OF CSB COMMON STOCK, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE CSB BOARD URGES CSB SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     As of the CSB Record Date, approximately 45,611 shares of CSB Common Stock, or approximately 53.69% of the shares entitled to vote at the CSB Special Meeting, were beneficially owned by directors and executive officers of CSB. It is currently expected that each such director and executive officer of CSB will vote the shares of CSB Common Stock beneficially owned by him or her for approval of the Holding Company Merger and the transactions contemplated thereby. In addition, as of the CSB Record Date, the banking and trust subsidiaries of First American held no shares of CSB Common Stock, and the bank and trust subsidiaries of CSB held no shares of CSB Common Stock.

     For additional information with respect to beneficial ownership of CSB Common Stock by individuals and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of CSB Common Stock by directors and executive officers of CSB, see "[_________________]."

DISSENTERS' RIGHTS

     Under Chapter 23 of the TBCA, each CSB Shareholder who dissents from the Holding Company Merger has the right to have the fair value of such CSB Shareholder's shares appraised and paid to such CSB Shareholder in cash. See "ADDITIONAL INFORMATION--Dissenters' Appraisal Rights."

RECOMMENDATION OF THE CSB BOARD

     The CSB Board has unanimously approved the Holding Company Merger and the transactions contemplated thereby. The CSB Board believes that the Holding Company Merger is fair to and in the best interests of CSB and the CSB Shareholders and unanimously recommends that the CSB Shareholders vote "FOR" approval of the Holding Company Merger. See "THE MERGERS--Reasons of CSB and Bank for the Mergers."

                            THE BANK SPECIAL MEETING

GENERAL

     This Prospectus/Proxy Statement is first being mailed to the holders (the "BANK SHAREHOLDERS") of shares of common stock, par value $1.00 ("BANK COMMON STOCK"), of Cheatham State Bank ("BANK") on or about August ___, 1998, and is accompanied by the Notice of Special Meeting and a form of proxy that is solicited by the Board of Directors of Bank (the "BANK BOARD") for use at the Special Meeting of Bank Shareholders to be held on September 25, 1998, at 11:30 a.m., local time, in Kingston Springs, Tennessee, and at any adjournments or postponements thereof (the "BANK SPECIAL MEETING"). At the Bank Special Meeting, Bank Shareholders will consider and vote upon a proposal to approve the proposed merger of Bank with and into First American National Bank ("FANB") and related share exchange (collectively, the "BANK MERGER") as contemplated in the Agreement. The Bank Shareholders may also be asked to vote upon a proposal to adjourn or postpone the Bank Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Agreement.

PROXIES

     A Bank Shareholder may use the accompanying proxy if such Bank Shareholder is unable to attend the Bank Special Meeting in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. A shareholder may revoke any proxy given pursuant to this solicitation by delivering to the Secretary of Bank, prior to the taking of the vote at the Bank Special Meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date or by attending the meeting and electing to vote in person; however, attendance at the Bank Special Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of Bank proxies should be addressed to Cheatham State Bank, Mr. Gary Scott, 104 West Kingston Springs Road, Kingston Springs, Tennessee 37082. For such notice of revocation or later proxy to be valid, however, it must actually be received by Bank prior to the vote of the Bank Shareholders at the Bank Special Meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Bank Merger. The Bank Board is unaware of any other matters that may be presented for action at the Bank Special Meeting. If other matters do properly come before the Bank Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted (or not voted) by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval of the Bank Merger will be voted in favor of any adjournment or postponement of the Bank Special Meeting for the purpose of soliciting additional proxies to approve the Bank Merger.

SOLICITATION OF PROXIES

     The entire cost of soliciting proxies from the Bank Shareholders will be borne by Bank, except that Bank and First American will each bear half of the expenses associated with the printing and mailing of this Prospectus/Proxy statement and the registration statement and all filing fees in connection therewith. In addition to the solicitation of proxies by mail, Bank will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Bank will reimburse such record holders for their reasonable expenses in so doing. If necessary, Bank may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Bank Shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

     The Bank Board has fixed August 21, 1998 as the record date (the "BANK RECORD DATE") for the determination of the Bank Shareholders entitled to receive notice of and to vote at the Bank Special Meeting. Accordingly, only Bank Shareholders of record at the close of business on the Bank Record Date will be entitled to notice of and to vote at the Bank Special Meeting. At the close of business on the Bank Record Date, there were 178,154 shares of Bank Common Stock entitled to vote at the Bank Special Meeting held by approximately 52 holders of record. The presence, in person or by proxy, of shares of Bank Common Stock representing a majority of the votes entitled to be cast on the Agreement and the transactions contemplated thereby on the Bank Record Date is necessary to constitute a quorum at the Bank Special Meeting. Each share of Bank Common Stock outstanding on the Bank Record Date entitles its holder to one vote as to the approval of the Bank Merger and any other proposal that may properly come before the Bank Special Meeting.

     Bank will count shares of Bank Common Stock present in person at the Bank Special Meeting but not voting, and shares of Bank Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the Bank Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. In addition, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("BROKER NON-VOTES"). Under applicable rules of the New York Stock Exchange, Inc. (the "NYSE"), brokers who hold shares of Bank Common Stock in "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the Bank Special Meeting without specific instructions from such customers.

     UNDER THE NATIONAL BANK ACT AND TENNESSEE LAW, APPROVAL OF THE BANK MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS (2/3) OF ALL VOTES ENTITLED TO BE CAST ON THE BANK MERGER AT THE BANK SPECIAL MEETING. BECAUSE APPROVAL OF THE BANK MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS (2/3) OF OUTSTANDING SHARES OF BANK COMMON STOCK, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE BANK BOARD URGES BANK SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. CSB OWNS APPROXIMATELY 96% OF THE OUTSTANDING SHARES OF BANK COMMON STOCK AND WILL VOTE ITS SHARES IN FAVOR OF THE BANK MERGER, THUS ASSURING THAT THE BANK MERGER WILL GET THE NEEDED APPROVAL OF THE BANK SHAREHOLDERS.

DISSENTERS' RIGHTS

     Pursuant to 12 U.S.C. Section 215a, each Bank Shareholder who dissents from the Bank Merger has the right to have the fair value of such Bank Shareholder's shares appraised and paid to such Bank Shareholder in cash. See "ADDITIONAL INFORMATION--Dissenters' Appraisal Rights."

RECOMMENDATION OF THE BANK BOARD

     The Bank Board has unanimously approved the Bank Merger and the transactions contemplated thereby. The Bank Board believes that the Bank Merger is fair to and in the best interests of Bank and the Bank Shareholders and unanimously recommends that the Bank Shareholders vote "FOR" approval and adoption of the Bank Merger and the transactions contemplated thereby. See "THE MERGER--Reasons of CSB and Bank for the Mergers."

                                  THE MERGERS

     THE FOLLOWING SUMMARY OF CERTAIN TERMS AND PROVISIONS OF THE AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE, AND, WITH THE EXCEPTION OF CERTAIN EXHIBITS THERETO, IS ATTACHED AS APPENDIX A TO THIS PROSPECTUS/PROXY STATEMENT.

                           DESCRIPTION OF THE MERGERS

     Subject to the terms and conditions of the Agreement, CSB, a Tennessee corporation, will be merged with and into First American, a Tennessee corporation (together with the related share exchange as described below, the "HOLDING COMPANY MERGER"), and Bank, a Tennessee banking corporation, will be merged with and into FANB, a national banking association (together with the related share exchange as described below, the "BANK MERGER" and collectively with the Holding Company Merger, the "MERGERS"). As a result of the proposed merger of CSB and First American, the separate corporate existence of CSB will cease and First American will be the surviving corporation (the "SURVIVING CORPORATION") and will continue to exist as a Tennessee corporation. As a result of the proposed merger of Bank and FANB, the separate legal existence of Bank will cease, and FANB will be the surviving bank (the "SURVIVING BANK") and will continue to exist as a national banking association. Subject to the satisfaction or waiver of certain conditions set forth in the Agreement and described more fully in "--Conditions to the Mergers," the proposed merger of CSB and First American will become effective ("THE CSB EFFECTIVE TIME") upon the filing of articles of merger (the "CSB ARTICLES OF MERGER") in the offices of the Secretary of State of the State of Tennessee in accordance with the TBCA and the proposed merger of Bank and FANB will become effective upon the filing of the Articles of Merger ("BANK ARTICLES OF MERGER") in the offices of the Office of the Comptroller of the Currency (the "COMPTROLLER") in accordance with the National Bank Act (the "BANK EFFECTIVE TIME").

     At and after the CSB Effective Time, the proposed merger of CSB and First American will have the effects set forth in Section 48-21-108 of the TBCA, and the charter and bylaws of the Surviving Corporation at the CSB Effective Time shall be the charter and bylaws of First American in effect immediately prior to the CSB Effective Time. At and after the Bank Effective Time, the proposed merger of Bank and FANB will have the effect set forth in Section 215a of the National Bank Act, and the charter and bylaws of the Surviving Bank at the Bank Effective Time shall be the charter and bylaws of FANB in effect immediately prior to the Bank Effective Time.

     The directors of First American immediately following the proposed merger of CSB and First American shall be those directors of First American immediately prior to the proposed merger of CSB and First American without change. The directors of FANB immediately following the proposed merger of Bank and FANB shall be those directors of FANB immediately prior to the proposed merger of Bank and FANB without change.

     At the CSB Effective Time, automatically by virtue of the proposed merger of CSB and First American and without any action on the part of any party or CSB Shareholder, each share of CSB Common Stock (excluding shares of CSB Common Stock with respect to which dissenters' rights have been properly demanded in accordance with Chapter 23 of the TBCA ("CSB DISSENTING SHARES"), or held by CSB or any of its subsidiaries or by First American or any of its subsidiaries, in each case, other than Trust Account Shares (as defined herein) or shares held in respect of a debt previously contracted) issued and outstanding immediately prior to the Effective Time will become and be converted into the right to receive 9.7071 (the "CSB EXCHANGE RATIO") shares of common stock, par value $2.50 per share of First American ("FIRST AMERICAN COMMON STOCK") (which CSB Exchange Ratio is subject to potential adjustment as described under "--Termination of the Agreement"), together with those corresponding number of rights associated with the First American Common Stock pursuant to the Rights Agreement, dated as of December 14, 1988, between First American Corporation and First American Trust Company, N.A. (the "FIRST AMERICAN RIGHTS AGREEMENT") and cash in lieu of any fractional share (the "HOLDING COMPANY MERGER CONSIDERATION"). If, before the CSB Effective Time, the shares of First American Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares through a reorganization (but not a merger where First American is the surviving corporation), reclassification, stock dividend, stock split, reverse stock split or other similar change, the CSB Exchange Ratio will be adjusted accordingly.

     As of the CSB Effective Time, by virtue of the Holding Company Merger and without any action on the part of the holder of any shares of CSB Common Stock, each option to purchase a share of CSB Common Stock issued and outstanding immediately prior to the CSB Effective Time shall be converted into and exchangeable for the right to receive the number of shares of First American Common Stock equal to the CSB Exchange Ratio on a pro rata basis.

     Immediately following the Holding Company Merger, the Bank Effective Time will occur, and at that time, each share of Bank Common Stock (excluding shares held by CSB, which shall be canceled, or shares with respect to which dissenters' rights have been properly demanded in accordance with 12 U.S.C.
Section 215a ("BANK DISSENTING SHARES")) issued and outstanding immediately prior to the Bank Merger will become and be converted into the right to receive
4.4653 (the "BANK EXCHANGE RATIO") shares of First American Common Stock (which Bank Exchange Ratio is subject to potential adjustment as described under "--Termination of the Agreement"), together with the corresponding number of rights associated with the First American Common Stock pursuant to the First American Rights Agreement and cash in lieu of any fractional share (the "BANK MERGER CONSIDERATION"). If, before the Bank Effective Time, the shares of First American Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares through a reorganization (but not a merger where First American is the surviving corporation), reclassification, stock dividend, stock split, reverse stock split or other similar change, the Bank Exchange Ratio will be adjusted accordingly.

     It is expected that the market price of First American Common Stock will fluctuate between the date of this Prospectus/Proxy Statement and the date on which the Mergers are consummated and thereafter. Because the CSB Exchange Ratio and the Bank Conversion Ratio are fixed (subject to possible adjustment in the circumstances described under "--Termination of the Agreement") and because the market price of First American Common Stock is subject to fluctuation, the value of the shares of First American Common Stock that holders of CSB Common Stock and Bank Common Stock will receive in the Mergers may increase or decrease prior to the Mergers. For further information concerning the historical market prices of First American Common Stock, CSB Common Stock and Bank Common Stock, see "INFORMATION ABOUT OUR COMPANIES--Price Range of Common Stock and Dividends--Market Prices." No assurance can be given concerning the market price of First American Common Stock before or after the Effective Time. Under certain circumstances and depending in part upon the price of First American Common Stock during a specified period prior to approval of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") of the Mergers, CSB may elect to terminate the Agreement, subject to First American's right to elect to increase the CSB Exchange Ratio and the Bank Conversion Ratio pursuant to the provisions of the Agreement. See "--Termination of the Agreement."

     As of the CSB Effective Time and the Bank Effective Time, respectively, by virtue of the Holding Company Merger and without any action on the part of the CSB Shareholders or the Bank Shareholders, all shares of CSB Common Stock and Bank Common Stock that are owned by CSB or its subsidiaries or by First American or any subsidiary of First American (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties (any such shares, "TRUST ACCOUNT SHARES")) shall be canceled and retired and shall cease to exist and no stock of First American or other consideration shall be delivered in exchange therefor. All shares of First American Common Stock that are owned by CSB or Bank (other than Trust Account Shares) shall become authorized but unissued stock of First American, and all other shares of First American Common Stock outstanding as of the Effective Time will remain outstanding. Further, CSB Dissenting Shares will not be converted into the right to receive, or be exchangeable for, First American Common Stock; instead, the holders of CSB Dissenting Shares will be entitled to payment of the appraised value of the Dissenting Shares if they deliver a written demand therefor to CSB in accordance with Chapter 23 of the TBCA. Notwithstanding the foregoing: (a) if any holder of CSB Dissenting Shares subsequently delivers a written withdrawal of such holder's demand for appraisal thereof, or (b) if any such holder fails to establish such holder's entitlement to dissenters' rights under Chapter 23 of the TBCA, or (c) if no holder of CSB Dissenting Shares has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Chapter 23 of the TBCA, such holder or holders will forfeit the right to appraisal and such shares will be deemed to have been converted into the right to receive, and to have become exchangeable for, First American Common Stock. Likewise, Bank Dissenting Shares will not be converted into the right to receive, or be changeable for, First American Common Stock; instead, the holder of Bank Dissenting Shares will be entitled to the appraised value of the Bank Dissenting Shares in accordance with 12 U.S.C. Section 215a. See "ADDITIONAL INFORMATION--Dissenters' Appraisal Rights."

                           BACKGROUND OF THE MERGERS

     During the early part of 1998, the CSB Board and Bank Board (the "BOARDS") began exploring the possibility of selling CSB and Bank as a result of the tremendous market premiums that recently have been offered for community banks and in the spirit of constantly trying to maximize the value of CSB and Bank for their respective shareholders. CSB and Bank retained special counsel to assist in the exploration of strategic alternatives available to CSB and Bank. The Boards concluded that a sale of CSB and the Bank would maximize shareholder value and instructed special counsel to formulate a marketing process that would result in the sale of CSB and Bank. Prior to finally adopting a formal marketing process, CSB received an indication from First American that First American would be willing to make a very attractive offer for CSB and Bank. By letter dated May 15, 1998, First American made a preliminary offer to CSB and Bank. That offer was reviewed in detail by the Boards of CSB and Bank and senior management and special counsel were instructed by the Boards to meet with First American and negotiate the offer. On May 23, 1998, the parties met to further discuss and negotiate the offer. Following those negotiations, a revised offer from First American was delivered to CSB and Bank that formed the basis for each Board's approval of the Mergers on or about June 2, 1998.

     Independent community banks are operating in increasingly more competitive environments in recent years. Institutions like CSB and Bank face increasing competition from the metropolitan and larger regional banks as well as from many nonbanking organizations seeking to capture the traditional customer base of community financial institutions. Because these competitive issues raise concerns about future management and financial and technological resources to effectively compete, community institutions like CSB and Bank often consider acquisition by or merger with larger institutions such as First American as a means to most effectively maximize shareholder value to continue to provide quality community banking service in its market. That was the decision ultimately reached by management of CSB and Bank in approving the Mergers.

                    REASONS OF CSB AND BANK FOR THE MERGERS

     In reaching its determination to approve and adopt the Agreement, the CSB Board and Bank Board consulted with CSB's and Bank's management, respectively, and their financial and legal advisors, and considered a number of factors. The following include all of the material factors considered thereby:

     a. Each Board's familiarity with and review of First American's business, operations, earnings and financial condition and future capital requirements;

     b. Each Board's belief that the financial terms of the Agreement are attractive based on the recent earnings performance of First American and that the Agreement allows the shareholders to become shareholders in an institution whose stock is traded on the New York Stock Exchange;

     c. First American's wide range of banking products and services and its dividend payout history;

     d. Each Board's belief, based upon the analysis of the anticipated financial effects of the merger, that upon consummation of the Mergers, CSB and its banking subsidiaries would be well-capitalized institutions, the financial positions of which will be in excess of all applicable regulatory requirements;

     e. The current and prospective economic and regulatory environment and competitive constraints facing the banking industry and financial institutions in CSB's and Bank's market areas;

     f. Each Board's belief that in light of the reasons discussed above, First American was an attractive choice as a long-term affiliation partner of CSB and Bank; and

     g. The expectation that the Mergers would generally be tax-free transactions to CSB, Bank and their respective shareholders.

In reaching their determination to approve and recommend the principal terms of the Agreement, the Boards did not assign relative or specific weights to the foregoing factors and individual directors may have assigned such factors differently.

     THE CSB BOARD AND BANK BOARD BELIEVE THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, CSB AND THE CSB SHAREHOLDERS, AND BANK AND THE BANK SHAREHOLDERS, RESPECTIVELY. THE BOARDS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF EACH OF CSB AND BANK VOTE FOR THE APPROVAL OF THE HOLDING COMPANY MERGER AND THE BANK MERGER, RESPECTIVELY, EACH AS CONTEMPLATED IN THE AGREEMENT.

                 OPINION OF CSB'S AND BANK'S FINANCIAL ADVISOR

     CSB and Bank jointly retained Southard Financial, a Memphis, Tennessee financial valuation consulting firm, to render its opinion as to the fairness from a financial point of view to the holders of CSB Common Stock and Bank Common Stock of the consideration to be paid in the Mergers. In connection with this engagement, Southard evaluated the financial terms of the Mergers, but was not asked to, and did not recommend the exchange ratio formula between First American and CSB and Bank's respective Common Stocks and did not assist in the negotiations of the Mergers. The ratio of exchange formula was determined by First American and CSB and Bank after arm's length negotiations. CSB, Bank and Bank's subsidiaries did not place any limitations on the scope of Southard's investigation or review.

     Southard provided the CSB and Bank Boards with a fairness opinion letter and supporting documentation. That fairness opinion letter and the full text of the opinion letter of Southard, dated June 1, 1998, excluding the attachments thereto, which sets forth certain assumptions made, matters considered and limitations on the review performed is attached as Appendix B and is incorporated herein by reference. The summary of the opinion of Southard set forth in this Prospectus/Proxy Statement is qualified in its entirety by reference to the opinion.

     In arriving at its opinion, Southard conducted interviews with officers of First American, CSB and CSB's subsidiaries and reviewed the documents indicated in the fairness letter. Southard did not independently verify the accuracy and/or the completeness of the financial and other information reviewed in rendering its opinion. Southard did not, and was not requested to, solicit third party indications of interest in acquiring any or all of the assets of CSB or Bank.

     In connection with rendering its opinion, Southard performed a variety of financial analyses which are summarized below. Southard believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. In its analyses, Southard made numerous assumptions, many of which are beyond the control of CSB, Bank, and First

American. Any estimates contained in the analyses prepared by Southard are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard was assigned a greater significance than any other.

     The summary of Southard's analysis set forth below is based on an assumed exchange ratio of First American Common Stock for shares of CSB Common Stock and Bank Common Stock. Under the Agreement, CSB shareholders are to receive
9.7071 shares of First American Common Stock, while Bank shareholders are to receive 4.4653 shares of First American Common Stock. Outstanding options to purchase shares of CSB will be converted to options of First American, with the option exercise price derived by dividing the CSB exercise price by 9.7071.
The analysis below is based upon a price for First American Common Stock of $48.50.

     Based upon the terms of the Mergers, CSB and Bank shareholders will receive about 386% of fully diluted book value at March 31, 1998, 24.6 times reported 1997 diluted earnings, 22.5 times estimated fully diluted 1998 earnings, and 31.5% of Bank assets at March 31, 1998. Based upon the review conducted by Southard, the pricing multiples for the Mergers are at or above the average multiples seen in recent bank acquisitions. Southard's conclusion was that the terms of the proposed Mergers pursuant to the Agreement are fair, from a financial viewpoint, to the shareholders of CSB and Bank.

     In conjunction with the Fairness Opinion, Southard also provided CSB shareholders with the following analyses:

     DIVIDEND YIELD ANALYSIS: In evaluating the impact of the proposed Mergers on the shareholders of CSB and Bank, Southard reviewed the dividend paying histories of CSB and First American. Based upon this review, given the dividend payout at First American, the impact of the Mergers on the dividends received by CSB shareholders will be positive.

     EARNINGS YIELD ANALYSIS: In evaluating the impact of the proposed Mergers on the shareholders of CSB and Bank, Southard determined that, based upon the assumed exchange ratio, the shareholders of CSB and Bank would have seen an increase in their share of earnings during 1997 and a projected increase for 1998.

     BOOK VALUE ANALYSIS: In evaluating the impact of the proposed Mergers on the shareholders of CSB and Bank, Southard determined that the shareholders of CSB and Bank would have seen an increase in the book value of their investment had the Mergers been consummated on December 31, 1997 or March 31, 1998.

     FUNDAMENTAL ANALYSIS: Southard reviewed the financial characteristics of CSB, Bank and First American with respect to profitability, capital ratios, liquidity, asset quality, and other factors. Southard compared CSB, Bank and First American to a universe of publicly traded banks and bank holding companies and to peer groups prepared by the Federal Financial Institutions Examination Council (FFIEC). Southard found that the post-merger combined entity would have capital ratios and profitability ratios near those of the public peer group and the FFIEC peer group.

     LIQUIDITY: Unlike the shares of CSB and Bank, First American shares were traded on the Nasdaq National Market under the ticker symbol "FATN" (and as of the date of this Prospectus/Proxy Statement are traded on the NYSE under the ticker symbol "FAM"). The stock is actively traded, has several institutional holders, and is followed by several investment analysts. Finally, except in the case of certain officers, directors, and significant shareholders of CSB and Bank ("AFFILIATES"), First American shares received will be freely tradable with no restrictions.

     ALTERNATIVES: During 1997, the Boards of CSB and Bank began to consider alternatives relative to the possible sale of CSB and Bank. After deciding to investigate the possible sale of CSB and Bank, outside professionals were engaged to assist in the process. Several potential acquirors were identified and materials were prepared for the marketing of CSB and Bank. However, prior to contacting possible acquirors, First American contacted CSB and Bank and entered into negotiations which ultimately resulted in the proposed Mergers. The pricing offered by First American was higher than initially expected, reflecting the attractiveness of Bank's market to First American. This fact is a key consideration in the fairness opinion

     Southard is a financial valuation consulting firm specializing in the valuation of closely-held companies and financial institutions. Since its founding in 1987, Southard has provided approximately 2,000 valuation opinions for clients in 43 states. Further, Southard provides valuation services for approximately 120 financial institutions annually. For rendering its opinion, Southard received a fee of $15,000 plus reasonable out-of-pocket expenses. Southard has never been engaged previously by CSB, Bank or First American, and neither Southard nor its principals own an interest in the securities of CSB, Bank or First American.

                              THE EFFECTIVE TIMES

     The Holding Company Merger will become effective upon the filing of the CSB Articles of Merger with the Secretary of State of the State of Tennessee or at such time thereafter as is provided in the CSB Articles of Merger, but in any event, CSB and First American intend that the CSB Effective Time shall be 12:01 a.m. of the first calendar day of the month immediately following the month in which the date of the closing of the Mergers occurs (the "CLOSING DATE"). The parties currently anticipate that the Closing Date will occur during the last week of September 1998 and at least two business days after the satisfaction or waiver of the conditions described under "-- Conditions to the Mergers," and that the CSB Effective Time will occur on October 1, 1998.

     At the CSB Effective Time, CSB Shareholders (other than those who perfect dissenters' rights under the TBCA--see "ADDITIONAL INFORMATION--Dissenters' Appraisal Rights") will cease to be, and will have no rights as, CSB Shareholders, other than to receive (i) any dividend or other distribution with respect to CSB Common Stock with a record date occurring prior to the CSB Effective Time which may have been declared or made by CSB on such shares of CSB Common Stock in accordance with the terms of the Agreement on or prior to the CSB Effective Time and which remain unpaid at the CSB Effective Time; and
(ii) the Holding Company Merger Consideration. There will be no transfers on the stock transfer books of the Surviving Corporation of shares of CSB Common Stock which were outstanding immediately prior to the CSB Effective Time. If, after the CSB Effective Time, Certificates (as defined herein) with respect to CSB Common Stock are presented to CSB for any reason, they will be cancelled and exchanged for certificates representing shares of First American Common Stock as provided in the Agreement.

     The Bank Merger will become effective upon the filing of the Bank Articles of Merger with the Tennessee Department of Financial Institutions ("TDFI"), the Secretary of State of the State of Tennessee and the OCC on the date and time agreed to with the OCC, or at such time thereafter as is provided in the Bank Articles of Merger, but in any event, Bank and First American intend that the Bank Effective Time shall occur immediately following the CSB Effective Time.

     At the Bank Effective Time, Bank Shareholders (other than those who perfect dissenters' rights under 12 U.S.C. Section 215a -- see "ADDITIONAL INFORMATION--Dissenters' Appraisal Rights") will cease to be, and will have no rights as, Bank Shareholders, other than to receive (i) any dividend or other distribution with respect to Bank Common Stock with a record date occurring prior to the Bank Effective Time which may have been declared or made by Bank on such shares of Bank Common Stock in accordance with the terms of the Agreement on or prior to the Bank Effective Time and which remain unpaid at the Bank Effective Time; and (ii) the Bank Merger Consideration. There will be no transfers on the stock transfer books of the Surviving Bank of shares of Bank Common Stock which were outstanding immediately prior to the Bank Effective Time. If, after the Bank Effective Time, Certificates (as defined herein) with respect to Bank Common Stock are presented to Bank for any reason, they will be cancelled and exchanged for certificates representing shares of First American Common Stock as provided in the Agreement.

                            EXCHANGE OF CERTIFICATES

     As of the CSB Effective Time, First American will deposit, or will cause to be deposited, with First Chicago Trust Company of New York or its successor (the "EXCHANGE AGENT"), for the benefit of the holders of shares of CSB Common Stock and Bank Common Stock, for exchange in accordance with the Agreement, certificates representing the shares of First American Common Stock (together with any dividends or distributions with respect thereto, the "EXCHANGE FUND"), issuable in connection with each Merger, and cash to be paid in lieu of fractional shares.

     As soon as reasonably practicable after the CSB Effective Time and the Bank Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the CSB Effective Time or the Bank Effective Time represented outstanding shares of CSB Common Stock or Bank Common Stock, respectively (the "CERTIFICATES"), whose shares were converted into shares of First American Common Stock pursuant to the Agreement (as applicable), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as First American and CSB may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of First American Common Stock and cash for fractional shares, if any. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of First American Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of the Agreement (after taking into account all shares of CSB Common Stock or Bank Common Stock then held by such holder), and cash for fractional shares, if any, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of CSB Common Stock which is not registered in the transfer records of the Bank or CSB, a certificate representing the proper number of shares of First American Common Stock may be issued to a transferee if the Certificate representing such CSB Common Stock or Bank Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by the terms of the Agreement, each Certificate shall be deemed at any time after the applicable Effective Time to represent only the right to receive upon such surrender the certificate representing shares of First American Common Stock and cash in lieu of any fractional shares of First American Common Stock as contemplated by the terms of the Agreement.

     No dividends or other distributions declared or made after the CSB Effective Time or Bank Effective Time, as the case may be, with respect to First American Common Stock with a record date after the applicable Effective Time, shall be paid to the holder of any unsurrendered Certificate with respect to the shares of First American Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to the terms of the Agreement until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of First American Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable with respect to a fractional share of First American Common Stock to which such holder is entitled pursuant to the terms of the Agreement and the amount of dividends or other distributions with a record date after the applicable Effective Time theretofore paid with respect to such whole shares of First American Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the applicable Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of First American Common Stock.

     All shares of First American Common Stock issued upon conversion of shares of CSB Common Stock or Bank Common Stock in accordance with the terms of the Agreement (including any cash paid in lieu fractional shares in accordance with the terms of the Agreement) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CSB Common Stock or Bank Common Stock, subject, however, to the Surviving Corporation's or Surviving Bank's (as the case may be) obligation to pay any dividends or make any other distributions with a record date prior to the applicable Effective Time which may have been declared or made by CSB on such shares of CSB Common Stock or Bank on such shares of Bank Common Stock in accordance with the terms of the Agreement on or prior to the applicable Effective Time and which remain unpaid at the applicable Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation or Surviving Bank of the shares of CSB Common Stock or Bank Common Stock which were outstanding immediately prior to the applicable Effective Time. If, after the CSB Effective Time or the Bank Effective Time, as the case may be, Certificates are presented to the Surviving Corporation Surviving Bank for any reason, they shall be canceled and exchanged as provided for in the Agreement.

     No certificates or scrip representing fractional shares of First American Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of First American including without limitation the right to receive dividends. Each holder of CSB Common Stock or Bank Common Stock who would otherwise have been entitled to receive a fraction of a share of First American Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of First American Common Stock multiplied by the market value of one share of First American Common Stock which shall be the closing price of such stock on the NYSE (as reported in The Wall Street Journal, or if not reported thereby, any other authoritative source) on the last trading day preceding the CSB Effective Time or the Bank Effective Time, as the case may be. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of CSB Common Stock or Bank Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of CSB Common Stock or Bank Common Stock subject to and in accordance with the terms of the Agreement.

     Any portion of the Exchange Fund which remains undistributed to the stockholders of CSB or Bank for one year after the applicable Effective Time shall be delivered to First American, upon demand, and any stockholders of CSB or Bank who have not theretofore complied with the above procedures, as set forth in the Agreement, shall thereafter look only to First American for payment of their claim for First American Common Stock, any cash in lieu of fractional shares of First American Common Stock and any dividends or distributions with respect to First American Common Stock.

     Neither First American, FANB, Bank nor CSB shall be liable to any holder of shares of CSB Common Stock, Bank Common Stock or First American Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          CONDUCT OF BUSINESS PRIOR TO THE MERGER AND OTHER COVENANTS

     The Agreement contains negative and affirmative covenants that are customary in transactions of this nature. In addition, the Agreement provides that, except as specifically contemplated or permitted thereby, each of CSB and First American shall, and shall cause each of its respective subsidiaries to, operate its business only in the usual, regular and ordinary course and preserve intact its business organizations and assets and maintain it rights and franchises and take no action which would materially adversely affect the ability of any party to perform its covenants in all material respects to consummate the Mergers or prevent or impede the transactions contemplated by the Agreement from qualifying as a reorganization under Section 368 of the Code or the Merger qualifying as a pooling of interests; provided, however, that the foregoing generally does not prevent First American or any of its subsidiaries from acquiring or disposing of assets or businesses if such action does not adversely affect First American's ability to consummate the Mergers or have a material adverse effect on First American. Further, without the prior written consent of First American, or as otherwise provided in the Agreement, CSB generally may not, and may not permit its subsidiaries to, incur new debt other than in the ordinary course of business; declare or pay any dividends; increase compensation or benefits of employees, officers or directors except as specifically permitted in the Agreement; or take certain other actions, other than in the ordinary course of business or as described in the Agreement, that might impact the financial condition or business of CSB. The Agreement also contains certain other provisions pursuant to which CSB has agreed to take, and to cause its subsidiaries to take, certain actions relating to their lending, environmental and other policies with the purpose of coordinating such policies with those of First American in anticipation of the completion of the transactions contemplated by the Agreement.

     In the Agreement, CSB has agreed that it will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of CSB or any subsidiary, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any competing Transaction (as defined in "--Termination of Agreement" below). CSB will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of CSB or any subsidiary, directly or indirectly, (a) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Competing Transaction; (b) to negotiate any Competing Transaction with any person or entity; or (c) to enter into any agreement, letter of intent or agreement in principle as to any Competing Transaction. CSB will promptly give written notice to First American upon becoming aware of any Competing Transaction.

     In the event this covenant relating to Competing Transactions is breached by CSB or Bank, or any of their directors, officers, employees or agents, and the Agreement is terminated as a result, under certain circumstances CSB may be required to pay to First American liquidated damages of $2,000,000. See "--Termination Fee."

                            CONDITIONS TO THE MERGER

     The obligations of First American and CSB to consummate the Holding Company Merger and of FANB and Bank to consummate the Bank Merger are subject to the satisfaction (or waiver, where legally allowed), at or prior to the CSB Effective Time, of a number of conditions set forth in the Agreement, including: (i) approval of the Holding Company Merger by the affirmative vote of the holders of not less than a majority of CSB Common Stock entitled to vote thereon and with no more than 5% of shares of CSB Common Stock dissenting pursuant to the applicable provisions of the Agreement and the TBCA and approval of the Bank Merger by the affirmative vote of the holders of not less than two-thirds of Bank Common Stock entitled to vote thereon and with no more than 5% of the shares of Bank Common Stock voting against the Bank Merger; (ii) approval for listing on the NYSE of the shares of First American Common Stock to be issued in the Mergers; (iii) the receipt of all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all the foregoing, "CONSENTS") which are necessary for the consummation of the Mergers, other than Consents the failure to obtain which would have no material adverse effect on the consummation of the Mergers or on First American and its subsidiaries, taken as a whole, (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "REQUISITE REGULATORY APPROVALS"); (iv) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; (v) the absence of any order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the Mergers, and the absence of any statute, rule, regulation, order, injunction or decree having been enacted, entered, enforced or deemed applicable to the Mergers that would render consummation of the Mergers illegal; and (vi) the absence of any proceeding initiated by any governmental entity seeking an Injunction.

     The obligations of First American and FANB to effect the Mergers are subject to the satisfaction of the following additional conditions unless waived in writing by First American or FANB: (i) the representations and warranties of CSB and Bank set forth in the Agreement shall be true and correct in all material respects as of the date of the Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; (ii) CSB and Bank shall have performed in all material respects all obligations required to be performed by it under the Agreement at or prior to the Closing Date; (iii) prior to or on the Closing Date, CSB shall have obtained the consent or approval of each person (other than those the failure to obtain which would not have a material adverse effect upon the consummation of the Mergers or on First American or its subsidiaries) whose consent or approval shall be required in order to permit the succession by First American after the Effective Time to any obligation, right or interest of CSB under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents or approvals would not have a material adverse effect on First American and its subsidiaries taken as a whole or upon consummation of the Mergers; (iv) First American also shall have received the opinion of the law firm of Gerrish & McCreary, P.C., counsel to CSB and Bank, dated as of the Closing Date, in form reasonably satisfactory to First American, which shall cover the matters set forth in the Agreement;
(v) there shall have been no material adverse change in the business, financial condition, prospects or results of operations or prospects of CSB or Bank Shareholder from that reflected in the documents provided to First American pursuant to the terms of the Agreement and neither CSB nor any of its subsidiaries shall have suffered any substantial loss or damage to their respective properties, or assets whether or not insured that would materially adversely affect or impair the ability of CSB or its subsidiaries to conduct their business and operations except for such changes permitted by the Agreement; (vi) First

American shall have received written affiliates agreements as provided for in the Agreement; (vii) First American shall have received a letter from Maggart & Associates, P.C., dated as of the Closing Date, in form and substance satisfactory to First American, addressing certain matters regarding the financial statements of CSB set forth in the Agreement; (viii) First American shall have received a certificate of the President and Chief Executive Officer of CSB and the Bank certifying to First American immediately prior to the Effective Time (a) the number of shares of CSB Common Stock and Bank Common Stock issued and outstanding; (b) the number of options for CSB Common Stock outstanding and that no options for Bank Common Stock were outstanding; (c) that no other shares of capital stock or securities convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of CSB or the Bank are outstanding; (d) that there are no other outstanding warrants, calls, subscriptions, rights, commitments, stock appreciation rights, phantom stock or similar rights or any other agreements of any character obligating CSB and the Bank or any subsidiary thereof to issue any shares of capital stock or securities convertible into or evidencing the right to purchase such stock; and
(e) no shares of CSB stock are held by CSB in treasury; and (ix) First American shall have received the opinion of KPMG Peat Marwick LLP to the effect that the Mergers shall be accounted for as "pooling-of-interests."

     The obligations of CSB and the Bank to effect the Mergers is subject to the satisfaction of the following additional conditions unless waived by CSB:
(i) the representations and warranties of First American set forth in the Agreement shall be true and correct in all material respects as of the date of the Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by the Agreement; (ii) First American and FANB shall have performed in all material respects all obligations required to be performed by it under the Agreement at or prior to the Closing Date;
(iii) First American and FANB shall have obtained the consent or approval of each person (other than the governmental entities referred to in the Agreement, whose consent or approval shall be required in connection with the transactions contemplated in the Agreement under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated in the Agreement; (iv) CSB and the Bank shall have received the opinion of the law firm of Gerrish & McCreary, P.C., dated as of the Closing Date, to the effect that the Mergers will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that First American, FANB, CSB and the Bank will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that (a) the shareholders of CSB and the Bank will not recognize any gain or loss to the extent that such shareholders exchange shares of CSB Common Stock or Bank Common Stock solely for shares of First American Common Stock in the Mergers; (b) the basis of the First American Common Stock received by a CSB Shareholder or Bank Shareholder who exchanges CSB Common Stock or Bank Common Stock solely for First American Common Stock will be the same as the basis of the CSB Common Stock surrendered therefor (subject to any adjustments required as a result of the receipt of cash in lieu of fractional shares); (c) the holding period of the First American Common Stock received by a CSB Shareholder or Bank Shareholder receiving First American Common Stock will include the period during which the CSB Common Stock; (d) surrendered in exchange therefor was held (provided that the CSB Common Stock or Bank Common Stock was held as a capital asset at the CSB Effective Time or Bank Effective Time, as applicable); and (e) cash received by a CSB Shareholder or Bank Shareholder in lieu of a fractional First American Common Stock share will be treated as having been received as a distribution in full payment in exchange for such fractional share interest.; (v) CSB shall have received the opinion of Mary Neil Price, Esq., General Counsel to First American, dated as of the Closing Date, in form reasonably satisfactory to CSB, which shall cover the matters set forth in the Agreement; (vi) the Exchange Agent shall acknowledge in writing to CSB and the Bank that it is in receipt of certificates representing the aggregate number of shares of First American Common Stock to be issued to the shareholders of CSB and the Bank pursuant to the Holding Company Merger and the Bank Merger and sufficient cash to pay for fractional shares as provided herein; (vii) there shall have been no material adverse change in the business, financial condition, prospects or results of operations or prospects of First American from that reflected in the SEC filings of First American as were provided to CSB by First American in accordance with the terms of the Agreement and First American or any of its subsidiaries shall not have suffered any substantial loss or damage to their respective properties, or assets whether or not insured that would materially adversely affect or impair the ability of First American or its subsidiaries to conduct their business and operations except for such changes permitted by the Agreement; and (viii) the Board of Directors of CSB and the Bank shall have received the opinion of Southard Financial dated as of the date of the Agreement to the effect that the Holding Company Merger, the Bank Merger and the transactions contemplated by the Agreement are fair to the CSB Shareholders and the Bank Shareholders.

     No assurance can be provided as to if or when the Requisite Regulatory Approvals will be obtained or whether all of the other conditions precedent to the Mergers will be satisfied or, where legally permitted, waived by the party permitted to do so.

                          TERMINATION OF THE AGREEMENT

     The Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of CSB: (a) by mutual consent of First American and CSB; or (b) by either First American or CSB if
(i) the Mergers shall not have been consummated on or before February 15, 1999 (the "TERMINATION DATE"), provided the terminating party shall not have breached in any material respect its obligations under the Agreement in a manner that proximately contributed to the failure to consummate the Holding Company Merger or Bank Merger by such date; (ii) any governmental or regulatory body, the consent of which is a condition to the obligations of First American and CSB to consummate the transactions contemplated by the Agreement, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; or (iii) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Holding Company Merger or Bank Merger and such order, judgment or decree shall have become final and nonappealable.

     The Agreement may be terminated by First American at any time prior to the Effective Time, whether before or after approval by the shareholders of CSB:
(i) if any event shall have occurred as a result of which any condition of First American's and FANB's obligations to effect the Mergers, as set forth in the Agreement is no longer capable of being satisfied; (ii) if there has been a breach by CSB or the Bank of any representation or warranty contained in the Agreement, which would or would be reasonably likely to have a material adverse effect on the assets, liabilities, financial condition, results of operations or prospects of CSB and its subsidiaries, taken as a whole, or there has been a material breach of any of the covenants or agreements set forth in the Agreement on the part of CSB or the Bank, which breach is not curable, or if curable, is not cured within 20 days after written notice of such breach is given by First American to CSB; (iii) if CSB or the Bank (or their Board of Directors) shall have authorized, recommended, proposed or publicly announced its intention to enter into a Competing Transaction (as herein defined) which has not been consented to in writing by First American and FANB; or (iv) if the Board of Directors of CSB or the Bank shall have withdrawn or materially modified its authorization, approval or recommendation to the stockholders of CSB or the Bank with respect to the Holding Company Merger, the Bank Merger or the Agreement or shall have failed to make the favorable recommendation required by the terms of the Agreement.

     The term "COMPETING TRANSACTION" means any of the following involving CSB or the Bank (other than the transactions contemplated by the Agreement): (x) any merger, consolidation, share exchange, business combination, or other similar transaction; (y) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the capital stock or assets of CSB or the Bank in a single transaction or series of transactions to the same person, entity or group; or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     The Agreement may also be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of CSB: (i) if any event shall have occurred as a result of which any one of certain conditions any certain condition of CSB's and the Bank's obligations to effect the Mergers, as set forth in the Agreement is no longer capable of being satisfied; or (ii) if there has been a breach by First American or FANB of any representation or warranty contained in the Agreement which would have or would be reasonably likely to have a material adverse effect on the assets, liabilities, financial condition, results of operations, business or prospects of First American and FANB, taken as a whole, or there has been a material breach of any of the covenants or agreements set forth in the Agreement on the part of First American or FANB, which breach is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by CSB to First American or FANB.

     The Agreement may be terminated by CSB at any time prior to the Effective Time, whether before or after approval by the shareholders of CSB if both of the following conditions are satisfied: (1) the Average Closing Price (as defined below) shall be less than the product of 0.80 and the Starting Price; and (2) (i) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "FIRST AMERICAN RATIO") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from such quotient (such number being referred to herein as the "INDEX RATIO"). If CSB elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give to First American written notice on or before the second trading day after the Determination Date.
During the five-day period commencing on the date of such notice, First American shall have the option of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-ten thousandth), the numerator of which is the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, or (ii) a number equal to a quotient (rounded to the nearest one-ten thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the First American Ratio. If First American makes an election contemplated by either of the two preceding sentences, within such five-day period, it shall give prompt written notice to the CSB of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to the provisions of this paragraph and the Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in the Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to the provisions of this paragraph.

     For purposes of describing this termination right of CSB, the following terms have the meanings indicated:

     "Average Closing Price" means the average of the last reported sale prices per share of First American Common Stock as reported on the NYSE (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on the NYSE ending at the close of trading on the Determination Date.

     "Determination Date" means the date on which the approval of the Federal Reserve Board required for consummation of the Holding Company Merger shall be received by First American, without regard to any requisite waiting periods in respect thereof.

     "Index Group" means the group of each of the 17 bank holding companies listed below, the common stock of all of which shall be publicly traded as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of the consummation of a transaction whereby such company would be acquired or whereby such company would acquire another company or companies in transactions with a value exceeding 25% of the acquirer's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purpose of determining the Index Price. The 17 bank holding companies and the weights attributed to them are as follows:

               BANK HOLDING COMPANY                      WEIGHTING(%)
               --------------------                      ------------
               AmSouth Bancorporation ............           3.4
               BB&T Corporation ..................           9.9
               Commerce Bancshares, Inc. .........           2.0
               Crestar Financial Corporation .....           6.8
               Firstar Corporation ...............           5.6
               First Tennessee National Corp. ....           4.7
               Huntington Bancshares, Inc. .......           6.8
               Hibernia Corporation ..............           3.4
               Marshall & Ilslay Corp. ...........           6.6
               Mercantile Bancorporation, Inc. ...           8.3
               National Commerce Bancorporation ..           2.5
               Old Kent Financial Corp. ..........           4.3
               Regions Financial Corporation .....           9.3
               Southtrust Corp. ..................           7.2
               Star Banc Corporation .............           7.1
               Union Planters Corporation ........           8.1
               Zion's Bancorp ....................           3.9


     "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.

     "Starting Date" means May 23, 1998.

     "Starting Price" shall mean the last reported sale price per share of First American Common Stock on the Starting Date, as reported by the NYSE (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

     If any company belonging to the Index Group or First American declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or First American shall be appropriately adjusted for the purposes of applying the provisions of CSB' termination right as described above.

     Whether a Termination Event will occur will not be known until the Determination Date. If such date were the date of this Prospectus/Proxy Statement, no such right of termination would exist based on the prevailing market price of First American Common Stock and the prevailing Index Price. The CSB Board has made no decision as to whether it would exercise its termination right in the event of a Termination Event and the board of directors of First American (the "FIRST AMERICAN BOARD") has made no decision as to whether it would exercise its correlative right to increase the Exchange Ratio. In the event a Termination Event occurs, each of the First American Board and the CSB Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances as they exist at such time, and would consult with its respective financial advisors and legal counsel. Approval of the Agreement by the CSB Shareholders at the CSB Special Meeting will confer on the CSB Board and the First American Board, respectively, the power, consistent with the fiduciary duties of such Boards of Directors, to elect to consummate the Merger notwithstanding the occurrence of a Termination Event (in the case of the CSB Board) or to elect to increase the Exchange Ratio should CSB exercise its termination right (in the case of the First American Board) without any further action by, or resolicitation of the votes of, CSB Shareholders. The fairness opinion received by CSB is dated as of the date of this Prospectus/Proxy Statement and is based on conditions in effect on the date thereof. Accordingly, the opinion does not address the circumstances that might arise if a Termination Event were to occur. See "--Opinion of CSB' Financial Advisor."

     In the event of termination of the Agreement pursuant to its terms the Agreement will become void and have no effect, except with respect to those provisions of the Agreement which by their terms expressly survive the termination of the Agreement, and except with respect to the provisions of the Agreement relating to publicity, fees and expenses and the parties' rights and obligations upon termination and except that termination will not relieve or release a breaching party from liability or damages for its willful breach of the Agreement.

                                TERMINATION FEE

     In recognition of the fact that First American and FANB have spent, and will be required to spend, substantial time and effort in examining business, properties, affairs, financial condition and prospects of CSB, Bank and Bank's subsidiaries, have incurred, and will continue to incur, substantial fees and expenses in connection with such examination, the preparation of the Agreement and the accomplishment of the transactions contemplated thereunder, and will be unable to evaluate and, possibly, make investments in or acquire other entities due to the limited number of personnel available for such purpose and the constraints of time, the Agreement provides that CSB shall pay to First American a fee in the amount of $2 million (the "FEE"), which amount is inclusive of the First American expenses, not as a penalty but as full and complete liquidated damages: (a) if First American terminates the Agreement:
(i) by reason of the failure of CSB or Bank to meet certain conditions set forth in the Agreement due to CSB's or Bank's knowing and intentional misrepresentation or knowing and intentional breach of warranty or breach of any covenant or agreement, and within twelve (12) months from the date of termination a Competing Transaction is consummated or CSB or Bank shall have directly or indirectly solicited bids for a Competing Transaction or shall have entered into an agreement or an agreement in principle which if consummated would constitute a Competing Transaction; (ii) after the Board of Directors of CSB or Bank shall have withdrawn or materially modified its authorization, approval or recommendation to the shareholders of CSB or the shareholders of Bank, as the case may be, with respect to the applicable Merger or the Agreement or shall have failed to make the favorable recommendation required by the terms of the Agreement; or (iii) because CSB or Bank (or the Board of Directors of either) shall have authorized, recommended, proposed or publicly announced its intention to enter into a Competing Transaction which shall not have been consented in writing by First American or FANB, and within twelve
(12) months from the date of termination a Competing Transaction is consummated or CSB or Bank shall have entered into an agreement which if consummated would constitute a Competing Transaction; or (b) if CSB or Bank terminates the Agreement pursuant to the termination right of either under the Agreement because the Agreement did not receive the requisite vote of CSB Shareholders or Bank Shareholders and within twelve (12) months from the date of termination a Competing Transaction is consummated or CSB shall have entered into an agreement which if consummated would constitute a Competing Transaction. Any Fee required to be paid shall be paid as promptly as practicable, and in no event later than two business days after the date due, and shall be made by wire transfer of immediately available funds to an account designated by First American. In the event that First American is entitled to the Fee, CSB shall also pay to First American interest at the rate of 8% per year on any amounts that are not paid when due, plus all costs and expenses in connection with or arising out of the enforcement of the obligation of CSB to pay the Fee or such interest.

                                    EXPENSES

     Whether or not the Mergers are consummated, all costs and expenses incurred in connection with the Agreement and the transactions contemplated thereby and thereby shall be paid by the party incurring such expense; provided that First American and CSB shall equally share all expenses connected with the printing and mailing of this Prospectus/Proxy Statement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated U.S. federal income tax consequences of the Holding Company Merger to CSB Shareholders who hold CSB Common Stock as a capital asset and of the Bank Merger to Bank Shareholders who hold Bank Common Stock as a capital asset. The summary is based on the Code, Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address U.S. federal income tax considerations applicable to stockholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired CSB Common Stock or Bank Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold CSB Common Stock as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. CSB SHAREHOLDERS AND BANK SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN, AND OTHER TAX LAWS.

     In connection with the filing of the Registration Statement, First
American has received an opinion of KPMG Peat Marwick LLP, as of August 14, 1998, addressing the U.S. federal income tax consequences of the Mergers described below. Such opinion has been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion which are consistent with the expected state of facts existing at the CSB Effective Time and the Bank Effective Time. In rendering this opinion, KPMG Peat Marwick LLP, has required and relied upon representations and covenants, including those contained in certificates of officers of First American, FANB, CSB and Bank.

     The parties' obligations to effect the Mergers are conditioned upon their receipt of an opinion of the law firm of Gerrish & McCreary, P.C., counsel to CSB, in the case of CSB and Bank, and receipt of an opinion of KPMG Peat Marwick LLP, independent auditor for First American, in the case of First American and FANB, each dated as of the Closing Date, to the effect that the Mergers will be treated for federal income tax purposes as reorganizations within the meaning of
Section 368(a) of the Code, and that First American, FANB, CSB and Bank will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In addition, CSB and Bank shall have received an opinion from Gerrish & McCreary, P.C., to the foregoing effect and to the effect that (i) the shareholders of CSB and Bank will not recognize any gain or loss to the extent that such shareholders exchange shares of CSB Common Stock or Bank Common Stock solely for shares of First American Common Stock in the Mergers; (ii) the basis of the First American Common Stock received by a CSB Shareholder or Bank Shareholder who exchanges CSB Common Stock or Bank Common Stock solely for First American Common Stock will be the same as the basis of the CSB Common Stock or Bank Common Stock surrendered therefor (subject to any adjustments required as a result of the receipt of cash in lieu of fractional shares); (iii) the holding period of the First American Common Stock received by a CSB Shareholder or Bank Shareholder receiving First American Common Stock will include the period during which the CSB Common Stock or Bank Common Stock surrendered in exchange therefor was held (provided that the CSB Common Stock or Bank Common Stock was held as a capital asset at the Effective Time); and (iv) cash received by a CSB Shareholder or Bank Shareholder in lieu of a fractional First American Common Stock share will be treated as having been received as a distribution in full payment in exchange for such fractional share interest.

     None of the tax opinions to be delivered to the parties in connection with the Mergers as described herein are binding on the Internal Revenue Service (the "IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the Mergers. Accordingly, there can be no assurance that the IRS will not challenge the conclusions reflected in such opinions or that a court will not sustain such challenge.

     Based upon the current ruling position of the IRS, cash received by a CSB Shareholder or Bank Shareholder in lieu of a fractional share interest in First American Common Stock will be treated as having been received in redemption of such fractional share interest, and a CSB Shareholder or Bank Shareholder should generally recognize capital gain or loss for federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of CSB Common Stock or Bank Common Stock allocable to such fractional share interest. Such gain or loss should be a long-term capital gain or loss if the holding period for such share of CSB Common Stock or Bank Common Stock is greater than one year at the CSB Effective Time or Bank Effective Time. The holding period of a share of First American Common Stock received in the Mergers (including a fractional share interest deemed received and redeemed as described above) will include the holder's holding period in the CSB Common Stock or Bank Common Stock surrendered in exchange therefor.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of CSB's management and the CSB Board, and Bank's management and the Bank Board, may be deemed to have certain interests in the Mergers that are in addition to their interests generally as CSB Shareholders and Bank Shareholders, respectively. The CSB Board and Bank Board were aware of these interests and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

     All of CSB's and Bank's respective directors own shares of CSB Common Stock or Bank Common Stock which will be converted into shares of First American Common Stock through the Agreement on the same terms and conditions as applied to all other shareholders. As of the CSB Record Date, the directors of CSB, certain persons affiliated with them and certain other shareholders, as a group, beneficially held approximately 53.69% of the outstanding shares of CSB Common Stock entitled to vote at the CSB Special Meeting and have indicated their intentions to vote in favor of the Agreement. Similarly, as of the Bank Record Date, the directors of Bank, certain persons affiliated with them and certain other shareholders, as a group, beneficially held approximately 96.15% of the outstanding shares of Bank Common Stock entitled to vote at the Bank Special Meeting and have indicated their intentions to vote in favor of the Agreement.

     In considering the recommendations of the Boards of Directors of CSB and Bank with respect to the Agreement, shareholders should be aware that certain executive officers of CSB and/or Bank may have interests in the Agreement being approved that are in addition to the interests of shareholders generally.
Prior to the consummation of the Mergers, it is expected that Mr. Gary Scott will enter into an employment agreement (the "EMPLOYMENT AGREEMENT") with First American to provide for his continued employment by Bank (or its successor) following the Mergers. The employment contract of Gary Scott provides for the continued employment of Mr. Scott following the transaction. The contract will run until December 31, 2000 unless renewed or terminated and provides for a per annum base salary consistent with Mr. Scott's current salary. The contract also provides standard non-compete provisions for Mr. Scott for 12 months after the end of his employment under terms of the contract within 30 miles of areas in which First American engages in business. In certain circumstances, if Mr. Scott is terminated without cause he will still be entitled to payments under the contract. In addition, he will be entitled to participate in bonus and salary incentive compensation programs or other employee benefits as may be made available to similarly situated managers in the First American system from time to time during employment with First American.

     During the past several years, CSB and the Bank have had transactions in the ordinary course of business with some of their respective directors, executive officers and principal shareholders or their affiliates. Such transactions, including borrowings and loan commitments, are on substantially the same terms, including interest rates and collateral as applicable as those prevailing at the time of the transaction for comparable transactions. In the opinion of the management of CSB and Bank, such transactions did not involve more than a normal risk of collectibility nor did they present significant unfavorable features.

     Change of Control Bonus Agreements. Certain members of CSB's and Bank's management have entered into retention bonus agreements ("RETENTION BONUS AGREEMENTS"). The purpose of these agreements is to ensure that key personnel remain employed with CSB or the Bank up to the time of consummation of an acquisition. The Retention Bonus Agreements provide for cash bonuses if an employee remains employed with CSB or the Bank through the transition process. The aggregate cost of all such retention bonuses is $504,000. The Retention Bonus Agreements include a noncompetition provision that becomes effective if the employee voluntarily terminates employment after receiving a retention bonus. The noncompete provision will be effective for two to six months depending on the size of the retention bonus paid.

     Severance Arrangements. From and after the CSB Effective Time and Bank Effective Time, all CSB and Bank employees who are terminated as the result of the Mergers or within one year of the consummation thereof will be eligible for benefits available under First American's reduction in force policy previously provided to CSB.

     Indemnification; Insurance. The Agreement provides that, from and after the CSB Effective Time, First American shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Agreement or who becomes prior to the CSB Effective Time, an officer, director or employee of CSB or any of its subsidiaries (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments, or amounts that are paid in settlement with the approval of First American (which approval shall not be unreasonably withheld), of or in connection with any claim, action, suit, proceeding or investigation in which an Indemnified Party is, or is threatened to be made a party or witness, based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of CSB or any subsidiary of CSB, whether pertaining to any matter existing or occurring at or prior to the CSB Effective Time and whether asserted or claimed prior to, or at or after, the CSB Effective Time ("INDEMNIFIED LIABILITIES"), in each case to the full extent CSB would have been permitted under Tennessee or federal law in effect as of the date of the Agreement or as amended applicable to a time prior to the CSB Effective Time, and its charter and by-laws or the charter and by-laws of the CSB subsidiary, as applicable, to indemnify such person. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the CSB Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the CSB Effective Time shall be reasonably satisfactory to First American; (ii) after the CSB Effective Time, First American shall pay all reasonable fees and expenses of such counsel and such other fees and expenses as are reasonable for the Indemnified Parties promptly as statements therefor are received; and (iii) after the CSB Effective Time, First American will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that First American shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under these provisions of the Agreement, upon learning of any such claim, action, suit, proceeding or investigation, shall notify First American (but the failure so to notify First American shall not relieve it from any liability which it may have under these provisions of the Agreement except to the extent such failure materially prejudices First American). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     First American has also agreed, from and after the CSB Effective Time and for a period of two years thereafter, to use its best efforts to maintain in effect directors' and officers' liability insurance coverage which is at least as advantageous as to coverage and amounts as maintained by CSB immediately prior to the CSB Effective Time with respect to claims arising from facts or events which occurred before the CSB Effective Time; provided, however, that First American shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 1.5 times premiums paid as of the date hereof by CSB for such insurance. Notwithstanding anything to the contrary contained in the Agreement, First American's agreement set forth above shall be limited to cover claims only to the extent that those claims are not covered under CSB's directors' and officers' insurance policies (or any substitute policies permitted by the terms of the Agreement).

                              ACCOUNTING TREATMENT

     It is intended that the Mergers will each be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP"), and the receipt of a letter from First American's independent accountants to the effect that the Mergers will qualify for such accounting treatment is a condition to First American's obligation to consummate the Mergers.

                               REGULATORY MATTERS

     Federal Reserve Board. The Holding Company Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The BHCA requires the Federal Reserve Board, when approving the merger of two bank holding companies, to take into consideration the financial and managerial resources (including the competence, experience and integrity of officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

     The BHCA prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

     Applicable U.S. federal law provides for the publication of notice and public comment on applications or notices filed with the Federal Reserve Board and authorizes such agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Holding Company Merger.

     The Holding Company Merger generally may not be consummated until 30 days (which may be shortened to 15 days with the consent of the U.S. Department of Justice) following the date of Federal Reserve Board approval, during which time the U.S. Department of Justice may challenge the Holding Company Merger on antitrust grounds. The commencement of an antitrust action by the U.S. Department of Justice, if it occurred, would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically ordered otherwise.

     OCC. The Bank Merger is subject to the prior approval of the OCC under the Bank Merger Act (the "BMA"). The BMA requires the OCC to make the same determinations regarding financial and managerial resources, public convenience and needs, antitrust considerations and satisfaction of community credit needs with respect to the Bank Merger that the Federal Reserve Board is required to make with respect to the Holding Company Merger, as described above. The OCC's regulations also provide public notice and opportunity for comment and to request a hearing. In addition, the Bank Merger may not be consummated until 30 days (which may be shortened to 15 days with consent of the U.S. Department of Justice) following the date of OCC's approval, during which time the U.S. Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action by the U.S., if it occurred, would stay the effectiveness of the OCC's approval unless a court specifically ordered otherwise.

     State Authorities. In connection with the Holding Company Merger and the Bank Merger, a notice filing with the Commissioner of Financial Institutions of the State of Tennessee (the "COMMISSIONER") is required.

     Status of Regulatory Approvals and Other Information. As of the date of this document [TO BE COMPLETED AS APPROPRIATE]. The Agreement provides that the obligation of each of First American, FANB, CSB and the Bank to consummate the Mergers is conditioned upon the receipt of all Requisite Regulatory Approvals. [There can be no assurance that any governmental agency that has not already done so will approve or take any other required action with respect to the Mergers, and, if the remaining Requisite Regulatory Approvals are received or action is taken, there can be no assurance as to the date of such remaining Requisite Regulatory Approvals or action.]

     First American, FANB, CSB and the Bank are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, the parties to the Agreement currently contemplate that such approval of action would be sought.

     See "--The Effective Time," "--Conditions to the Mergers" and "--Termination of the Agreement."

                     RESTRICTIONS ON RESALES BY AFFILIATES

     The shares of First American Common Stock issuable to CSB Shareholders and Bank Shareholders upon consummation of the Mergers have been registered under the Securities Act. Such securities may be traded freely without restriction by those shareholders who are not deemed to be "affiliates" of First American, CSB or Bank, as that term is defined in the rules promulgated under the Securities Act.

     Shares of First American Common Stock received and beneficially owned by those CSB Shareholders or Bank Shareholders who are deemed to be affiliates of CSB or Bank at the time of the CSB Special Meeting or Bank Special Meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted thereunder. Commission guidelines regarding qualifying for the "pooling of interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines also indicate that the "pooling of interests" method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

     CSB has agreed in the Agreement to use its reasonable best efforts to cause each person who is an affiliate (for purposes of Rule 145 under the Securities Act and for purposes of qualifying each of the Mergers for "pooling of interests" accounting treatment) of CSB or Bank to deliver to First American a written agreement, in the form attached to the Agreement, intended to ensure compliance with the Securities Act and to preserve the ability of each of the Mergers to be accounted for as a "pooling-of-interests."

                        INFORMATION ABOUT OUR COMPANIES

                        INFORMATION ABOUT FIRST AMERICAN

GENERAL

     First American was incorporated in Tennessee in 1968 and is registered as a bank holding company under the BHCA. First American owns all of the capital stock of First American National Bank, a national banking association headquartered in Nashville, Tennessee ("FANB"); Deposit Guaranty National Bank, a national banking association headquartered in Jackson, Mississippi ("DGNB"); First American Federal Savings Bank, a federal savings bank headquartered in Roanoke, Virginia; and First American Enterprises, Inc., a Tennessee corporation headquartered in Nashville, Tennessee. First American anticipates that DGNB will be merged into FANB effective September 1, 1998. First American's subsidiary banks engage in lending in the following areas: commercial, consumer (amortizing mortgages and other consumer loans) and real estate (construction, commercial mortgages and other real estate loans).

     FANB owns 98.50% of the issued and outstanding capital stock of IFC Holdings, Inc. (formerly INVEST Financial Corporation), a Delaware corporation headquartered in Tampa, Florida, which is engaged in the distribution of securities, other investment products, and insurance, and 49% of the capital stock of The SSI Group, Inc., a Florida corporation headquartered in Mobile, Alabama, which is engaged in health care claims processing.

     First American coordinates the financial resources of the consolidated enterprise and maintains systems of financial, operational and administrative controls that allow coordination of selected policies and activities. First American derives its income from interest, dividends and management fees received from its subsidiaries.

     As of June 30, 1998, First American had total assets of approximately $19.1 billion, total deposits of approximately $13.6 billion and shareholders' equity of approximately $1.6 billion. The mailing address of the principal executive offices of First American is First American Center, Nashville, Tennessee 37237-0700, and the telephone number is (615) 748-2000.

PENDING ACQUISITIONS

     In addition to the Merger, First American has pending three other proposed acquisitions of financial institutions to be accounted for as pooling-of-interests:

     First American has entered into an Agreement and Plan of Merger dated April 21, 1998 to acquire Peoples Bank, Dickson, Tennessee ("PEOPLES"). As of June 30, 1998, Peoples operated six branches in Dickson and Houston Counties, Tennessee, and had approximately $136 million in assets, $119 million in deposit liabilities and $16.8 million in stockholders' equity. This transaction is expected to be consummated by the beginning of the fourth quarter of 1998.

     First American has entered into a Bank Merger Agreement dated May 26, 1998 to acquire The Middle Tennessee Bank, Columbia, Tennessee ("MTB"). As of June 30, 1998, MTB operated seven branches in Maury County, Tennessee, and had approximately $225 million in assets, $190 million in deposit liabilities and $30 million in stockholders' equity. This transaction is expected to be consummated by the beginning of the fourth quarter of 1998.

     First American has entered into an Agreement and Plan of Merger dated May 28, 1998 to acquire Pioneer Bancshares, Inc ("PIONEER"). As of June 30, 1998, Pioneer operated through its depository institution subsidiaries 34 branches in the Chattanooga, Tennessee metropolitan area and Northern Georgia, and had approximately $1.006 billion in consolidated assets, $804 million in consolidated deposit liabilities and $103 million in stockholders' equity. This transaction is expected to be consummated during the fourth quarter of 1998.

                             INFORMATION ABOUT CSB

     CSB is a one-bank holding company which owns about 96% of the outstanding shares of Bank Common Stock. CSB was incorporated under Tennessee law on August 21, 1986, for the purpose of acquiring the outstanding stock of Bank and for related purposes. CSB acquired its ownership in Bank's stock by means of an exchange offer to Bank's shareholders, which was consummated in March 1987. Bank is CSB's only subsidiary.

     CSB is headquartered at 108 Cumberland Street, Ashland City, Cheatham County, Tennessee. Cheatham County is located in Middle Tennessee and is part of the Nashville metropolitan statistical area (MSA), which is experiencing substantial economic growth. Ashland City is the county seat of Cheatham County.

     CSB has 84,947 common shares issued and outstanding, which are owned by 36 shareholders. CSB has 200,000 shares of common stock authorized, with a par value of $1.00 per share. The CSB Board owns or controls 64,480 shares or 76% of the outstanding stock. CSB Common Stock is not actively traded and management knows of no market quotations by securities dealers.

     CSB has earned satisfactory ratings concerning the bank holding company inspection from its primary regulator, the Federal Reserve Board.

     CSB (through the operations of Bank) has four bank subsidiary offices and five ATMs in excellent locations to take advantage of the continued expansion of the Nashville MSA. With locations in all municipalities within Cheatham County, CSB and Bank have a market share in excess of 60% of deposits in Cheatham County. See "ADDITIONAL INFORMATION ABOUT CSB."

                             INFORMATION ABOUT BANK

     Bank was organized under Tennessee law on September 13, 1910 as The Bank of Kingston Springs. In 1983, after several name changes, Bank's name was changed to Cheatham State Bank. The purpose of Bank is to serve the banking needs of Cheatham County. Bank's deposits are insured by the Federal Deposit Insurance Corporation's Bank Insurance Fund. Bank is not a member of the Federal Reserve System.

     Bank is engaged in the general retail banking business and provides financial products and services to individuals, and small to medium-size businesses. These financial products and services include conventional checking and savings accounts; Money Market accounts; certificates of deposit; debit cards; business loans; mortgage loans; Master Card, VISA, and other consumer-oriented financial services; and safe deposit and night depository facilities. Bank has four staffed offices in Cheatham County. Bank also has five automated teller machines ("ATMS"), which provide 24-hour banking services to its customers. Bank has installed video teleconferencing equipment at its Pleasant View Branch that links directly with its mortgage loan division. In 1996, the Tennessee Department of Financial Institutions (the "TDFI") granted Bank the power to engage in full-service brokerage activities and financial planning. Brokerage services are provided through BFP Financial Partners, Inc. and its parent company, Legg Mason Financial Services, Inc. In addition to insurance products and services, fixed-rate annuities, variable rate annuities, mutual funds, and investment securities as well as financial planning services are offered to its customers.

     The Bank operates three wholly-owned subsidiaries. Community Finance Company was incorporated under Tennessee law on January 4, 1994 as an industrial loan and thrift company to provide financing for mobile home sales from the Cunningham Company and to specialize in mobile home paper in Cheatham County.

     CSB Insurance Services, Inc. was incorporated under Tennessee law on January 10, 1994 for the purpose of providing financial planning and insurance products to customers in Bank's service area.

     CSB Acceptance Corporation was incorporated under Tennessee law on January 19, 1996 as an industrial loan and thrift company to provide lease financing to customers in Bank's service area and to engage in lease financing paper activities.

     Bank has received satisfactory regulatory ratings from both the TDFI and the Federal Deposit Insurance Corporation ("FDIC") concerning safety and soundness issues. Bank received satisfactory ratings concerning its information technology, consumer compliance, and Community Reinvestment Act ("CRA") activities. Neither CSB nor Bank is under any type of bank regulatory administrative action. See "ADDITIONAL INFORMATION ABOUT BANK."

                  MANAGEMENT AND OPERATIONS AFTER THE MERGERS

     Following the consummation of the Holding Company Merger, the current directors and executive officers of First American will continue to be the directors and executive officers of First American. Following the consummation of the Bank Merger, the current directors and executive officers of FANB will continue to be the directors and executive officers of FANB.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

     First American Common Stock is listed on the NYSE under the symbol "FAM." Prior to July 1, 1998, First American Stock was authorized for quotation on the Nasdaq National Market System ("NASDAQ") under the trading symbol "FATN." As of [_________________], First American Common Stock was held of record by approximately [_________________] persons. The following table sets forth the high and low closing sale prices of the First American Common Stock as reported by the NYSE or Nasdaq.

                                       FIRST AMERICAN CLOSING SALES PRICES
                                       -----------------------------------
                                               HIGH          LOW
                                               ----          ---
YEAR ENDED DECEMBER 31, 1996:
 First Quarter                                 $24.25       $21.19
 Second Quarter                                 22.81        21.06
 Third Quarter                                  24.13        20.38
 Fourth Quarter                                 29.38        23.88
YEAR ENDED DECEMBER 31, 1997:
 First Quarter                                  34.63        28.00
 Second Quarter                                 40.00        29.63
 Third Quarter                                  50.13        38.00
 Fourth Quarter                                 55.38        43.75
YEAR ENDED DECEMBER 31, 1998:
 First Quarter
 Second Quarter
 Third Quarter (through August __, 1998)        _____        _____

     CSB Common Stock is not listed or quoted on any securities exchange or any quotation system and there is currently no established trading market for such securities. Due to the lack of an active trading market, CSB does not have the available information to furnish specific high and low sales prices for all transactions in the stock or the range of high and low bid quotations for its stock. Management is not aware of any trades of CSB Common Stock over the past two years.

     Bank Common Stock is not listed or quoted on any securities exchange or quotation system and there is currently no established trading market for such securities. Due to the lack of an active trading market, Bank does not have the available information to furnish specific high and low sales prices for all transactions in the stock or the range of high and low bid quotations for its stock. Management is not aware of any trades in Bank Common Stock over the past two years.

DIVIDENDS

     The following table sets forth dividends declared per share of First American Common Stock and CSB Common Stock and Bank Common Stock, respectively, for the periods indicated. The ability of either First American, CSB or Bank to pay dividends to its respective shareholders is subject to certain restrictions. See "--Supervision and Regulation of First American, CSB and Bank."

                                              FIRST AMERICAN
                                                DIVIDENDS    CSB DIVIDENDS  BANK DIVIDENDS
                                                ---------    -------------  --------------
YEAR ENDED DECEMBER 31, 1996:
 First Quarter                                     $.140                       $ 1.00
 Second Quarter                                     .155                           --
 Third Quarter                                      .155                         1.00
 Fourth Quarter                                     .155                           --
YEAR ENDED DECEMBER 31, 1997:
 First Quarter                                      .155                         1.00
 Second Quarter                                     .200                           --
 Third Quarter                                      .200                         1.00
 Fourth Quarter                                     .200                           --
YEAR ENDED DECEMBER 31, 1998:
 First Quarter                                      .200                         1.00
 Second Quarter                                     .250                           --
 Third Quarter                                      .250(a)                      1.00

(a) This dividend will be paid on August 31, 1998 to holders of First American Common Stock on August 14, 1998.


           SUPERVISION AND REGULATION OF FIRST AMERICAN, CSB AND BANK

GENERAL

     As registered bank holding companies, First American and CSB are subject to the supervision of, and to regular inspection by, the Federal Reserve Board. Bank is a Tennessee state chartered bank, subject to regulation, supervision and examination by the TDFI. The bank subsidiaries of First American are organized as national banking associations, which are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "OCC"). First American owns a federal savings bank subject to supervision, regulation and examination by the Official Thrift Supervision (the "OTS"). The deposits of each of the banking subsidiaries of First American and of CSB, including Bank, are insured, up to applicable limits, by the FDIC, which maintains back-up enforcement authority over each institution. In addition to banking laws, regulations and regulatory agencies, First American, CSB and Bank and their subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which, directly or indirectly, affect the operations and management of First American, CSB and Bank and their ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect First American, CSB and Bank. To the extent statutory or regulatory provisions or proposals are described, the description is qualified in its entirety by reference to the particular statutory or regulatory provision or proposal. Supervision and regulation of bank holding companies and their subsidiaries are intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole, not for the protection of bank holding company shareholders or creditors. Further information on the supervision and regulation of First American and its subsidiaries may be found in First American's Annual Report on Form 10-K for the year ended December 31, 1997, as amended. See "ADDITIONAL INFORMATION--Where You Can Find More Information."

     The activities of First American and CSB and those of companies which First American or CSB control or in which either holds more than 5% of the voting stock are limited to banking, managing or controlling banks, furnishing services to or performing services for their subsidiaries or any other activity which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Generally, bank holding companies, such as First American, are required to obtain prior approval of the Federal Reserve Board to engage in any new activity or to acquire more than 5% of any class of voting stock of any company. The activities of Bank generally are limited to the business of banking as defined by Tennessee banking laws and applicable federal laws and regulations.

     Bank holding companies like First American and CSB are also required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank that is not already majority-owned by the bank holding company. Under the Tennessee Bank Structure Act, no bank holding company, whether incorporated in Tennessee or elsewhere, may acquire any bank in Tennessee that has been in operation for less than five years, or organize a new bank in Tennessee, except in the case of certain interim bank mergers and acquisitions of banks in financial difficulty. Under Tennessee law pertaining to bank mergers, banks in separate counties in Tennessee that have been in operation for at least five years may merge. Banks with principal offices in the same county may merge without regard to the five-year aging requirement. Under these provisions, First American could in the future acquire banks in Tennessee that have been in operation for five years, but may not form or acquire a new bank in any Tennessee county other than Davidson County, in which the main office of First American National Bank is located. Bank has been in existence more than five years.

     Pursuant to the Riegle-Neal Banking and Branching Efficiency Act of 1994 (the "INTERSTATE BANKING AND BRANCHING ACT") bank holding companies generally can acquire banks in states other than their home states without regard to the permissibility of such acquisitions under state law. The Interstate Banking and Branching Act also authorizes banks with different home states to merge across state lines, unless the home state of a participating institution has passed legislation prior to June 1, 1997 explicitly prohibiting interstate branching within that state. No states in which First American's banking subsidiaries are located passed such legislation.

     Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any such proposals or bills being enacted and the impact they might have on First American, CSB and their subsidiaries cannot be determined at this time.

CAPITAL AND OPERATIONAL REQUIREMENTS

     The Federal Reserve Board, the OCC, the OTS and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States bank holding companies and federally insured depository institutions. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines applicable to bank holding companies define a two-tier capital framework. Tier 1 capital generally consists of common and qualifying preferred shareholders' equity, less goodwill, certain intangibles and other adjustments. Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. For purposes of calculating risk-weighted assets, assets and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk. The minimum Tier 1 risk-based capital ratio is 4% and the minimum total risk-based capital ratio is 8%. First American's Tier 1 and total risk-based capital ratios under these guidelines at June 30, 1998 were [____%] and [____%] respectively and CSB's were 12.6% and 13.8%, respectively.

     The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. First American's leverage ratio at June 30, 1998 was ____%. First American Federal Savings Bank is subject to similar capital requirements adopted by the OTS. Under the OTS capital guidelines, a savings association is required to maintain tangible capital of at least 1.5% of tangible assets, core (leverage) capital of at least 3% of the association's adjusted total assets and risk-based capital of at least 8% of risk-weighted assets.

     The other U.S. federal banking agencies have established risk-based and leverage capital guidelines for federally-insured banks and thrifts that are substantially similar to the Federal Reserve Board's capital guidelines for bank holding companies. At June 30, 1998, CSB and each of the depository institution subsidiaries of First American were in compliance with these applicable federal capital adequacy guidelines.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective U.S. federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan in order for the capitalization plan to be accepted by the appropriate bank regulator. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness related generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized, including, in the most severe cases, placing an institution into conservatorship or receivership. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of a least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, Bank and each of the banking subsidiaries of First American was considered well capitalized as of June 30, 1998.

     Banking agencies have also adopted final regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. That evaluation will be made as a part of the institution's regular safety and soundness examination. Banking agencies have adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance sheet position) in the determination of a bank's capital adequacy.

     Distributions. First American and CSB derive funds for cash distributions to their shareholders from a variety of sources, including cash and temporary investments. The primary source of such funds, however, is dividends received from its banking subsidiaries. Under applicable law, the national banking subsidiaries of First American may not pay a dividend, without the prior approval of the OCC, if the total of all dividends declared in any calendar year exceeds the total of its net profits of the preceding two calendar years, less any required transfers to surplus or to a fund for the retirement of any preferred stock. In addition, federal savings associations must provide the OTS with at least 30 days' notice prior to declaring a dividend and are subject to other OTS regulations governing capital distributions. As a Tennessee-chartered bank, Bank's ability to pay dividends is subject to the rules and regulations of the TDFI governing the amount of dividends which may be paid to shareholders, the manner in which dividends are paid, and the methods, if any, by which capital stock and surplus may be retired and reduced. Each of the banking subsidiaries is prohibited from paying a dividend if thereafter the subsidiary would fail to maintain capital within regulatory minimums. The appropriate U.S. federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of the bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

     Federal Reserve Board policy provides that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial condition.

     In addition to the foregoing, the ability of CSB, First American, and their banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA, as described above. The right of First American, CSB, their respective shareholders and their respective creditors to participate in any distribution of the assets or earnings of their respective subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

     "Source of Strength" Policy; Cross-Guarantee Liability. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC--either as a result of default of a banking or thrift subsidiary of a bank holding company such as First American or CSB or related to FDIC assistance provided to a subsidiary in danger of default--the other banking subsidiaries of such bank holding company may be assessed for the FDIC's loss, subject to certain exceptions.

ENFORCEMENT POWERS OF THE BANKING AGENCIES

     The U.S. federal and state banking agencies have broad enforcement powers over bank holding companies and their subsidiaries, as well as over banks that are not part of a holding company structure and the subsidiaries of such banks, including, in the case of the federal agencies, the power to terminate deposit insurance, impose substantial fines and other civil penalties and, in the most severe cases, to appoint a conservator or receiver for a depository institution. Failure to maintain adequate capital or to comply with applicable laws, regulations and supervisory agreements could subject First American, CSB or their subsidiaries to these enforcement provisions.

                          FIRST AMERICAN CAPITAL STOCK

FIRST AMERICAN COMMON STOCK

     General.  First American is authorized to issue 200,000,000 shares of
First American Common Stock, of which [               ] shares were outstanding
as of [               ], 1998. First American Common Stock is listed on the
NYSE under the symbol "FAM." As of [               ], 1998, [               ]
shares of First American Common Stock were reserved for issuance under various employee benefit plans of First American or otherwise, pursuant to the First American Dividend Reinvestment and Stock Purchase Plan and pursuant to that certain agreement (the "CHARTER FEDERAL AGREEMENT") by and between First American and Charter Federal Savings Bank in connection with certain litigation with the U.S. Government with respect to the treatment of supervisory goodwill. After taking into account the shares reserved as described above and the number of shares expected to be issued in the Merger, the number of authorized shares of First American Common Stock available for other corporate purposes as of [
], 1998 was approximately [               ].

     Voting and Other Rights. The holders of First American Common Stock are entitled to one vote per share, and, in general, assuming the presence of a quorum, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each First American Shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, such shareholders do not have the right to cumulate their votes (unless action is taken to provide otherwise by charter amendment, which action management does not currently intend to propose). In general, (i) amendments to the First American Charter must be approved by each voting group entitled to vote separately thereon by a majority of the votes entitled to be cast by that voting group, if the amendment would create dissenter's appraisal rights as to that group, and otherwise by a majority of the votes cast thereon; (ii) a merger or share exchange required to be approved by the First American Shareholders must be approved by each voting group entitled to vote separately thereon by a majority of the votes entitled to be cast by that voting group; and (iii) the dissolution of First American, or the sale of all or substantially all of the property of First American other than in the usual and regular course of business, must be approved by a majority of all votes entitled to be cast thereon.

     In the event of liquidation, holders of First American Common Stock would be entitled to receive pro rata any assets legally available for distribution to First American Shareholders with respect to shares held by them, subject to any prior rights of any First American preferred stock (as described below) then outstanding.

     First American Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of First American Common Stock are, and upon issuance the shares of First American Common Stock to be issued to CSB Shareholders will be, validly issued, fully paid and nonassessable.

     First American Corporation Shareholder Services department acts as transfer agent and registrar for First American Common Stock.

     Distributions. The holders of First American Common Stock are entitled to receive such dividends or distributions as the First American Board may declare out of funds legally available for such payments. The payment of distributions by
                                       43

First American is subject to the restrictions of Tennessee law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock. Share dividends, if any are declared, may be paid from authorized but unissued shares.

     The ability of First American to pay distributions is affected by the ability of its banking subsidiaries to pay dividends. The ability of such banking subsidiaries, as well as of First American, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "INFORMATION ABOUT OUR COMPANIES--Supervision and Regulation of First American and CSB."

FIRST AMERICAN PREFERRED STOCK

     First American has authorized 2,500,000 shares of preferred stock, without par value, and may issue such preferred stock in one or more series, each with such preferences, limitations, designations, conversion rights, voting rights (not to exceed one vote per share), distribution rights, voluntary and involuntary liquidation rights and other rights as it may determine. First American has designated 300,000 shares of First American $2.375 Cumulative Preferred Stock and 1,250,000 shares of First American Series A Junior Preferred Stock. As of the date of this Prospectus/Proxy Statement, no shares of either such series of First American preferred stock were outstanding.

       COMPARATIVE RIGHTS OF SHAREHOLDERS OF FIRST AMERICAN, CSB AND BANK

     First American and CSB are Tennessee corporations subject to the provisions of the TBCA, and the Tennessee Greenmail Act (the "TGA"). Bank is a Tennessee state chartered bank subject to the provisions of the Tennessee Banking Act (the "TBA") and, to the extent not inconsistent with the TBA, the TBCA.

BOARD OF DIRECTORS

     Size. The First American Charter and the First American Bylaws provide that the size of the First American Board shall consist of not fewer than nine nor more than 27 directors, the exact number to be determined from time to time by the First American Board pursuant to a resolution adopted by a majority of the First American Board. The Charter and Bylaws of CSB provide that the size of the CSB Board shall consist of not fewer than three nor more than ten directors and the Charter and Bylaws of Bank provide that the size of the Bank Board shall consist of not less than five directors. Following the Mergers, the CSB Board and Bank Board will cease to exist.

     Cumulative Voting. The TBCA provides that shareholders do not have the right to cumulate their votes unless the corporation's charter provides otherwise.

     Pursuant to the First American Bylaws, First American Shareholders may not cumulate their votes in the election of directors. Shareholders of CSB and Bank do not have cumulative voting rights. As a result, it could be more difficult, in certain circumstances, for a shareholder to gain representation on the First American Board than on the CSB Board.

     Qualification of Directors. The First American Bylaws provide that no person may be elected or re-elected a director after reaching the age of 70 unless the First American Board deems that election or re-election (which may be for a single additional term only) is in the best interests of First American or unless the person owns greater than 1% of the issued and outstanding shares of First American. Directors of CSB are not subject to any specific qualifications and Bank directors are not subject to specific qualifications other than the holding of qualifying shares.

     Vacancies. The TBCA provides that vacancies on a board of directors may be filled by shareholders or the board of directors unless the articles of incorporation provide otherwise.

     The First American Charter and the First American Bylaws provide that any vacancy on the First American Board is to be filled only by a majority vote of directors then in office, such appointee to serve for the unexpired term of his or her predecessor or, if there is no predecessor, until the next annual meeting of shareholders. The Bylaws of CSB and Bank provide that vacancies on the Board of Directors may be filled by the directors then in office.

     Removal.  The TBCA contains [                      ] provisions with
respect to removing directors, and also provides that a corporation's charter can provide for removal of directors with cause by a majority of the entire board of directors. The First American Charter does not so provide.

     The First American Charter and the First American Bylaws provide for removal of directors only for cause, only at a meeting called for that purpose and only upon a vote for removal of at least 75% of the votes entitled to be cast by all holders of voting stock voting together as a single class at a meeting called for such purpose. The Bylaws of CSB provide that directors may be removed by shareholders with or without cause. Accordingly, it could be more difficult for shareholders of CSB to remove board members of First American than otherwise with the CSB Board. No provision is made for the removal of bank directors under the Bank's Charter or Bylaws.

     Nomination of Directors. Pursuant to the First American Bylaws, nominations of directors by First American Shareholders must be made in writing and given to the Secretary of First American not later than (i) 210 days in advance of an annual meeting of First American Shareholders if the election is to be held at such meeting or (ii) the close of business on the 10th day following the day on which notice is first given to First American Shareholders of a CSB Special Meeting held to elect such directors. The Charter and Bylaws of both CSB and Bank make no provision for the manner in which to nominate directors. Accordingly, it could be more difficult, in certain circumstances, for a shareholder to nominate directors for the First American Board than currently exist for the CSB or Bank Boards.

BUSINESS COMBINATION PROVISIONS

     The Tennessee Business Combination Act provides that a party beneficially owning 10% or more of the voting power of any class or series of then outstanding shares entitled to vote generally in the election of directors of a corporation (an "INTERESTED SHAREHOLDER") cannot engage in a business combination with the corporation for a period of five years following such Interested Shareholder's share acquisition date, and may only engage in such business combination after the five-year period if the transaction either (i) is approved by at least two-thirds of the voting stock of the corporation not beneficially owned by such Interested Shareholder at a meeting called for such purpose no earlier than five years after such Interested Shareholder's share acquisition date or (ii) satisfies certain fairness criteria specified in the TBCA. The Tennessee Business Combination Act exempts transactions with Interested Shareholders if the transaction is approved by the corporation's board of directors prior to the time when the person became an Interested Shareholder. The Tennessee Business Combination Act also exempts transactions with Interested Shareholders if the corporation enacts a charter amendment or bylaw by a majority vote of shareholders who have held shares for more than one year prior to the vote removing the corporation from the coverage of the Act, in which case the business combination can take effect two years after such vote. First American has not adopted a charter or bylaw amendment removing First American from the coverage of the Tennessee Business Combination Act. CSB has not adopted a charter or bylaw amendment removing CSB from the coverage of the Tennessee Business Combination Act. As a state chartered bank, Bank is not subject to the Business Combination Act.

     The First American Charter and the First American Bylaws contain substantially similar provisions, except that the First American Charter and the First American Bylaws require the affirmative vote of at least 75% of the votes entitled to be cast by all holders of capital stock entitled to vote in the election of directors (including the Interested Shareholder) and a majority of the votes entitled to be cast by all holders of capital stock entitled to vote in the election of directors, other than the shares beneficially owned by the Interested Shareholder.

SHAREHOLDER RIGHTS PLAN

     First American has a Rights Agreement between First American and First American Trust Company, N.A. (the "FIRST AMERICAN RIGHTS AGREEMENT"), under which holders of First American Common Stock have been and are issued certain rights (the "FIRST AMERICAN RIGHTS"), the effect of which may be to discourage certain coercive or abusive takeover tactics. Pursuant to the First American Rights Agreement, the First American Board authorized and declared a distribution of one First American Right for each outstanding share of First American Common Stock to First American Shareholders of record at the close of business on December 27, 1988 (the "RIGHTS RECORD DATE") and for each share of First American Common Stock issued by First American after the Rights Record Date but prior to the Distribution Date (as defined and described below). Accordingly, a First American Right will attach to each share of First American Common Stock issued in the Merger. Each First American Right entitles the registered holder, subject to the terms of the First American Rights Agreement, to purchase from First American one one-hundredth of a share (a "UNIT") of Series A Junior Preferred Stock of First American (the "PREFERRED STOCK"), at a purchase price of $80.00 per Unit, subject to adjustment. The First American Rights attach to all certificates representing shares of outstanding First American Common Stock, and no separate First American Rights certificates have been issued. The First American Rights will separate from the First American Common Stock, and the distribution date for the First American Rights (the "DISTRIBUTION DATE") will occur, upon the earlier of: (i) 10 days following public announcement (the date of the announcement being the "STOCK ACQUISITION DATE") that a person or group of affiliated or associated persons (other than First American, any subsidiary of First American or any employee benefit plan of First American or such subsidiary) has acquired, obtained the right to acquire, or otherwise obtained the beneficial ownership of 20% or more of the then outstanding shares of the First American Common Stock, or (ii) 10 days following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 20% or more of the then outstanding shares of the First American Common Stock. As soon as practicable after the Distribution Date, First American Rights certificates would be mailed to holders of record of the First American Common Stock as of the close of business on the Distribution Date and, thereafter, the separate First American Rights certificates alone would represent the First American Rights.

     Until a First American Right is exercised, the holder thereof has no rights as a shareholder of First American, including the right to vote or to receive dividends. Once the First American Right is exercised, however, each Unit of Preferred Stock will have one vote, voting together as a single class with the First American Common Stock.

     The First American Rights Agreement also provides First American Shareholders certain rights in the following situations. In the event that (i) a person becomes the beneficial owner of 20% or more of the then outstanding shares of First American Common Stock or (ii) during the pendency of any tender or exchange offer for First American Common Stock or prior to the expiration of 20 business days (or such later date as a majority of the independent directors may determine) after the date such tender or exchange offer is terminated or expires, a person becomes the beneficial owner of 10% or more of the then outstanding shares of First American Common Stock (unless the 10% beneficial ownership results from certain limited circumstances specified in the First American Rights Agreement), then, in each case, each holder of a First American Right will thereafter have the right to receive, upon exercise, First American Common Stock having a value equal to two times the exercise price of the First American Right.

     In addition, in the event that, at any time following the Stock Acquisition Date, (i) First American is acquired in a merger or other business combination transaction (with certain limited exceptions specified in the First American Rights Agreement) and First American is not the surviving corporation; (ii) any person effects a share exchange or merger of First American and all or part of the First American Common Stock is converted or exchanged for securities, cash or property of any other person; or (iii) 50% or more of First American's assets or earning power is sold or transferred, each holder of a First American Right (except First American Rights which previously have been voided pursuant to the "Beneficial Ownership" provision of the First American Rights Agreement) shall thereafter have the right to receive, upon exercise, common stock of the acquiring person having a value equal to two times the exercise price of the First American Right.

     The First American Rights are not exercisable until the Distribution Date and will expire at the close of business on December 27, 1998 (the "FINAL EXPIRATION DATE") unless earlier redeemed by First American. They may be redeemed by First American at its option, by action of a majority of the First American independent directors, at any time prior to the earlier of (i) the close of business on the Final Expiration Date or (ii) the close of business on the tenth day following the Stock Acquisition Date. The Rights may only be redeemed in whole, not in part, at a price of $.01 per First American Right (the "REDEMPTION PRICE"), payable, at the election of such majority of independent directors, in cash or shares of First American Common Stock.

     On July 16, 1998, the First American Board of Directors authorized a new Rights Agreement to provide for new First American Rights (the "New First American Rights") pursuant to a new First American Rights Agreement (the "New First American Rights Agreement") between First American and First Chicago Trust Company, as Rights Agent. Under the New First American Rights Agreement, one right ("New Right") will be distributed for each share of First American Common Stock outstanding to First American stockholders of record on the close of business on December 28, 1998. One New Right will also be distributed for each share of First American Common Stock issued after December 28, 1998 until the distribution date for the New First American Rights ("New Rights Agreement Distribution Date"). The New Rights Agreement Distribution Date will occur upon the earliest of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of First American Common Stock (the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer that would if consummated result in a person or group beneficially owning 20% or more of such outstanding shares of First American Common Stock, subject to certain limitations (or, if later, the date of receipt of any required regulatory approvals or approvals of the stockholders of such person or group for such tender or exchange offer), or (iii) 10 business days after the Board of Directors of First American shall declare any Person to be an "Adverse Person," upon a determination that such person, alone or together with its affiliates and associates, has or will become the beneficial owner of 10% or more of the outstanding shares of Common Stock (provided that any such determination shall not be effective until such Person has become the beneficial owner of 10% or more of the outstanding shares of First American Common Stock), including consultation with such persons as such directors shall deem appropriate, that (a) such beneficial ownership by such person is intended to cause, is reasonably likely to cause or would cause First American to change its strategic direction under circumstances where the Board of Directors believes that such change is not in the best interest of First American and its stockholders, employees, customers, suppliers or other constituencies of First American and its subsidiaries, or (b) such beneficial ownership by such person is intended to cause, is reasonably likely to cause or will cause pressure on First American to take action or enter into a transaction or series of transactions including by causing a transaction with such person or other person, intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of First American and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (c) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of First American's ability to maintain its competitive position) on the business or prospects of First American or (d) such beneficial ownership otherwise is determined to be not in the best interests of First American and its stockholders, employees, customers, suppliers, or other constituencies of CSB or its subsidiaries.

     Until the New First American Rights Agreement Distribution Date, (i) the New Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after December 28, 1998 will contain a notation incorporating the New First American Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The New Rights are not exercisable until the New First American Rights Agreement Distribution Date and will expire at the close of business on December 31, 2008, subject to extension by the Board of Directors, or unless earlier redeemed by First American as described below.

     As soon as practicable after the New First American Rights Agreement Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the New First American Rights Agreement Distribution Date and, thereafter, the separate Rights Certificates alone will represent the New Rights. Except for certain issuances in connection with outstanding options and convertible securities and as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the New First American Rights Agreement Distribution Date will be issued with New Rights.

     In the event that the Board of Directors determines that a person is an Adverse Person or, at any time following the New First American Rights Agreement Distribution Date, a person becomes the beneficial owner of 20% or more of the then-outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive at the time specified in the New First American Rights Agreement, (x) upon exercise and payment of the exercise price, Common Stock (or, in certain circumstances, cash, property or other securities of First American) having a value equal to two times the exercise price of the New Right or (y) at the discretion of the Board of Directors, upon exercise and without payment of the exercise price, First American Common Stock (or, in certain circumstances, cash, property or other securities of First American) having a value equal to the difference between the exercise price of the New Right and the value of the consideration which would be payable under clause (x). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all New Rights that are, or (under certain circumstances specified in the New First American Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the New Rights are no longer redeemable by First American as set forth below.

     In the event that, at any time following the Stock Acquisition Date, (i) First American is acquired in a merger, statutory share exchange or other business combination transaction in which First American is not the surviving corporation, or (ii) 50% or more of First American's assets or earning power is sold or transferred, each holder of a New Right (except New Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the New Right.

     In general, First American may redeem the New Rights in whole, but not in part, at a price of $0.01 per New Right, at any time until 10 business days following the Stock Acquisition Date. Moreover, redemption would not be permitted after 10 business days following the effective date of any declaration by the Board of Directors that any person is an Adverse Person. After the redemption period has expired, the First American's right of redemption may be reinstated if an Acquiring Person or Adverse Person reduces his beneficial ownership to less than 10% of the outstanding shares of First American Common Stock in a transaction or series of transactions not involving First American and there are no other Acquiring Persons or Adverse Persons. Immediately upon the action of the Board of Directors ordering redemption of the New Rights, the New Rights will terminate and the only right of the holders of New Rights will be to receive the $0.01 redemption price.

SHAREHOLDER MEETINGS

     Shareholder Action without a Meeting. Under the TBCA, shareholders may act by written consent if all the shareholders entitled to vote on the action consent to taking such action without a meeting. Under the TBCA, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.

     Special Meetings of Shareholders. The TBCA provides that a special meeting of shareholders may be called by a corporation's board of directors or by the persons authorized to call special meetings under the corporation's articles of incorporation and bylaws or, unless the articles of incorporation provide otherwise, by written demand of the shareholders having at least 10% of all the votes entitled to be cast on an issue to be considered at the proposed special meeting. Shareholders of Bank may only call a special meeting by the holders of 50% or more of the outstanding stock.

     Notice of Meeting. The TBCA requires a corporation to notify its shareholders with respect to each annual or special meeting no fewer than 10 and no more than 60 days before the meeting date (notice generally need be given only to shareholders entitled to vote at such meeting). Such notice need not include a description of the purpose of the annual meeting, but must include such a description if the meeting is a special meeting. Annual and special meetings of CSB Shareholders may be called upon notice of not less than 10 nor more than 50 days. Notice of meetings of Bank Shareholders must be given at least 10 days prior to the date of the meeting. CSB and Bank Shareholders are entitled to notification of the purposes for a special meeting to the same extent as First American Shareholders.

DISSENTERS' APPRAISAL RIGHTS

     Under the TBCA, CSB Shareholders have dissenters' rights as described in "ADDITIONAL INFORMATION - Dissenters' Appraisal Rights" and Appendix C to this Prospectus/Proxy Statement. Under 12 U.S.C. Section 215a, Bank Shareholders have dissenters' rights as described in "ADDITIONAL INFORMATION -- Dissenters' Appraisal Rights" and Appendix D to this Prospectus/Proxy Statement. Because First American is listed on the NYSE, First American Shareholders currently do not have dissenters' appraisal rights.

CONSIDERATION OF NON-SHAREHOLDER INTERESTS BY BOARD OF DIRECTORS

     The First American Charter requires the First American Board to consider all relevant factors when evaluating whether certain proposed business combinations or certain dispositions of all or substantially all of First American or of any First American subsidiary, any offer to purchase any or all of First American's securities, any solicitation of proxies for election of directors of First American, or any similar transaction is in the best interests of First American and First American Shareholders, including: the consideration being offered in the proposed transaction in relation to the then-current market price, in relation to the then-current value of First American in a freely negotiated transaction and in relation to the First American Board's then-current estimate of the future value of First American as an independent entity; the social and economic effects on the employees, customer, suppliers and other constituents of First American and its subsidiaries and on the communities in which First American and its subsidiaries operate or are located; and the desirability of maintaining First American's independence from other entities.

     Neither the Charter or Bylaws of CSB nor the Charter or Bylaws of Bank require the Boards of those institutions to consider other such factors in evaluating business combinations or similar proposals. Accordingly, the inclusion of these factors by First American might prevent the Board of First American from recommending a transaction to shareholders that current shareholders of CSB and Bank otherwise might have a right to consider and vote upon.

CERTAIN PURCHASES OF THE CORPORATION'S SECURITIES

     The TGA provides that it is unlawful for any Tennessee corporation which has a class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act or any subsidiary of such corporation to purchase, directly or indirectly, any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of the securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock of the corporation, or, alternatively, unless the corporation makes an offer of at least equal value per share to all holders of such class. The TGA applies to purchases of First American Common Stock.

     Since neither CSB nor Bank has a class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act, the TGA does not apply to those institutions. Accordingly, First American is more restricted than either CSB or Bank to purchase shares from shareholders at a price above market value.

INDEMNIFICATION

     CSB. The Bylaws of CSB provide that any person that is made a party to any action, suit or proceeding, by reason of the fact that he, his testator, or intestate representative, is or was a director, officer or employee of CSB, shall be indemnified by CSB against reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be judged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. The indemnification provided in the Charter of CSB is not deemed to be exclusive of other rights to which the officer or director or employee may be entitled and the amount of indemnity to which any officer, director may be entitled shall be fixed by the CSB Board, except that in any case where there is not a disinterested majority of the CSB Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

     Bank. The Bylaws of Bank provide that, to the extent not inconsistent with the laws of the State of Tennessee as in effect from time to time, every person (and their heirs, executors and administrators of such person) who is a director or officer of Bank shall, in accordance with the provisions of the Bylaws, be indemnified by Bank against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding provided, however, that such person (or his heirs, executors, or administrators) is wholly successful with respect thereto or such director or officer acted in good faith in what he reasonably believed to be the best interest of Bank and in addition, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

The termination of any claim, action, suit, or proceeding by judgment settlement (whether with or without court approval) or conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that a director or officer did not meet the standards of conduct set forth in the Bylaws.

     The Bylaws of Bank define certain terms of the indemnification paragraph and further provide that every person (and the heirs, executors, and administrators of such person) who has been wholly successful with respect to any claim, action, suit or proceeding shall be entitled to indemnification. Every other person claiming indemnification under provisions of the Bylaws (and the heirs, executors and administrators of such person) is entitled to indemnification if independent legal counsel, other than regular counsel for Bank, or other disinterested person or persons, in either case elected and compensated by the Bank Board, whether or not a disinterested quorum exist (such counsel or person or persons being hereinafter called the referee) shall deliver to Bank his handwritten finding that such director or officer has met the standards of conduct set forth in the Bylaws. The person claiming indemnification shall, at the request of the referee, appear before him and answer questions which the referee deems relevant and shall be given ample opportunity to present to the referee evidence upon which he relies for indemnification. Bank shall, at the request of the referee, make available to him facts, opinions or other evidence in any way relevant to his finding which are within the possession or control of Bank.

     Expenses incurred with respect to any claim, action, suit or proceeding may be advanced by Bank (by action of Bank Board, whether or not a disinterested quorum exist) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless he becomes entitled to indemnification under the Bylaws.

     The right to indemnification provided in the Bylaws is in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law. Persons who are not directors or officers of Bank but are or were employees of Bank or any subsidiary (or the heirs, executors, or administrators of such person) may be indemnified to the extent authorized at any time or from time to time by the Bank Board. Notwithstanding other provisions of the Bylaws, the Bank Board may at any time or from time to time approve indemnification of directors, officers or other persons to the full extent permitted by the provisions of the laws of the State of Tennessee at the same time in effect, with respect to past transactions.

     First American. The First American Charter provides that indemnification to the full extent permitted by law for directors, officers, employees and agents of First American may be provided either directly or through insurance, and that no director of First American shall be personally liable to First American or its shareholders for monetary damages for breach of any fiduciary duty as a director to the full extent permitted by law.

     The First American Bylaws provide that First American will indemnify any Defendant in any Proceeding (other than a Proceeding by or in the right of First American) by reason of serving or having served as a director of First American (or counsel to the First American Board), an advisory director, or an officer of First American, or serving or having served at the request of the corporation in such a capacity with another entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of First American, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The First American Bylaws provide, however, that no indemnification shall be made (i) if a judgment or other final disposition adverse to the Defendant establishes his liability for intentional misconduct or knowing violation of the law or for an unlawful distribution under Tennessee law, (ii) if a judgment or other final adjudication adverse to the Defendant for breach of the Defendant's duty of loyalty to First American is based upon such Defendant gaining personal benefit or advantage to which he was not entitled, (iii) for any amounts if the Defendant is adjudged liable to First American or for any amounts paid to First American in settlement of a proceeding by or in the right of First American, or (iv) in a proceeding by First American directly (and not derivatively) for expenses, unless such proceeding is brought after a change in control of First American.

     The First American Bylaws provide that First American shall indemnify a Defendant pursuant to the Bylaws unless a determination is made that the Defendant did not meet the standard of conduct therein specified. Determination of the propriety of indemnification shall be made by the First American Board acting by a quorum consisting of disinterested directors, by independent legal counsel if such a quorum is not obtainable, or, even if obtainable, if the majority of a quorum of disinterested directors so directs, or by the First American Shareholders.

     The First American Bylaws provide that, subject to certain procedural requirements, First American shall pay expenses reasonably incurred in any Proceeding (other than a Proceeding brought by First American directly unless that action follows a change in control) in advance of the final disposition of the matter if the Defendant undertakes to repay such amount in the event that such Defendant is ultimately determined not to be entitled to indemnification, unless a quorum of disinterested directors or independent legal counsel directed by the First American Board (in the event that such a quorum is not obtainable) reasonably and promptly determines in a written opinion that indemnity is not proper under the terms of the First American Bylaws.

     The First American Bylaws provide that the indemnity provision contained therein are additional to, and not limitations on, any other rights to which a Defendant seeking indemnification may be entitled under law, agreement, insurance policy, or otherwise. The First American Bylaws provide that the corporation may indemnify and advance expenses to any employee or agent of First American who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer if the First American Board determines that to do so is in First American's best interests. The First American Bylaws provide that First American may purchase insurance coverage for the purpose of indemnifying the directors, officers, employees and agents of First American and its subsidiaries regardless of whether such entity would have had the power or the obligation to indemnify such person against such liability under the provisions discussed above.


AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

     The First American Charter provides that altering, amending or repealing the provisions of the First American Charter relating to (including changes to provisions that would have the effect of permitting action inconsistent with or in circumvention of such provisions relating to) the First American Board (including, with respect to directors, the number, term length, classification, removal and procedure for filling vacancies) and certain business combinations with Interested Shareholders requires (i) the affirmative vote of at least 75% of the votes entitled to be cast by all holders of voting stock voting as a single class and (ii) a majority of the votes entitled to be cast by all holders of voting stock, other than shares of voting stock which are beneficially owned by an Interested Shareholder, if any.

     Neither the Charter or Bylaws of CSB nor the Charter or Bylaws of Bank require any supermajority vote (such as a 75% vote) of shareholders to make any amendments. As a result, because the charter of First American provides certain supermajority voting in some circumstances, former shareholders of CSB and Bank will have less power to make such amendments and a minority of shareholders may be able to prevent certain amendments from occurring.

                        ADDITIONAL INFORMATION ABOUT CSB
GENERAL
         CSB was organized and incorporated under the laws of the State of Tennessee in 1986, for the purpose of becoming a bank holding company. CSB has one subsidiary, Bank, headquartered in Kingston Springs, Tennessee. CSB has no other subsidiaries. CSB is registered as a bank holding company under Bank Holding Company Act of 1956, as amended. Bank is chartered by the State of Tennessee and is insured under the Federal Deposit Insurance Act, with deposits insured up to the applicable limits thereof.

         Bank provides a wide range of retail banking services, including checking and savings accounts; certificates of deposit; individual retirement accounts; commercial, real estate, and consumer loans; safe deposit boxes; and trust services. There is no individual customer or group of customers the loss of which will have a material adverse effect on the operations of its banks. No significant portion of CSB's subsidiary bank loans is concentrated within a single industry or group of related industries.

REGULATION AND SUPERVISION OF CSB

         CSB is a bank holding company subject to supervision and regulation by the Federal Reserve Board. Federal laws subject bank holding companies to particular restrictions on the types of activities in which they may engage and to an array of supervisory requirements and activities including regulatory enforcement actions for violations of laws and policies.

         The Federal Reserve Board monitors the capital adequacy of bank holding companies. The Federal Reserve Board uses a combination of risk-based guidelines and leverage ratios to evaluate capital adequacy. The Federal Reserve Board has adopted a system using internationally consistent risk-based capital adequacy guidelines to evaluate the capital adequacy of bank holding companies. Under the risk-based capital guidelines, different categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. Certain off-balance sheet items, which previously were not expressly considered in capital adequacy computations, are added to the risk-weighted asset base by converting them to a balance sheet equivalent and assigning to them the appropriate risk weight. Total capital is defined as the sum of "Tier 1" and "Tier 2" capital elements, with "Tier 2" being limited to 100% of "Tier 1." For bank holding companies, "Tier 1" capital includes, with certain restrictions, common stockholders' equity, perpetual preferred stock and minority interests in consolidated subsidiaries less certain intangibles. "Tier 2" capital includes, with certain limitations, certain forms of perpetual preferred stock, as well as maturing capital instruments and the reserve for possible loan losses and specified levels of certain intangibles. However, for bank holding companies with less than $150 million in consolidated assets (like CSB), the capital elements are determined on a "bank only" basis.

         In addition to the risk-based capital guidelines, the Federal Reserve Board has adopted the use of a leverage ratio as an additional tool to evaluate the capital adequacy of banks and bank holding companies. The leverage ratio is defined to be a company's "Tier 1" capital divided by its adjusted total assets. The leverage ratio adopted by the federal banking agencies requires a 3.0% "Tier 1" capital to adjusted total assets ratio for institutions with a CAMEL rating of 1. Institutions which are not CAMEL 1 rated will be expected to maintain a 100 to 200 basis point cushion; i.e., these institutions will be expected to maintain a leverage ratio of 4.0% to 5.0%, and institutions planning acquisitions are expected to maintain higher ratios.

         The following table sets forth the current regulatory requirements for capital ratios of bank holding companies as compared with CSB's capital ratios at June 30, 1998.

                                              -------------------------- ------------------------- -------------------------
                                                                            TIER 1 CAPITAL TO          TOTAL CAPITAL TO
                                                      LEVERAGE                RISK-WEIGHTED              RISK-WEIGHTED
                                                      RATIO(1)                  ASSETS(2)                  ASSETS(3)
           ---------------------------------- -------------------------- ------------------------- -------------------------
           REGULATORY MINIMUM                         4.00-5.00%                  4.00%                     8.00%
           ---------------------------------- -------------------------- ------------------------- -------------------------
           CSB AT JUNE 30, 1998                         7.6%                      12.6%                     13.8%
           ---------------------------------- -------------------------- ------------------------- -------------------------

         (1) The leverage ratio is defined as the ratio of Tier 1 capital (using final 1992 risk-based capital guidelines to define Tier 1 capital) to average assets, net of goodwill. Federal Reserve Board Guidelines provide that all bank holding companies (other than those that meet certain criteria) maintain a minimum leverage ratio of 3%, plus an additional cushion of 100 to 200 basis points. The guidelines also state that banking organizations experiencing internal growth or making acquisitions will be expected to maintain "strong capital positions" substantially above the minimum supervisory levels without significant reliance on intangible assets.

         (2) Shareholders' equity less goodwill (Tier 1 capital) divided by risk-weighted assets.

         (3) Tier 1 capital plus reserve for possible loan losses (limited to 1.25% of total risk-weighted assets) plus qualified subordinated and convertible debt (Tier 2 capital) divided by risk-weighted assets.

         Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However, management is unable to predict whether and when higher capital requirements would be imposed and, if so, at what levels and on what schedule.

PROPERTIES

         CSB has no properties in use in its business other than those used by Bank and Bank's subsidiaries. Bank currently operates out of its main office located in Kingston Springs, Tennessee. Bank also operates 3 branches in the Cheatham County area. Each of the properties on which branches or offices of CSB's banks are located is owned or leased by Bank or Bank's subsidiaries.

COMPETITION

         Bank accepts checking and savings deposits and makes commercial real estate, and consumer loans. Bank also offers many customary services, including but not limited to cashier's checks, bank-by-mail, automatic check deposit and traveler's checks. The banking business in Tennessee and in the markets served by CSB and Bank is highly competitive. Bank competes for loans and deposits with other commercial banks, savings banks, finance companies, credit unions and other financial institutions. In addition, other entities (both governmental and private industry) seeking to raise capital through the issuance and sale of debt or equity securities, mutual funds or tax deferred annuities also provide competition for each of the entities in the acquisition of deposits. Larger commercial banks have greater lending limits than does CSB and may perform certain other functions which CSB and Bank do not or cannot currently offer.

         In order to compete with other financial institutions in its primary service area, CSB relies primarily upon local promotional activities, customer referrals, personal contact by its officers, directors, employees and shareholders, and specialized services. While there are many other commercial banks and lending institutions in the primary service areas of CSB and Bank, CSB believes its emphasis on customer service and personal contact set it apart from its competitors.

RECENT LEGISLATION AND OTHER CHANGES

         From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks and other financial institutions are frequently made in Congress, in the Tennessee legislature and before various bank regulatory agencies. The likelihood of any major changes and the impact such changes might have on CSB and Bank are impossible to predict.

EMPLOYEES

         CSB, together with Bank, had 52 full-time equivalent employees as of June 30, 1998. Of this number, 52 are employed by Bank.

LEGAL PROCEEDINGS

         No material legal proceedings are pending against CSB or Bank other than ordinary, routine litigation incidental to the business of CSB and Bank.

DIVIDENDS

         CSB has never paid a cash dividend to shareholders. In each of the last three years Bank has paid an aggregate $2.00 per share dividend to CSB for debt service and other operational reasons.

         It is the policy of CSB, as well as that of Bank, to pay cash dividends to their respective shareholders only when it is prudent to do so and when CSB's or Bank's performance justifies such action. Accordingly, no assurance can be given of any future cash dividend payments.

         Under Tennessee law, CSB may not pay dividends if, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information concerning CSB's directors and executive officers as of June 30, 1998:


              NAME                                 AGE          POSITION AND PRINCIPAL OCCUPATION FOR
          -------------                            ---                       PAST 5 YEARS
                                                                -------------------------------------
          John I. Borum                            86           Director; Retired/Investor
          Alton Denney                             62           Director, Senior VP, Cheatham State Bank
          Marion Fowlkes                           49           Director; Part Owner, Hickerson Fowlkes
                                                                Architects
          Vernon Malone                            76           Director; Retired/Contractor
          W.R. Murray                              56           Director; Owner, Harpeth Clock Company
          James T. Perry                           47           Director; Accountant Delta Dental Plan of TN
          Hubert A. Reigle                         71           Director; Retired/Real Estate Developer
          Bob Saunders                             73           Director; Retired/Real Estate Developer
          Gary L. Scott                            52           Director; President, Cheatham State Bank


TRANSACTIONS WITH MANAGEMENT

         Directors and executive officers of CSB and Bank, including their associates and members of their immediate families, have been customers of and have had transactions including loans and commitments to lend with CSB or Bank in the ordinary course of business. All such loans and commitments were made by CSB or Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. On June 30, 1998, the aggregate of these related party loans was approximately $1,457,146 million or approximately 1.77% of total consolidated loans of Bank.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1998 AND 1997

         The purpose of this discussion is to provide insight into the financial condition and results of operations of CSB and its subsidiaries for the six months ended June 30, 1998 and 1997. This discussion should be read in conjunction with the consolidated financial statements located at pages F-__ to F-__.

         LIQUIDITY AND INTEREST RATE SENSITIVITY MANAGEMENT

         The concept of liquidity involves the ability of CSB and its subsidiaries to meet future cash flow requirements, particularly those of customers who are either withdrawing funds from their accounts or borrowing to meet their credit needs.

         Proper asset/liability management is designed to maintain stability in the balance of interest-sensitive assets to interest-sensitive liabilities in order to provide a stable growth in net interest margins. Earnings on interest-sensitive assets such as loans tied to the prime rate of interest and Federal funds sold, may vary considerably from fixed rate assets such as long-term investment securities and fixed rate loans. Interest-sensitive liabilities such as large certificates of deposit and money market certificates, generally require higher costs than fixed rate instruments such as passbook savings.

         Banks, in general, must maintain large cash balances to meet day-to-day cash flow requirements as well as maintaining required reserves for regulatory agencies. The cash balances maintained are the primary source of liquidity. Federal funds sold, which are basically overnight or short-term loans to other banks that increase the other bank's required reserves, are also a major source of liquidity.

         CSB's investment portfolio consists of earning assets that provide interest income. For those securities classified as held-to-maturity CSB has the ability and intention to hold these securities until maturity. Securities classified as available-for-sale include securities intended to be used as part of CSB's asset/liability strategy and/or securities that may be sold in response to changes in interest rate, prepayment risk, the need or desire to increase capital and similar economic factors. Securities totaling approximately $16.8 million mature or reprice within the next twelve months.

         A secondary source of liquidity is CSB's loan portfolio. At June 30, 1998, commercial, consumer and other loans of approximately $13.2 million and mortgage loans of approximately $4.3 million either will become due or will be subject to rate adjustments within twelve months. Continued emphasis will be placed on structuring adjustable rate loans.

         As for liabilities, certificates of deposit of $100,000 or greater of approximately $27.3 million will become due during the next twelve months. CSB's deposit base increased approximately $8.8 million during the six months ended June 30, 1998. Advances from the Federal Home Loan Bank were $630,000 at June 30, 1998. Federal funds purchased were $375,000 at December 31, 1997.

         Historically, there has been no significant reduction in immediately withdrawable accounts such as negotiable order of withdrawal accounts, money market demand accounts, demand deposit and regular savings. Management anticipates that there will be no significant withdrawals from these accounts in the future.

         It is anticipated that with present maturities, the anticipated growth in deposit base, and the efforts of management in its asset/liability management program, liquidity will not pose a problem in the foreseeable future. At the present time there are no known trends or any known commitments, demands, events or uncertainties that will result in or that are reasonably likely to result in CSB's liquidity changing in any material way.

         CAPITAL RESOURCES

         A primary source of capital is internal growth through retained earnings. The ratio of stockholders' equity to total assets was 7.6% at June 30, 1998 and 7.5% at December 31, 1997. Total assets increased 7.3% during the six months ended June 30, 1998. The annualized rate of return on stockholders' equity for the first six months of 1998 was 17.7% compared to 18.3% for the year ended December 31, 1997. There were no dividends declared during the six months ended June 30, 1998 and the year ended December 31, 1997. No material changes in the mix or cost of capital is anticipated in the foreseeable future.

         Regulations of the FDIC establish required minimum capital levels for the subsidiary bank. Under these regulations, banks must maintain certain capital levels as a percentage of average total assets (leverage capital ratio) and as a percentage of total risk-based assets (risk-based capital ratio). Under the risk-based requirements, various categories of assets and commitments are assigned a percentage related to credit risk ranging from 0% for assets backed by the full faith and credit of the United States to 100% for loans other than residential real estate loans and certain off-balance sheet commitments. Total capital is characterized as either Tier 1 capital which includes common shareholders' equity, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred or total risk based capital which includes the allowance for loan losses up to 1.25% of risk weighted assets, perpetual preferred stock, subordinated debt and various other hybrid capital instruments, subject to various limits. Goodwill is not includable in Tier 1 or total capital. Banks must maintain a Tier 1 capital to risk-based assets of at least 4.0%, a total capital to risk-based assets ratio of at least 8.0% and a leverage capital ratio, defined as Tier 1 capital to average total assets for the most recent quarter, of at least 4.0%. The same ratios are also required in order for a bank to be considered "adequately capitalized" under the FDIC's prompt corrective action regulations, which impose certain operating restrictions on institutions which are not adequately capitalized. At June 30, 1998, Bank has a Tier 1 risk-based ratio of 11.74%, a total capital to risk-based ratio of 12.94% and a leverage ratio of 7.15%, and is classified as "well capitalized" under the regulations.

         The Federal Reserve Board imposes consolidated capital guidelines on bank holding companies. These guidelines require bank holding companies to maintain consolidated capital ratios which are essentially the same as the minimum capital levels required for banks. CSB's consolidated capital ratios were substantially the same as those set forth above for the Bank, and exceeded the minimums required under these Federal Reserve Board guidelines.

         YEAR 2000 ISSUES

         The term "Year 2000 issue" refers to the necessity of converting computer information systems so that such systems recognize more than two digits to identify a year in any given date field, and are thereby able to differentiate between years in the twentieth and twenty-first centuries ending with the same two digits (e.g., 1900 and 2000). To address the Year 2000 issue, CSB has adopted a broad-based approach designed to encompass CSB's total environment.

         CSB has appointed a Year 2000 transition manager who is required to make written and oral reports each quarter to the board of directors until the Year 2000. Overseeing the project is the Y2K Steering Committee which was established in mid-1997. The Y2K Committee has representation from all affected areas for the purpose of managing the process of assessing and correcting non-compliance throughout the organization. Areas being addressed by the Y2K Steering Committee include:

         - The Bank's primary data processing system. FiServe, Inc., a major data processor, provides the primary software and hardware for the data processing system of Bank. This is of the highest priority for day to day operations, accounting and success of the Bank.

         - Government systems, such as the Federal Reserve Bank for check clearing, wire transfers, and the free flow and exchange of funds between institutions are absolutely critical.

         - The internal PC hardware and software systems linked to FiServe within the Bank, along with telecommunications systems.

         - The investment portfolio accounting and safekeeping system for the Bank, which is not related to FiServe's primary data processing system.

         - Credit administration - the committee is reviewing the risk associated with Year 2000 status of the Bank's loan customers and depositors.

         CSB's Y2K Committee is using a 4-phase approach in its Year 2000 project made up of awareness, assessment, renovation, and validation-testing. Bank has contracted its primary data processing supplier together with all other vendor supplied systems and determined compliance of these systems. The Committee is in the process of testing these systems, and anticipates having substantially completed the testing of all critical applications by the end of 1998.

         CSB estimates that the cost of its Year 2000 project will not exceed $40,000 in the aggregate and that the cost will not be material to earnings. Actual expenditures to date and anticipated future expenditures are within this estimate. CSB management believes its approach to the Year 2000 issue to be comprehensive, and does not expect the Year 2000 issue to have a material impact on its results of operations, liquidity or financial condition. However, given the widespread nature of the problem, and the number of factors outside of CSB's direct control, management is continuously evaluating the risks associated with Year 2000.

         RESULTS OF OPERATIONS

         Net earnings were $899,000 for the six months ended June 30, 1998 as compared to $845,000 for the same period in 1997. Net earnings were $441,000 for the quarter ended June 30, 1998 as compared to $404,000 during the same quarter in 1997.

         As in most financial institutions, a major element in analyzing the statement of earnings is net interest income, which is the excess of interest earned over interest paid. This is particularly true with the potential volatility in interest rates.

         CSB's interest income, excluding tax equivalent adjustments, increased by $739,000 or 14.6% during the six months ended June 30, 1998 as compared to the first six months of 1997. Interest income for the quarter ended June 30, 1998 increased $334,000 or 12.8% over the quarter ended June 30, 1997, and $93,000 or 3.3% from the first quarter of 1998. The increases were primarily attributable to an increase in average earning assets. The ratio of average earning assets to total average assets was 92.7% for the six months ended June 30, 1998 and 93.3% for the year ended December 31, 1997.

         Interest expense increased by $385,000 for the six months ended June 30, 1998 or 16.5% compared to the same period in 1997. Interest expense for the quarter ended June 30, 1998 increased $180,000 or 14.9% as compared to the quarter ended June 30, 1997. Interest expense for the quarter ended June 30, 1998 increased $60,000 or 4.5% compared to the first quarter of 1998. The increase in interest expense can be attributable primarily to an increase in average interest bearing liabilities, as well as a slight increase in weighted average interest rates.

         The foregoing resulted in net interest income of $3,069,000 for the six months ended June 30, 1998, an increase of $354,000 or 13.0% compared to the prior year period. Net interest income for the quarter ended June 30, 1998 increased $154,000 or 11.0% over the second quarter of 1997 and $33,000 or 2.2% over the first quarter in 1998.

         The provision for loan losses was $162,000 for the first six months of 1998. CSB had an $86,000 provision for loan losses for the first six months of 1997. The provision for loan losses is based on past loan experience and other factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such factors include past loan loss experience, growth and composition of the loan portfolio, review of specific loan problems, the relationship of the allowance for loan losses to outstanding loans, and current economic conditions that may affect the borrower's ability to repay. Management has in place a system that is designed to identify and to monitor loan problems on a timely basis.

         The following schedule details selected information as to non-performing loans of CSB at June 30, 1998:

                                                                      June 30, 1998
                                                  --------------------------------------------------
                                                    Past Due 90 Days             Non-Accrual
                                                   -----------------            -------------
                                                                  (In Thousands)
            Real estate loans                        $         80                          -
                                                                                ------------
            Installment loans                                  75                         23
                                                                                ------------
            Commercial                                          -                         52
                                                     ------------               ------------
                                                     $        155                         75
                                                     ============               ============
            Renegotiated loans                       $          -                          -
                                                     ============               ============

         At June 30, 1998, loans which include the above, totaling $954,000, were included in CSB's internal classified loan list. Of these loans $629,000 are real estate and $325,000 are commercial and other. The collateral values securing these loans are estimated at approximately $1,142,000, ($880,000 related to real property and $262,000 related to commercial and other loans). Such loans are listed as classified when information obtained about possible credit problems of the borrower has prompted management to question the ability of the borrower to comply with the agreed repayment terms. The loan classifications do not represent or result from trends or uncertainties which management expects will materially impact future operating results, liquidity or capital resources.

         There were no material amounts of other interest-bearing assets (interest-bearing deposits with other banks, municipal bonds, etc.) at June 30, 1998 which would be required to be disclosed as past due, non-accrual, restructured or potential problem loans, if such interest-bearing assets were loans.

         Non-interest income excluding securities transactions decreased $48,000 or 5.7% during the six months ended June 30, 1998 as compared to the same period in 1997. The increase for the quarter ended June 30, 1998 was $86,000 or 26.9% as compared to the comparable quarter in 1997. The decrease in the first six months of 1998 was due primarily to the gain on sale of loans of $248,000 during 1997. Excluding this component of non-interest income, there was an increase of $200,000 due primarily to increases in service charges on deposits ($28,000 or 9.7%), other fees and commissions ($134,000 or 54.7%) and other income ($38,000 or 57.6%). Commissions and service charges are monitored continually to insure maximum return based on costs and competition.

         Securities gains during the six months ended June 30, 1998 and 1997 amounted to $7,000 and $11,000, respectively, and related to transactions in the available-for-sale category. The gains during 1998 and 1997 were incurred primarily in conjunction with management's strategies to restructure the investment portfolio to improve the quality of the portfolio, to improve maturity distribution and to maintain a flexible position to react to market conditions.

         Non-interest expense increased $139,000 or 6.3% during the first six months of 1998 as compared to the same period in 1997. The increase for the quarter ended June 30, 1998 was $139,000 or 12.9% as compared to the quarter ended June 30, 1997. The increases in the first six months of 1998 were primarily attributable to an increase in furniture and equipment expenses and other expenses.

         Management is not aware of any current recommendations by the regulatory authorities which, if implemented, would have a material effect on the Registrant's liquidity, capital resources or operations.

         IMPACT OF INFLATION

         The primary impact which inflation has on the results of CSB's operations is evidenced by its effects on interest rates. Interest rates tend to reflect, in part, the financial market's expectations of the level of inflation and, therefore, will generally rise or fall as the level of expected inflation fluctuates. To the extent interest rates paid on deposits and other sources of funds rise or fall at a faster rate than the interest income earned on funds, loans or investments, net interest income will vary. Inflation also affects non-interest expenses as goods and services are purchased, although this has not appeared to have a significant effect on net earnings. If the inflation rate stays flat or increases slightly, the effect on profits will not be significant.

COMPARISON OF YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

         The purpose of this discussion is to provide insight into the financial condition and results of operations of CSB and its subsidiaries for the years ended December 31, 1997, 1996 and 1995. This discussion should be read in conjunction with the consolidated financial statements located at pages F-__ to F-__.

         GENERAL

         CSB is a one bank holding company which owns 96.14% of Bank. CSB was originally chartered in Ashland City, Tennessee. Bank is a community bank headquartered in Kingston Springs, Tennessee serving Cheatham County, Tennessee as its primary market area. CSB serves as a financial intermediary whereby its profitability is determined to a large degree by the interest spread it achieves and the successful measurement of risks. CSB's management believes that Cheatham County offers an environment for continued growth and CSB's target market is local consumers, professionals and small businesses. CSB offers a wide range of banking services and mortgage banking services, including checking, savings, and money market deposit accounts, certificates of deposits, and loans for consumer, commercial and real estate purposes. In addition, CSB offers sale of non-insured investment products and has a certified financial planner on staff for clients. Deposit instruments in the form of demand deposits, money market savings and certificates of deposits are offered to customers to establish CSB's core deposit base.

         In a market such as Cheatham County, management believes there is an opportunity to increase the loan portfolio. CSB has targeted commercial business lending, commercial and residential real estate lending, and consumer lending as areas of focus. It is CSB's intention to limit the size of its loan portfolio to approximately 75% to 80% of deposit balances; however, the quality of lending opportunities as well as the desired loan to deposit ratio will determine the size of the loan portfolio. As a practice, CSB generates substantially all of its own loans and occasionally buys participations from other institutions. CSB attempts to maintain a loan portfolio which is capable of adjustment to swings in interest rates. CSB's policy is to have a diverse loan portfolio. At December 31, 1997, no single industry segment accounted for more than 10% of the portfolio.

         CAPITAL RESOURCES, CAPITAL AND DIVIDENDS

         Regulations of the FDIC establish required minimum capital levels for the Bank. Under these regulations, banks must maintain certain capital levels as a percentage of average total assets (leverage capital ratio) and as a percentage of total risk-based assets (risk-based capital ratio). Under the risk-based requirements, various categories of assets and commitments are assigned a percentage related to credit risk ranging from 0% for assets backed by the full faith and credit of the United States to 100% for loans other than residential real estate loans and certain off-balance sheet commitments. Total capital is characterized as either Tier 1 capital - common stockholders' equity, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred - or total risk-based capital which includes the allowance for loan losses up to 1.25% of risk weighted assets, perpetual preferred stock, subordinated debt and various other hybrid capital instruments, subject to various limits. Goodwill is not includable in Tier 1 or total risk-based capital. CSB and its bank subsidiary must maintain a Tier 1 capital to risk-based assets of at least 4.0%, a total risk-based capital to risk-based assets ratio of at least 8.0% and a leverage capital ratio defined as Tier 1 capital to adjusted total assets for the most recent quarter of at least 4%. The same ratios are also required in order for a bank to be considered "adequately capitalized" under the FDIC's "prompt corrective action" regulations, which impose certain operating restrictions on institutions which are not adequately capitalized. CSB has a Tier 1 risk based ratio of 11.84%, a total risk-based capital ratio of 12.96% and a leverage capital ratio of 7.24% at December 31, 1997, and was therefore within the "well capitalized" category under the regulations. The subsidiary bank's ratios were substantially the same as those set forth for CSB.

         During 1997, Bank completed construction of a new branch at a total cost of approximately $700,000 of which approximately $225,000 was incurred during 1996.

         No material changes in the mix or cost of capital is anticipated in the foreseeable future.

         FINANCIAL CONDITION

         During 1997, total assets increased $19,453,000 or 16.8% from $115,535,000 at December 31, 1996 to $134,988,000 at December 31, 1997. Loans,
net of allowance for possible loan losses, increased from $66,179,000 to $75,642,000 or 14.3% during fiscal year 1997. The aggregate increases in loans for 1997 was due primarily to a 22.0% increase in real estate - mortgage loans and a 74.5% increase in real estate - construction loans. There was not a significant increase in commercial and consumer loans.

         Securities increased 25.3% from $39,272,000 at December 31, 1996 to $49,220,000 at December 31, 1997. The carrying value of securities of U.S. Treasury and other U.S. Government obligations increased $485,000, obligations of state and political subdivisions increased $1,988,000 and there was an increase in mortgage backed securities of $7,405,000. At December 31, 1997 and 1996 the market value of CSB's securities portfolio exceeded its amortized cost by $805,000 (1.7%) and $342,000 (0.9%), respectively. The weighted average yield (stated on a tax-equivalent basis, assuming a Federal income tax rate of 34%) of the securities at December 31, 1997 was 7.07% with an average maturity of 15.3 years, as compared to an average yield of 7.23% and an average maturity of 14.8 years at December 31, 1996.

         Effective January 1, 1994 CSB adopted the provisions of Statement of Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities". Under the provisions of the Statement, securities are to be classified in three categories and accounted for as follows:

               - Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost.

               - Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; and

               - Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.


         CSB's classification of securities as of December 31, 1997 is as follows:

                                                      HELD-TO-MATURITY                       AVAILABLE-FOR-SALE
                                              ----------------------------------    ---------------------------------
                                                                    ESTIMATED                             ESTIMATED
                                                 AMORTIZED           MARKET           AMORTIZED            MARKET
                                                   COST               VALUE              COST               VALUE
                                              ----------------    --------------    ---------------    --------------
                                                                           (In Thousands)
U.S. Treasury and other U.S. government
   agencies and corporations                  $           -                  -            12,002            12,089
Obligations of states and
   political subdivisions                             2,733              2,850             7,680             8,179
Corporate and other securities                            -                  -               466               466
Mortgage-backed securities                                -                  -            25,651            25,753
                                              -------------       ------------      ------------       -----------
                                              $       2,733              2,850            45,799            46,487
                                              =============       ============      ============       ===========


         A portion of the capital increase in 1995 was $1,427,000 which represents the unrealized gains in securities available-for-sale of $2,300,000 net of applicable tax expense of $873,000. There was a decrease in the net unrealized gain on available-for-sale securities during 1996 of $256,000 which resulted from a decrease in the unrealized gain on securities available for sale of $415,000, net of tax benefits of $159,000. During the year ended December 31, 1997, the net increase in capital totaled $208,000 which represents the unrealized appreciation in securities available-for-sale of $345,000 net of applicable taxes of $137,000.

         The increase in assets in 1997 was funded primarily by increases in deposits. Total deposits increased from $104,850,000 at December 31, 1996 to $122,878,000 at December 31, 1997 representing an increase of 17.2%. Demand deposits increased 22.1% from $12,836,000 at December 31, 1996 to $15,679,000 at December 31, 1997. Additionally, increases in certificates of deposit and individual retirement accounts of $11,331,000 (18.6%) contributed to the increases in deposits for 1997. Federal funds purchased decreased $285,000 in 1997. The subsidiary bank has lines of credit totaling $3,500,000. The outstanding balance at December 31, 1997 and 1996 was $375,000 and $660,000, respectively, which is included in the financial statements as Federal funds purchased. CSB has an unused line of credit of $1,500,000 at December 31, 1997 with other financial institutions.

         CSB's allowance for loan losses at December 31, 1997 was $958,000 as compared to $882,000 at December 31, 1996. Non-performing loans amounted to $179,000 at December 31, 1997 compared to $137,000 at December 31, 1996.

Non-performing loans are loans which have been placed on non-accrual status, loans 90 days past due plus renegotiated loans. Net charge-offs to average outstanding loans for 1997 was .22% as compared to .14% in 1996. Net charge-offs totaled $156,000 for 1997. In 1997 the provision exceeded net charge-offs by $76,000.

         The allowance for possible loan losses, amounting to $958,000 at December 31, 1997, represents 1.25% of total loans outstanding. At December 31, 1996, the allowance for possible loan losses represented 1.32% of total loans outstanding. Management has in place a system to identify and monitor problem loans. Management believes the allowance for possible loan losses at December 31, 1997 to be adequate.

         LIQUIDITY

         Liquidity represents the ability to efficiently and economically accommodate decreases in deposits and other liabilities, as well as fund increases in assets. A company has liquidity potential when it has the ability to obtain sufficient funds in a timely manner at a reasonable cost. The availability of funds through deposits, the purchase and sales of securities in the investment portfolio, the use of funds for consumer and commercial loans and the access to debt markets affect the liquidity of CSB. CSB's loan to deposit ratio was approximately 62.3% and 63.9% at December 31, 1997 and December 31, 1996, respectively.

         CSB's investment portfolio, as represented above, consists of earning assets that provide interest income. Federal Funds sold which are invested overnight are the most liquid of the investments. CSB had no Federal Funds sold at December 31, 1997 or 1996.

         Funds management decisions must reflect management's intent to maintain profitability in both the immediate and long-term earnings. CSB's rate sensitivity position has an important impact on earnings. Senior management of CSB meets monthly to analyze the rate sensitivity position of the subsidiary bank. These meetings focus on the spread between the subsidiary bank's cost of funds and interest yields generated primarily through loans and investments.

         CSB presently maintains a liability sensitive position over the 1997 year or a negative gap. Liability sensitivity means that more of CSB's liabilities are capable of repricing over certain time frames than assets. The interest rates associated with these liabilities may not actually change over this period but are capable of changing. For example, the six month gap is a picture of the possible repricing over a six month period. The following table shows the rate sensitivity gaps for different time periods as of December 31, 1997:


  INTEREST-RATE SENSITIVITY GAPS:       REPRICE         1-90          91-180        181-365        ONE YEAR
           (IN THOUSANDS)             IMMEDIATELY       DAYS           DAYS           DAYS        AND LONGER       TOTAL
----------------------------------------------------------------------------------------------------------------------------
Interest-earning assets              $         -        14,075          9,254        22,471          80,560        126,360
Interest-bearing liabilities              35,232        20,861         18,380        27,451           5,650        107,574
                                     -----------   -----------    -----------    ----------     -----------    -----------

Interest rate sensitivity            $   (35,232)       (6,786)        (9,126)       (4,980)         74,910         18,786
                                     ===========   ===========    ===========    ==========     ===========    ===========

Cumulative gap                       $   (35,232)      (42,018)       (51,144)      (56,124)         18,786
                                     ===========   ===========    ===========    ==========     ===========

Interest rate sensitivity
  gap as a % of total assets               (26.1)%        (5.0)%         (6.8)%        (3.7)%          55.5%
                                     ===========   ===========    ===========    ==========     ===========

Cumulative gap as a
  % of total assets                        (26.1)%       (31.1)%        (37.9)%       (41.6)%          13.9%
                                     ===========   ===========    ===========    ==========     ===========

         Historically, there has been no significant reduction in immediately withdrawable accounts such as negotiable order of withdrawal accounts, money market demand accounts, demand deposit and regular savings. Management does not anticipate that there will be significant withdrawals from these accounts in the future.

         It is anticipated that with present maturities, the anticipated growth in deposit base, and the efforts of management in its asset/liability management program, liquidity will not pose a problem in the foreseeable future. At the present time there are no known trends or any known commitments, demands, events or uncertainties that will result in or that are reasonably likely to result in the registrant's liquidity changing in any material way.

         RESULTS OF OPERATIONS

         Net earnings for the year ended December 31, 1997 were $1,640,000 an increase of $189,000 or 13.0% from fiscal year 1996. Net earnings for 1996 totaled $1,451,000 which was an increase of $318,000 or 28.1% from $1,133,000 for 1995. Basic earning per common share was $19.31 in 1997, $17.75 in 1996 and $14.09 in 1995. Diluted earnings per common share were $19.12, $17.69 and $14.09 in 1997, 1996 and 1995, respectively. Average earning assets increased $16,746,000 for the year ended December 31, 1997 as compared to year ended December 31, 1996. Average earning assets increased $12,097,000 for the year ended December 31, 1996 as compared to year ended December 31, 1995. Additionally, the net interest spread decreased from 5.20% in 1996 to 4.89% in 1997. The net interest spread was 5.07% in 1995. Net interest spread is defined as the effective yield on earning assets less the effective cost of deposits and borrowed funds, as calculated on a fully taxable equivalent basis.

         Net interest income before provision for loan losses for 1997 totaled $5,615,000 as compared to $5,113,000 for 1996 and $4,364,000 for 1995. The provision for loan losses was $232,000 in 1997 as compared to $222,000 in 1996 and $172,000 in 1995. Net charge-offs in 1997 were $156,000 as compared to $85,000 in 1996 and $61,000 in 1995.

         Non-interest income increased 32.9% to $1,497,000 in 1997 from $1,127,000 in 1996. This increase was due primarily to increases in other fees and commissions of $206,000, increases in service charges on deposits of $39,000 and a gain on sale of loans of $186,000. Non-interest income of $1,127,000 in 1996 was an increase of approximately 32.0% from $854,000 in 1995. The increase in 1996 resulted primarily from an increase in other fees and commissions and securities gains.

         Non-interest expense increased 13.4% to $4,352,000 in 1997 from $3,837,000 in 1996. Non-interest expense was $3,248,000 in 1995. Non-interest expense, which includes, among other things, salaries and employee benefits, occupancy expenses, furniture and fixtures expenses, data processing, Federal Deposit Insurance premiums, supplies and general operating costs, increased commensurate with the continued growth of CSB. The increase in 1997 was primarily attributable to an increase in salaries and employment benefits of $381,000 (19.6%), increases in occupancy expenses ($32,000 or 13.1%), furniture and equipment expenses of $63,000 or 22.7% and other operating expenses of $166,000 or 13.6%. These increases in expenses were partially attributable to opening a new branch in February of 1997 in Pleasant View, Tennessee. These increases were partially offset by a decrease in securities losses of $138,000. The non-interest expense increased approximately 18.1% from 1995 to 1996 and was due primarily to increases in salaries and employees benefits, occupancy expenses, furniture and equipment expenses, with an offset from the decrease in Federal Deposit Insurance premiums and securities losses.

         Management is not aware of any current recommendations by the regulatory authorities which, if implemented, would have a material effect on CSB's liquidity, capital resources or operations.

         CSB adopted Statement of Financial Accounting Standards No. 130 (SFAS
130) "Reporting Comprehensive Income". The new statement which becomes effective for years beginning after December 15, 1997, requires a new financial statement that includes unrealized gains and losses on certain assets and liabilities. The statement will provide additional information but will not impact existing statements.

         IMPACT OF INFLATION

         Unlike most industrial companies, the assets and liabilities of financial institutions such as CSB are primarily monetary in nature. Therefore, interest rates have a more significant effect on CSB's performance since they impact both interest revenues and interest costs.

STATISTICAL DATA FOR CSB

         DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY

         Interest Rate and Interest Differential

         The Schedule which follows indicates the average balances for each major balance sheet item, an analysis of net interest income and the change in interest income and interest expense attributable to changes in volume and changes in rates.

         The difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities is net interest income, which is the CSB's gross margin. Analysis of net interest income is more meaningful when income from tax-exempt earning assets is adjusted to a tax equivalent basis. Accordingly, the following schedule includes a tax-equivalent adjustment of tax-exempt earning assets, assuming a weighted average Federal income tax rate of 34%.

         In this Schedule "change due to volume" is the change in volume multiplied by the interest rate for the prior year. "Change due to rate" is the change in interest rate multiplied by the volume for the current year. Changes in interest income and expense not due solely to volume or rate changes are included in the "change due to rate" category.

     Non-accrual loans, if any, have been included in their respective loan category. Loan fees of $381,000, $409,000 and $253,000 for 1997, 1996 and 1995,
respectively, are included in consumer loan income and represent an adjustment of the yield on these loans.



                                                                             IN THOUSANDS, EXCEPT INTEREST RATES
                                                      -----------------------------------------------------------------------------
                                                                       1997                              1996
                                                      ---------------------------------------- ------------------------------------
                                                          Average     Interest       Income/      Average     Interest     Income/
                                                          Balance       Rate         Expense      Balance       Rate       Expense
                                                      -------------- ----------    ----------- ------------- ----------   ---------
Loans, net of unearned interest                            $ 70,558      10.58%         7,465        59,685      10.87%      6,487

Investment securities - taxable                              37,182       6.73          2,502        33,243       6.73       2,236
                                                           --------      -----     ----------  ------------  ---------    --------

Investment securities - tax exempt                            9,813       5.56            545         7,620       5.88         448
Taxable equivalent adjustment                                     -       2.86            281             -       3.03         231
                                                           --------      -----     ----------  ------------  ---------    --------
        Total tax-exempt investment securities                9,813       8.42            826         7,620       8.91         679
                                                           --------      -----     ----------  ------------  ---------    --------

        Total investment securities                          46,995       7.08          3,328        40,863       7.13       2,915
                                                           --------      -----     ----------  ------------  ---------    --------

Federal funds sold                                            1,124       5.34             60         1,383       5.35          74

Interest-bearing deposits in banks                                -          -              -             -          -           -
                                                           --------      -----     ----------  ------------  ---------    --------

        Total earning assets                                118,677       9.14         10,853       101,931       9.30       9,476
                                                           --------      -----     ----------  ------------  ---------    --------

Cash and due from banks                                       3,724                                   3,397

Allowance for possible loan losses                             (941)                                   (818)

Bank premises and equipment                                   3,389                                   2,904

Other assets                                                  2,363                                   1,947
                                                           --------                            ------------

        Total assets                                       $127,212                                 109,361
                                                           ========                            ============



                                                      IN THOUSANDS, EXCEPT
                                                         INTEREST RATES
                                                  -----------------------------
                                                         1997/1996 CHANGE
                                                  ----------------------------
                                                   Due to    Due to
                                                   Volume     Rate      Total
                                                  --------- --------- --------
Loans, net of unearned interest                     1,182     (204)       978

Investment securities - taxable                       266        -        266
                                                                      -------

Investment securities - tax exempt                    129      (32)        97
Taxable equivalent adjustment                          66      (16)        50
                                                                      -------
        Total tax-exempt investment securities        195      (48)       147
                                                                      -------

        Total investment securities                   437      (24)       413


Federal funds sold                                    (14)       -        (14)

Interest-bearing deposits in banks                      -        -          -
                                                                      -------

        Total earning assets                        1,557     (180)     1,377
                                                                      -------

Cash and due from banks

Allowance for possible loan losses

Bank premises and equipment

Other assets


        Total assets





                                                                                         IN THOUSANDS, EXCEPT INTEREST RATES
                                                   ------------------------------------------------------------------------------
                                                                     1997                              1996
                                                   --------------------------------------- -------------------------------------
                                                       Average     Interest       Income/      Average      Interest     Income/
                                                       Balance       Rate         Expense      Balance        Rate       Expense
                                                   ------------- ----------    ----------- ------------- -----------   ---------

Deposits:
     Negotiable order of withdrawal
       accounts                                        $ 10,284       2.37%           244        10,202        2.44%        249
     Money market demand accounts                        11,448       4.52            518         7,389        4.17         308
     Other savings accounts                              11,640       2.73            318        13,327        2.62         349
     Certificates of deposit and individual
       retirement accounts $100,000 and over             24,876       5.87          1,460        18,326        5.93       1,087
     Certificates of deposit and individual
       retirement accounts under $100,000                42,648       5.57          2,375        38,367        5.45       2,091
                                                   ------------  ---------     ----------  ------------  ----------    --------
         Total interest-bearing deposits                100,896       4.87          4,915        87,611        4.66       4,084
Demand                                                   14,960          -              -        12,372           -           -
                                                   ------------  ---------     ----------  ------------  ----------    --------
     Total deposits                                     115,856       4.24          4,915        99,983        4.08       4,084
                                                   ------------  ---------     ----------  ------------  ----------    --------

Federal funds purchased, securities
     sold under repurchase agreements
     and short-term debt                                    729       5.76             42           701        6.85          48
                                                   ------------  ---------     ----------  ------------  ----------    --------

          Total deposits and borrowed funds             116,585       4.25          4,957       100,684        4.10       4,132
                                                   ------------  ---------     ----------  ------------  ----------    --------

Other liabilities                                         1,321                                   1,234
Minority interest                                           347                                     296
Stockholders' equity                                      8,959                                   7,147
                                                   ------------                            ------------

      Total liabilities and stockholders' equity      $ 127,212                                 109,361
                                                   ============                            ============

Net interest income                                                                 5,896                                 5,344
                                                                               ==========                              ========

Net yield on earning assets                                           4.97%                                    5.24%
                                                                 =========                               ==========

Net interest spread                                                   4.89%                                    5.20%
                                                                 =========                               ==========


                                                          IN THOUSANDS, EXCEPT
                                                             INTEREST RATES
                                                     -------------------------------
                                                             1997/1996 CHANGE
                                                     -------------------------------
                                                        Due to    Due to
                                                        Volume     Rate      Total
                                                     --------- --------- -----------

Deposits:
     Negotiable order of withdrawal
       accounts                                           2        (7)        (5)
     Money market demand accounts                       169        41        210
     Other savings accounts                             (44)       13        (31)
     Certificates of deposit and individual
       retirement accounts $100,000 and over            388       (15)       373
     Certificates of deposit and individual
       retirement accounts under $100,000               233        51        284
                                                                       ---------
         Total interest-bearing deposits                619       212        831
Demand                                                                         -
                                                                       ---------
     Total deposits                                     648       183        831
                                                                       ---------

Federal funds purchased, securities
     sold under repurchase agreements
     and short-term debt                                  2        (8)        (6)
                                                                       ---------

          Total deposits and borrowed funds             652       173        825
                                                                       ---------

Other liabilities
Minority interest
Stockholders' equity


      Total liabilities and stockholders' equity


Net interest income                                                          552
                                                                       =========

Net yield on earning assets


Net interest spread





                                                                        IN THOUSANDS, EXCEPT INTEREST RATES
                                                     ---------------------------------------------------------------------
                                                                     1996                            1995
                                                     ------------------------------------- -------------------------------
                                                       Average     Interest    Income/      Average     Interest  Income/
                                                       Balance       Rate      Expense      Balance       Rate    Expense
                                                     -----------  ---------  -----------  ----------   --------- ---------
Loans, net of unearned interest                        $ 59,685     10.87%      6,487        49,766      11.06%    5,505

Investment securities - taxable                          33,243      6.73       2,236        33,270       6.44     2,143
                                                     ----------   -------    --------     ---------    -------   -------

Investment securities - tax exempt                        7,620      5.88         448         5,802       6.12       355
Taxable equivalent adjustment                                 -      3.03         231             -       3.15       183
                                                     ----------   -------    --------     ---------    -------   -------
     Total tax-exempt investment securities               7,620      8.91         679         5,802       9.27       538
                                                     ----------   -------    --------     ---------    -------   -------

     Total investment securities                         40,863      7.13       2,915        39,072       6.86     2,681
                                                     ----------   -------    --------     ---------    -------   -------

Federal funds sold                                        1,383      5.35          74           918       5.66        52

Interest-bearing deposits in banks                            -         -           -            78       6.41         5
                                                     ----------   -------    --------     ---------    -------   -------

     Total earning assets                               101,931      9.30       9,476        89,834       9.18     8,243
                                                     ----------   -------    --------     ---------    -------   -------

Cash and due from banks                                   3,397                               3,384

Allowance for possible loan losses                         (818)                               (685)

Bank premises and equipment                               2,904                               2,535

Other assets                                              1,947                               1,159
                                                     ----------                           ---------

     Total assets                                     $ 109,361                              96,227
                                                     ==========                           =========


                                                 IN THOUSANDS, EXCEPT
                                                    INTEREST RATES
                                             ----------------------------
                                                   1996/1995 CHANGE
                                             ----------------------------
                                              Due to    Due to
                                              Volume     Rate      Total
                                             --------- --------- --------

Loans, net of unearned interest                 1,097      (115)      982

Investment securities - taxable                     2        91        93
                                                                   ------

Investment securities - tax exempt                111       (18)       93
Taxable equivalent adjustment                      57        (9)       48
                                                                   ------
     Total tax-exempt investment securities       168       (27)      141
                                                                   ------

     Total investment securities                  123       111       234
Federal funds sold                                 26        (4)       22

Interest-bearing deposits in banks                 (5)        -        (5)
                                                                   ------

     Total earning assets                       1,111       122     1,233
                                                                   ------

Cash and due from banks

Allowance for possible loan losses

Bank premises and equipment

Other assets


     Total assets





                                                                        IN THOUSANDS, EXCEPT INTEREST RATES
                                                    ---------------------------------------------------------------------------
                                                                         1996                         1995
                                                    --------------------------------------  ---------------------------------
                                                        Average      Interest     Income/      Average    Interest   Income/
                                                        Balance        Rate       Expense      Balance      Rate     Expense
                                                    -------------  ----------  -----------  ------------ ---------  ---------

Deposits:
     Negotiable order of withdrawal
       accounts                                        $ 10,202        2.44%        249        10,328       2.56%      264
     Money market demand accounts                         7,389        4.17         308         5,143       3.87       199
     Other savings accounts                              13,327        2.62         349        12,995       2.77       360
     Certificates of deposit and individual
       retirement accounts $100,000 and over             18,326        5.93       1,087        13,796       6.16       850
     Certificates of deposit and individual
       retirement accounts under $100,000                38,367        5.45       2,091        35,619       5.46     1,944
          Total interest-bearing
            deposits                                     87,611        4.66       4,084        77,881       4.64     3,617

Demand                                                   12,372           -           -        11,167          -         -
     Total deposits                                      99,983        4.08       4,084        89,048       4.06     3,617

Federal funds purchased, securities
     sold under repurchase agreements
     and short-term debt                                    701        6.85          48           955       8.27        79

          Total deposits and
            borrowed funds                              100,684        4.10       4,132        90,003       4.11     3,696

Other liabilities                                         1,234                                   686
Minority interest                                           296                                   239
Stockholders' equity                                      7,147                                 5,299
                                                                                              -------

     Total liabilities and
       stockholders' equity                           $ 109,361                                96,227
                                                                                              =======

Net interest income                                                               5,344                              4,547
Net yield on earning assets                                            5.24%                                5.06%
                                                                                                           =====
Net interest spread                                                    5.20%                                5.07%
                                                                                                           =====


                                              ------------------------------
                                                    1996/1995 CHANGE
                                              ------------------------------
                                               Due to    Due to
                                               Volume     Rate        Total
                                              --------  --------    --------

Deposits:
     Negotiable order of withdrawal
       accounts                                    (3)      (12)        (15)
     Money market demand accounts                  87        22         109
     Other savings accounts                         9       (20)        (11)
     Certificates of deposit and individual
       retirement accounts $100,000 and over      279       (42)        237
     Certificates of deposit and individual
       retirement accounts under $100,000         150        (3)        147
                                                                     ------
          Total interest-bearing
            deposits                              451        16         467

Demand                                                                    -
                                                                     ------
     Total deposits                               444        23         467
                                                                     ------

Federal funds purchased, securities
     sold under repurchase agreements
     and short-term debt                          (21)      (10)        (31)
                                                                     ------

          Total deposits and
            borrowed funds                        439        (3)        436
                                                                     ------

Other liabilities
Minority interest
Stockholders' equity

     Total liabilities and
       stockholders' equity

Net interest income                                                     797
                                                                     ======
Net yield on earning assets
Net interest spread

     INVESTMENT PORTFOLIO

     Securities at December 31, 1997 consist of the following:


                                                                      SECURITIES HELD-TO-MATURITY
                                              ----------------------------------------------------------------------------
                                                                             (In Thousands)
                                                                       Gross               Gross             Estimated
                                                  Amortized         Unrealized          Unrealized            Market
                                                    Cost               Gains              Losses               Value
                                              -----------------  -----------------   -----------------   -----------------
                Obligations of state and
                    political subdivisions     $          2,733                117                   -               2,850
                                              =================  =================   =================   =================



                                                                     SECURITIES AVAILABLE-FOR-SALE
                                              ----------------------------------------------------------------------------
                                                                             (In Thousands)
                                                                       Gross               Gross             Estimated
                                                  Amortized         Unrealized          Unrealized            Market
                                                    Cost               Gains              Losses               Value
                                              -----------------  -----------------   -----------------   -----------------
                U.S. Treasury and other
                    government agencies
                    and corporations          $         12,002                 89                   2              12,089
                Obligations of state and
                    political subdivisions               7,680                499                   -               8,179
                Corporate and
                    other securities                       466                  -                   -                 466
                Mortgage-backed
                    securities                          25,651                175                  73              25,753
                                              -----------------  -----------------   -----------------   -----------------

                                              $         45,799                763                  75              46,487
                                              =================  =================   =================   =================

     Securities at December 31, 1996 consist of the following:


                                                                      SECURITIES HELD-TO-MATURITY
                                              ----------------------------------------------------------------------------
                                                                             (In Thousands)
                                                                       Gross               Gross             Estimated
                                                  Amortized         Unrealized          Unrealized            Market
                                                    Cost               Gains              Losses               Value
                                              ----------------   ----------------    ----------------    ----------------
                Obligations of state and
                    political subdivisions     $         1,527                  3                   -               1,530
                                              ================   ================    ================    ================


                                                                     SECURITIES AVAILABLE-FOR-SALE
                                              ----------------------------------------------------------------------------
                                                                             (In Thousands)
                                                                       Gross               Gross             Estimated
                                                  Amortized         Unrealized          Unrealized            Market
                                                    Cost               Gains              Losses               Value
                                              -----------------  -----------------   -----------------   -----------------
                U.S. Treasury and other
                    government agencies
                    and corporations           $        11,581                103                  80              11,604
                Obligations of state and
                    political subdivisions               7,145                256                   4               7,397
                Corporate and
                    other securities                       396                  -                   -                 396
                Mortgage-backed
                    securities                          18,284                176                 112              18,348
                                              -----------------  -----------------   -----------------   -----------------

                                               $        37,406                535                 196              37,745
                                              =================  =================   =================   =================

         The following schedule details the estimated maturities and weighted average yields of securities of CSB at December 31, 1997:


                                                                                     Estimated Market    Weighted Average
                    Held-To-Maturity Securities                   Amortized Cost           Value              Yields
                    ---------------------------                  ----------------    -----------------   ----------------
                                                                                      (In Thousands)

                    Obligations of states and political subdivisions*:
                         Less than one year                       $           127                 128               7.31%
                         One to five years                                  1,178               1,213               8.33
                         Five to ten years                                  1,428               1,509               8.45
                                                                 ----------------    ----------------    ---------------
                            Total held-to-maturity securities     $         2,733               2,850               8.34%
                                                                 ================    ================    ===============


         * Weighted average yield is stated on a tax-equivalent basis, assuming a weighted average Federal income tax rate of 34%.


                                                                                     Estimated Market    Weighted Average
                    Available-For-Sale Securities                 Amortized Cost           Value              Yields
                    -----------------------------                ----------------    ----------------    ----------------
                                                                                      (In Thousands)
                    Obligations of U.S. Treasury and
                       other U.S. Government agencies
                       and corporations, including
                       mortgage-backed securities:
                         Less than one year                       $         5,455               5,484               6.64%
                         One to five years                                 17,697              17,819               6.63
                         Five to ten years                                  7,496               7,521               6.96
                         More than ten years                                7,005               7,018               6.64
                                                                 ----------------    ----------------    ---------------
                            Total securities of
                              U.S. Treasury and other
                              U.S. Government agencies
                              and corporations                             37,653              37,842               6.70
                                                                 ----------------    ----------------    ---------------

                    Obligations of states and political subdivisions*:
                         Less than one year                                   202                 203               7.35
                         One to five years                                  1,308               1,393               8.55
                         Five to ten years                                  1,508               1,649               8.44
                         More than ten years                                4,662               4,934               8.40
                                                                 ----------------    ----------------    ---------------
                            Total obligations of states
                              and political subdivisions                    7,680               8,179               8.41
                                                                 ----------------    ----------------    ---------------

                    Other:
                       Federal Home Loan Bank stock                           403                 403                  -
                       Other                                                   63                  63                  -
                                                                 ----------------    ----------------    ---------------
                            Total available-for-sale
                              securities                          $        45,799              46,487               6.99%
                                                                 =================   =================   ===============

         * Weighted average yield is stated on a tax-equivalent basis, assuming a weighted average Federal income tax rate of 34%.

         LOAN PORTFOLIO

         Loan Types

               The following schedule details the loans of CSB at December 31, 1997 and 1996:


                                                                                                 In Thousands
                                                                                     -------------------------------------
                                                                                           1997                1996
                                                                                     -----------------   -----------------
                    Commercial, financial and agricultural                            $        24,590              23,537
                    Real estate - construction                                                  6,011               3,444
                    Real estate - mortgage                                                     30,094              24,665
                    Consumer                                                                   16,018              15,486
                                                                                     ----------------    ----------------
                       Total loans                                                             76,713              67,132
                    Less unearned interest                                                        113                  71
                                                                                     ----------------    ----------------
                       Total loans, net of unearned interest                                   76,600              67,061
                    Less allowance for possible loan losses                                       958                 882
                                                                                     ----------------    ----------------
                       Net loans                                                      $        75,642              66,179
                                                                                     ================    ================

         Maturities and Sensitivities of Loans to Changes in Interest Rates

         The following schedule details maturities and sensitivities to interest rates changes for commercial loans of CSB at December 31, 1997:




                                                                      1 Year to
                                                   Less Than          Less Than           After 5
                                                    1 Year*            5 Years            Years             Total
                                                ---------------    --------------     --------------     ------------
                Maturity Distribution:
                    Commercial, financial
                       and agricultural          $      11,864             10,093              2,633           24,590
                    Real estate -
                       construction                      6,011                  -                  -            6,011
                                                --------------     --------------     --------------     ------------
                                                 $      17,875             10,093              2,633           30,601
                                                ==============     ==============     ==============     ============

                Interest-Rate Sensitivity:
                    Fixed interest rates         $       2,345             10,093              2,633           15,071
                    Floating or adjustable
                       interest rates                   15,530                  -                  -           15,530
                                                --------------     --------------     --------------     ------------
                       Total commercial,
                         financial and
                         agricultural
                         loans and
                         real estate
                         construction
                         loans                   $      17,875             10,093              2,633           30,601
                                                ==============     ==============     ==============     ============

         * Includes demand loans, bankers acceptances, commercial paper and overdrafts.

         Risk Elements

         The following schedule details selected information as to non-performing loans of CSB at December 31, 1997 and 1996:



                                                                                                 In Thousands
                                                                                     ------------------------------------
                                                                                           1997                1996
                                                                                     -----------------   ----------------
                Non-accrual loans:
                    Commercial, financial and agricultural                            $            57                   -
                    Real estate - construction                                                      -                   -
                    Real estate - mortgage                                                          -                   -
                    Consumer                                                                       25                 106
                    Lease financing receivable                                                     42                   -
                                                                                     ----------------    ----------------
                       Total non-accrual                                              $           124                 106
                                                                                     ================    ================

                Loans 90 days past due:

                    Commercial, financial and agricultural                            $            52                  18
                    Real estate - construction                                                      -                   -
                    Real estate - mortgage                                                          -                   -
                    Consumer                                                                        3                  13
                    Lease financing receivable                                                      -                   -
                                                                                     ----------------    ----------------
                       Total loans 90 days past due                                   $            55                  31
                                                                                     ================    ================

                Renegotiated loans:

                    Commercial, financial and agricultural                            $             -                   -
                    Real estate - construction                                                      -                   -
                    Real estate - mortgage                                                          -                   -
                    Consumer                                                                        -                   -
                    Lease financing receivable                                                      -                   -
                                                                                     ----------------    ----------------
                       Total renegotiated loans past due                              $             -                   -
                                                                                     ================    ================

                Loans current - considered uncollectible                              $             -                   -
                                                                                     ================    ================

                       Total non-performing loans                                     $           179                 137
                                                                                     ================    ================

                       Total loans, net of unearned interest                          $        76,600              67,061
                                                                                     ================    ================

                       Percent of total loans outstanding,
                         net of unearned interest                                                0.23%               0.20%
                                                                                     ================    ================

                Other real estate                                                     $            70                   -
                                                                                     ================    ================

         The accrual of interest income is discontinued when it is determined that collection of interest is less than probable or the collection of any amount of principal is doubtful. The decision to place a loan on a non-accrual status is based on an evaluation of the borrower's financial condition, collateral liquidation value, economic and business conditions and other factors that affect the borrower's ability to pay. At the time a loan is placed on a non-accrual status, the accrued but unpaid interest is also evaluated as to collectibility. If collectibility is doubtful, the unpaid interest is charged off. Thereafter, interest on non-accrual loans is recognized only as received. Loans on non-accrual status totaled $124,000 and $106,000 at December 31, 1997 and 1996, respectively.

         At December 31, 1997, loans totaling $1,084,000 were included in the Bank's internal classified loan list. Of these loans, $614,000 are real estate and $470,000 are consumer. The collateral valuations received by management securing these loans total approximately $988,000 ($650,000 related to real estate, $338,000 related to consumer loans). Such loans are listed as classified when information obtained about possible credit problems of the borrower has prompted management to question the ability of the borrower to comply with the repayment terms of the loan agreement. The loan classifications do not represent or result from trends or uncertainties which management expects will materially impact future operating results, liquidity or capital resources.

         At December 31, 1997, other real estate totaled $70,000 and consisted of one commercial property. There was no other real estate at December 31, 1996. Management is attempting to sell the property included in other real estate at December 31, 1997 and no loss is anticipated thereon.

         Other Interest-Bearing Assets

         There were no material amounts of other interest-bearing assets (interest-bearing deposits with other banks, municipal bonds, etc.) at December 31, 1997 which would be required to be disclosed as past due, non-accrual, restructured or potential problem loans, if such interest-bearing assets were loans.

         SUMMARY OF LOAN LOSS EXPERIENCE

         The following schedule details selected information related to the allowance for possible loan loss account of CSB at December 31, 1997 and 1996 and the years then ended.



                                                                                   In Thousands Except Percentages
                                                                                   -------------------------------
                                                                                          1997           1996
                                                                                     ------------    -----------

         Allowance for possible loan losses at beginning of period                    $       882            745
                                                                                     ------------    -----------
         Less:  net loan charge-offs:
                Charge-offs:
                    Commercial, financial and agricultural                                     65             58
                    Real estate  - construction                                                 -              -
                    Real estate - mortgage                                                     19              1
                    Consumer                                                                  112             61
                    Lease financing                                                             -              -
                                                                                     ------------    -----------
                                                                                              196            120
                                                                                     ------------    -----------
                Recoveries:
                    Commercial, financial and agricultural                                     25              9
                    Real estate  - construction                                                 -              -
                    Real estate - mortgage                                                      3              3
                    Consumer                                                                   12             23
                    Lease financing                                                             -              -
                                                                                     ------------    -----------
                                                                                               40             35
                                                                                     ------------    -----------
                       Net loan charge-offs                                                   156             85
                                                                                     ------------    -----------
         Provision for possible loan losses charged to expense                                232            222
                                                                                     ------------    -----------
         Allowance for possible loan losses at end of period                          $       958            882
                                                                                     ============    ===========
         Total loans, net of unearned interest, at end of year                        $    76,600         67,061
                                                                                     ============    ===========
         Average total loans outstanding,
           net of unearned interest, during year                                      $    70,558         59,685
                                                                                     ============    ===========
        Net charge-offs as a percentage of average
          total loans outstanding, net of unearned
          interest, during year                                                              0.22%          0.14%
                                                                                     ============    ===========
        Ending allowance for possible loan losses as a
           percentage of total loans outstanding
           net of unearned interest, at end of year                                          1.25%          1.32%
                                                                                     ============    ===========


         The allowance for possible loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible. The provision for possible loan losses charged to operating expense is based on past loan loss experience and other factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such other factors considered by management include growth and composition of the loan portfolio, review of specific loan problems, the relationship of the allowance for possible loan losses to outstanding loans, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions that may affect the borrower's ability to pay.

         Management conducts a continuous review of all loans that are delinquent, previously charged down or loans which are determined to be potentially uncollectible. Loan classifications are reviewed periodically by a person independent of the lending function. The CSB Board periodically reviews the adequacy of the allowance for possible loan losses.

         The breakdown of the allowance by loan category is based in part on evaluations of specific loans, past history and economic conditions within specific industries or geographic areas. Accordingly, since all of these conditions are subject to change, the allocation is not necessarily indicative of the breakdown of the future losses.

The following detail provides a breakdown of the allocation of the allowance for possible loan losses:


                                                      December 31, 1997                      December 31, 1996
                                              -----------------------------------    ----------------------------------
                                                                     Percent of                          Percent of
                                                                   Loans In Each                        Loans In Each
                                                                    Category To                          Category To
                                                In Thousands        Total Loans       In Thousands       Total Loans
                                              ----------------   ----------------    ---------------   ----------------
         Commercial, financial
           and agricultural                   $           467                 32%    $          396                 35%
         Real estate - construction                        17                  8                 15                  5
         Real estate - mortgage                           137                 39                161                 37
         Consumer                                         337                 21                310                 23
                                              ---------------    ---------------     --------------    ---------------
                                              $           958                100%    $          882                100%
                                              ===============    ===============     ==============    ===============


Deposits

The average amounts and average interest rates for deposits for 1997 and 1996 are detailed in the following schedule:



                                                               1997                                   1996
                                                --------------------------------   --------------------------------
                                                     Average                           Average
                                                     Balance                           Balance
                                                ----------------       Average     ---------------        Average
                                                  In Thousands          Rate        In Thousands           Rate
                                                ----------------   -------------   ---------------     ------------
        Non-interest bearing deposits           $      14,960                -%         12,372                 -%
        Negotiable order of withdrawal
          accounts                                     10,284             2.37          10,202              2.44
        Money market demand accounts                   11,448             4.52           7,389              4.17
        Other savings accounts                         11,640             2.73          13,327              2.62
        Certificates of deposit and
          individual retirement accounts
          $100,000 and over                            24,876             5.87          18,326              5.93
        Certificates of deposit and
          individual retirement accounts
          under $100,000                               42,648             5.57          38,367              5.45
                                                -------------      -----------    ------------        ----------

                                                $     115,856             4.24%         99,983              4.08%
                                                =============      ===========    ============        ==========



         The following schedule details the maturities of certificates of deposit and individual retirement accounts of $100,000 and over at December 31, 1997:


                                                                                          Total
                                                                                     ---------------
                                                                                      In Thousands
                                                                                     ---------------
        Less than three months                                                       $        8,247

        Three to six months                                                                   6,247

        Six to twelve months                                                                 11,537

        More than twelve months                                                               1,410
                                                                                     --------------
                                                                                     $       27,441
                                                                                     ==============

         RETURN ON EQUITY AND ASSETS

         The following schedule details selected key ratios of CSB at December 31, 1997, 1996, and 1995:


                                                                               1997               1996              1995
                                                                          ---------------    --------------    --------------
        Return on assets
               (Net income divided by average total assets)                    1.29%              1.33%              1.18%
        Return on equity
               (Net income divided by average equity)                         18.31%             20.30%             21.38
        Dividend payout ratio
               (Dividends declared per share divided
               by net income per share)                                           -%                 -%                 -%
        Equity to assets ratio
               (Average equity divided by average
               total assets)                                                   7.04%              6.53%              5.51%
        Leverage capital ratio
               (Equity divided by fourth quarter average total
               assets, excluding the net unrealized gain or loss
               on available-for-sale securities)                               7.24%              7.45%              6.79%

         The minimum leverage capital ratio required by the regulatory agencies is 4%.

         Beginning January 1, 1991, new risk-based capital guidelines were adopted by regulatory agencies. Under these guidelines, a credit risk is assigned to various categories of assets and commitments ranging from 0% to 100% based on the risk associated with the asset.

         The following schedule details CSB's risk-based capital at December 31, 1997 (excluding the net unrealized gain on available-for-sale securities which is shown as an addition to stockholders' equity in the consolidated financial statements).


                                                                                      In Thousands
                                                                                     --------------
        Tier I capital:
               Stockholders' equity, including minority
                   interest and excluding the net
                   unrealized gain on available-for-sale
                   securities                                                              $ 10,120
        Total risk-based capital:
               Allowable allowance for loan losses
                   (limited to 1.25% of risk-weighted
                   assets)                                                                      958
                                                                                     --------------
        Total capital                                                                      $ 11,078
                                                                                     ==============

        Risk-weighted assets                                                               $ 85,451
                                                                                     ==============

        Risk-based capital ratios:
               Tier I capital ratio                                                           11.84%
                                                                                     ==============
               Total risk-based capital ratio                                                 12.96%
                                                                                     ==============



         CSB is required to maintain a total risk-based capital to risk weighted asset ratio of 8% and a Tier 1 capital to risk weighted asset ratio of 4%. At December 31, 1997, CSB and its subsidiary bank were in compliance with these requirements.

The following schedule details CSB's interest rate sensitivity at December 31, 1997:


        (In Thousands)                                                  Repricing Within
                                         -------------------------------------------------------------------------------
                                             Total      0-30 Days   31-90 Days   91-180 Days  181-365 Days  Over 1 Year
                                         ------------ ------------ ------------ ------------ ------------- -------------
        Earning assets:
            Loans, net of unearned
             interest                     $   76,600        4,604        7,049        5,686         14,648        44,613
            Securities                        49,220          673        1,209        3,568          7,823        35,947
            Loans held for sale                  540          540            -            -              -             -
                                         -----------  -----------  -----------  -----------  -------------   -----------
                  Total earning assets       126,360        5,817        8,258        9,254         22,471        80,560
                                         -----------  -----------  -----------  -----------  -------------   -----------

        Interest-bearing liabilities:
            Negotiable order of
               withdrawal accounts            10,811       10,811            -            -              -             -
            Money market demand
               accounts                       15,040       15,040            -            -              -             -
            Savings deposits                   9,006        9,006            -            -              -             -
            Certificates of deposit,
               $100,000 and over              21,082        2,177        4,886        4,319          9,251           449
            Certificates of deposit,
               under $100,000                 41,742        4,780        7,825       12,373         14,570         2,194
            Individual retirement
               accounts                        9,518          387          806        1,688          3,630         3,007
            Federal funds purchased              375          375            -            -              -             -
                                         -----------  -----------  -----------  -----------  -------------   -----------
                  Total interest bearing
                    liabilities              107,574       42,576       13,517       18,380         27,451         5,650
                                         -----------  -----------  -----------  -----------  -------------   -----------

        Interest-sensitivity gap          $   18,786      (36,759)      (5,259)      (9,126)        (4,980)       74,910
                                         ===========  ===========  ===========  ===========  =============   ===========

        Cumulative gap                                    (36,759)     (42,018)     (51,144)       (56,124)       18,786
                                                      ===========  ===========  ===========  =============   ===========

        Interest-sensitivity gap
            as % of total assets                            (27.2)        (3.9)        (6.8)          (3.7)         55.5
                                                      ===========  ===========  ===========  =============   ===========

        Cumulative gap as % of
            total assets                                    (27.2)       (31.1)       (37.9)         (41.6)         13.9
                                                      ===========  ===========  ===========  =============   ===========


         CSB presently maintains a liability sensitive position over the next twelve months. However, management expects that liabilities of a demand nature will renew and that it will not be necessary to replace them with significantly higher cost funds.

                        ADDITIONAL INFORMATION ABOUT BANK

GENERAL.

     Bank was organized and incorporated under the laws of the State of Tennessee as a commercial bank in 1910 as The Bank of Kingston Springs. In 1993, after several name changes, Bank became known as Cheatham State Bank. Bank has three wholly-owned subsidiaries: Community Finance Company, an industrial loan and thrift organized in 1994, CSB Insurance Services, Inc., a full-service insurance agency, and CSB Acceptance Corporation, an industrial loan and thrift for lease financing activities. Bank is insured under the Federal Deposit Insurance Act, with deposits insured up to the applicable limits thereof, and Bank is not a member of the Federal Reserve system.

         Bank provides a wide range of retail banking services, including checking and savings accounts; certificates of deposit; individual retirement accounts; commercial, real estate, and consumer loans; safe deposit boxes; and trust services. There is no individual customer or group of customers the loss of which will have a material adverse effect on the operations of Bank. No significant portion of Bank's loans is concentrated within a single industry or group of related industries.

REGULATION AND SUPERVISION OF BANK.

     Bank is incorporated and operating under the banking laws of the State of Tennessee and as such, is subject to the provisions of the Tennessee Banking Act ("TBA") and the supervision of and regulation by the TDFI. Bank is also a member of the FDIC and therefore is subject to the provisions of the Federal Deposit Insurance Act and to supervision and examination by the FDIC.

         Bank is subject to the same risk-weighted capital guidelines and other capital adequacy computations described above for CSB. Since CSB is a bank holding company with consolidated assets of less than $150 million, the capital guidelines and capital adequacy computations are applied on a "bank only" basis. The following table sets forth the current regulatory requirements for capital ratios of banks as compared with Bank's capital ratios at June 30, 1998.


                                                        ----------------------- ---------------------- -----------------------
                                                                                  TIER 1 CAPITAL TO       TOTAL CAPITAL TO
                                                                                    RISK-WEIGHTED          RISK-WEIGHTED
                                                          LEVERAGE RATIO(1)           ASSETS(2)              ASSETS(3)
           -------------------------------------------- ----------------------- ---------------------- -----------------------
            REGULATORY MINIMUM                                 4.00-5.00%                   4.00%                  8.00%
           -------------------------------------------- ----------------------- ---------------------- -----------------------
            BANK AT JUNE 30, 1998                               7.2%                        11.7%                  12.9%
           -------------------------------------------- ----------------------- ---------------------- -----------------------

         (1) The leverage ratio is defined as the ratio of Tier 1 capital (using final 1992 risk-based capital guidelines to define Tier 1 capital) to average assets, net of goodwill. Federal Reserve Board Guidelines provide that all bank holding companies (other than those that meet certain criteria) maintain a minimum leverage ratio of 3%, plus an additional cushion of 100 to 200 basis points. The guidelines also state that banking organizations experiencing internal growth or making acquisitions will be expected to maintain "strong capital positions" substantially above the minimum supervisory levels without significant reliance on intangible assets.

         (2) Shareholders' equity less goodwill (Tier 1 capital) divided by risk-weighted assets.

         (3) Tier 1 capital plus reserve for possible loan losses (limited to 1.25% of total risk-weighted assets) plus qualified subordinated and convertible debt (Tier 2 capital) divided by risk-weighted assets.

         Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However, management is unable to predict whether and when higher capital requirements would be imposed and, if so, at what levels and on what schedule.

PROPERTIES

     Bank currently operates out of its main office located in Kingston Springs, Tennessee. Bank also operates 3 branches in the Cheatham County area. The main office and each of the properties on which branches of Bank are located is owned by CSB or leased by Bank or Bank's subsidiaries.

COMPETITION

         Bank accepts checking and savings deposits and makes commercial real estate, and consumer loans. Bank also offers many customary services, including but not limited to cashier's checks, bank-by-mail, automatic check deposit and traveler's checks. The banking business in Tennessee and in the markets served by Bank is highly competitive. Bank competes for loans and deposits with other commercial banks, savings banks, finance companies, credit unions and other financial institutions. In addition, other entities (both governmental and private industry) seeking to raise capital through the issuance and sale of debt or equity securities, mutual funds or tax deferred annuities also provide competition for each of the entities in the acquisition of deposits. Larger commercial banks have greater lending limits than does Bank and may perform certain other functions Bank does not or cannot currently offer.

         In order to compete with other financial institutions in its primary service area, Bank relies primarily upon local promotional activities, customer referrals, personal contact by its officers, directors, employees and shareholders, and specialized services. While there are many other commercial banks and lending institutions in the primary service areas of Bank, Bank believes its emphasis on customer service and personal contact set it apart from its competitors.

RECENT LEGISLATION AND OTHER CHANGES

         From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks and other financial institutions are frequently made in Congress, in the Tennessee legislature and before various bank regulatory agencies. The likelihood of any major changes and the impact such changes might have on Bank are impossible to predict.

EMPLOYEES

         Bank has 52 full-time equivalent employees as of June 30, 1998.

LEGAL PROCEEDINGS

         No material legal proceedings are pending against Bank other than ordinary, routine litigation incidental to the business of Bank.

DIVIDENDS

         Bank is a legal entity separate and distinct from CSB. However, the principal source of CSB's revenues is from dividends declared by Bank to CSB. Under Tennessee law, Bank can only pay dividends out of its undivided profits which, at June 30, 1998 was approximately $8,225,000. This amount will be increased by Bank's net earnings and decreased by any losses. Any transfer from Bank's surplus accounts to undivided profits accounts requires the prior approval of the Commissioner. Bank's ability to pay dividends is dependent upon its ability to meet recommended capital levels as established from time to time by the FDIC. No assurance can be given of any future dividend payments.

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information concerning Bank's directors and executive officers as of June 30, 1998:





                  NAME                               AGE             POSITION AND PRINCIPAL OCCUPATION FOR PAST 5 YEARS
                  ----                               ---                                               ----------------
John L. Borum                                         86       Director; Retired/Investor
Alton Denney                                          62       Director; Senior VP, Cheatham State Bank
Marion Fowlkes                                        49       Director; Part Owner, Hickerson Fowlkes Architects
Vernon Malone                                         76       Director; Retired/Contractor
W.R. Murray                                           56       Director; Owner, Harpeth Clock Company
James T. Perry                                        47       Director; Accountant Delta Dental Plan of TN
Hubert A. Reigle                                      71       Director; Retired/Real Estate Developer
Bob Saunders                                          73       Director; Retired/Real Estate Developer
Gary L. Scott                                         52       Director, President, Cheatham State Bank
Debbie Thrash                                         42       Executive Vice President and CFO, Cheatham State Bank
Jason West                                            32       Executive Vice President, Cheatham State Bank


TRANSACTIONS WITH MANAGEMENT

         Directors and executive officers of Bank, including associates and members of their immediate families, have been customers of and had transactions including loans and commitments to lend with Bank in the ordinary course of business. All such loans and commitments were made by Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. On June 30, 1998, the aggregate of these related party loans was approximately $1,457,146 million or approximately 1.77% of total consolidated loans of Bank.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1998 AND 1997

         The purpose of this discussion is to provide insight into the financial condition and results of operations of the Bank and its subsidiaries for the six months ended June 30, 1998 and 1997. This discussion should be read in conjunction with the consolidated financial statements located at pages FF-__ to FF-__. Reference should also be made to the Bank's financial statements and statistical data for the year ended December 31, 1997 for a more complete discussion of factors that impact liquidity, capital and the results of operations.

         LIQUIDITY AND INTEREST RATE SENSITIVITY MANAGEMENT

         The concept of liquidity involves the ability of the Bank and its subsidiaries to meet future cash flow requirements, particularly those of customers who are either withdrawing funds from their accounts or borrowing to meet their credit needs.

         Proper asset/liability management is designed to maintain stability in the balance of interest-sensitive assets to interest-sensitive liabilities in order to provide a stable growth in net interest margins. Earnings on interest-sensitive assets such as loans tied to the prime rate of interest and Federal funds sold, may vary considerably from fixed rate assets such as long-term investment securities and fixed rate loans. Interest-sensitive liabilities such as large certificates of deposit and money market certificates, generally require higher costs than fixed rate instruments such as passbook savings.

         Banks, in general, must maintain large cash balances to meet day-to-day cash flow requirements as well as maintaining required reserves for regulatory agencies. The cash balances maintained are the primary source of liquidity. Federal funds sold, which are basically overnight or short-term loans to other banks that increase the other bank's required reserves, are also a major source of liquidity.

         The Bank's investment portfolio consists of earning assets that provide interest income. For those securities classified as held-to-maturity the Bank has the ability and intention to hold these securities until maturity. Securities classified as available-for-sale include securities intended to be used as part of the Bank's asset/liability strategy and/or securities that may be sold in response to changes in interest rate, prepayment risk, the need or desire to increase capital and similar economic factors. Securities totaling approximately $16.8 million mature or reprice within the next twelve months.

         A secondary source of liquidity is the Bank's loan portfolio. At June 30, 1998 commercial, consumer and other loans of approximately $13.2 million and mortgage loans of approximately $4.3 million either will become due or will be subject to rate adjustments within twelve months. Continued emphasis will be placed on structuring adjustable rate loans.

         As for liabilities, certificates of deposit of $100,000 or greater of approximately $27.3 million will become due during the next twelve months. The Bank's deposit base increased approximately $8.8 million during the six months ended June 30, 1998. The deposit base increased approximately $1.3 million during the second quarter of 1998. Advances from the Federal Home Loan Bank were $630,000 at June 30, 1998. Federal funds purchased were $375,000 at December 31, 1997.

         Historically, there has been no significant reduction in immediately withdrawable accounts such as negotiable order of withdrawal accounts, money market demand accounts, demand deposit and regular savings. Management anticipates that there will be no significant withdrawals from these accounts in the future.

         It is anticipated that with present maturities, the anticipated growth in deposit base, and the efforts of management in its asset/liability management program, liquidity will not pose a problem in the foreseeable future. At the present time there are no known trends or any known commitments, demands, events or uncertainties that will result in or that are reasonably likely to result in the Bank's liquidity changing in any material way.

         CAPITAL RESOURCES

         A primary source of capital is internal growth through retained earnings. The ratio of stockholders' equity to total assets was 7.4% at June 30, 1998 and December 31, 1997. Total assets increased 7.4% during the six months ended June 30, 1998. The annualized rate of return on average stockholders' equity for the first six months of 1998 was 19.1% compared to 19.0% for the year ended December 31, 1997. Dividends of $178,000 or $1.00 per share were declared in the six months ended June 30, 1998 and 1997, respectively. Cash dividends will be increased in the remainder of 1998 over 1997 only in the discretion of the Board of Directors and as profits permit. Dividends paid during 1997 were $2.00 per share. No material changes in the mix or cost of capital is anticipated in the foreseeable future. At the present time, there are no material commitments for capital expenditures.

         Regulations of the FDIC establish required minimum capital levels for the Bank. Under these regulations, banks must maintain certain capital levels as a percentage of average total assets (leverage capital ratio) and as a percentage of total risk-based assets (risk-based capital ratio). Under the risk-based requirements, various categories of assets and commitments are assigned a percentage related to credit risk ranging from 0% for assets backed by the full faith and credit of the United States to 100% for loans other than residential real estate loans and certain off-balance sheet commitments. Total capital is characterized as either Tier 1 capital which includes common shareholders' equity, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred - or total risk based capital which includes the allowance for loan losses up to 1.25% of risk weighted assets, perpetual preferred stock, subordinated debt and various other hybrid capital instruments, subject to various limits. Goodwill is not includable in Tier 1 or total capital. National banks must maintain a Tier 1 capital to risk-based assets of at least 4.0%, a total capital to risk-based assets ratio of at least 8.0% and a leverage capital ratio defined as Tier 1 capital to average total assets for the most recent quarter of at least 4.0%. The same ratios are also required in order for a bank to be considered "adequately capitalized" under the FDIC's prompt corrective action regulations, which impose certain operating restrictions on institutions which are not adequately capitalized. At June 30, 1998 the Bank has a Tier 1 risk-based ratio of 11.74%, a total capital to risk-based ratio of 12.94% and a leverage ratio of 7.15%, and is classified as "well capitalized" under the regulations.

         RESULTS OF OPERATIONS

         Net earnings were $981,000 for the six months ended June 30, 1998 as compared to $879,000 for the same period in 1997. Net earnings were $516,000 for the quarter ended June 30, 1998 as compared to $430,000 during the same quarter in 1997.

         As in most financial institutions, a major element in analyzing the statement of earnings is net interest income, which is the excess of interest earned over interest paid. This is particularly true with the potential volatility in interest rates.

         The Bank's interest income, excluding tax equivalent adjustments, increased by $728,000 or 14.5% and $587,000 or 13.2% during the six months ended June 30, 1998 and 1997, respectively. Interest income for the quarter ended June 30, 1998 increased $330,000 or 12.7% over the quarter ended June 30, 1997. The increases were primarily attributable to an increase in average earning assets. The ratio of average earning assets to total average assets was 93.8% for the six months ended June 30, 1998 and 93.4% for the same year ended December 31, 1997.

         Interest expense increased by $389,000 for the six months ended June 30, 1998 or 16.7% compared to the same period in 1997. Interest expense for the quarter ended June 30, 1998 increased $184,000 or 15.2% as compared to the quarter ended June 30, 1997. Interest expense for the quarter ended June 30, 1998 increased $60,000 or 4.5% compared to the first quarter of 1998. The increase in interest expense can be attributable to an increase in weighted average interest rates, as well as an increase in average interest bearing liabilities.

         The foregoing resulted in net interest income of $3,040,000 for the six months ended June 30, 1998, an increase of $339,000 or 12.6% compared to the prior year period. Net interest income for the quarter ended June 30, 1998 increased $146,000 or 10.5% over the second quarter of 1997 and $38,000 or 2.5% over the first quarter in 1998.

         The provision for loan losses was $162,000 for the first six months of 1998. The Bank had $86,000 provisions for the first six months of 1997. The provision for loan losses is based on past loan experience and other factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such factors include past loan loss experience, growth and composition of the loan portfolio, review of specific loan problems, the relationship of the allowance for loan losses to outstanding loans, and current economic conditions that may affect the borrower's ability to repay. Management has in place a system that is designed to identify and to monitor loan problems on a timely basis.

         The following schedule details selected information as to non-performing loans of the Bank at June 30, 1998:

                                                                         June 30, 1998
                                                          ------------------------------------------
                                                            Past Due 90 Days          Non-Accrual
                                                            ----------------          -----------
                                                                         (In Thousands)
                Real estate loans                               $       80                      -
                Installment loans                                       75                     23
                Commercial                                               -                     52
                                                                ----------             ----------
                                                                $      155                     75
                                                                ==========             ==========
                Renegotiated loans                              $        -                      -
                                                                ==========             ==========

         At June 30, 1998, loans which include the above, totaling $954,000, were included in the Bank's internal classified loan list. Of these loans $629,000 are real estate and $325,000 are commercial and other. The collateral values securing these loans are estimated at approximately $1,142,000, ($880,000 related to real estate and $262,000 related to commercial and other loans). Such loans are listed as classified when information obtained about possible credit problems of the borrower has prompted management to question the ability of the borrower to comply with the agreed repayment terms. The loan classifications do not represent or result from trends or uncertainties which management expects will materially impact future operating results, liquidity or capital resources.

         There were no material amounts of other interest-bearing assets (interest-bearing deposits with other banks, municipal bonds, etc.) at June 30, 1998 which would be required to be disclosed as past due, non-accrual, restructured or potential problem loans, if such interest-bearing assets were loans.

         Non-interest income excluding securities transactions decreased $47,000 or 5.6% during the six months ended June 30, 1998 as compared to the same period in 1997. The increase for the quarter ended June 30, 1998 was $86,000 or 26.9% as compared to the comparable quarter in 1997. The decrease in the first six months of 1998 was due primarily to the gain on sale of loans of $248,000 during 1997. Excluding this component of non-interest income, there was an increase of $201,000 due primarily to increases in service charges on deposits ($28,000 or 9.8%), other fees and commissions ($135,000 or 55.1%) and other income ($38,000 or 57.6%). Commissions and service charges are monitored continually to insure maximum return based on costs and competition.

         Securities gains during the six months ended June 30, 1998 and 1997 amounted to $7,000 and $11,000, respectively, and related to transactions in the available-for-sale category. The gains during 1998 and 1997 were incurred primarily in conjunction with management's strategies to restructure the investment portfolio to improve the quality of the portfolio, to improve maturity distribution and to maintain a flexible position to react to market conditions.

         Non-interest expense increased $56,000 or 2.6% during the first six months of 1998 as compared to the same period in 1997. The increase for the quarter ended June 30, 1998 was also $56,000 or 5.3% as compared to the quarter ended June 30, 1997. The increases in the first six months of 1998 were primarily attributable to an increase in furniture and equipment expenses.

         Management is not aware of any current recommendations by the regulatory authorities which, if implemented, would have a material effect on the Registrant's liquidity, capital resources or operations.

         IMPACT OF INFLATION

         The primary impact which inflation has on the results of the Bank's operations is evidenced by its effects on interest rates. Interest rates tend to reflect, in part, the financial market's expectations of the level of inflation and, therefore, will generally rise or fall as the level of expected inflation fluctuates. To the extent interest rates paid on deposits and other sources of funds rise or fall at a faster rate than the interest income earned on funds, loans or investments, net interest income will vary. Inflation also affects non-interest expenses as goods and services are purchased, although this has not appeared to have a significant effect on net earnings. If the inflation rate stays flat or increases slightly, the effect on profits will not be significant.

COMPARISON OF YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

         The purpose of this discussion is to provide insight into the consolidated financial condition and results of operations of the Bank for the years ended December 31, 1997, 1996 and 1995. This discussion should be read in conjunction with the financial statements located at pages FF-__ to FF-__.

         GENERAL

         Bank is a community bank headquartered in Kingston Springs, Tennessee serving Cheatham County, Tennessee as its primary market area. The Bank serves as a financial intermediary whereby its profitability is determined to a large degree by the interest spread it achieves and the successful measurement of risks. The Bank's management believes that Cheatham County offers an environment for continued growth and the Bank's target market is local consumers, professionals and small businesses and mortgage banking. The Bank offers a wide range of banking services, including checking, savings, and money market deposit accounts, certificates of deposits, and loans for consumer, commercial and real estate purposes. In addition, the Bank offers sale of non-insured investment products and has a certified financial planner on staff for clients. Deposit instruments in the form of demand deposits, money market, savings and certificates of deposits are offered to customers to establish the Bank's core deposit base.

         In a market such as Cheatham County, management believes there is an opportunity to increase the loan portfolio. The Bank has targeted commercial business lending, commercial and residential real estate lending, and consumer lending as areas of focus. It is the Bank's intention to limit the size of its loan portfolio to approximately 75% to 80% of deposit balances; however, the quality of lending opportunities as well as the desired loan to deposit ratio will determine the size of the loan portfolio. As a practice, the Bank generates substantially all of its own loans and occasionally buys participations from other institutions. The Bank attempts to maintain a loan portfolio which is capable of adjustment to swings in interest rates. The Bank's policy is to have a diverse loan portfolio. At December 31, 1997, no single industry segment accounted for 10% of the portfolio.

         CAPITAL RESOURCES, CAPITAL AND DIVIDENDS

         Regulations of the FDIC establish required minimum capital levels for the Bank. Under these regulations, banks must maintain certain capital levels as a percentage of average total assets (leverage capital ratio) and as a percentage of total risk-based assets (risk-based capital ratio). Under the risk-based requirements, various categories of assets and commitments are assigned a percentage related to credit risk ranging from 0% for assets backed by the full faith and credit of the United States to 100% for loans other than residential real estate loans and certain off-balance sheet commitments. Total capital is characterized as either Tier 1 capital - common shareholders' equity, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred - or total risk-based capital which includes the allowance for loan losses up to 1.25% of risk weighted assets, perpetual preferred stock, subordinated debt and various other hybrid capital instruments, subject to various limits. Goodwill is not includable in Tier 1 or total risk-based capital. The Bank must maintain a Tier 1 capital to risk-based assets of at least 4.0%, a total risk-based capital to risk-based assets ratio of at least 8.0% and a leverage capital ratio defined as Tier 1 capital to adjusted total assets for the most recent quarter of at least 4%. The Bank has a Tier 1 risk-based ratio of 11.12%, a total risk-based capital ratio of 12.25% and a leverage capital ratio of 7.07% at December 31, 1997; and therefore, was within the "well capitalized" category under the regulations.

         Dividends of approximately $356,000 were declared during 1997 and 1996, respectively. Cash dividends are anticipated to approximate those declared in 1997 and 1996 increased in 1998 only if profits remain constant or increase. The dividend payout ratio (dividends per share declared divided by net earnings per share) was 20.88%, 23.15% and 28.90% in 1997, 1996 and 1995, respectively. No material changes in the mix or cost of capital is anticipated in the foreseeable future.

         During 1997, the Bank completed construction of a new branch at a total cost of approximately $700,000 of which approximately $225,000 was incurred during 1996.

         FINANCIAL CONDITION

         During 1997, total assets increased $19,040,000 or 16.5% from $115,479,000 at December 31, 1996 to $134,519,000 at December 31, 1997. Loans,
net of allowance for possible loan losses, increased from $66,179,000 to $75,642,000 or 14.3% during fiscal year 1997. The aggregate increases in loans for 1997 was due primarily to a 22.0% increase in real estate - mortgage loans and a 74.5% increase in real estate - construction loans. There was not a significant increase in commercial and consumer loans.

         Securities increased 24.3% from $39,217,000 at December 31, 1996 to $48,754,000 at December 31, 1997. The carrying value of securities of U.S. Treasury and other U.S. Government obligations increased $82,000, obligations of state and political subdivisions increased $1,988,000, and there was an increase in mortgage backed securities of $7,405,000. At December 31, 1997 and 1996 the market value of the Bank's securities portfolio exceeded its amortized cost by $804,000 (1.7%) and $342,000 (0.9%), respectively. The weighted average yield (stated on a tax-equivalent basis, assuming a Federal income tax rate of 34%) of the securities at December 31, 1997 was 7.05% with an average maturity of 15.3 years, as compared to an average yield of 7.23% and an average maturity of 14.8 years at December 31, 1996.

         The Bank follows the provisions of Statement of Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities". Under the provisions of the Statement, securities are to be classified in three categories and accounted for as follows:

         - Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost.

         - Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; and

         - Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.

         The Bank's classification of securities as of December 31, 1997 is as follows:


                                                        HELD-TO-MATURITY                    AVAILABLE-FOR-SALE
                                                ----------------------------------   ---------------------------------
                                                                     ESTIMATED                            ESTIMATED
                                                  AMORTIZED            MARKET           AMORTIZED           MARKET
                                                     COST              VALUE              COST              VALUE
                                                ---------------    ---------------   ----------------    -------------
                                                                           (In Thousands)
           U.S. Treasury and
              other U.S. government
              agencies and corporations         $           -                 -            11,600             11,686
           Obligations of states and
              political subdivisions                    2,733             2,850             7,680              8,179
           FHLB stock                                       -                 -               403                403
           Mortgage-backed securities                       -                 -            25,651             25,753
                                                -------------      ------------      ------------        -----------

                                                $       2,733             2,850            45,334             46,021
                                                =============      ============      ============        ===========

         A portion of the capital increase in 1995 was $1,511,000 which represents the unrealized gains in securities available-for-sale of $2,436,000 net of applicable tax expense of $925,000. There was a decrease in the net unrealized gain on available-for-sale securities during 1996 of $291,000 which resulted from a decrease in the unrealized gain on securities available-for-sale of $469,000, net of tax benefits of $178,000. During the year ended December 31, 1997, the net increase in capital totaled $216,000 which represents the unrealized appreciation in securities available-for-sale of $348,000 net of applicable taxes of $132,000.

         The increase in assets in 1997 was funded primarily by increases in deposits. Total deposits increased from $104,994,000 at December 31, 1996 to $123,006,000 at December 31, 1997 representing an increase of 17.2%. Demand deposits increased 22.0% from $12,882,000 at December 31, 1996 to $15,709,000 at December 31, 1997. Additionally, increases in certificates of deposit and individual retirement accounts of $11,331,000 (18.6%) contributed to the increases in deposits for 1997. Federal funds purchased decreased $285,000 in 1997. The bank has lines of credit totaling $3,500,000 with other financial institutions. The outstanding balances at December 31, 1997 and 1996 were $375,000 and $660,000, respectively, which is included in the financial statements as Federal funds purchased.

         The Bank's allowance for loan losses at December 31, 1997 was $958,000 as compared to $882,000 at December 31, 1996. Non-performing loans amounted to $179,000 at December 31, 1997 compared to $137,000 at December 31, 1996.
Non-performing loans are loans which have been placed on non-accrual status, loans 90 days past due plus renegotiated loans. Net charge-offs to average outstanding loans for 1997 was .22% as compared to .14% in 1996. Net charge-offs totaled $156,000 for 1997. In 1997 the provision exceeded net charge-offs by $76,000.

         The allowance for possible loan losses, amounting to $958,000 at December 31, 1997, represents 1.25% of total loans outstanding. At December 31, 1996, the allowance for possible loan losses represented 1.32% of total loans outstanding. Management has in place a system to identify and monitor problem loans. Management believes the allowance for possible loan losses at December 31, 1997 to be adequate.

         LIQUIDITY

         Liquidity represents the ability to efficiently and economically accommodate decreases in deposits and other liabilities, as well as fund increases in assets. A Bank has liquidity potential when it has the ability to obtain sufficient funds in a timely manner at a reasonable cost. The availability of funds through deposits, the purchase and sales of securities in the investment portfolio, the use of funds for consumer and commercial loans and the access to debt markets affect the liquidity of the Bank. The Bank's loan to deposit ratio was approximately 62.3% and 63.9% at December 31, 1997 and December 31, 1996, respectively.

         The Bank's investment portfolio, as represented above, consists of earning assets that provide interest income. Federal Funds sold which are invested overnight are the most liquid of the investments. The Bank had no Federal funds sold at December 31, 1997 or 1996.

         Funds management decisions must reflect management's intent to maintain profitability in both the immediate and long-term earnings. The Bank's rate sensitivity position has an important impact on earnings. Senior management of the Bank meets monthly to analyze the rate sensitivity position of the Bank. These meetings focus on the spread between the bank's cost of funds and interest yields generated primarily through loans and investments.

         Cheatham State Bank presently maintains a liability sensitive position over the 1997 year or a negative gap. Liability sensitivity means that more of the Bank's liabilities are capable of repricing over certain time frames than assets. The interest rates associated with these liabilities may not actually change over this period but are capable of changing. For example, the six month gap is a picture of the possible repricing over a six month period. The following table shows the rate sensitivity gaps for different time periods as of December 31, 1997:


 Interest-rate sensitivity gaps:      Reprice           1-90         91-180       181-365      One Year
         (In Thousands)             Immediately         Days          Days          Days       and Longer       Total
--------------------------------    -----------     ----------    ----------    ----------    -----------   ------------
Interest-earning assets             $         -         14,075         9,254        22,471         80,094        125,894
Interest-bearing liabilities             34,857         21,236        18,380        27,549          5,650        107,672
                                    -----------     ----------    ----------    ----------    -----------   ------------
Interest rate sensitivity           $   (34,857)        (7,161)       (9,126)       (5,078)        74,444         18,222
                                    ===========     ==========    ==========    ==========    ===========   ============

Cumulative gap                      $   (34,857)       (42,018)      (51,144)      (56,222)        18,222
                                    ===========     ==========    ==========    ==========    ===========

Interest rate sensitivity
   gap as a % of total assets             (25.9)%         (5.3)%        (6.8)%        (3.8)%         55.3%
                                    ===========     ==========    ==========    ==========    ===========

Cumulative gap as a % of total
   assets                                 (25.9)%        (31.2)%       (38.0)%       (41.8)%         13.5%
                                    ===========     ==========    ==========    ==========    ===========

         Historically, there has been no significant reduction in immediately withdrawable accounts such as negotiable order of withdrawal accounts, money market demand accounts, demand deposit and regular savings. Management does not anticipate that there will be significant withdrawals from these accounts in the future.

         It is anticipated that with present maturities, the anticipated growth in deposit base, and the efforts of management in its asset/liability management program, liquidity will not pose a problem in the foreseeable future. At the present time there are no known trends or any known commitments, demands, events or uncertainties that will result in or that are reasonably likely to result in the registrant's liquidity changing in any material way.

         RESULTS OF OPERATIONS

         Net earnings for the year ended December 31, 1997 were $1,707,000 an increase of $168,000 or 10.9% from fiscal year 1996. Net earnings for 1996 totaled $1,539,000 which was an increase of $306,000 or 24.8% from $1,233,000 for 1995. The opening of a new branch contributed to the lower increase in net earnings during 1997 as compared to the increase experienced in 1996 over 1995 net earnings. Basic earnings per common share was $9.58 in 1997, $8.64 in 1996 and $6.92 in 1995. Average earning assets increased $16,476,000 for the year ended December 31, 1997 as compared to year ended December 31, 1996. Average earning assets increased $12,097,000 for the year ended December 31, 1996 as compared to year ended December 31, 1995. Additionally, the net interest spread decreased from 5.20% in 1996 to 4.90% in 1997. The net interest spread was 5.11% in 1995. Net interest spread is defined as the effective yield on earning assets less the effective cost of deposits and borrowed funds, as calculated on a fully taxable equivalent basis.

         Net interest income before provision for loan losses for 1997 totaled $5,583,000 as compared to $5,129,000 for 1996 and $4,426,000 for 1995. The provision for loan losses was $232,000 in 1997 as compared to $222,000 in 1996 and $172,000 in 1995. Net charge-offs in 1997 were $156,000 as compared to $85,000 in 1996 and $61,000 in 1995.

         Non-interest income increased 32.9% to $1,497,000 in 1997 from $1,127,000 in 1996. This increase was due primarily to increases in other fees and commissions of $206,000, increases in service charges on deposits of $39,000 and a gain on sale of loans of $186,000. Non-interest income of $1,127,000 in 1996 was an increase of approximately 32.9% from $848,000 in 1995. The increase in 1996 resulted primarily from an increase in other fees and commissions and securities gains.

         Non-interest expense increased 13.3% to $4,313,000 in 1997 from $3,806,000 in 1996. Non-interest expense was $3,220,000 in 1995. Non-interest expense which includes, among other things, salaries and employee benefits, occupancy expenses, furniture and fixtures expenses, data processing, Federal Deposit Insurance premiums, supplies and general operating costs increased commensurate with the continued growth of the Bank. The increase in 1997 was primarily attributable to an increase in salaries and employment benefits of $381,000 (19.6%), increases in occupancy expenses ($32,000 or 13.1%), furniture and equipment expenses of $63,000 or 22.7% and other operating expenses of $158,000 or 13.3%. These increases were partially attributable to the Bank opening a new branch in February of 1997 in Pleasant View, Tennessee. These increases were partially offset by a decrease in securities losses of $138,000. The non-interest expense increased approximately 18.2% from 1995 to 1996 and was due primarily to increases in salaries and employees benefits, occupancy expenses, furniture and equipment expenses with an offset from the decrease in Federal Deposit insurance premiums and securities losses.

         Management is not aware of any current recommendations by the regulatory authorities which, if implemented, would have a material effect on the Bank's liquidity, capital resources or operations.

         The Bank adopted Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". The new statement which becomes effective for years beginning after December 15, 1997, requires a new financial statement that includes unrealized gains and losses on certain assets and liabilities. The statement provides additional information but does not impact existing statements.

         IMPACT OF INFLATION

         Unlike most industrial companies, the assets and liabilities of financial institutions such as the Bank are primarily monetary in nature. Therefore, interest rates have a more significant effect on the Bank's performance since they impact both interest revenues and interest costs.

STATISTICAL DATA FOR BANK

         DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY

         Interest Rate and Interest Rate Differential

         The Schedule which follows indicates the average balances for each major balance sheet item, an analysis of net interest income and the change in interest income and interest expense attributable to changes in volume and changes in rates.

         The difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities is net interest income, which is the Bank's gross margin. Analysis of net interest income is more meaningful when income from tax-exempt earning assets is adjusted to a tax equivalent basis. Accordingly, the following schedule includes a tax-equivalent adjustment of tax-exempt earning assets, assuming a weighted average Federal income tax rate of 34%.

         In this Schedule "change due to volume" is the change in volume multiplied by the interest rate for the prior year. "Change due to rate" is the change in interest rate multiplied by the volume for the current year. Changes in interest income and expense not due solely to volume or rate changes are included in the "change due to rate" category.

         Non-accrual loans, if any, have been included in their respective loan category. Loan fees of $381,000, $409,000 and $253,000 for 1997, 1996 and 1995,
respectively, are included in various loan interest income and represent an adjustment of the yield on these loans.


                                                                                       IN THOUSANDS, EXCEPT INTEREST RATES
                                                        -------------------------------------------------------------------------
                                                                             1997                               1996
                                                        ------------------------------------------- -----------------------------
                                                           Average         Interest     Income/        Average       Interest
                                                           Balance           Rate       Expense        Balance         Rate
                                                        ------------     -----------  ----------    ------------    ----------
Loans, net of unearned interest                         $   70,558          10.58%       7,465         59,685          10.87%

Investment securities - taxable                             36,857           6.72        2,475         33,188           6.73
                                                       -----------     ----------    ---------     ----------      ---------

Investment securities - tax exempt                           9,813           5.55          545          7,620           5.83
Taxable equivalent adjustment                                    -           2.86          281              -           3.00
                                                       -----------     ----------    ---------     ----------      ---------
         Total tax-exempt investment securities              9,813           8.41          826          7,620           8.83
                                                       -----------     ----------    ---------     ----------      ---------

         Total investment securities                        46,670           7.07        3,301         40,808           7.12
                                                       -----------     ----------    ---------     ----------      ---------

Federal funds sold                                           1,124           5.34           60          1,383           5.35

Interest-bearing deposits in banks                               -           -               -              -           -
                                                       -----------     ----------    ---------     ----------      ---------

         Total earning assets                              118,352           9.15       10,826        101,876           9.29
                                                       -----------     ----------    ---------     ----------      ---------

Cash and due from banks                                      3,859                                      3,487

Allowance for possible loan losses                            (941)                                      (818)

Bank premises and equipment                                  3,389                                      2,904

Other assets                                                 2,363                                      1,947
                                                       -----------                                 ----------
         Total assets                                   $  127,022                                    109,396
                                                       ===========                                 ==========




                                                    -----------------------------------------------
                                                                        1997/1996 CHANGE
                                                    ------------  ---------------------------------
                                                       Income/      Due to      Due to
                                                       Expense      Volume       Rate        Total
                                                    -----------  ----------  ----------   ---------
Loans, net of unearned interest                         6,487        1,182        (204)        978

Investment securities - taxable                         2,234          247          (6)        241
                                                     --------                              -------

Investment securities - tax exempt                        444          128         (27)        101
Taxable equivalent adjustment                             229           66         (14)         52
                                                     --------                              -------
         Total tax-exempt investment securities           673          194         (41)        153
                                                     --------                              -------

         Total investment securities                    2,907          417         (23)        394
                                                     --------

Federal funds sold                                         73          (13)          -         (13)

Interest-bearing deposits in banks                          -            -           -           -
                                                     --------                              -------

         Total earning assets                           9,467        1,530        (171)      1,359
                                                     --------                              -------

Cash and due from banks

Allowance for possible loan losses

Bank premises and equipment

Other assets

         Total assets



                                                                              IN THOUSANDS, EXCEPT INTEREST RATES
                                                          -------------------------------------------------------------------------
                                                                               1997                                1996
                                                          ------------------------------------------- -----------------------------
                                                              Average        Interest       Income/       Average       Interest
                                                              Balance          Rate         Expense       Balance         Rate
                                                          ---------------  -----------   ------------- -------------   ----------
     Deposits:
         Negotiable order of withdrawal
           accounts                                          $ 10,284           2.37%         244         10,202           2.44%
         Money market demand accounts                          11,448           4.52          518          7,389           4.17
         Other savings accounts                                11,640           2.73          318         13,327           2.62
         Certificates of deposit and individual
           retirement accounts $100,000 and over               24,876           5.87        1,460         18,326           5.93
         Certificates of deposit and individual
           retirement accounts under $100,000                  42,746           5.57        2,381         38,416           5.45
                                                           ----------      ---------   ----------    -----------      ---------
              Total interest-bearing deposits                 100,994           4.87        4,921         87,660           4.66

     Demand                                                    14,997           -               -         12,413           -
                                                           ----------      ---------   ----------    -----------      ---------
         Total deposits                                       115,991           4.24        4,921        100,073           4.08
                                                           ----------      ---------   ----------    -----------      ---------

     Federal funds purchased, securities
         sold under repurchase agreements
         and short-term debt                                      729           5.62           41            409           5.62
                                                           ----------      ---------   ----------    -----------      ---------

              Total deposits and
                borrowed funds                                116,720           4.25        4,962        100,482           4.09
                                                           ----------      ---------   ----------    -----------      ---------

     Other liabilities                                          1,321                                      1,234

     Stockholders' equity                                       8,981                                      7,680
                                                           ----------                                -----------

         Total liabilities and

           stockholders' equity                             $ 127,022                                    109,396
                                                           ==========                                ===========

     Net interest income                                                                    5,864
                                                                                       ==========

     Net yield on earning assets                                                4.96%                                       5.26%
                                                                           =========                                  ==========

     Net interest spread                                                        4.90%                                       5.20%
                                                                           =========                                  ==========




                                                -------------------------------------------------
                                                                         1997/1996 CHANGE
                                                -------------- ----------------------------------
                                                     Income/      Due to      Due to
                                                     Expense      Volume       Rate       Total
                                                 -------------- ---------- ----------- ----------
Deposits:
    Negotiable order of withdrawal
      accounts                                         249          2          (7)         (5)
    Money market demand accounts                       308        169          41         210
    Other savings accounts                             349        (44)         13         (31)
    Certificates of deposit and individual
      retirement accounts $100,000 and over          1,087        388         (15)        373
    Certificates of deposit and individual
      retirement accounts under $100,000             2,094        236          51         287
                                                ----------                           --------
         Total interest-bearing deposits             4,087        621         213         834

Demand                                                   -                                  -
                                                ----------                           --------
    Total deposits                                   4,087        649         185         834
                                                ----------                           --------

Federal funds purchased, securities
    sold under repurchase agreements
    and short-term debt                                 22         19           -          19
                                                ----------                           --------

         Total deposits and
           borrowed funds                            4,109        664         189         853
                                                ----------                           --------

Other liabilities

Stockholders' equity


    Total liabilities and

      stockholders' equity


Net interest income                                  5,358                                506
                                                ==========                           ========

Net yield on earning assets


Net interest spread





                                                                            IN THOUSANDS, EXCEPT INTEREST RATES
                                                       --------------------------------------------------------------------------
                                                                          1996                                 1995
                                                       ------------------------------------------- ------------------------------
                                                           Average           Interest     Income/        Average        Interest
                                                           Balance             Rate       Expense        Balance          Rate
                                                       --------------      -----------  -----------   ------------     ----------
Loans, net of unearned interest                         $      59,685          10.87%       6,487         49,766          11.06%

Investment securities - taxable                                33,188           6.73        2,234         33,215           6.45
                                                       --------------    -----------   ----------    -----------     ----------

Investment securities - tax exempt                              7,620           5.83          444          5,802           6.12
Taxable equivalent adjustment                                       -           3.00          229              -           3.15
                                                       --------------    -----------   ----------    -----------     ----------
         Total tax-exempt investment securities                 7,620           8.83          673          5,802           9.27
                                                       --------------    -----------   ----------    -----------     ----------

         Total investment securities                           40,808           7.12        2,907         39,017           6.87
                                                       --------------    -----------   ----------    -----------     ----------

Federal funds sold                                              1,383           5.35           73            918           5.66

Interest-bearing deposits in banks                                  -              -            -             78           6.41
                                                       --------------    -----------   ----------    -----------     ----------
         Total earning assets                                 101,876           9.29        9,467         89,779           9.18
                                                       --------------    -----------   ----------    -----------     ----------

Cash and due from banks                                         3,487                                      3,413

Allowance for possible loan losses                               (818)                                      (685)

Bank premises and equipment                                     2,904                                      2,535

Other assets                                                    1,947                                      1,159
                                                       --------------                              -------------
         Total assets                                       $ 109,396                                     96,201
                                                       ==============                              =============


                                                      --------------------------------------------
                                                                        1996/1995 CHANGE
                                                      ---------- ---------------------------------
                                                         Income/     Due to       Due to
                                                         Expense     Volume        Rate      Total
                                                      ---------- -----------   ---------- --------
Loans, net of unearned interest                           5,505      1,097        (115)        982

Investment securities - taxable                           2,143         (2)         93          91
                                                    -----------                           --------

Investment securities - tax exempt                          354        111         (21)         90
Taxable equivalent adjustment                               183         58         (12)         46
                                                    -----------                           --------
         Total tax-exempt investment securities             537        169         (33)        136
                                                    -----------                           --------

         Total investment securities                      2,680        123         104         227
                                                    -----------

Federal funds sold                                           52         26          (5)         21

Interest-bearing deposits in banks                            5         (5)          -          (5)
                                                    -----------                           --------
         Total earning assets                             8,242      1,110         115       1,225
                                                    -----------                           --------

Cash and due from banks

Allowance for possible loan losses

Bank premises and equipment

Other assets

         Total assets





                                                                               IN THOUSANDS, EXCEPT INTEREST RATES
                                                         -------------------------------------------------------------------------
                                                                             1996                                 1995
                                                         ------------------------------------------- -----------------------------
                                                             Average       Interest       Income/        Average      Interest
                                                             Balance         Rate         Expense        Balance        Rate
                                                         --------------- -----------   ------------- --------------  ----------
     Deposits:

         Negotiable order of withdrawal
           accounts                                     $      10,202           2.44%         249         10,328           2.56%
         Money market demand accounts                           7,389           4.17          308          5,143           3.89
         Other savings accounts                                13,327           2.62          349         12,995           2.77
         Certificates of deposit and individual
           retirement accounts $100,000 and over               18,326           5.93        1,087         13,796           6.16
         Certificates of deposit and individual
           retirement accounts under $100,000                  38,416           5.45        2,094         35,619           5.46
                                                       --------------    -----------   ----------    -----------     ----------
              Total interest-bearing
                deposits                                       87,660           4.66        4,087         77,881           4.65

     Demand                                                    12,413           -               -         11,196           -
                                                       --------------    -----------   ----------    -----------     ----------
         Total deposits                                       100,073           4.08        4,087         89,077           4.06
                                                       --------------    -----------   ----------    -----------     ----------

     Federal funds purchased, securities
         sold under repurchase agreements
         and short-term debt                                      409           5.62           22            245           6.12
                                                       --------------    -----------   ----------    -----------     ----------

              Total deposits and
                borrowed funds                                100,482           4.09        4,109         89,322           4.07
                                                       --------------    -----------   ----------    -----------     ----------

     Other liabilities                                          1,234                                        686

     Stockholders' equity                                       7,680                                      6,193
                                                       --------------                              -------------

         Total liabilities and
           stockholders' equity                         $     109,396                                     96,201
                                                       ==============                              =============

     Net interest income                                                                    5,358
                                                                                     ============

     Net yield on earning assets                                                5.26%                                      5.13%
                                                                         ===========                                 ==========

     Net interest spread                                                        5.20%                                      5.11%
                                                                         ===========                                 ==========


                                                    -------------------------------------------------
                                                                       1996/1995 CHANGE
                                                    -------------- ----------------------------------
                                                         Income/      Due to      Due to
                                                         Expense      Volume       Rate       Total
                                                    -------------- ---------- ----------- -----------
     Deposits:

         Negotiable order of withdrawal
           accounts                                         264         (3)        (12)        (15)
         Money market demand accounts                       200         87          21         108
         Other savings accounts                             360          9         (20)        (11)
         Certificates of deposit and individual
           retirement accounts $100,000 and over            850        279         (42)        237
         Certificates of deposit and individual
           retirement accounts under $100,000             1,944        152          (2)        150
                                                   ------------                         ----------
              Total interest-bearing
                deposits                                  3,618        455          14         469

     Demand                                                   -
                                                   ------------                         ----------
         Total deposits                                   3,618        446          23         469
                                                   ------------                         ----------

     Federal funds purchased, securities
         sold under repurchase agreements
         and short-term debt                                 15         10          (3)          7
                                                   ------------                         ----------

              Total deposits and
                borrowed funds                            3,633        454          22         476
                                                   ------------                         ----------

     Other liabilities

     Stockholders' equity


         Total liabilities and
           stockholders' equity


     Net interest income                                  4,609                                749
                                                   ============                         ==========

     Net yield on earning assets


     Net interest spread


     INVESTMENT PORTFOLIO

     Securities at December 31, 1997 consist of the following:



                                                                      SECURITIES HELD-TO-MATURITY
                                              ---------------------------------------------------------------------------
                                                                             (In Thousands)
                                                                       Gross               Gross             Estimated
                                                  Amortized         Unrealized          Unrealized            Market
                                                    Cost               Gains              Losses               Value
                                              ----------------   ----------------    ----------------    ----------------
                Obligations of state and
                    political subdivisions     $         2,733                117                   -               2,850
                                              ================   ================    ================    ================

                                                                     SECURITIES AVAILABLE-FOR-SALE
                                              ----------------------------------------------------------------------------
                                                                             (In Thousands)
                                                                       Gross               Gross             Estimated
                                                  Amortized         Unrealized          Unrealized            Market
                                                    Cost               Gains              Losses               Value
                                              -----------------  -----------------   -----------------   -----------------
                U.S. Treasury and other
                    government agencies
                    and corporations           $        11,600                 87                   1              11,686
                Obligations of state and
                    political subdivisions               7,680                499                   -               8,179
                Corporate and
                    other securities                       403                  -                   -                 403
                Mortgage-backed
                    securities                          25,651                175                  73              25,753
                                              ----------------   ----------------    ----------------    ----------------

                                               $        45,334                761                  74              46,021
                                              ================   ================    ================    ================

     Securities at December 31, 1996 consist of the following:



                                                                      SECURITIES HELD-TO-MATURITY
                                              ----------------------------------------------------------------------------
                                                                             (In Thousands)
                                                                       Gross               Gross             Estimated
                                                  Amortized         Unrealized          Unrealized            Market
                                                    Cost               Gains              Losses               Value
                                              ----------------   ----------------    ----------------    ----------------
                Obligations of state and
                    political subdivisions     $         1,527                  3                   -               1,530
                                              ================   ================    ================    ================


                                                                     SECURITIES AVAILABLE-FOR-SALE
                                              ----------------------------------------------------------------------------
                                                                             (In Thousands)
                                                                       Gross               Gross             Estimated
                                                  Amortized         Unrealized          Unrealized            Market
                                                    Cost               Gains              Losses               Value
                                              ----------------   ----------------    ----------------    ----------------
                U.S. Treasury and other
                    government agencies
                    and corporations           $        11,581                103                  80              11,604
                Obligations of state and
                    political subdivisions               7,145                256                   4               7,397
                Corporate and
                    other securities                       341                  -                   -                 341
                Mortgage-backed
                    securities                          18,284                176                 112              18,348
                                              ----------------   ----------------    ----------------    ----------------

                                               $        37,351                535                 196              37,690
                                              ================   ================    ================    ================


         The following schedule details the estimated maturities and weighted average yields of securities of the Bank at December 31, 1997:


                                                                                         Estimated           Weighted
                                                                     Amortized            Market              Average
                    Held-To-Maturity Securities                        Cost                Value              Yields
                    ---------------------------                  ----------------    ----------------    ----------------
                                                                                      (In Thousands)
                    Obligations of states and political subdivisions*:
                         Less than one year                       $           127                 128                7.31%
                         One to five years                                  1,178               1,213                8.33
                         Five to ten years                                  1,428               1,509                8.45
                                                                 ----------------    ----------------    ----------------
                            Total held-to-maturity

                              securities                          $         2,733               2,850                8.34%
                                                                 ================    ================    ================


                * Weighted average yield is stated on a tax-equivalent basis, assuming a weighted average federal income tax rate of 34%.


                                                                                         Estimated           Weighted
                                                                     Amortized            Market              Average
                    Available-For-Sale Securities                      Cost                Value              Yields
                                                                 -----------------   -----------------   -----------------
                                                                                      (In Thousands)
                    Obligations of U.S. Treasury and
                       other U.S. Government agencies
                       and corporations, including
                       mortgage-backed securities:

                         Less than one year                       $         5,455               5,484                6.64%

                         One to five years                                 17,295              17,416                6.64

                         Five to ten years                                  7,496               7,521                6.96

                         More than ten years                                7,005               7,018                6.64
                                                                 ----------------    ----------------    ----------------
                            Total securities of

                              U.S. Treasury and other

                              U.S. Government agencies

                              and corporations                             37,251              37,439                6.71
                                                                 ----------------    ----------------    ----------------

                    Obligations of states and political subdivisions*:

                         Less than one year                                   202                 203                7.35

                         One to five years                                  1,308               1,393                8.55

                         Five to ten years                                  1,508               1,649                8.44

                         More than ten years                                4,662               4,934                8.40
                                                                 ----------------    ----------------    ----------------
                            Total obligations of states

                              and political subdivisions                    7,680               8,179                8.41
                                                                 ----------------    ----------------    ----------------

                    Other:

                       Federal Home Loan Bank stock                           403                 403                   -
                                                                 ----------------    ----------------    ----------------

                            Total available-for-sale
                              securities                                 $ 45,334              46,021                6.94%
                                                                 ================    ================    ================



* Weighted average yield is stated on a tax-equivalent basis, assuming a weighted average federal income tax rate of 34%.

         LOAN PORTFOLIO

         Loan Types

              The following schedule details the loans of CSB at December 31, 1997 and 1996:


                                                                                                 In Thousands
                                                                                     ------------------------------------
                                                                                           1997                1996
                                                                                     ----------------    ----------------
                    Commercial, financial and agricultural                            $        24,590              23,537
                    Real estate - construction                                                  6,011               3,444
                    Real estate - mortgage                                                     30,094              24,665
                    Consumer                                                                   16,018              15,486
                                                                                     ----------------    ----------------
                    Total loans                                                                76,713              67,132
                    Less unearned interest                                                        113                  71
                                                                                     ----------------    ----------------
                    Total loans, net of unearned interest                                      76,600              67,061
                    Less allowance for possible loan losses                                       958                 882
                                                                                     ----------------    ----------------
                    Net loans                                                         $        75,642              66,179
                                                                                     ================    ================

         Maturities and Sensitivities of Loans to Changes in Interest Rates

         The following schedule details maturities and sensitivity to interest rates changes for commercial loans of CSB at December 31, 1997.


                                                                     1 Year to
                                                  Less Than          Less Than           After 5
                                                  1 Year *            5 Years             Years                Total
                                              ----------------   ----------------    ----------------    ----------------
                Maturity Distribution:
                    Commercial, financial
                       and agricultural        $        11,864             10,093               2,633              24,590
                    Real estate -
                       construction                      6,011                  -                   -               6,011
                                              ----------------   ----------------    ----------------    ----------------
                                               $        17,875             10,093               2,633              30,601
                                              ================   ================    ================    ================

                Interest-Rate Sensitivity:

                    Fixed interest rates       $         2,345             10,093               2,633              15,071

                Floating or adjustable
                       interest rates                   15,530                  -                   -              15,530
                                              ----------------   ----------------    ----------------    ----------------

                Total commercial, financial
                and agricultural loans and
                real estate - construction
                loans                          $        17,875             10,093               2,633              30,601
                                              ================   ================    ================    ================

 * Includes demand loans, bankers acceptances, commercial paper and overdrafts.

         Risk Elements

         The following schedule details selected information as to non-performing loans of CSB at December 31, 1997 and 1996:


                                                                                                 In Thousands
                                                                                     ------------------------------------
                                                                                           1997                1996
                                                                                     -----------------   ----------------
                Non-accrual loans:
                    Commercial, financial and agricultural                            $            57                   -
                    Real estate - construction                                                      -                   -
                    Real estate - mortgage                                                          -                   -
                    Consumer                                                                       25                 106
                    Lease financing receivable                                                     42                   -
                                                                                     ----------------    ----------------
                       Total non-accrual                                              $           124                 106
                                                                                     ================    ================

                Loans 90 days past due:

                    Commercial, financial and agricultural                            $            52                  18
                    Real estate - construction                                                      -                   -
                    Real estate - mortgage                                                          -                   -
                    Consumer                                                                        3                  13
                    Lease financing receivable                                                      -                   -
                                                                                     ----------------    ----------------
                       Total loans 90 days past due                                   $            55                  31
                                                                                     ================    ================

                Renegotiated loans:

                    Commercial, financial and agricultural                            $             -                   -
                    Real estate - construction                                                      -                   -
                    Real estate - mortgage                                                          -                   -
                    Consumer                                                                        -                   -
                    Lease financing receivable                                                      -                   -
                                                                                     ----------------    ----------------
                       Total renegotiated loans past due                              $             -                   -
                                                                                     ================    ================

                Loans current - considered uncollectible                              $             -                   -
                                                                                     ================    ================

                       Total non-performing loans                                     $           179                 137
                                                                                     ================    ================

                       Total loans, net of unearned interest                          $        76,600              67,061
                                                                                     ================    ================

                       Percent of total loans outstanding,

                         net of unearned interest                                                0.23%               0.20%
                                                                                     ================    ================

                Other real estate                                                     $            70                   -
                                                                                     ================    ================

         The accrual of interest income is discontinued when it is determined that collection of interest is less than probable or the collection of any amount of principal is doubtful. The decision to place a loan on a non-accrual status is based on an evaluation of the borrower's financial condition, collateral liquidation value, economic and business conditions and other factors that affect the borrower's ability to pay. At the time a loan is placed on a non-accrual status, the accrued but unpaid interest is also evaluated as to collectibility. If collectibility is doubtful, the unpaid interest is charged off. Thereafter, interest on non-accrual loans is recognized only as received. Loans on non-accrual status totaled $124,000 and $106,000 at December 31, 1997 and 1996, respectively.

         At December 31, 1997, loans totaling $1,084,000 were included in the Bank's internal classified loan list. Of these loans, $614,000 are real estate and $470,000 are consumer. The collateral valuations received by management securing these loans total approximately $988,000 ($650,000 related to real estate, $338,000 related to consumer loans). Such loans are listed as classified when information obtained about possible credit problems of the borrower has prompted management to question the ability of the borrower to comply with the repayment terms of the loan agreement. The loan classifications do not represent or result from trends or uncertainties which management expects will materially impact future operating results, liquidity or capital resources.

         At December 31, 1997, other real estate totaled $70,000 and consisted of one commercial property. There was no other real estate at December 31, 1996. Management is attempting to sell the property included in other real estate at December 31, 1997 and no loss is anticipated thereon.

Other Interest Bearing Assets

         There were no material amounts of other interest-bearing assets (interest-bearing deposits with other banks, municipal bonds, etc.) at December 31, 1997 which would be required to be disclosed as past due, non-accrual, restructured or potential problem loans, if such interest-bearing assets were loans.

         SUMMARY OF LOAN LOSS EXPERIENCE

         The following schedule details selected information related to the allowance for possible loan loss account of the Bank at December 31, 1997 and 1996 and the years then ended.


                                                                                       In Thousands Except Percentages
                                                                                      ---------------------------------
                                                                                             1997            1996
                                                                                        --------------   -----------
         Allowance for possible loan losses at beginning of period                       $        882            745
                                                                                        -------------    -----------
         Less:  net loan charge-offs:
                Charge-offs:
                    Commercial, financial and agricultural                                         65             58
                    Real estate  - construction                                                     -              -
                    Real estate - mortgage                                                         19              1
                    Consumer                                                                      112             61
                    Lease financing                                                                 -              -
                                                                                        -------------    -----------
                                                                                                  196            120
                                                                                        -------------    -----------
                Recoveries:
                    Commercial, financial and agricultural                                         25              9
                    Real estate  - construction                                                     -              -
                    Real estate - mortgage                                                          3              3
                    Consumer                                                                       12             23
                    Lease financing                                                                 -              -
                                                                                        -------------    -----------
                                                                                                   40             35
                                                                                        -------------    -----------
                       Net loan charge-offs                                                       156             85
                                                                                        -------------    -----------
         Provision for possible loan losses charged to expense                                    232            222
                                                                                        -------------    -----------
         Allowance for possible loan losses at end of period                             $        958            882
                                                                                        =============    ===========
         Total loans, net of unearned interest, at end of year                           $     76,600         67,061
                                                                                        =============    ===========
         Average total loans outstanding,
           net of unearned interest, during year                                         $     70,558         59,685
                                                                                        =============    ===========
        Net charge-offs as a percentage of average
          total loans outstanding, net of unearned interest,
         during year                                                                             0.22%          0.14%
                                                                                        ==============   ===========
         Ending allowance for possible loan losses as a
           percentage of total loans outstanding
           net of unearned interest, at end of year                                              1.25%          1.32%
                                                                                        ==============   ===========

         The allowance for possible loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible. The provision for possible loan losses charged to operating expense is based on past loan loss experience and other factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such other factors considered by management include growth and composition of the loan portfolio, review of specific loan problems, the relationship of the allowance for possible loan losses to outstanding loans, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions that may affect the borrower's ability to pay.

         Management conducts a continuous review of all loans that are delinquent, previously charged down or loans which are determined to be potentially uncollectible. Loan classifications are reviewed periodically by a person independent of the lending function. The Board of Directors periodically reviews the adequacy of the allowance for possible loan losses.

         The breakdown of the allowance by loan category is based in part on evaluations of specific loans, past history and economic conditions within specific industries or geographic areas. Accordingly, since all of these conditions are subject to change, the allocation is not necessarily indicative of the breakdown of the future losses.

         The following detail provides a breakdown of the allocation of the allowance for possible loan losses:



                                                    December 31, 1997                     December 31, 1996
                                              -----------------------------          ----------------------------
                                                                   Percent                              Percent
                                                                  of Loans                             of Loans
                                                                   In Each                              In Each
                                                                  Category                             Category
                                                    In            To Total                In            To Total
                                                Thousands           Loans              Thousands         Loans
                                              ------------      -----------          -----------      -----------
         Commercial, financial
           and agricultural                    $      467               32 %          $     396               35 %
         Real estate - construction                    17                8                   15                5
         Real estate - mortgage                       137               39                  161               37
         Consumer                                     337               21                  310               23
                                              -----------       ----------           ----------       ----------
                                               $      958              100 %          $     882              100 %
                                              ===========       ==========           ==========       ==========

         DEPOSITS

         The average amounts and average interest rates for deposits for 1997 and 1996 are detailed in the following schedule:




                                                                  1997                                    1996
                                                   ---------------------------------        ------------------------------
                                                        Average                                Average
                                                        Balance                                Balance
                                                   ---------------        Average           -------------        Average
                                                     In Thousands           Rate            In Thousands           Rate
                                                   ---------------     -------------        -------------      -----------
        Non-interest bearing deposits              $     14,997                  - %            12,413                 - %
        Negotiable order of withdrawal
          accounts                                       10,284               2.37              10,202              2.44 %
        Money market demand accounts                     11,448               4.52               7,389              4.17 %
        Other savings accounts                           11,640               2.73              13,327              2.62 %
        Certificates of deposit and
          individual retirement accounts
          $100,000 and over                              24,876               5.87              18,326              5.93 %
        Certificates of deposit and
          individual retirement accounts
          under $100,000                                 42,746               5.57              38,416              5.45 %
                                                  -------------        -----------         -----------         ---------

                                                   $    115,991               4.24 %        $  100,073              4.08 %
                                                  =============        ===========         ===========         =========

         The following schedule details the maturities of certificates of deposit and individual retirement accounts of $100,000 and over at December 31, 1997.


                                                                       Total
                                                                   -------------
                                                                   In Thousands
        Less than three months                                      $     8,247

        Three to six months                                               6,247

        Six to twelve months                                             11,537

        More than twelve months                                           1,410

                                                                   ------------
                                                                    $    27,441
                                                                   ============

         RETURN ON EQUITY AND ASSETS

         The following schedule details selected key ratios of the Bank at December 31, 1997, 1996, and 1995.



                                                                                 1997               1996               1995
                                                                            --------------     --------------     -------------
        Return on assets
               (Net income divided by average total assets)                       1.34 %            1.41 %              1.28 %

        Return on equity
               (Net income divided by average equity)                            19.00 %           20.04 %             19.91 %

        Dividend payout ratio
               (Dividends declared per share divided
               by net income per share)                                          20.88 %           23.15 %             28.90 %

        Equity to assets ratio
               (Average equity divided by average
               total assets)                                                      7.07 %            7.02 %              6.44 %

        Leverage capital ratio
               (Equity divided by fourth quarter
               average total assets, excluding the
               net unrealized gain or loss on available-
               for-sale securities)                                               7.07 %            7.46 %              6.79 %


         The minimum leverage capital ratio required by the regulatory agencies is 4%.

         Beginning January 1, 1991, new risk-based capital guidelines were adopted by regulatory agencies. Under these guidelines, a credit risk is assigned to various categories of assets and commitments ranging from 0% to 100% based on the risk associated with the asset.

         The following schedule details the Bank's risk-based capital at December 31, 1997 (excluding the net unrealized gain on available-for-sale securities which is shown as an addition to stockholders' equity in the consolidated financial statements.)




                                                                                         In Thousands
                                                                                        -------------
        Tier I capital:
               Stockholders' equity, excluding the net
                   unrealized gain on available-for-sale
                   securities                                                            $      9,506

        Tier II capital:
               Allowable allowance for loan losses
                   (limited to 1.25% of risk-weighted
                   assets)                                                                        958
                                                                                        -------------
                      Total capital                                                      $     10,464
                                                                                        =============
        Risk-weighted assets                                                             $     85,451
                                                                                        =============

        Risk-based capital ratios:
               Tier I capital ratio                                                             11.12 %
                                                                                        =============
               Total risk-based capital ratio                                                   12.25 %
                                                                                        =============

         The Bank is required to maintain a total risk-based capital to risk weighted asset ratio of 8% and a Tier I capital to risk weighted asset ratio of 4%. At December 31, 1997, the Bank in compliance with these requirements.

         The following schedule details the Bank's interest rate sensitivity at December 31, 1997:



        (In Thousands)                                                  Repricing Within
                                         ------------------------------------------------------------------------------
                                            Total      0-30 Days   31-90 Days   91-180 Days  181-365 Days  Over 1 Year
                                         ------------ ------------ ------------ -----------  ------------- ------------
        Earning assets:
            Loans, net of unearned
             interest                     $   76,600        4,604        7,049        5,686         14,648       44,613
            Securities                        48,754          673        1,209        3,568          7,823       35,481
            Loans held for sale                  540          540            -            -              -            -
                                         -----------  -----------  -----------  -----------  -------------  -----------
                  Total earning assets       125,894        5,817        8,258        9,254         22,471       80,094
                                         -----------  -----------  -----------  -----------  -------------  -----------

        Interest-bearing liabilities:
            Negotiable order of
               withdrawal accounts            10,811       10,811            -            -              -            -
            Money market demand
               accounts                       15,040       15,040            -            -              -            -
            Savings deposits                   9,006        9,006            -            -              -            -
            Certificates of deposit,
               $100,000 and over              21,082        2,177        4,886        4,319          9,251          449
            Certificates of deposit,
               under $100,000                 41,840        4,780        7,825       12,373         14,668        2,194
            Individual retirement
               accounts                        9,518          387          806        1,688          3,630        3,007
            Federal funds purchased              375          375            -            -              -            -
                                         -----------  -----------  -----------  -----------  -------------  -----------
                  Total interest bearing
                    liabilities              107,672       42,576       13,517       18,380         27,549        5,650
                                         -----------  -----------  -----------  -----------  -------------  -----------

        Interest-sensitivity gap          $   18,222      (36,759)      (5,259)      (9,126)        (5,078)      74,444
                                         ===========  ===========  ===========  ===========  =============  ===========

        Cumulative gap                                    (36,759)     (42,018)     (51,144)       (56,222)      18,222
                                                      ===========  ===========  ===========  =============  ===========

        Interest-sensitivity gap
            as % of total assets                            (27.3)        (3.9)        (6.8)          (3.8)        55.3
                                                      ===========  ===========  ===========  =============  ===========

        Cumulative gap as % of
            total assets                                    (27.3)       (31.2)       (38.0)         (41.8)        13.5
                                                      ===========  ===========  ===========  =============  ===========



         The Bank presently maintains a liability sensitive position over the next twelve months. However, management expects that liabilities of a demand nature will renew and that it will not be necessary to replace them with significantly higher cost funds.

                             ADDITIONAL INFORMATION

                          DISSENTERS' APPRAISAL RIGHTS

         CSB. If the Holding Company Merger is consummated, any CSB Shareholder who properly perfects his or her statutory dissenters' rights of appraisal in accordance with Sections 48-23-202 and 48-23-204 of the TBCA may be entitled to receive in cash the fair value of such CSB Shareholder's shares of CSB Common Stock determined immediately prior to the Holding Company Merger, excluding any appreciation or depreciation in value in anticipation of the Holding Company Merger. The following is a summary of Section 48-23-101, et seq., of the TBCA and the procedures for CSB Shareholders dissenting from the Holding Company Merger and perfecting such dissenters' rights of appraisal. This summary is qualified in its entirety by reference to Section 48-23-101, et seq., of the TBCA, which is reprinted in full as Appendix C to this Prospectus/Proxy Statement. FAILURE TO STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 48-23-101, ET SEQ., OF THE TBCA MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

         Any CSB Shareholder entitled to vote on the Holding Company Merger has the right to receive payment of the fair value of his or her shares of CSB Common Stock upon compliance with the TBCA. A CSB Shareholder may not dissent as to less than all of the shares that he or she beneficially owns. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on his or her behalf must submit to CSB the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights. Any CSB Shareholder intending to enforce this right must not vote in favor of the Holding Company Merger and must file a written notice of his or her intent to demand payment for his or her shares (the "OBJECTION NOTICE") with the Secretary of CSB either before the CSB Special Meeting or before the vote is taken at the CSB Special Meeting. The Objection Notice must state that the CSB Shareholder intends to demand payment for his or her shares of CSB Common Stock if the Holding Company Merger is effected. A vote against approval of the Holding Company Merger will not, in and of itself, constitute an Objection Notice satisfying the requirements of the TBCA. A failure to vote will not constitute a waiver of appraisal rights as long as the requirements of the TBCA are complied with. However, any CSB Shareholder who executes a proxy card and who desires to effect his or her appraisal rights must mark the proxy card "against" the proposal relating to the Holding Company Merger because if the proxy card is left blank, it will be voted "for" the proposal relating to the Holding Company Merger.

         If the Holding Company Merger is approved, each CSB Shareholder who has filed an Objection Notice will be notified by CSB of such approval within ten days of the CSB Special Meeting (the "DISSENTERS' NOTICE"). The Dissenters' Notice will (i) state where dissenting CSB Shareholders must (a) send the Payment Demand (as defined below) and where and when they must (b) deposit their common stock certificates (the "CERTIFICATES"), (ii) inform holders of uncertified shares of the extent of any restrictions of the transferability of such shares, (iii) be accompanied by a form for demanding payment that includes the date of the first announcement to the news media or to CSB Shareholders of the terms of the proposed Holding Company Merger, (iv) set a date by which CSB must receive the Payment Demand, which may not be fewer than one nor more than two months after the date the Dissenters' Notice is delivered, and (v) be accompanied by a copy of Sections 48-23-101 through 48-23-302 of the TBCA. Within the time prescribed in the Dissenters' Notice, a CSB Shareholder electing to dissent must make a demand for payment (the "PAYMENT DEMAND"), certify whether he or she acquired beneficial ownership of the shares before March 4, 1998 (the date of the first public announcement of the principal terms of the Agreement), and deposit his or her Certificates in accordance with the terms of the Dissenters' Notice. Upon filing the Payment Demand and depositing the Certificates, the CSB Shareholder will retain all other rights of a CSB Shareholder until these rights are canceled or modified by consummation of the Holding Company Merger. A Payment Demand may not be withdrawn unless CSB consents.

         As soon as the Holding Company Merger is consummated, or upon receipt of a Payment Demand, CSB shall, pursuant to Section 48-23-206, pay to each dissenting CSB Shareholder who has complied with the requirements of Section 48-23-204 of the TBCA the amount that CSB estimates to be the fair value of the shares of CSB Common Stock, held by such CSB Shareholder, plus accrued interest.
Section 48-23-206 of the TBCA requires the payment to be accompanied by (i) certain of CSB's financial statements, (ii) a statement of CSB's estimate of fair value of the shares and explanation of how the interest was calculated,
(iii) notification of rights to demand payment, and (iv) a copy of Sections 48-23-101 through 48-23-302 of the TBCA. CSB may delay any payments with respect to any shares (the "AFTER-ACQUIRED SHARES") held by a dissenting CSB Shareholder which were not held by such CSB Shareholder on May 20, 1998, the date of the first public announcement of the terms of the Agreement. When payments are so withheld, CSB must send to the holder of the after-acquired shares after the Holding Company Merger an offer to pay the holder an amount equal to CSB's estimate of their fair value plus accrued interest, together with an explanation of the calculation of interest and a statement of the holder's right to demand payment under Section 48-23-209.

         If the Holding Company Merger is not consummated with two months after the date set for demanding payment and depositing Certificates, CSB shall return the deposited Certificates. If, after returning deposited Certificates, the Holding Company Merger is consummated, CSB must send a new Dissenters' Notice and repeat the payment demand procedure.

         If the dissenting CSB Shareholder believes that the amount paid by CSB or offered by CSB is less than the fair value of his shares or that the interest due is calculated incorrectly, or if CSB fails to make payment (or, if the Holding Company Merger has not been consummated, CSB does not return the deposited Certificates or release the transfer restrictions imposed on uncertificated shares) within two months after the date set in the Dissenters' Notice, then the dissenting CSB Shareholder may, within one month after CSB made or offered payment for the shares or failed to pay for the shares, notify CSB in writing of his own estimate of the fair value of such shares (including interest due) and demand payment of such estimate (less any payment previously received). Failure to notify CSB in writing of a demand for payment within one month after CSB made or offered payment for such shares will constitute a waiver of the right to demand payment.

         If CSB and the dissenting CSB Shareholder cannot agree on a fair price two months after CSB receives such a demand for payment, the TBCA provides that CSB will institute judicial proceedings in the appropriate court, as specified in the TBCA (the "COURT"), to fix (i) the fair value of the shares immediately before consummation of the Holding Company Merger, excluding any appreciation or depreciation in anticipation of the Holding Company Merger, and (ii) the accrued interest. The "fair value" of the CSB Common Stock could be more than, the same as, or less than the fair market value of the First American Common Stock to be issued to the dissenting CSB Shareholder in the Holding Company Merger. CSB must make all dissenters whose demands remain unsettled parties to the proceeding and all such parties must be served with a copy of the petition. The Court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. The Court is required to issue a judgment for the amount, if any, by which the fair value of the shares, as determined by the Court, plus accrued interest, exceeds the amount paid by CSB or for the fair value, plus accrued interest, of his or her after-acquired shares for which CSB elected to withhold payment. If CSB does not institute such proceeding within such two month period, CSB shall pay each dissenting CSB Shareholder whose demand remains unsettled the respective amount demanded by each CSB Shareholder.

         The Court will assess the costs and expenses of such proceeding (including reasonable compensation for and the expenses of the appraiser appointed by the Court) against CSB, except that the court may assess such costs and expenses as it deems appropriate against any and all of the dissenting CSB Shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith in demanding payment from CSB. The Court may also assess the fees and expenses of counsel and experts for the respective parties against (i) CSB, if the Court finds that CSB did not comply with the TBCA, or (ii) either CSB or the Dissenting Shareholders, if either acted arbitrarily, vexatiously, or otherwise not in good faith. If the Court finds that the services of counsel for any dissenting CSB Shareholders were of substantial benefit to other dissenting CSB Shareholders, the court may award the counsel reasonable attorneys fees to be paid out of the amounts awarded to the dissenting CSB Shareholders who were benefited.

         Bank. Bank Shareholders are entitled to dissenters' rights under the National Bank Act. Section 215a of the National Bank Act provides that a Bank Shareholder wishing to perfect his or her right to dissent from the Bank Merger must either vote against the Bank Merger or give notice in writing, to the presiding officer, at or prior to the meeting of Bank Shareholders to vote on the transaction, that the shareholder dissents from the Bank Merger. Such a dissenting shareholder shall be entitled to receive the value of the shares so held when such merger shall be approved, upon written request made to the receiving national association at any time before 30 days after the date of consummation of the merger, accompanied by the surrender of stock certificates representing the dissenting shares.

         The value of the shares of any dissenting shareholder shall be ascertained, as of the effective time of the merger, by an appraisal made by a committee of three persons composed of (1) one selected by the vote of the holders of a majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the OCC who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellate.

         If, within 90 days from the date of consummation of the Bank Merger, for any reason one or more of the appraisers is not selected as provided in the statute, or the appraisers fail to determine the value of such shares, the OCC shall, upon written request of any interested party, cause an appraisal to be made that shall be final and binding on all the parties. The expenses of the OCC in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders, had they not requested payment, shall be sold by the receiving association at an advertised public auction and the receiving association shall have the right to purchase any of such shares at such public auction if it is the highest bidder therefor, for the purpose of reselling such shares within 30 days thereafter to such person or persons at such price not less than par as its Board of Directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such a sale price shall be paid to such dissenting shareholders.

         The foregoing summary of the applicable provisions of the National Bank Act is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to such section which is included hereto as Appendix D.

                                  LEGAL OPINION

         The legality of the First American Common Stock to be issued in connection with the Mergers will be passed upon by Mary Neil Price, Esq., General Counsel of First American. As of August __, 1998, Ms. Price beneficially owned [________] shares of First American Common Stock.

                                     EXPERTS

         The supplemental consolidated financial statements of First American Corporation and subsidiaries as of December 31, 1997 and December 31, 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The supplemental consolidated financial statements give retroactive effect to the merger of First American Corporation and Deposit Guaranty Corp. on May 1, 1998 which has been accounted for as a pooling of interests. Generally accepted accounting principles proscribe giving effect to a consummated business transaction accounted for by the pooling of interest method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they became the historical financial statements of First American Corporation and subsidiaries after financial statements covering the date of consummation of the business combination were issued.

         With respect to the unaudited interim financial information for the periods ended June 30, 1998 and 1997, and March 31, 1998 and 1997 incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for review of such information. However, their separate reports included in First American's quarterly reports on Form 10-Q for the quarters ended June 30, 1998 and March 31, 1998, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on KPMG Peat Marwick LLP's reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

         The consolidated financial statements of CSB and subsidiaries as of December 31, 1997 and December 31, 1996, and for each of the years in the three-year period ended December 31, 1997, have been included in this Prospectus/Proxy Statement in reliance upon the report of Maggart & Associates, P.C., independent certified public accountants, also included herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Bank and subsidiaries as of December 31, 1997 and December 31, 1996, and for each of the years in the three-year period ended December 31, 1997, have been included in this Prospectus/Proxy Statement in reliance upon the report of Maggart & Associates, P.C., independent certified public accountants, also included herein, and upon the authority of said firm as experts in accounting and auditing.

                                  OTHER MATTERS

         As of the date of this Prospectus/Proxy Statement, neither the CSB Board nor Bank Board knows of any matters that will be presented for consideration at the CSB Special Meeting or the Bank Special Meeting, other than as described in this Prospectus/Proxy Statement. If any other matters should properly come before the meetings or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of CSB or Bank, as the case may be.

                       WHERE YOU CAN FIND MORE INFORMATION

         First American has filed with the Commission a Registration Statement under the Securities Act that registers the distribution to CSB Shareholders and Bank Shareholders of the shares of First American Common Stock to be issued in connection with the Mergers (the "REGISTRATION STATEMENT"). The Registration Statement, including the attached exhibits and schedules, contain additional relevant information about First American and the First American Common Stock. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Prospectus/Proxy Statement.

         In addition, First American files reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the SEC:

        Public Reference Room                     New York Regional Office                Chicago Regional Office
       450 Fifth Street, N.W.                       7 World Trade Center                      Citicorp Center
              Room 1024                                  Suite 1300                       500 West Madison Street
       Washington, D.C. 20549                     New York, New York 10048                      Suite 1400
                                                                                      Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

         The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like First American, who file electronically with the Commission. The address of that site is http://www.sec.gov.

         You can also inspect reports, proxy statements and other information about First American at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Commission allows First American to "incorporate by reference" information into this Prospectus/Proxy Statement. This means that First American can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Prospectus/Proxy Statement, except for any information that is superseded by other information that is set forth directly in this document.

         This Prospectus/Proxy Statement incorporates by reference the documents set forth below that First American has previously filed with the Commission. They contain important information about First American and its financial condition.

         FIRST AMERICAN SEC FILINGS                           PERIOD
         --------------------------                           ------
Annual Report on Form 10-K                                    Year ended December 31, 1997, as filed March 27, 1998

Quarterly Reports on Form 10-Q                                Quarters ended:

                                                              - March 31, 1998, as filed April 30, 1998
                                                              - June 30, 1998, as filed August 11, 1998

The description of the First American Common
Stock and the First American Rights
contained in registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating that description

Current Reports on Form 8-K                                   Filed:
                                                              - May 11, 1998
                                                              - July 14, 1998

Annual Report on Form 11-K                                    Year ended December 31, 1997, as filed June 30, 1998

         First American incorporates by reference additional documents that it may file with the Commission between the date of this Prospectus/Proxy Statement and the date of the CSB Special Meeting and the Bank Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         First American has supplied all information contained or incorporated by reference in this Prospectus/Proxy Statement relating to First American and FANB. CSB has supplied all information contained in this Prospectus/Proxy Statement relating to CSB and Bank.

         You can obtain any of the documents incorporated by reference in this document through First American, or from the Commission through the Commission's Internet world wide web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Prospectus/Proxy Statement. You can obtain documents incorporated by reference in this Prospectus/Proxy Statement by requesting them in writing or by telephone from First American at the following address:

                                   Joe Powell
                         Director Of Investor Relations
                           First American Corporation
                              First American Center
                         Nashville, Tennessee 37237-0700
                            Telephone (615) 748-2455

         If you would like to request documents from First American, please do so by [____________], to receive them before the CSB Special Meeting or the Bank Special Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

         You should rely only on the information contained in or incorporated by reference in this Prospectus/Proxy Statement in considering how to vote your shares at the CSB Special Meeting or the Bank Special Meeting. Neither First American nor CSB nor Bank has authorized anyone to provide you with information that is different from the information in this document. This Prospectus/Proxy Statement is dated [______________]. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this Prospectus/Proxy Statement nor the issuance of First American Common Stock in the Mergers shall create any implication to the contrary.

         If you live in a jurisdiction where it is unlawful for First American to offer its securities to you, this Prospectus/Proxy Statement does not constitute an offer for you to purchase or receive First American Common Stock.

         THE SHARES OF FIRST AMERICAN COMMON STOCK THAT YOU WOULD RECEIVE IN THE MERGER ARE NOT DEPOSITS OF ANY BANK AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This Prospectus/Proxy Statement and documents incorporated herein by reference contain certain forward-looking statements about the financial condition, results of operations and business of First American, CSB and Bank. The words "believes," "expects," "anticipates," "intends," "estimates," "plans" or similar expressions, indicate we are making forward-looking statements.

         Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The future results and shareholder value of First American may differ materially from those expressed in these forward-looking statements. Many of the factors that could influence or determine actual results are unpredictable and not within the control of First American. In addition, First American, CSB and Bank do not intend to, and are not obligated to, update these forward-looking statements after we distribute this Prospectus/Proxy Statement, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date. For all of these statements, First American, CSB and Bank claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995.

         Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities: (i) competitive pressure among financial services providers in the mid-south region of the United States or in the financial services industry generally increases significantly; (ii) interest rates change in such a way as to reduce First American's margins; (iii) general economic or monetary conditions, either nationally or regionally, are less favorable than expected, resulting in a deterioration in credit quality or a diminished demand for First American's services and products; (iv) changes in laws or government rules, or the way in which courts interpret these laws or rules, adversely affect First American's business; (v) business conditions, inflation or securities markets undergo significant change; and (vi) disruptions occur in the operations of First American or any of its subsidiaries or any other governmental or private entity as a result of the "Year 2000 Problem."

                         INDEX TO CONSOLIDATED FINANCIAL
                           STATEMENTS OF CSB FINANCIAL
                          CORPORATION AND SUBSIDIARIES

                                                                                                 Page
                                                                                                 ----
Consolidated Financial Statements for Six Months Ended June 30, 1998 and 1997.................... F-2
-----------------------------------------------------------------------------

Consolidated Balance Sheets...................................................................... F-2

Consolidated Statements of Earnings.............................................................. F-3

Consolidated Statements of Comprehensive Earnings................................................ F-4

Consolidated Statements of Cash Flows............................................................ F-5

Notes to Consolidated Financial Statements....................................................... F-7

Consolidated Financial Statements for Years Ended
-------------------------------------------------
     December 31, 1997, 1996 and 1995............................................................ F-8
     --------------------------------

Independent Auditors' Report..................................................................... F-8

Consolidated Balance Sheets...................................................................... F-9

Consolidated Statements of Earnings.............................................................. F-10

Consolidated Statements of Comprehensive Earnings................................................ F-11

Consolidated Statements of Changes in Stockholders' Equity....................................... F-12

Consolidated Statements of Cash Flows............................................................ F-13

Notes to Consolidated Financial Statements....................................................... F-15

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                       JUNE 30, 1998 AND DECEMBER 31, 1997

                                   (UNAUDITED)



                                                                      June 30,    December 31,
                                                                        1998          1997
                                                                      --------    ------------
                                                                          (In Thousands)
                                   Assets
                                   ------
Loans                                                                 $ 82,352        76,600
   Less: Allowance for loan losses                                       1,060           958
                                                                      --------     --------
                Net loans                                               81,292        75,642

Securities:
   Held to maturity, at cost (market value $3,703,000 and
     $2,850,000, respectively)                                           3,597         2,733
   Available-for-sale, at market (amortized cost $48,210,000
     and $45,799,000, respectively)                                     48,807        46,487
Loans held for sale                                                      1,039           540
                                                                      --------     ---------

                Total earning assets                                   134,735       125,402

Cash and due from banks                                                  4,501         4,167
Bank premises and equipment, net                                         3,280         3,406
Accrued interest receivable                                              1,374         1,309
Deferred tax asset                                                         152            73
Other real estate                                                           91            70
Other assets                                                               728           561
                                                                      --------     ---------

                Total assets                                          $144,861       134,988
                                                                      ========     =========

                    Liabilities and Stockholders' Equity
                    ------------------------------------
Deposits                                                              $131,679       122,878
Advances from Federal Home Loan Bank                                       630             -
Federal funds purchased                                                      -           375
Accrued interest payable                                                   601           578
Other liabilities                                                          546           627
                                                                      --------     ---------
                Total liabilities                                      133,456       124,458
                                                                      --------     ---------

Minority interest                                                          412           383
                                                                      --------     ---------
Stockholders' equity:
   Common stock, par value $1.00 per share, authorized 200,000
     shares, issued 84,947 shares                                           85            85
   Additional paid-in capital                                            1,639         1,639
   Retained earnings                                                     8,912         8,013
   Net unrealized gains on available-for-sale securities, net of
     taxes of $218,000 and $261,000, respectively                          357           410
                                                                      --------     ---------
                Total stockholders' equity                              10,993        10,147
                                                                      --------     ---------

                Total liabilities and stockholders' equity            $144,861       134,988
                                                                      ========     =========

See accompanying notes to consolidated financial statements (unaudited).

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (UNAUDITED)


                                                                      Three Months Ended                    Six Months Ended
                                                                           June 30,                             June 30,
                                                                -------------------------------      ---------------------------
                                                                     1998            1997                 1998            1997
                                                                     ----            ----                 ----            ----
                                                                    (Dollars In Thousands                (Dollars in Thousands
                                                                  Except Per Share Amounts)            Except Per Share Amounts)
Interest income:
   Interest and fees on loans                                   $      2,108           1,818                4,149           3,554
   Interest and dividends on securities:
     Taxable securities                                                  620             648                1,258           1,204
     Tax exempt from Federal income taxes                                167             132                  312             258
   Interest on federal funds sold                                         46               9                   70              34
                                                                ------------    ------------         ------------    ------------
              Total interest income                                    2,941           2,607                5,789           5,050
                                                                ------------    ------------         ------------    ------------

Interest expense:
   Interest on negotiable order of withdrawal accounts                    52              60                  103             120
   Interest on money market demand accounts                              210             112                  396             222
   Interest on savings accounts                                          193             213                  379             414
   Interest on certificates of deposit                                   925             814                1,823           1,562
   Interest on Federal funds purchased                                     1               7                    2              10
   Interest on advances from Federal Home Loan Bank                        9               4                   17               7
                                                                ------------    ------------         ------------    ------------
              Total interest expense                                   1,390           1,210                2,720           2,335
                                                                ------------    ------------         ------------    ------------

              Net interest income before provision for loan            1,551           1,397                3,069           2,715
                 losses
Provision for loan losses                                                 74              37                  162              86
                                                                ------------    ------------         ------------    ------------
              Net interest income after provision for loan
                 losses                                                1,477           1,360                2,907           2,629
                                                                ------------    ------------         ------------    ------------

Other income:
   Service charges on deposit accounts                                   160             150                  315             287
   Other fees and commissions                                            191             128                  380             245
   Gain on sale of loans                                                   -               -                    -             248
   Security gains, net                                                     7              11                    7              11
   Other income                                                           55              42                  104              66
                                                                ------------    ------------         ------------    ------------
                                                                         413             331                  806             857
                                                                ------------    ------------         ------------    ------------

Other expenses:
   Salaries and employee benefits                                        589             570                1,168           1,164
   Occupancy expenses, net                                                69              70                  140             139
   Furniture and equipment expense                                        94              81                  191             158
   FDIC insurance                                                          3               3                    7               6
   Other operating expenses                                              462             353                  831             730
                                                                ------------    ------------         ------------    ------------
                                                                       1,217           1,077                2,337           2,197
                                                                ------------    ------------         ------------    ------------

              Earnings before taxes and minority interest                673             614                1,376           1,289
Income taxes                                                             212             193                  439             410
                                                                ------------    ------------         ------------    ------------
              Earnings before minority interest                          461             421                  937             879
Minority interest                                                         20              17                   38              34
                                                                ------------    ------------         ------------    ------------

              Net earnings                                      $        441             404                  899             845
                                                                ============    ============         ============    ============

Basic earnings per common share                                 $       5.19            4.96                10.59            9.95
                                                                ============    ============         ============    ============

Diluted earnings per common share                               $       5.10            4.93                10.41            9.89
                                                                ============    ============         ============    ============

Dividends per share                                             $          -               -                    -               -
                                                                ============    ============         ============    =============

See accompanying notes to consolidated financial statements (unaudited).

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS

            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                   (UNAUDITED)




                                                               Three Months Ended                  Six Months Ended
                                                                    June 30,                           June 30,
                                                         -------------------------------    -------------------------------
                                                              1998            1997               1998            1997
                                                              ----            ----               ----            ----
                                                                                  (In Thousands)
Net earnings                                             $         441            404                899             845

Other comprehensive earnings, net of tax:
   Net unrealized gains (losses) on available-for-
     sale securities, net of tax benefits of
     $14,000, tax expense of $116,000, tax
     benefits of $32,000 and tax expense of
     $4,000, respectively                                          (24)           189                (52)              6

   Reclassification adjustment for gains
     included in net earnings, net of income
     taxes of $3,000, $5,000, $3,000 and
     $4,000, respectively                                           (4)            (7)                (4)             (7)
                                                         -------------   ------------       ------------    ------------

              Other comprehensive income (loss)                    (28)           182                (56)             (1)
                                                         -------------   ------------       ------------    ------------

              Comprehensive earnings                     $         413            586                843             844
                                                         =============   ============       ============    ============


See accompanying notes to consolidated financial statements (unaudited).

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                   (UNAUDITED)


                                                                                     1998               1997
                                                                                     ----               ----
                                                                                         (In Thousands)
Cash flows from operating activities:
   Interest received                                                          $         5,743               4,794
   Fees and commissions received                                                          799                 846
   Proceeds from sale of loans                                                          9,316               6,144
   Origination of loans held for sale                                                  (9,814)             (4,945)
   Interest paid                                                                       (2,697)             (2,301)
   Cash paid to suppliers and employees                                                (2,329)             (2,125)
   Income taxes paid                                                                     (525)               (495)
                                                                              ---------------     ---------------
                Net cash provided by operating activities                                 493               1,918
                                                                              ---------------     ---------------

Cash flows from investing activities:
   Proceeds from maturities of held-to-maturity securities                                 84                 149
   Proceeds from maturities of available-for-sale securities                            8,725               2,012
   Proceeds from sales of available-for-sale securities                                 1,093               1,446
   Purchase of held-to-maturity securities                                               (950)                  -
   Purchase of available-for-sale securities                                          (12,237)            (12,237)
   Loans made to customers, net of repayments                                          (5,812)             (2,813)
   Purchase of premises and equipment                                                     (53)               (558)
   Increase in other assets                                                               (55)                (25)
                                                                              ---------------     ---------------
                Net cash used in investing activities                                  (9,205)            (12,026)
                                                                              ---------------     ---------------

Cash flows from financing activities:
   Net increase in non-interest bearing, savings and NOW
     deposit accounts                                                                   6,120               4,774
   Net increase in time deposits                                                        2,680               7,214
   Decrease in Federal funds purchased                                                   (375)               (660)
   Dividends paid to commercial bank subsidiary minority
     stockholders                                                                          (9)                 (7)
   Advances from Federal Home Loan Bank                                                   630                   -
                                                                              ---------------     ---------------
                Net cash provided by financing activities                               9,046              11,321
                                                                              ---------------     ---------------

Net increase in cash and cash equivalents                                                 334               1,213

Cash and cash equivalents at beginning of period                                        4,167               4,149
                                                                              ---------------     ---------------

Cash and cash equivalents at end of period                                    $         4,501               5,362
                                                                              ===============     ===============

See accompanying notes to consolidated financial statements (unaudited).

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                   (UNAUDITED)



                                                                           1998       1997
                                                                           ----       ----
                                                                            (In Thousands)
Reconciliation of net earnings to net cash provided by
 operating activities:
     Net earnings                                                         $  899         845
     Adjustments to reconcile net earnings to net cash
       provided by operating activities:
         Depreciation                                                        179         162
         Amortization and accretion, net                                      34           4
         Provision for loan losses                                           162          86
         Security gains related to available-for-sale                         (7)        (11)
         Decrease (increase) in loans held for sale                         (499)      1,199
         FHLB dividend reinvestment                                          (15)        (14)
         Decrease in other assets                                           (133)       (139)
         Increase in other liabilities                                      (123)        (36)
         Increase in interest receivable                                     (65)       (246)
         Increase in interest payable                                         23          34
         Increase in minority interest                                        38          34
                                                                          ------      ------
                Total adjustments                                           (406)      1,073
                                                                          ------      ------

                Net cash provided by operating activities                 $  493       1,918
                                                                          ======      ======



Supplemental schedule of non-cash activities:

     Unrealized loss in value of securities available-for-
       sale, net of income tax benefits of $43,000 in 1997                $  (53)         (1)
                                                                          ======      ======

See accompanying notes to consolidated financial statements (unaudited).

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

BASIS OF PRESENTATION

The unaudited consolidated financial statements include the accounts of CSB Financial Corporation (the "Company") and its 96.14% owned subsidiary, Cheatham State Bank and Cheatham State Bank's wholly-owned subsidiaries, Community Finance Company, CSB Insurance Services, Inc. and CSB Acceptance Corporation.

The accompanying consolidated financial statements have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.

In the opinion of management, the consolidated financial statements contain all adjustments and disclosures necessary to summarize fairly the financial position of the Company as of June 30, 1998 and December 31, 1997, and the results of operations and comprehensive income for the six months and three months ended June 30, 1998 and 1997 and changes in cash flows for the six months ended June 30, 1998 and 1997. All significant intercompany transactions have been eliminated. The interim consolidated financial statements should be read in conjunction with the notes to the consolidated financial statements for the year ended December 31, 1997. The results for interim periods are not necessarily indicative of results to be expected for the complete fiscal year.

ALLOWANCE FOR LOAN LOSSES

Transactions in the allowance for loan losses were as follows:

                                                       Six Months Ended
                                                           June 30,
                                                     --------------------
                                                      1998          1997
                                                      ----          ----
                                                        (In Thousands)

Balance, January 1, 1998 and 1997, respectively      $   958           882
Add (deduct):
   Losses charged to allowance                           (99)          (47)
   Recoveries credited to allowance                       39            24
   Provision for loan losses                             162            86
                                                     -------       -------
Balance, June 30, 1998 and 1997, respectively        $ 1,060           945
                                                     =======       =======

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CSB Financial Corporation:

We have audited the accompanying consolidated balance sheets of CSB Financial Corporation and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, comprehensive earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CSB Financial Corporation and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



/s/ Maggart & Associates, P.C.

Nashville, Tennessee
February 13, 1998

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996




                                                                                      In Thousands
                                                                               ----------------------
                                                                                 1997          1996
                                                                                 ----          ----

                                     ASSETS
                                     ------
Loans, less allowance for possible loan losses of $958,000
   and $882,000, respectively                                                  $ 75,642        66,179
Securities:
   Held-to-maturity, at cost (market value - $2,850,000 and
     $1,530,000, respectively)                                                    2,733         1,527
   Available-for-sale, at market (amortized cost - $45,799,000 and
     $37,406,000, respectively)                                                  46,487        37,745
                                                                               --------      --------
                  Total securities                                               49,220        39,272
                                                                               --------      --------

Loans held for sale                                                                 540         1,198
                                                                               --------      --------
                  Total earning assets                                          125,402       106,649
                                                                               --------      --------

Cash and due from banks                                                           4,167         4,149
Premises and equipment, net                                                       3,406         3,028
Deferred income taxes                                                                73           146
Accrued interest receivable                                                       1,309         1,103
Other real estate                                                                    70            --
Other assets                                                                        561           460
                                                                               --------      --------

                  Total assets                                                 $134,988       115,535
                                                                               ========      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Deposits                                                                       $122,878       104,850
Federal funds purchased                                                             375           660
Accrued interest payable                                                            578           455
Other liabilities                                                                   627           617
Advances from Federal Home Loan Bank                                                 --           335
                                                                               --------      --------
                  Total liabilities                                             124,458       106,917
                                                                               --------      --------

Minority interest                                                                   383           322
                                                                               --------      --------

Stockholders' equity:
   Common stock, par value $1.00 per share, authorized 200,000 shares,
     issued and outstanding 84,947 and 84,913 shares, respectively                   85            85
   Additional paid-in capital                                                     1,639         1,636
   Retained earnings                                                              8,013         6,373
   Net unrealized gains on available-for-sale securities, net of taxes of
     $261,000 and $124,000, respectively                                            410           202
                                                                               --------      --------
                  Total stockholders' equity                                     10,147         8,296
                                                                               --------      --------

COMMITMENTS AND CONTINGENT LIABILITIES

                  Total liabilities and stockholders' equity                   $134,988       115,535
                                                                               ========      ========



See accompanying notes to consolidated financial statements.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                                  In Thousands,
                                                                             Except Per Share Amounts
                                                                        --------------------------------
                                                                         1997         1996        1995
                                                                         ----         ----        ----

Interest income:
   Interest and fees on loans                                           $ 7,465        6,487      5,505
   Interest and dividends on securities:
     Taxable securities                                                   2,502        2,236      2,143
     Exempt from Federal income taxes                                       545          448        355
   Interest on Federal funds sold                                            60           74         52
   Interest on interest-bearing deposits in financial institutions            -            -          5
                                                                        -------      -------    -------
              Total interest income                                      10,572        9,245      8,060
                                                                        -------      -------    -------

Interest expense:
   Interest on negotiable order of withdrawal accounts                      244          249        264
   Interest on money market demand accounts                                 518          308        199
   Interest on savings accounts                                             318          349        360
   Interest on certificates of deposit                                    3,835        3,178      2,794
   Interest on Federal funds purchased                                       22           21         15
   Interest on note payable                                                   1           26         64
   Interest on advances from Federal Home Loan Bank                          19            1          -
                                                                        -------      -------    -------
              Total interest expense                                      4,957        4,132      3,696
                                                                        -------      -------    -------

              Net interest income before provision for possible
                loan losses                                               5,615        5,113      4,364
Provision for possible loan losses                                          232          222        172
                                                                        -------      -------    -------
              Net interest income after provision for possible
                loan losses                                               5,383        4,891      4,192

Non-interest income                                                       1,497        1,127        854
Non-interest expense                                                      4,352        3,837      3,248
                                                                        -------      -------    -------

              Earnings before income taxes and minority interest          2,528        2,181      1,798

Income taxes                                                                822          670        616
                                                                        -------      -------    -------

              Earnings before minority interest                           1,706        1,511      1,182

Minority interest in earnings of subsidiary                                  66           60         49
                                                                        -------      -------    -------

              Net earnings                                              $ 1,640        1,451      1,133
                                                                        =======      =======    =======

Basic earnings per common share                                         $ 19.31        17.75      14.09
                                                                        =======      =======    =======

Diluted earnings per common share                                       $ 19.12        17.69      14.09
                                                                        =======      =======    =======




See accompanying notes to consolidated financial statements.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                              In Thousands
                                                                   ----------------------------------
                                                                     1997         1996         1995
                                                                     ----         ----         ----
Net earnings                                                       $ 1,640         1,451        1,133
                                                                   -------       -------      -------

Other comprehensive earnings, net of tax:
   Unrealized gains (losses) on available-for-sale securities arising during the period, net of taxes of $129,000, tax
     benefits of $195,000 and taxes of $786,000, respectively          212          (318)       1,285

   Reclassification adjustment for (gains) losses included in net earnings, net of income taxes of $2,000, and
     income tax benefits of $38,000 and $87,000, respectively           (4)           62          142
                                                                   -------       -------      -------

              Other comprehensive earnings (loss)                      208          (256)       1,427
                                                                   -------       -------      -------

              Comprehensive earnings                               $ 1,848         1,195        2,560
                                                                   =======       =======      =======



See accompanying notes to consolidated financial statements.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES


           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                     In Thousands
                                         ------------------------------------------------------------------------
                                                                                                Net
                                                                                            Unrealized
                                                                                          Gains (Losses)
                                             Par Value     Additional                     On Available-
                                              Common        Paid-In       Retained           For-Sale
                                               Stock        Capital       Earnings          Securities      Total
                                             ---------     ----------     ---------       --------------    -----
Balance, December 31, 1994                   $    80          1,222         3,789              (969)        4,122

Net earnings                                       -              -         1,133                 -         1,133

Net change in unrealized appreciation
   during the year, net of taxes of
   $873,000                                        -              -             -             1,427         1,427
                                             -------         ------       -------            ------        ------

Balance December 31, 1995                         80          1,222         4,922               458         6,682

Sale of 4,505 shares of common stock               5            414                               -           419
                                                                                -
Net earnings                                       -              -         1,451                 -         1,451

Net change in unrealized appreciation
   during the year, net of tax benefits
   of $159,000                                     -              -             -              (256)         (256)
                                             -------         ------       -------            ------        ------

Balance December 31, 1996                         85          1,636         6,373               202         8,296

Sale of 34 shares of common stock                  -              3                               -             3
                                                                                -
Net earnings                                       -              -                               -         1,640
                                                                            1,640
Net change in unrealized appreciation
   during the year, net of income taxes
   of $137,000                                     -              -             -               208           208
                                             -------         ------       -------            ------        ------

Balance December 31, 1997                    $    85          1,639         8,013               410       10,147
                                             =======         ======       =======            ======        ======


See accompanying notes to consolidated financial statements.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS



                                                                                     In Thousands
                                                                          -----------------------------------
                                                                             1997          1996          1995
                                                                             ----          ----          ----
Cash flows from operating activities:
   Interest received                                                      $ 10,354          9,258         7,852
   Fees and commissions received                                             1,482          1,028           843
   Proceeds from sale of loans                                              12,141         13,284         6,366
   Origination of loans held for sale                                      (11,483)       (14,182)       (6,523)
   Interest paid                                                            (4,835)        (4,132)       (3,544)
   Cash paid to suppliers and employees                                     (4,010)        (3,304)       (2,700)
   Income taxes paid                                                          (903)          (757)         (638)
                                                                          --------       --------      --------
                  Net cash provided by operating activities                  2,746          1,195         1,656
                                                                          --------       --------      --------

Cash flows from investing activities:
   Purchase of available-for-sale securities                               (20,350)       (20,633)      (15,671)
   Proceeds from sales of available-for-sale securities                      4,491         17,030        13,600
   Proceeds from maturities of available-for-sale securities                 6,404          4,838         3,633
   Purchase of held-to-maturity securities                                    (425)          (330)       (4,391)
   Proceeds from maturities of held-to-maturity securities                     300            464           842
   Proceeds from maturities of interest bearing deposits in banks                -              -           100
   Loans made to customers, net of repayments                               (9,766)       (13,569)       (9,290)
   Purchase of premises and equipment                                         (713)          (617)         (827)
   Proceeds from sales of other real estate                                      -              -            76
   Increase in cash surrender value of directors' and officers' life
     insurance policies                                                        (64)           (60)          (59)
   Proceeds from life insurance policy                                           -             82             -
   Purchase of other assets                                                     (2)            (6)            -
   Purchase of silver coins                                                      -              -            (5)
   Sales of silver coins                                                         -              2             -
   Purchase of commercial bank subsidiary common stock                           -              -           (14)
                                                                          --------       --------      --------
                  Net cash used in investing activities                    (20,125)       (12,799)      (12,006)
                                                                          --------       --------      --------

Cash flows from financing activities:
   Net increase in demand, NOW and savings deposits                          6,697          2,891         2,297
   Net increase in time deposits                                            11,331          7,224         9,293
   Increase (decrease) in Federal funds purchased                             (285)           660          (175)
   Principal payments on note payable                                            -           (585)         (250)
   Advances from FHLB                                                            -            335             -
   Repayment of advances from FHLB                                            (335)             -             -
   Proceeds from sales of common stock                                           3            419             -
   Dividends paid to commercial bank subsidiary minority
     stockholders                                                              (14)           (14)          (14)
                                                                          --------       --------      --------
                  Net cash provided by financing activities                 17,397         10,930        11,151
                                                                          --------       --------      --------

Net increase (decrease) in cash and cash equivalents                            18           (674)          801

Cash and cash equivalents at beginning of year                               4,149          4,823         4,022
                                                                          --------       --------      --------

Cash and cash equivalents at end of year                                  $  4,167          4,149         4,823
                                                                          ========       ========      ========


See accompanying notes to consolidated financial statements.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS



                                                                                    In Thousands
                                                                          ----------------------------------
                                                                             1997        1996          1995
                                                                             ----        ----          ----
Reconciliation of net earnings to net cash provided by
  operating activities:
     Net earnings                                                         $ 1,640         1,451        1,133
     Adjustments to reconcile net earnings to net cash provided by operating activities:
         Depreciation                                                         335           283          206
         Amortization and accretion, net                                      (13)          (33)         (21)
         Provision for loan losses                                            232           222          172
         Provision for deferred taxes                                         (59)          (94)         (71)
         Securities (gains) losses                                             (6)          100          229
         Decrease (increase) in loans held for sale                           658          (898)        (158)
         Minority interest in earnings of commercial bank subsidiary           66            60           49
         Increase (decrease) in taxes payable                                 (22)            5           49
         Decrease (increase) in interest receivable                          (206)           46         (187)
         Increase in interest payable                                         123             -          153
         Increase in other assets                                             (34)           (2)          (9)
         Increase in other liabilities                                         32            55          111
                                                                          -------        ------       ------
                  Total adjustments                                         1,106          (256)         523
                                                                          -------        ------       ------

                  Net cash provided by operating activities               $ 2,746         1,195        1,656
                                                                          =======        ======       ======



Supplemental Schedule of Non-Cash Activities:

   Securities transferred to available-for-sale                           $     -             -        7,102
                                                                          =======        ======       ======

   Securities transferred to held-to-maturity                             $ 1,083             -          486
                                                                          =======        ======       ======

   Change in unrealized gain in securities available-for-sale, net of income taxes of $137,000 and income tax benefit
     of $159,000 and income taxes of $873,000, respectively               $   208          (256)       1,427
                                                                          =======        ======       ======

   Loans transferred to other real estate                                 $    70             -            -
                                                                          =======        ======       ======

See accompanying notes to consolidated financial statements

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting and reporting policies of CSB Financial Corporation and Subsidiaries are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The following is a brief summary of the significant policies.

         (A)      PRINCIPLES OF CONSOLIDATION

                  The consolidated financial statements include the accounts of the Company and its 96.14% owned subsidiary, Cheatham State Bank, and Cheatham State Bank's 100% owned subsidiaries, Community Finance Company, CSB Insurance Services, Inc. and CSB Acceptance Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

         (B)      NATURE OF OPERATIONS

                  Cheatham State Bank operates under a State bank charter. As a State chartered bank, the Bank is subject to regulation by the State of Tennessee, Department of Financial Institutions and the Federal Deposit Insurance Corporation. Cheatham State Bank provides full banking services normally offered by a community bank. The area served by the Bank is primarily the Middle Tennessee area with a concentration in Cheatham and surrounding counties of Tennessee. Services are provided at the main office and three branch offices.

         (C)      ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (D)      LOANS

                  Loans are stated at the principal amount outstanding. Unearned discount, deferred loan fees net of loan acquisition costs, and the allowance for possible loan losses are shown as reductions of loans. Loan origination and commitment fees and certain loan-related costs are being deferred and the net amount amortized as an adjustment of the related loan's yield over the contractual life of the loan. Unearned discount represents the unamortized amount of finance charges, principally related to certain installment loans. Interest income on most loans is accrued based on the principal amount outstanding.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         (D)      LOANS, CONTINUED

                  The Company adopted, on a prospective basis effective January 1, 1995, Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." These pronouncements apply to impaired loans except for large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment including residential mortgage and installment loans.

                  A loan is impaired when it is probable that the Company will be unable to collect the scheduled payments of principal and interest due under the contractual terms of the loan agreement. Impaired loans are measured at the present value of expected future cash flows discounted at the loan's effective interest rate, at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, the Company recognize an impairment by creating a valuation allowance with a corresponding charge to the provision for possible loan losses or by adjusting an existing valuation allowance for the impaired loan with a corresponding charge or credit to the provision for possible loan losses.

                  The Company's consumer loans are divided into various groups of smaller-balance homogeneous loans that are collectively evaluated for impairment and, thus, are not subject to the provisions of SFAS Nos. 114 and 118. Substantially all other loans of the Company are evaluated for impairment under the provisions of SFAS Nos. 114 and 118.

                  The Company considers all loans on nonaccrual status to be impaired. Loans are placed on nonaccrual status when doubt as to timely collection of principal or interest exists, or when principal or interest is past due 90 days or more unless such loans are well-secured and in the process of collection. Delays or shortfalls in loan payments are evaluated along with various other factors to determine if a loan is impaired. Generally, delinquencies under 90 days are considered insignificant unless certain other factors are present which indicate impairment is probable. The decision to place a loan on nonaccrual status is also based on an evaluation of the borrower's financial condition, collateral liquidation value, and other factors that affect the borrower's ability to pay.

                  Generally, at the time a loan is placed on nonaccrual status, all interest accrued and uncollected on the loan in the current fiscal year is reversed from income, and all interest accrued and uncollected from the prior year is charged off against the allowance for possible loan losses. Thereafter, interest on nonaccrual loans is recognized as interest income only to the extent that cash is received and future collection of principal is not in doubt. If the collectibility of outstanding principal is doubtful, such cash received is applied as a reduction of principal. A nonaccrual loan may be restored to an accruing status when principal and interest are no longer past due and unpaid and future collection of principal and interest on a timely basis is not in doubt.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         (D)      LOANS, CONTINUED

                  Loans not on nonaccrual status are classified as impaired in certain cases when there is inadequate protection by the current net worth and financial capacity of the borrower or of the collateral pledged, if any. In those cases, such loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, and if such deficiencies are not corrected, there is a probability that the Company will sustain some loss. In such cases, interest income continues to accrue as long as the loan does not meet the Company's criteria for nonaccrual status.

                  Generally, the Company also classifies as impaired any loans the terms of which have been modified in a troubled debt restructuring. Interest is generally accrued on such loans that continue to meet the modified terms of their loan agreements.

                  The Company's charge-off policy for impaired loans is similar to its charge-off policy for all loans in that loans are charged off in the month when they are considered uncollectible.

         (E)      ALLOWANCE FOR POSSIBLE LOAN LOSSES

                  The provision for possible loan losses represents a charge to earnings necessary, after loan charge-offs and recoveries, to maintain the allowance for possible loan losses at an appropriate level which is adequate to absorb estimated losses inherent in the loan portfolio. Such estimated losses arise primarily from the loan portfolio but may also be derived from other sources, including commitments to extend credit and standby letters of credit. The level of the allowance is determined on a quarterly basis using procedures which include: (1) categorizing commercial and commercial real estate loans into risk categories to estimate loss probabilities based primarily on the historical loss experience of those risk categories and current economic conditions; (2) analyzing significant commercial and commercial real estate credits and calculating specific reserves as necessary; (3) assessing various homogeneous consumer loan categories to estimate loss probabilities based primarily on historical loss experience; (4) reviewing unfunded commitments; and (5) considering various other factors, such as changes in credit concentrations, loan mix, and economic conditions which may not be specifically quantified in the loan analysis process.

                  The allowance for possible loan losses consists of an allocated portion and an unallocated, or general portion. The allocated portion is maintained to cover estimated losses applicable to specific segments of the loan portfolio. The unallocated portion is maintained to absorb losses which probably exist as of the evaluation date but are not identified by the more objective processes used for the allocated portion of the allowance due to risk of errors or imprecision. While the total allowance consists of an allocated portion and an unallocated portion, these terms are primarily used to describe a process. Both portions of the allowance are available to provide for inherent loss in the entire portfolio.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         (E)      ALLOWANCE FOR POSSIBLE LOAN LOSSES, CONTINUED

                  The allowance for possible loan losses is increased by provisions for possible loan losses charged to expense and is reduced (increased) by loans charged off net of recoveries on loans previously charged off. The provision is based on Management's determination of the amount of the allowance necessary to provide for estimated loan losses based on its evaluation of the loan portfolio. Determining the appropriate level of the allowance and the amount of the provision involves uncertainties and matters of judgment and therefore cannot be determined with precision.

         (F)      DEBT AND EQUITY SECURITIES

                  Securities are classified in three categories and accounted for as follows:

                  -     Securities Held-to-Maturity

                        Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Amortization of premiums and accretion of discounts are calculated by the interest method.

                  -     Trading Securities

                        Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

                  -     Securities Available-for-Sale

                        Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at estimated fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity. Premiums and discounts are recognized in interest income using the interest method.

                  No securities have been classified as trading securities.

                  Realized gains or losses from the sale of securities are recognized upon realization based upon the specific identification method.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         (G)      LOANS HELD FOR SALE

                  Mortgage loans held for sale are reported at the lower of cost or market value, determined by outstanding commitments from investors at the balance sheet date. These loans are valued on an aggregate basis.

         (H)      PREMISES AND EQUIPMENT, NET

                  Premises and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the related assets. Gain or loss on items retired and otherwise disposed of is credited or charged to operations and cost and related accumulated depreciation are removed from the asset and accumulated depreciation accounts.

                  Expenditures for major renewals and improvements of premises and equipment are capitalized and those for maintenance and repairs are charged to earnings as incurred.

         (I)      LONG-LIVED ASSETS

                  Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has determined that no impairment loss need be recognized for its long-lived assets.

         (J)      OTHER REAL ESTATE

                  Real estate acquired in settlement of loans is initially recorded at the lower of cost (loan value of real estate acquired in settlement of loans plus incidental expense) or estimated fair value, less estimated cost of disposal. Based on periodic evaluations by management, the carrying values are reduced by a direct charge to earnings when they exceed net realizable value. Costs relating to the development and improvement of the property are capitalized, while holding costs of the property are charged to expense in the period incurred.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         (K)      INCOME TAXES

                  Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax asset and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, "Accounting for Income Taxes." As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                  The Company and its subsidiaries file a consolidated Federal income tax return. Its subsidiaries provide for income taxes on a separate-return basis.

         (L)      CASH AND CASH EQUIVALENTS

                  For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold. Generally, Federal funds sold are purchased and sold for one-day periods. The Bank maintains deposits with other financial institutions in excess of the Federal insurance amounts. Management makes deposits only with financial institutions it considers to be financially sound.

         (M)      OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

                  In the ordinary course of business the subsidiary bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(2)      LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

         Loans and allowance for possible loan losses at December 31, 1997 and 1996 are summarized as follows:



                                                 In Thousands
                                             ---------------------
                                               1997          1996
                                               ----          ----
Commercial, financial and agricultural       $24,590       23,537
Real estate - construction                     6,011        3,444
Real estate - mortgage                        30,094       24,665
Consumer                                      15,905       15,415
                                             -------       ------
                                              76,600       67,061
Less allowance for possible loan losses          958          882
                                             -------       ------
                                             $75,642       66,179
                                             =======       ======


Loans to officers and directors totaled $1,242,000 and $1,562,000 at December 31, 1997 and 1996, respectively. All such loans were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties.

Loans that had been placed on non-accrual status at December 31, 1997 and 1996 totaled $124,000 and $106,000, respectively. Had the loans been on accrual status, interest income would have been increased by approximately $5,000 in 1997 and $2,000 in 1996. No loans had been placed on nonaccrual status in 1995.



                                                                     In Thousands
                                   -----------------------------------------------------------------------------
                                     Commercial
                                     Financial
                                        and         Real Estate-    Real Estate-
                    Maturity        Agricultural    Construction       Mortgage        Consumer          Total
                    --------        ------------    ------------    ------------     -----------    ------------
                3 months or less   $     10,251           6,011           14,740           4,185          35,187
                3 to 12 months            1,613               -            3,220           1,927           6,760
                1 to 5 years             10,093               -            5,760           8,239          24,092
                Over 5 Years              2,633               -            6,374           1,554          10,561
                                   ------------     -----------       ----------     -----------     -----------

                                   $     24,590           6,011           30,094          15,905          76,600
                                   ============     ===========       ==========     ===========     ===========

At December 31, 1997, variable rate and fixed rate loans totaled approximately $30,755,000 and $45,845,000. The totals at December 31, 1996 were $26,633,000 and $40,428,000, respectively.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995

(2)      LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES, CONTINUED

         Transactions in the allowance for possible loan losses for the years ended December 31, 1997, 1996 and 1995 are summarized as follows:


                                                                                In Thousands
                                                          -----------------------------------------------------
                                                                1997               1996                1995
                                                                ----               ----                ----
                Balance - beginning of year               $            882                745                634
                Provision charged to operating
                  expenses                                             232                222                172
                                                          ----------------   ----------------   ----------------
                                                                     1,114                967                806
                                                          ----------------   ----------------   ----------------

                Loans charged-off                                     (196)              (120)              (114)
                Recoveries on losses                                    40                 35                 53
                                                          ----------------   ----------------   ----------------
                         Net loans charged off                        (156)               (85)               (61)
                                                          ----------------   ----------------   ----------------

                Balance - end of year                     $            958                882                745
                                                          ================   ================   ================

         The Company's principal customers are basically in the Middle Tennessee area with a concentration in Cheatham County, Tennessee. Credit is extended to businesses and individuals and is evidenced by promissory notes. The terms and conditions of the loans including collateral varies depending upon the purpose of the credit and the borrower's financial condition.

         During 1997, 1996 and 1995, the Company originated and sold loans in the secondary market totaling $12,141,000, $13,284,000 and $6,366,000, respectively. The loans were sold without recourse to the Company. These loans are presold prior to origination and are sold at book value.

         There were no impaired loans outstanding at December 31, 1997 and 1996.

(3)      DEBT AND EQUITY SECURITIES

         Debt and equity securities have been classified in the balance sheet according to management's intent. The Company's classification of securities at December 31, 1997 and 1996 is as follows:


                                                                            In Thousands
                                                  ------------------------------------------------------------------
                                                                                1997
                                                  ------------------------------------------------------------------
                                                                     Securities Held-To-Maturity
                                                  ------------------------------------------------------------------
                                                                        Gross            Gross          Estimated
                                                     Amortized       Unrealized       Unrealized         Market
                                                       Cost            Gains            Losses            Value
                                                     ---------       ----------       ----------        ---------
            Obligations of state and political
              subdivisions                        $      2,733              117              -              2,850
                                                  ============       ==========       ==========        =========

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995




(3)      DEBT AND EQUITY SECURITIES, CONTINUED



                                                                       In Thousands
                                           --------------------------------------------------------------
                                                                            1997
                                           --------------------------------------------------------------
                                                               Securities Available-for-Sale
                                           --------------------------------------------------------------
                                                                Gross            Gross       Estimated
                                              Amortized       Unrealized       Unrealized      Market
                                                Cost            Gains            Losses         Value
                                              ---------       ----------       ----------    ---------
U.S. Treasury and other U.S.
  Government agencies and
  corporation                                  $12,002              89               2         12,089
Obligations of state and political
  subdivisions                                   7,680             499               -          8,179
Mortgage backed securities                      25,651             175              73         25,753
FHLB stock                                         403               -              --            403
Corporate securities                                63               -              --             63
                                               -------        --------         -------        -------
                                               $45,799             763              75         46,487
                                               =======        ========        ========        =======



                                                                     In Thousands
                                           ------------------------------------------------------------------
                                                                         1996
                                           ------------------------------------------------------------------
                                                              Securities Held-To-Maturity
                                           ------------------------------------------------------------------
                                                                 Gross            Gross          Estimated
                                              Amortized       Unrealized       Unrealized         Market
                                                Cost            Gains            Losses            Value
                                              ---------       ----------       ----------        ---------
Obligations of state and political
  subdivisions                               $    1,527                3                -            1,530
                                             ==========       ==========       ==========         ========


                                                                       In Thousands
                                             ------------------------------------------------------------------
                                                                           1996
                                             ----------------------------------------------------------------
                                                               Securities Available-for-Sale
                                             ---------------------------------------------------------------
                                                                   Gross            Gross          Estimated
                                                Amortized       Unrealized       Unrealized         Market
                                                  Cost            Gains            Losses            Value
                                                ---------       ----------       ----------        ---------
U.S. Treasury and other U.S.
  Government agencies and
  corporation                                   $  11,581              103              80            11,604
Obligations of state and political
  subdivisions                                      7,145              256               4             7,397
Mortgage backed securities                         18,284              176             112            18,348
FHLB stock                                            341                -               -               341
Corporate securities                                   55                -               -                55
                                                ---------       ----------        --------        ----------
                                                $  37,406              535             196            37,745
                                                =========       ==========        ========        ==========

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(3)      DEBT AND EQUITY SECURITIES, CONTINUED

         The amortized cost and estimated market value of debt and equity securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                       In Thousands
                                                                           -------------------------------------
                 Securities Held-To-Maturity                                                       Estimated
                 ---------------------------
                                                                              Amortized             Market
                                                                                Cost                 Value
                                                                           ----------------     ----------------
                 Due in one year or less                                   $         127                  128
                 Due after one year through five years                             1,178                1,213
                 Due after five years through ten years                            1,428                1,509
                                                                           -------------        -------------
                                                                           $       2,733                2,850
                                                                           =============        =============


                                                                                       In Thousands
                                                                           -------------------------------------
                 Securities Available-for-Sale
                 -----------------------------                                                     Estimated
                                                                              Amortized             Market
                                                                                Cost                 Value
                                                                           ----------------     ----------------

                 Due in one year or less                                   $         403                  403
                 Due after one year through five years                             9,591                9,744
                 Due after five years through ten years                            4,675                4,836
                 Due after ten years                                               5,013                5,285
                                                                           -------------        -------------
                                                                                  19,682               20,268
                 Mortgage backed securities                                       25,651               25,753
                 FHLB stock                                                          403                  403
                 Corporate securities                                                 63                   63
                                                                           -------------        -------------
                                                                           $      45,799               46,487
                                                                           =============        =============




         Results from sales of debt and equity securities are as follows:

                                                                             In Thousands
                                                         ------------------------------------------------------
                                                               1997                1996             1995
                                                               ----                ----             ----
                 Gross proceeds                          $       4,491               17,030           13,600
                                                         =============        =============    =============

                 Gross realized gains                    $          15                   47               11
                 Gross realized losses                              (9)                (147)            (240)
                                                         -------------        -------------    -------------

                        Net realized gains (losses)      $           6                 (100)            (229)
                                                         =============        =============    =============

         The Company periodically applies the stress test to its securities portfolio. To meet the stress test a security's estimated market value should not decline more than certain percentages given certain assumed interest rate increases. The Company has no securities which failed this stress test.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(3)      DEBT AND EQUITY SECURITIES, CONTINUED

         Securities available-for-sale with approximate carrying values of $10,383,000 and $11,323,000 (approximate amortized cost of $10,215,000 and $11,310,000) at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes required or permitted by law. There were no securities classified as held-to-maturity which were pledged at December 31, 1997 and 1996.

         Included in the securities above at December 31, 1997 and 1996, respectively, are securities with a carrying value of approximately $3,989,000 and $2,052,000 (market value of $4,158,000 and $2,066,000)
         in obligations of political subdivisions located within the State of Tennessee. Additionally, securities issued by or in connection with the Federal National Mortgage Association with a carrying value of approximately $29,133,000 and $7,326,000 (amortized cost of $29,263,000 and $7,385,000) are included in securities. Management purchases only obligations of such political subdivisions it considers to be financially sound.

         Securities that have rates that adjust prior to maturity totaled approximately $16,960,000 and $13,772,000 at December 31, 1997 and 1996, respectively.

         Included in the securities portfolio is stock of the Federal Home Loan Bank amounting to $403,000 and $341,000 at December 31, 1997 and 1996, respectively. The stock can be sold back at par and only to the Federal Home Loan Bank or to another member institution.

(4)      PREMISES AND EQUIPMENT

         The detail of premises and equipment at December 31, 1997 and 1996 is as follows:



                                                                                           In Thousands
                                                                                -------------------------------
                                                                                     1997               1996
                                                                                     ----               ----
                   Land                                                         $         348               348
                   Buildings and improvements                                           2,677             2,237
                   Furniture and equipment                                              2,125             1,867
                   Construction in progress                                                16               175
                                                                                -------------     -------------
                                                                                        5,166             4,627
                   Less accumulated depreciation                                       (1,760)           (1,599)
                                                                                -------------     -------------
                                                                                $       3,406             3,028
                                                                                =============     =============

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995





(5)      DEPOSITS

         Deposits at December 31, 1997 and 1996 are summarized as follows:



                                                                                            In Thousands
                                                                                -----------------------------------
                                                                                       1997                 1996
                                                                                       ----                 ----
                   Demand deposits                                              $         15,679              12,836
                   Negotiable order of withdrawals                                        10,811               9,681
                   Money market demand accounts                                           15,040               8,677
                   Savings deposits                                                        9,006              12,645
                   Certificates of deposit and individual retirement
                     accounts $100,000 or greater                                         27,441              20,680
                   Other certificates of deposit and individual
                     retirement accounts                                                  44,901              40,331
                                                                                ----------------    ----------------
                                                                                $        122,878             104,850
                                                                                ================    ================

          Principal maturities of certificates of deposit and individual retirement accounts at December 31, 1997 are as follows:

                                                                                   In Thousands
                                                             ----------------------------------------------------
                                                              Single Deposits    Single Deposits
                          Maturity                            Under $100,000      Over $100,000            Total
                          --------                            ---------------    ---------------          --------
                 3 months or less                             $      12,653              8,247              20,900
                 3 to 6 months                                       11,698              6,247              17,945
                 6 to 12 months                                      16,061             11,537              27,598
                 1 to 5 years                                         4,395              1,410               5,805
                 Over 5 years                                            94                  -                  94
                                                              -------------       ------------             -------
                                                              $      44,901             27,441              72,342
                                                              =============       ============             =======

         The subsidiary bank is required to maintain cash balances or balances with the Federal Reserve Bank or other correspondent banks based on certain percentages of deposit types. The average required amounts for the years ended December 31, 1997 and 1996 were approximately $603,000 and $530,000, respectively.

(6)      ADVANCES FROM FEDERAL HOME LOAN BANK

         The advances from the Federal Home Loan Bank totaling $335,000 at December 31, 1996 bear interest at 5.39% and were due November 26, 1997. The advances were collateralized by a blanket pledge of approximately $502,000 of the subsidiary bank's mortgage loan portfolio. The advances were paid in full during 1997.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995




(7)      NON-INTEREST INCOME AND NON-INTEREST EXPENSE

         The significant components of non-interest income and non-interest expense for the years ended December 31, 1997, 1996 and 1995 are presented below:



                                                                                   In Thousands
                                                                ----------------------------------------------------
                                                                      1997             1996              1995
                                                                      ----             ----              ----
                 Non-interest income:
                   Service charges on deposits                  $         607               568              517
                   Other fees and commissions                             546               340              181
                   Gain on sale of loans                                  186                 -                -
                   Securities gains                                        15                47               11
                   Other income                                           143               172              145
                                                                -------------     -------------    -------------
                                 Total non-interest income      $       1,497             1,127              854
                                                                =============     =============    =============

                 Non-interest expense:
                   Salaries and employee benefits               $       2,328             1,947            1,560
                   Occupancy expenses, net                                277               245              183
                   Furniture and equipment expenses                       341               278              201
                   FDIC insurance                                          13                 2               96
                   Securities losses                                        9               147              240
                   Other operating expenses                             1,384             1,218              968
                                                                -------------     -------------    -------------
                                 Total non-interest expense     $       4,352             3,837            3,248
                                                                =============     =============    =============

(8)      INCOME TAXES

         The components of the net deferred tax asset (liability) at December 31, 1997 and 1996 are as follows:


                                                                                            In Thousands
                                                                                  ----------------------------------
                                                                                       1997              1996
                                                                                       ----              ----
                 Deferred tax asset:
                   Federal                                                        $         354              289
                   State                                                                     67               54
                                                                                  -------------    -------------
                                                                                            421              343
                                                                                  -------------    -------------

                 Deferred tax liability:
                   Federal                                                                 (293)            (166)
                   State                                                                    (55)             (31)
                                                                                  -------------    -------------
                                                                                           (348)            (197)
                                                                                  -------------    -------------

                                  Net deferred tax asset                          $          73              146
                                                                                  =============    =============

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995




(8)      INCOME TAXES, CONTINUED

         The tax effects of each type of significant item that gave rise to deferred taxes at December 31, 1997 and 1996 are:



                                                                                           In Thousands
                                                                                 --------------------------------
                                                                                       1997               1996
                                                                                       ----             --------
               Financial statement allowance for loan losses
                 in excess of tax allowance                                      $         268               206

               Excess of depreciation deducted for tax purposes
                 over the amounts deducted in the financial statements                     (76)              (68)

               Deferred compensation deducted for financial
                 statements, not deducted for tax purposes                                 153               137

               Excess of estimated market value over amortized
                 cost related to securities available-for-sale                            (262)             (129)

               FHLB stock dividends not recognized for
                 tax purposes                                                              (10)                -
                                                                                 -------------          --------

                                Net deferred tax asset                           $          73               146
                                                                                 =============          ========

         The components of income tax expense (benefit) are summarized as follows:


                                                                                   In Thousands
                                                                ------------------------------------------------
                                                                    Federal           State             Total
                                                                    -------           -----             -----
               1997
               ----
                 Current                                        $         710              171               881
                 Deferred                                                 (50)              (9)              (59)
                                                                -------------    -------------     -------------
                        Total                                   $         660              162               822
                                                                =============    =============     =============

               1996
               ----
                 Current                                        $         621              143               764
                 Deferred                                                 (79)             (15)              (94)
                                                                -------------    -------------     -------------
                        Total                                   $         542              128               670
                                                                =============    =============     =============

               1995
               ----
                 Current                                        $         550              137               687
                 Deferred                                                 (58)             (13)              (71)
                                                                -------------    -------------     -------------
                        Total                                   $         492              124               616
                                                                =============    =============     =============

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995




(8)      INCOME TAXES, CONTINUED

         A reconciliation of actual income tax expense of $822,000, $670,000 and $616,000 for the years ended December 31, 1997, 1996 and 1995 to the "expected" tax expense (computed by applying the statutory tax rate of 34% to earnings before income taxes and minority interest) is as follows:


                                                                                   In Thousands
                                                                ------------------------------------------------
                                                                     1997              1996             1995
                                                                     ----              ----             ----
               Computed "expected" tax expense                  $         859              741               611
               Life insurance proceeds                                      -              (17)                 -
               State income taxes, net of Federal
                 income tax benefit                                       107               84                72
               Tax exempt interest, net of interest
                 expense exclusion                                       (158)            (130)             (106)
               Other                                                       14               (8)               39
                                                                -------------    -------------     -------------
                                Actual tax expense              $         822              670               616
                                                                =============    =============     =============

         Total income tax expense for 1997 includes an income tax expense of $2,000 related to the sale of securities. Total income tax expense for 1996 and 1995, respectively, includes an income tax benefit of $38,000 and $87,000 related to the sale of securities.

(9)      REGULATORY MATTERS AND RESTRICTIONS ON DIVIDENDS

         The Company and its wholly-owned bank subsidiary are subject to regulatory capital requirements administered by the Tennessee Department of Financial Institutions, Federal Deposit Insurance Corporation and the Federal Reserve. Failure to meet capital requirements can initiate certain mandatory and possibly additional discretionary-actions by regulators that if undertaken could, have a direct material effect on the Company's financial statements. The Company's capital classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Those qualitative judgments could also affect the Company's and the Subsidiary Bank's capital status and the amounts of dividends the subsidiary may distribute. At December 31, 1997 and 1996, management believes that the Company and its subsidiary meet all such capital requirements to which they are subject.

         The Company and its subsidiary bank are required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1997 and 1996, the Company and its bank subsidiary are required to have minimum Tier I and total risk-based capital ratios of 4% and 8%, respectively. The actual ratios at those dates were 11.84% and 12.96% and 12.52% and 13.69%, respectively. The leverage ratios at December 31, 1997 and 1996 were 7.24% and 7.45% and the minimum requirement was 4.0%.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(10)     COMMITMENTS AND CONTINGENT LIABILITIES

         In the normal course of business there are commitments outstanding and contingent liabilities such as legal proceedings pending against the Company. In the opinion of management, no material adverse effect on the financial position is anticipated as a result of these items.

         The Company has an unsecured $1,500,000 line of credit with another financial institution. At December 31, 1997 and 1996, there was no outstanding balance under the line of credit. The subsidiary bank has lines of credit with other financial institutions totaling $3,500,000. The outstanding balance at December 31, 1997 and 1996, respectively, was $375,000 and $660,000 and is included in the accompanying financial statements as Federal funds purchased.

         The Company leases a building from one of its directors in which two of the subsidiary bank's subsidiaries operate. The lease is for a one year term and was automatically renewed on February 1, 1996 for three additional one year terms unless notice is given of intent to terminate sixty days prior to the expiration of the one year term. Monthly rental amounts are $400 through January 31, 1996, and increase to $500 at that date. Rental expense under the lease totaled $6,000, $5,900 and $4,800 during 1997, 1996 and 1995, respectively. Future minimum rentals at December 31, 1997 are $6,000 in 1998 and $500 in 1999.

(11)     DEFERRED COMPENSATION PLAN

         The Company provides its directors and executive officers with the opportunity to participate in an unfunded deferred compensation program. There were sixteen participants in the program at December 31, 1997 and eight participants at December 31, 1996. Under the program participants may defer a portion of their total cash compensation. The amounts deferred remain the sole property of the Company, which uses corporate funds to purchase either insurance policies on the lives of the participants or other investments. The insurance policies, which remain the sole property of the Company, are payable to the Company upon the death of the participant. The Company separately contracts with the participant to pay benefits based upon the deferred amount compounded at an interest rate as determined by management. At December 31, 1997 and 1996, four participants had elected to commence receiving benefits under the plan. The deferred compensation liability totaled $404,000 and $361,000 at December 31, 1997 and 1996, respectively. Cash surrender values of the life insurance policies totaled $434,000 and $370,000 at December 31, 1997 and 1996, respectively. The face amount of the insurance policies in force at December 31, 1997 and 1996 was approximately $1,957,000 and $1,257,000, respectively. The program is not qualified under Section 401 of the Internal Revenue Code.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(12)     EMPLOYEE STOCK OWNERSHIP PLAN

         The Company has an Employee Stock Ownership Plan ("ESOP"), the purpose of which is to enable participating employees to share in the growth of the Company by acquiring ownership in the Company's stock.

         Employees are eligible upon completing 1,000 hours of service within the first 12 months of employment and attaining the age of 18. The Plan provides for graduated vesting of benefits based on years of service. Contributions to the Plan are determined annually by the Company's Board of Directors. The contributions for each of the years ended December 31, 1997, 1996 and 1995 amounted to $180,000, $150,000 and
         $150,000, respectively.

         At December 31, 1997 and 1996, the Plan owned 23.8% of the Company's common stock.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995




(13)     CSB FINANCIAL CORPORATION -
            PARENT COMPANY FINANCIAL INFORMATION

                            CSB FINANCIAL CORPORATION
                              (PARENT COMPANY ONLY)

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996



                                                                                           In Thousands
                                                                                ---------------------------------
                                                                                      1997               1996
                                                                                      ----               ----
                                         ASSETS
                                         ------
           Cash                                                                 $          30*                45*
           Securities, available-for-sale, at market (cost $464,000 and
             $55,000, respectively)                                                       466                 55
           Investment in commercial bank subsidiary                                     9,549*             8,043*
           Due from commercial bank subsidiary                                             75*               150*
           Certificate of deposit                                                          98*                98*
           Accrued interest receivable                                                      9*                 1*
                                                                                -------------      -------------

                       Total assets                                             $      10,227              8,392
                                                                                =============      =============

                          LIABILITIES AND STOCKHOLDERS' EQUITY
                          ------------------------------------

           Income taxes payable                                                 $          52                 74
           Deferred income taxes                                                            1                  -
           Other liabilities                                                               27                 22
                                                                                -------------      -------------
                       Total liabilities                                                   80                 96
                                                                                -------------      -------------

           Stockholders' equity:
             Common stock, par value $1.00 per share, authorized
                200,000 shares, issued  and outstanding 84,947 and
                84,913 shares, respectively                                                85                 85
             Additional paid-in capital                                                 1,639              1,636
             Retained earnings                                                          8,013              6,373
             Net unrealized gains on available-for-sale securities,
                net of tax of $261,000 and $124,000, respectively                         410                202
                                                                                -------------      -------------
                       Total stockholders' equity                                      10,147              8,296
                                                                                -------------      -------------

                       Total liabilities and stockholders' equity               $      10,227              8,392
                                                                                =============      =============



*Eliminated in consolidation.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(13)     CSB FINANCIAL CORPORATION -
            PARENT COMPANY FINANCIAL INFORMATION


                            CSB FINANCIAL CORPORATION
                              (PARENT COMPANY ONLY)

                             STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                                    In Thousands
                                                                ---------------------------------------------------
                                                                      1997              1996               1995
                                                                      ----              ----               ----
           Income:
             Dividends from commercial bank subsidiary          $          342*              342*               342*
             Dividends on securities                                         -                 -                  7
             Interest income                                                 -                 -                  1*
             Interest and dividends on securities                           27                 6                  -
             Interest on time deposit in financial institution               6*                5*                 -
                                                                --------------    --------------     ---------------
                     Total income                                          375               353                350
                                                                --------------    --------------     --------------

           Expenses:
             Interest expense                                                1                26                 64
             Other                                                          39                32                 28
                                                                --------------    --------------     --------------
                     Total expenses                                         40                58                 92
                                                                --------------    --------------     --------------

                     Earnings before Federal income tax
                       benefit and equity in undistributed
                       earnings of commercial bank
                       subsidiary                                          335               295                258

           Income tax benefit                                                6                20                 33
                                                                --------------    --------------     --------------
                                                                           341               315                291

           Equity in undistributed earnings of commercial
             bank subsidiary                                             1,299*            1,136*               842*
                                                                --------------    --------------     --------------

                       Net earnings                             $        1,640             1,451              1,133
                                                                ==============    ==============     ==============

           *Eliminated in consolidation.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(13)     CSB FINANCIAL CORPORATION -
            PARENT COMPANY FINANCIAL INFORMATION


                            CSB FINANCIAL CORPORATION
                              (PARENT COMPANY ONLY)

                      STATEMENTS OF COMPREHENSIVE EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                                    In Thousands
                                                                ------------------------------------------------------
                                                                      1997              1996               1995
                                                                      ----              ----               ----
           Net earnings                                         $         1,640             1,451              1,133
                                                                ---------------   ---------------    ---------------

           Other comprehensive earnings, net of tax:
             Unrealized gains (losses) on available-for-sale
                securities arising during the period, net of
                taxes of $129,000, tax benefits of $195,000
                and taxes of $786,000, respectively                         212              (318)             1,285

             Reclassification adjustment for (gains) losses
                included in net earnings, net of income taxes
                of $2,000 and income tax benefits of
                $38,000 and $87,000, respectively                            (4)               62                142
                                                                ---------------   ---------------    ---------------

                        Other comprehensive earnings (loss)                 208              (256)             1,427
                                                                ---------------   ---------------    ---------------

                        Comprehensive earnings                  $         1,848             1,195              2,560
                                                                ===============   ===============    ===============

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995




(13)     CSB FINANCIAL CORPORATION -
            PARENT COMPANY FINANCIAL INFORMATION

                            CSB FINANCIAL CORPORATION
                              (PARENT COMPANY ONLY)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                              In Thousands
                                                 ------------------------------------------------------------------------
                                                                                                  Net
                                                                                              Unrealized
                                                                                            Gains (Losses)
                                                              Additional                     On Available-
                                                 Common         Paid-In        Retained        For-Sale
                                                  Stock         Capital        Earnings       Securities           Total
                                                 --------     ----------       --------     ---------------        -----
Balance, December 31, 1994                        $    80         1,222           3,789            (969)            4,122

Net earnings                                            -             -           1,133               -             1,133

Net change in unrealized appreciation
   during the year, net of taxes of
   $873,000                                             -             -               -           1,427             1,427
                                                  -------       -------         -------         -------            ------

Balance, December 31, 1995                             80         1,222           4,922             458             6,682

Sale of 4,505 shares of common stock                    5           414               -               -               419

Net earnings                                            -             -           1,451               -             1,451

Net change in unrealized
   appreciation during the year,
   net of tax benefits of $159,000                      -             -               -            (256)             (256)
                                                  -------       -------         -------         -------            ------

Balance December 31, 1996                              85         1,636           6,373             202             8,296

Sale of 34 shares of common stock                       -             3               -               -                 3

Net earnings                                            -             -           1,640               -             1,640

Net change in unrealized appreciation
   during the year, net of income taxes
   of $137,000                                          -             -               -             208               208
                                                  -------       -------         -------         -------            ------

Balance December 31, 1997                         $    85         1,639           8,013             410            10,147
                                                  =======       =======         =======         =======            ======

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(13)     CSB FINANCIAL CORPORATION -
            PARENT COMPANY FINANCIAL INFORMATION

                            CSB FINANCIAL CORPORATION
                              (PARENT COMPANY ONLY)

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS



                                                                                           In Thousands
                                                                       ---------------------------------------------------
                                                                             1997              1996               1995
                                                                             ----              ----               ----
           Cash flows from operating activities:
             Cash paid to suppliers                                            $ (39)             (31)            (28)
             Income tax benefit received from commercial
                 bank subsidiary                                                  20                -              29
             Interest and dividends received                                      16                9               7
             Interest paid                                                        (1)             (48)            (69)
                                                                               -----            -----           -----

                           Net cash used in operating activities                  (4)             (70)            (61)
                                                                               -----            -----           -----

           Cash flows from investing activities:
             Dividend received from commercial bank
                 subsidiary                                                      342              342             342
             Purchase of commercial bank subsidiary
                 common stock                                                      -                -             (14)
             Purchase of certificate of deposit                                    -              (98)              -
             Purchase of available-for-sale securities                          (401)               -               -
             Decrease in due from commercial bank subsidiary                      75                -               -
                                                                               -----            -----           -----

                           Net cash provided by investing activities              16              244             328
                                                                               -----            -----           -----

           Cash flows from financing activities:
             Payment of note payable                                               -             (585)           (250)
             Proceeds from sale of common stock                                    3              418               -
             Income taxes received from commercial bank
                 subsidiary                                                      810                -               -
             Income taxes paid                                                  (840)               -               -
                                                                               -----            -----           -----

                           Net cash used in financing activities                 (27)            (167)           (250)
                                                                               -----            -----           -----

           Net increase (decrease) in cash and cash equivalents                  (15)               7              17

           Cash and cash equivalents at beginning of year                         45               38              21
                                                                               -----            -----           -----

           Cash and cash equivalents at end of year                            $  30               45              38
                                                                               =====            =====           =====

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(13)     CSB FINANCIAL CORPORATION -
            PARENT COMPANY FINANCIAL INFORMATION, CONTINUED


                            CSB FINANCIAL CORPORATION
                              (PARENT COMPANY ONLY)

                       STATEMENTS OF CASH FLOWS, CONTINUED

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS






                                                                                    In Thousands
                                                                ------------------------------------------------------
                                                                         1997              1996               1995
                                                                         ----              ----               ----
           Reconciliation of net earnings to net cash used
             in operating activities:
                Net earnings                                           $ 1,640              1,451             1,133

           Adjustments to reconcile net earnings to net cash
             used in operating activities:
                Equity in earnings of commercial bank
                  subsidiary                                            (1,641)            (1,478)           (1,184)
                Decrease (increase) in income tax benefit
                  receivable from subsidiary                                14                (20)               (4)
                Increase in accrued interest receivable                     (9)                (1)               --
                Stock dividend reinvestment                                 (8)                --                --
                Decrease in accrued interest payable                        --                (22)               (6)
                                                                       -------            -------           -------
                           Total adjustments                            (1,644)            (1,521)           (1,194)
                                                                       -------            -------           -------

                           Net cash used in operating
                             activities                                $    (4)               (70)              (61)
                                                                       =======            =======           =======

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995





(14)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS No. 107), requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments.

                 Cash and short-term investments

                  For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

                 Investments and Mortgage-Backed Securities

                    The carrying amounts for short-term investments approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer-term investments and mortgage-backed securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

                    SFAS No. 107 specifies that fair values should be calculated based on the value of one unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, or estimated transaction costs. Accordingly, these considerations have not been incorporated into the fair value estimates.

                 Loans

                    Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, mortgage and consumer.

                    The fair value of the various categories of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining average estimated maturities.

                    The estimated maturity for mortgages is modified from the contractual terms to give consideration to management's experience with prepayments. Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented above would be indicative of the value negotiated in an actual sale.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(14)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED

                 Loans, Continued

                    The value of the loan portfolio is also discounted in consideration of the credit quality of the loan portfolio as would be the case between willing buyers and sellers. Particular emphasis has been given to loans on the subsidiary bank's internal watch list. Valuation of these loans is based upon borrower performance, collateral values (including external appraisals), etc.

                 Deposit Liabilities

                    The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. Under the provision of SFAS No. 107 the fair value estimates for deposits does not include the benefit that results from the low cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

                 Notes Payable

                    Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing notes payable.

                 Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written

                    Loan commitments are made to customers generally for a period not to exceed one year and at the prevailing interest rates in effect at the time the loan is closed. Commitments to extend credit related to construction loans are made for a period not to exceed six months with interest rates at the current market rate at the date of closing. In addition, standby letters of credit are issued for periods up to three years with rates to be determined at the date the letter of credit is funded. Fees are only charged for the construction loans and other commercial commitments and the amounts unearned at December 31, 1997 and 1996 are insignificant.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(14)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED


         The estimated fair values of the Company's financial instruments are as follows:


                                                                                In Thousands
                                                      ---------------------------------------------------------------
                                                                  1997                                1996
                                                      ------------------------------     ----------------------------
                                                         Carrying                           Carrying
                                                          Amount       Fair Value            Amount        Fair Value
                                                         --------      ----------           --------       ----------
                      Financial assets:
                        Cash and short-term              $    4,167          4,167               4,149          4,149
                          investments
                        Securities                           49,220         49,337              39,272         39,275
                        Loans held for sale                     540            540               1,198          1,198
                        Loans                                76,600                             67,061
                        Less:  allowance for loan
                          losses                               (958)                              (882)
                                                         ----------                      -------------

                        Loans, net of allowance              75,642         75,322              66,179         65,365
                                                         ----------                      -------------

                      Financial liabilities:
                        Deposits                            122,878        123,087             104,850        104,610
                        Federal funds purchased                 375            375                 660            660
                        FHLB advance                              -              -                 335            335

                      Unrecognized financial
                      instruments:
                        Commitments to extend credit              -              -                   -              -
                        Standby letters of credit                 -              -                   -              -

                 Limitations

                    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(14)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED

                 Limitations, Continued

                    Fair value estimates are based on estimating on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax assets and liabilities and property, premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(15)     CONCENTRATION OF CREDIT RISK

         Practically all of the Company's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Company's market area. Practically all such customers are depositors of the subsidiary bank. Investment in state and municipal securities also include governmental entities within the Company's market area. The concentrations of credit by type of loan are set forth in note 2 to the consolidated financial statements.

(16)     FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(16)     FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK, CONTINUED

         The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.


                                                                               In Thousands
                                                                           -------------------
                                                                                Contract or
                                                                            Notional Amount at
                                                                            December 31, 1997
                                                                           -------------------
                 Financial instruments whose contract amounts
                   represent credit risk:
                      Commercial loan commitments                              $        3,734
                      Unfunded lines-of-credit                                         11,468
                      Letters of credit                                                   522
                                                                               --------------
                              Total                                            $       15,724
                                                                               ==============



         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to be drawn upon, the total commitment amounts generally represent future cash requirements. The Company evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral normally consists of real property.

(17)     STOCK OPTION PLAN

         On May 21, 1996, the stockholders of the Company approved the CSB Financial Corporation 1996 Stock Option Plan. The Stock Option Plan provides for the granting of stock options, and authorizes the issuance of common stock upon the exercise of such options, for up to 7,238 shares of common stock, to officers of the Company and up to 2,412 shares of common stock to the Directors of the Company.

         Under the Stock Option Plan, stock option awards may be granted in the form of incentive stock options or nonstatutory stock options, and are generally exercisable for up to seven years following the date such option awards are granted. Exercise prices of incentive stock options must be equal to or greater than 100% of the fair market value of the common stock on the grant date.

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(17)     STOCK OPTION PLAN, CONTINUED

         In 1995, SFAS 123, "Accounting for Stock Based Compensation" (SFAS 123) changed the method for recognition of cost of plans similar to those of the Company. As is permitted, management has elected to continue accounting for the plan under APB Opinion 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for the stock option plan. However, under SFAS 123, the Company is required to make proforma disclosures as if cost had been recognized in accordance with the pronouncement. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, the Company's net earnings and basic earnings per common share and diluted earnings per common share would have been reduced to the proforma amounts indicated below:



                                                               1997          1996
                                                               ----          ----
                Net earnings                As Reported      $   1,640     $   1,451
                  (in thousands)            Proforma         $   1,636     $   1,447

                Basic earnings per          As Reported      $   19.31     $   17.75
                  common share              Proforma         $   19.26     $   17.70

                Diluted earnings per        As Reported      $   19.12     $   17.69
                  common share              Proforma         $   19.07     $   17.64


         Due to the initial phase-in period, the effects of applying this statement for proforma disclosures are not likely to be representative of the effects on reported net earnings for future years.

         A summary of the stock option activity from the date of the adoption of the plan (May 21, 1996) through December 31, 1997 is as follows:


                                                  1997                                  1996
                                         ------------------------             ------------------------
                                                         Weighted                             Weighted
                                                         Average                              Average
                                                         Exercise                             Exercise
                                         Shares           Price               Shares           Price
                                         ------         ---------             ------          --------
Outstanding at beginning of               7,718         $   93.00                   -       $       -
year

Granted                                       -                 -               7,718           93.00

Exercised                                   (34)            93.00                   -               -

Forfeited                                     -                 -                   -               -
                                      ---------         ---------           ---------       ---------

Outstanding at end of year                7,684         $   93.00               7,718           93.00
                                      =========         =========           =========       =========

Options exercisable at
 year end                                 2,162                                 1,098
                                      =========                             =========

                   CSB FINANCIAL CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(17)     STOCK OPTION PLAN, CONTINUED

         The following table summarizes information about fixed stock options outstanding at December 31, 1997:


                              Options Outstanding                         Options Exercisable
                -------------------------------------------------      -------------------------
                                                        Weighted
                                          Weighted      Average                         Weighted
                Range of     Number       Average      Remaining           Number       Average
                Exercise  Outstanding     Exercise    Contractual       Exercisable     Exercise
                 Price    at 12/31/97      Price         Life           at 12/31/97      Price
                --------------------------------------------------------------------------------
                $ 93.00       7,684        $  93.00       5 years            2,162       $  93.00

(18)     EARNINGS PER SHARE (EPS)

         In 1997, Statement of Financial Accounting Standards ("SFAS") 128 "Earnings Per Share" established uniform standards for computing and presenting earnings per share. SFAS 128 replaces the presentation of primary earnings per share with the presentation of basic earnings per share and diluted earnings per share. The computation of basic earnings per share is based on the weighted average number of common shares outstanding during the period. The computation of diluted earnings per share for the Company begins with the basic earnings per share plus the effect of common shares contingently issuable from stock options.

         The following is a summary of the components comprising basic and diluted earnings per share (EPS):

                                                               In Thousands, Except Share and Per Share Amounts
                                                             --------------------------------------------------
                                                                   1997              1996            1995
                                                                   ----              ----            ----
           Basic EPS Computation:
             Numerator - Income available to common
                shareholders                                    $ 1,640             1,451            1,133
             Denominator - Weighted average number of
                common shares outstanding                        84,929            81,738           80,408
                                                                -------           -------          -------
             Basic earnings per common share                    $ 19.31             17.75            14.09
                                                                =======           =======          =======

           Diluted EPS computation:
             Numerator - income available to common
                stockholders                                    $ 1,640             1,451            1,133
                                                                -------           -------          -------

             Denominator:
                Weighted average number of common
                    shares outstanding                           84,929            81,738           80,408
                Dilutive effective of stock options                 847               254                -
                                                                -------           -------          -------
                                                                 85,776            81,992           80,408
                                                                -------           -------          -------
                Diluted earnings per common share               $ 19.12             17.69            14.09
                                                                =======           =======          =======

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
                      CHEATHAM STATE BANK AND SUBSIDIARIES


                                                                                                  PAGE
                                                                                                  ----
Consolidated Financial Statements for Six Months Ended June 30, 1998 and 1997.................... FF-2
-----------------------------------------------------------------------------
Consolidated Balance Sheets...................................................................... FF-2

Consolidated Statements of Earnings.............................................................. FF-3

Consolidated Statement of Comprehensive Earnings................................................. FF-4

Consolidated Statements of Cash Flows............................................................ FF-5

Notes to Consolidated Financial Statements....................................................... FF-7

Consolidated Financial Statements for Years Ended December 31, 1997, 1996 and 1995............... FF-8
----------------------------------------------------------------------------------
Independent Auditors' Report..................................................................... FF-8

Consolidated Balance Sheets...................................................................... FF-9

Consolidated Statements of Earnings.............................................................. FF-10

Consolidated Statements of Comprehensive Earnings................................................ FF-11

Consolidated Statements of Changes in Stockholders' Equity....................................... FF-12

Consolidated Statements of Cash Flows............................................................ FF-13

Notes to Consolidated Financial Statements....................................................... FF-15

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                       JUNE 30, 1998 AND DECEMBER 31, 1997

                                   (UNAUDITED)

                                                                   June 30,   December 31,
                                                                      1998        1997
                                                                   --------   ------------
                                                                        (In Thousands)
                                   Assets
                                   ------
Loans                                                              $ 82,352       76,600
   Less: Allowance for loan losses                                    1,060          958
                Net loans                                          --------     --------
                                                                     81,292       75,642

Securities:
   Held to maturity, at cost (market value $3,703,000 and
     $2,850,000, respectively)                                        3,597        2,733
   Available-for-sale, at market (amortized cost $47,635,000
     and $45,334,000, respectively)                                  48,232       46,021
Loans held for sale                                                   1,039          540
                                                                   --------     --------

                Total earning assets                                134,160      124,936

Cash and due from banks                                               4,501        4,167
Bank premises and equipment, net                                      3,280        3,406
Accrued interest receivable                                           1,362        1,300
Deferred tax asset                                                      380           74
Other real estate                                                        91           70
Other assets                                                            731          566
                                                                   --------     --------

                Total assets                                       $144,505      134,519
                                                                   ========     ========

                    Liabilities and Stockholders' Equity
                    ------------------------------------
Deposits                                                           $131,787      123,006
Advances from Federal Home Loan Bank                                    630           --
Federal funds purchased                                                  --          375
Accrued interest payable                                                601          578
Other liabilities                                                       807          628
                                                                   --------     --------
                Total liabilities                                   133,825      124,587
                                                                   --------     --------

Stockholders' equity:
   Common stock, par value $1.00 per share, authorized 200,000
     shares, issued 178,154 shares                                      178          178
Additional paid-in capital                                            1,907        1,907
Retained earnings                                                     8,225        7,421
Net unrealized losses on available-for-sale securities, net of
   income taxes of $227,000 and $261,000, respectively                  370          426
                                                                   --------     --------
                Total stockholders' equity                           10,680        9,932
                                                                   --------     --------

                Total liabilities and stockholders' equity         $144,505      134,519
                                                                   ========     ========


See accompanying notes to consolidated financial statements (unaudited).

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS

            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                   (UNAUDITED)

                                                                      Three Months Ended                    Six Months Ended
                                                                           June 30,                             June 30,
                                                                  -------------------------            ------------------------
                                                                     1998           1997                  1998          1997
                                                                     ----           ----                  ----          ----
                                                                    (Dollars In Thousands                (Dollars in Thousands
                                                                  Except Per Share Amounts)            Except Per Share Amounts)
Interest income:
   Interest and fees on loans                                        $2,108          1,818                $4,149         3,554
   Interest and dividends on securities:
     Taxable securities                                                 610            642                 1,233         1,190
     Tax exempt from Federal income taxes                               167            132                   312           258
   Interest on federal funds sold                                        46              9                    70            34
                                                                     ------          -----                ------         -----
              Total interest income                                   2,931          2,601                 5,764         5,036
                                                                     ------          -----                ------         -----

Interest expense:
   Interest on negotiable order of withdrawal accounts                   52             60                   103           120
   Interest on money market demand accounts                             210            112                   396           222
   Interest on savings accounts                                         193            213                   379           414
   Interest on certificates of deposit                                  927            812                 1,827         1,562
   Interest on Federal funds purchased                                    1              7                     2            10
   Interest on advances from Federal Home Loan Bank                       9              4                    17             7
                                                                     ------          -----                ------         -----
              Total interest expense                                  1,392          1,208                 2,724         2,335
                                                                     ------          -----                ------         -----
              Net interest income before provision for loan
                losses                                                1,539          1,393                 3,040         2,701
Provision for loan losses                                                74             37                   162            86
                                                                     ------          -----                ------         -----
              Net interest income after provision for loan            1,465          1,356                 2,878         2,615
                                                                     ------          -----                ------         -----
losses
Other income:
   Service charges on deposit accounts                                  160            150                   315           287
   Other fees and commissions                                           191            128                   380           245
   Gain on sale of loans                                                 --             --                    --           248
   Security gains, net                                                    7             11                     7            11
   Other income                                                          55             42                   104            66
                                                                     ------          -----                ------         -----
                                                                        413            331                   806           857
                                                                     ------          -----                ------         -----

Other expenses:
   Salaries and employee benefits                                       589            570                 1,168         1,164
   Occupancy expenses, net                                               69             70                   140           139
   Furniture and equipment expense                                       94             81                   191           158
   FDIC insurance                                                         3              3                     7             6
   Other operating expenses                                             359            334                   728           711
                                                                     ------          -----                ------         -----
                                                                      1,114          1,058                 2,234         2,178
                                                                     ------          -----                ------         -----
              Earnings before income taxes                              764            629                 1,450         1,294
Income taxes                                                            248            199                   469           415
                                                                     ------          -----                ------         -----

              Net earnings                                           $  516            430                $  981           879
                                                                     ======          =====                ======         =====

Basic earnings per common share                                      $ 2.90           2.41                $ 5.51          4.93
                                                                     ======          =====                ======         =====

Dividends per share                                                  $ 1.00             --                $ 1.00          1.00
                                                                     ======          =====                ======         =====


See accompanying notes to consolidated financial statements (unaudited).

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS

            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                   (UNAUDITED)


                                                           Three Months Ended     Six Months Ended
                                                                 June 30,             June 30,
                                                         --------------------     --------------------
                                                         1998            1997     1998            1997
                                                         ----            ----     ----            ----
                                                                           (In Thousands)

Net earnings                                             $ 516          430          981          879

Other comprehensive earnings, net of tax:
   Net unrealized gains (losses) on available-
     for-sale securities, net of tax benefits of
     $16,000, income taxes of $120,000 and
     tax benefits of $32,000 and income taxes
     of $4,000, respectively                               (26)         196          (52)           6

   Reclassification adjustment for gains
     included in net earnings, net of income
     taxes of $3,000, $4,000, $3,000 and
     $4,000, respectively                                   (4)          (7)          (4)          (7)
                                                         -----         ----         ----         ----


              Other comprehensive earnings (loss)          (30)         189          (56)          (1)
                                                         -----         ----         ----         ----

              Comprehensive earnings                     $ 486          619          925          878
                                                         =====         ====         ====         ====



See accompanying notes to consolidated financial statements (unaudited).

                       CHEATHAM STATE BANK AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                   (UNAUDITED)

                                                                   1998          1997
                                                                 --------      --------
                                                                    (In Thousands)
Cash flows from operating activities:
   Interest received                                             $  5,721         4,783
   Fees and commissions received                                      799           846
   Proceeds from sale of loans                                     (9,814)       (4,945)
   Origination of loans held for sale                               9,316         6,144
   Interest paid                                                   (2,700)       (2,302)
   Cash paid to suppliers and employees                            (2,200)       (2,111)
   Income taxes paid                                                 (549)         (554)
                                                                 --------      --------
                Net cash provided by operating activities             573         1,861
                                                                 --------      --------

Cash flows from investing activities:
   Proceeds from maturities of held-to-maturity securities             84           149
   Proceeds from maturities of available-for-sale securities        8,725         2,012
   Proceeds from sales of available-for-sale securities             1,093         1,446
   Purchase of held-to-maturity securities                           (950)           --
   Purchase of available-for-sale securities                      (12,129)      (11,978)
   Loans made to customers, net of repayments                      (5,812)       (2,813)
   Purchase of premises and equipment                                 (53)         (558)
   Increase in other assets                                           (55)          (25)
                                                                 --------      --------
                Net cash used in investing activities              (9,097)      (11,767)
                                                                 --------      --------

Cash flows from financing activities:
   Net increase in non-interest bearing, savings and NOW
     deposit accounts                                               6,102         4,744
   Net increase in time deposits                                    2,680         7,214
   Decrease in Federal funds purchased                               (375)         (660)
   Dividends paid                                                    (179)         (179)
   FHLB advances                                                      630            --
                                                                 --------      --------
                Net cash provided by financing activities           8,858        11,119
                                                                 --------      --------

Net increase in cash and cash equivalents                             334         1,213

Cash and cash equivalents at beginning of period                    4,167         4,149
                                                                 --------      --------

Cash and cash equivalents at end of period                       $  4,501         5,362
                                                                 ========      ========



See accompanying notes to consolidated financial statements (unaudited).

                       CHEATHAM STATE BANK AND SUBSIDIARIES

                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                   (UNAUDITED)

                                                                 1998       1997
                                                               ------      ------
                                                                 (In Thousands)
Reconciliation of net earnings to net cash provided by
  operating activities:
     Net earnings                                              $  981         879
     Adjustments to reconcile net earnings to net cash
       provided by operating activities:
         Depreciation                                             179         162
         Amortization and accretion, net                           34           4
         Provision for loan losses                                162          86
         Securities losses related to available-for-sale
         Security gains related to available-for-sale              (7)        (11)
         Decrease (increase) in loans held for sale              (499)      1,199
         FHLB dividend reinvestment                               (15)        (13)
         Increase in other assets, net                           (133)        (37)
         Increase in other liabilities                            (90)       (197)
         Increase in interest receivable                          (62)       (244)
         Increase in interest payable                              23          33
                                                               ------      ------
                Total adjustments                                (408)        982
                                                               ------      ------

                Net cash provided by operating activities      $  573       1,861
                                                               ======      ======





Supplemental schedule of non-cash activities:

     Unrealized loss in value of securities available-for-
       sale, net of income tax benefits of $34,000 in 1997     $  (56)         (1)
                                                               ======      ======



See accompanying notes to consolidated financial statements (unaudited).

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


BASIS OF PRESENTATION

The unaudited consolidated financial statements include the accounts of Cheatham State Bank (Bank) and its wholly-owned subsidiaries, Community Finance Company, CSB Insurance Services, Inc., and CSB Acceptance Corporation.

The accompanying consolidated financial statements have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.

In the opinion of management, the consolidated financial statements contain all adjustments and disclosures necessary to summarize fairly the financial position of the Bank as of June 30, 1998 and December 31, 1997, and the results of operations and comprehensive income for the six months and three months ended June 30, 1998 and 1997 and changes in cash flows for the six months ended June 30, 1998 and 1997. All significant intercompany transactions have been eliminated. The interim consolidated financial statements should be read in conjunction with the notes to the consolidated financial statements for the year ended December 31, 1997. The results for interim periods are not necessarily indicative of results to be expected for the complete fiscal year.

ALLOWANCE FOR LOAN LOSSES

Transactions in the allowance for loan losses were as follows:

                                                           Six Months Ended
                                                               June 30,
                                                       -----------------------
                                                         1998            1997
                                                       -------         -------
                                                           (In Thousands)
Balance, January 1, 1998 and 1997, respectively        $   958             882
Add (deduct):
   Losses charged to allowance                             (99)            (47)
   Recoveries credited to allowance                         39              24
   Provision for loan losses                               162              86
                                                       -------         -------
Balance, June 30, 1998 and 1997, respectively          $ 1,060             945
                                                       =======         =======

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cheatham State Bank

We have audited the accompanying consolidated balance sheets of Cheatham State Bank and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, comprehensive earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cheatham State Bank and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



/s/ Maggart & Associates, P.C.

Nashville, Tennessee
February 13, 1998

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996


                                                                                     In Thousands
                                                                               ------------------------
                                                                                 1997             1996
                                                                               --------         -------
                                     ASSETS
                                     ------

Loans, less allowance for possible loan losses of $958,000
   and $882,000, respectively                                                  $ 75,642          66,179
Securities:
   Held-to-maturity, at cost (market value - $2,850,000 and
     $1,530,000, respectively)                                                    2,733           1,527
   Available-for-sale, at market (amortized cost - $45,334,000 and
     $37,351,000, respectively)                                                  46,021          37,690
                                                                               --------         -------
                  Total securities                                               48,754          39,217
                                                                               --------         -------

Loans held for sale                                                                 540           1,198
                                                                               --------         -------
                  Total earning assets                                          124,936         106,594
                                                                               --------         -------

Cash and due from banks                                                           4,167           4,149
Premises and equipment, net                                                       3,406           3,028
Deferred income taxes                                                                74             146
Accrued interest receivable                                                       1,300           1,102
Other real estate                                                                    70              --
Other assets                                                                        566             460
                                                                               --------         -------

                  Total assets                                                 $134,519         115,479
                                                                               ========         =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Deposits                                                                       $123,006         104,994
Federal funds purchased                                                             375             660
Accrued interest payable                                                            578             456
Other liabilities                                                                   628             669
Advances from Federal Home Loan Bank                                                  -             335
                                                                               --------         -------
                  Total liabilities                                             124,587         107,114
                                                                               --------         -------

Stockholders' equity:
   Common stock, par value $1.00 per share, authorized 200,000
     shares, issued and outstanding 178,154 shares                                  178             178
   Additional paid-in capital                                                     1,907           1,907
   Retained earnings                                                              7,421           6,070
   Unrealized gains on available-for-sale securities, net of taxes of
     $261,000 and $129,000, respectively                                            426             210
                                                                               --------         -------
                  Total stockholders' equity                                      9,932           8,365
                                                                               --------         -------

COMMITMENTS AND CONTINGENT LIABILITIES

                  Total liabilities and stockholders' equity                   $134,519         115,479
                                                                               ========         =======



See accompanying notes to consolidated financial statements.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                   In Thousands, Except Per Share Amounts
                                                                   --------------------------------------
                                                                        1997         1996       1995
                                                                       -------       -----     -----

Interest income:
   Interest and fees on loans                                          $ 7,465       6,487     5,505
   Interest and dividends on securities:
     Taxable securities                                                  2,475       2,234     2,143
     Exempt from Federal income taxes                                      545         444       354
   Interest on Federal funds sold                                           60          73        52
   Interest on interest-bearing deposits in financial institutions        --          --           5
                                                                       -------       -----     -----
              Total interest income                                     10,545       9,238     8,059
                                                                       -------       -----     -----

Interest expense:
   Interest on negotiable order of withdrawal accounts                     244         249       264
   Interest on money market demand accounts                                518         308       200
   Interest on savings accounts                                            318         349       360
   Interest on certificates of deposit                                   3,841       3,181     2,794
   Interest on Federal funds purchased                                      22          21        15
   Interest on advances from Federal Home Loan Bank                         19           1        --
                                                                       -------       -----     -----
              Total interest expense                                     4,962       4,109     3,633
                                                                       -------       -----     -----

              Net interest income before provision for possible
                loan losses                                              5,583       5,129     4,426
Provision for possible loan losses                                         232         222       172
                                                                       -------       -----     -----
              Net interest income after provision for possible
                loan losses                                              5,351       4,907     4,254

Non-interest income                                                      1,497       1,127       848
Non-interest expense                                                     4,313       3,806     3,220
                                                                       -------       -----     -----

              Earnings before income taxes                               2,535       2,228     1,882

Income taxes                                                               828         689       649
                                                                       -------       -----     -----

              Net earnings                                             $ 1,707       1,539     1,233
                                                                       =======       =====     =====

Basic earnings per common share                                        $  9.58        8.64      6.92
                                                                       =======       =====     =====


See accompanying notes to consolidated financial statements.

                       CHEATHAM STATE BANK AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                                In Thousands
                                                                       -----------------------------
                                                                         1997        1996      1995
                                                                       -------       -----     -----

Net earnings                                                           $ 1,707       1,539     1,233
                                                                       -------       -----     -----

Other comprehensive earnings, net of tax:
   Unrealized gains (losses) on available-for-sale securities arising during the period, net of taxes of $134,000, tax
     benefits of $216,000 and taxes of $838,000, respectively              220        (353)    1,369

   Reclassification adjustment for (gains) losses included in net earnings, net of income taxes of $2,000 and income
     tax benefits of $38,000 and $87,000, respectively                      (4)         62       142
                                                                       -------       -----     -----

              Other comprehensive earnings (loss)                          216        (291)    1,511
                                                                       -------       -----     -----

              Comprehensive earnings                                   $ 1,923       1,248     2,744
                                                                       =======       =====     =====



See accompanying notes to consolidated financial statements.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995





                                                                      In Thousands
                                          -----------------------------------------------------------------
                                                                                       Net
                                                                                   Unrealized
                                             $1.00                                 Gains (Losses)
                                           Par Value    Additional                  On Available-
                                             Common       Paid-In      Retained      For-Sale
                                             Stock        Capital      Earnings     Securities      Total
                                          ---------     ----------     --------     ----------     --------
Balance December 31, 1994                  $     178        1,907         4,010        (1,010)        5,085

Dividends paid, $2.00 per share                   --           --          (356)           --          (356)

Net earnings                                      --           --         1,233            --         1,233

Net change in unrealized appreciation
   during the year, net of income taxes
   $925,000                                       --           --            --         1,511         1,511
                                           ---------    ---------     ---------     ---------     ---------

Balance December 31, 1995                        178        1,907         4,887           501         7,473

Dividends paid, $2.00 per share                   --           --          (356)           --          (356)

Net earnings                                      --           --         1,539            --         1,539

Net change in unrealized appreciation
   during the year, net of tax benefits
   $ 178,000                                      --           --            --          (291)         (291)
                                           ---------    ---------     ---------     ---------     ---------

Balance December 31, 1996                        178        1,907         6,070           210         8,365

Dividends paid, $2.00 per share                   --           --          (356)           --          (356)

Net earnings                                      --           --         1,707            --         1,707

Net change in unrealized appreciation
  during the year, net of income taxes
  $132,000                                        --           --            --           216           216
                                           ---------    ---------     ---------     ---------     ---------

Balance December 31, 1997                  $     178        1,907         7,421           426         9,932
                                           =========    =========     =========     =========     =========



See accompanying notes to consolidated financial statements.

                       CHEATHAM STATE BANK AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS



                                                                                  In Thousands
                                                                       ------------------------------
                                                                         1997       1996        1995
                                                                         ----       ----        ----

Cash flows from operating activities:
   Interest received                                                   $ 10,344      9,252      7,852
   Fees and commissions received                                          1,482      1,028        836
   Proceeds from sale of loans                                           12,141     13,284      6,366
   Origination of loans held for sale                                   (11,483)   (14,182)    (6,523)
   Interest paid                                                         (4,840)    (4,087)    (3,475)
   Cash paid to suppliers and employees                                  (3,998)    (3,273)    (2,700)
   Income taxes paid                                                       (940)      (757)      (638)
                                                                       --------    -------    -------
                  Net cash provided by operating activities               2,706      1,265      1,718
                                                                       --------    -------    -------

Cash flows from investing activities:
   Purchase of available-for-sale securities                            (19,949)   (20,633)   (15,671)
   Proceeds from sales of available-for-sale securities                   4,491     17,030     13,600
   Proceeds from maturities of available-for-sale securities              6,404      4,838      3,633
   Purchase of held-to-maturity securities                                 (425)      (330)    (4,391)
   Proceeds from maturities of held-to-maturity securities                  300        464        842
   Proceeds from maturities of interest bearing deposits in banks             -          -        100
   Loans made to customers, net of repayments                            (9,766)   (13,569)    (9,290)
   Purchase of premises and equipment                                      (713)      (617)      (827)
   Proceeds from sales of other real estate                                   -          -         76
   Increase in cash surrender value of directors' and officers' life
     insurance policies                                                     (64)       (60)       (59)
   Proceeds from life insurance policy                                        -         82          -
   Purchase of other assets                                                  (2)        (4)        (5)
                                                                       --------    -------    -------
                  Net cash used in investing activities                 (19,724)   (12,799)   (11,992)
                                                                       --------    -------    -------

Cash flows from financing activities:
   Net increase in demand, NOW and savings deposits                       6,681      3,022      2,191
   Net increase in time deposits                                         11,331      7,199      9,415
   Increase (decrease) in Federal funds purchased                          (285)       660       (175)
   Advances from FHLB                                                         -        335          -
   Repayment of advances from FHLB                                         (335)         -          -
   Dividends                                                               (356)      (356)      (356)
                                                                       --------    -------    -------
                  Net cash provided by financing activities              17,036     10,860     11,075
                                                                       --------    -------    -------

Net increase (decrease) in cash and cash equivalents                         18       (674)       801

Cash and cash equivalents at beginning of year                            4,149      4,823      4,022
                                                                       --------    -------    -------

Cash and cash equivalents at end of year                               $  4,167      4,149      4,823
                                                                       ========    =======    =======



See accompanying notes to consolidated financial statements.

                       CHEATHAM STATE BANK AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                             In Thousands
                                                                     ---------------------------
                                                                       1997      1996      1995
                                                                       ----      ----      ----

Reconciliation of net earnings to net cash provided by
 operating activities:
     Net earnings                                                    $ 1,707     1,539     1,233
     Adjustments to reconcile net earnings to net cash provided by operating activities:
         Depreciation                                                    335       283       206
         Amortization and accretion, net                                  (5)      (33)      (21)
         Provision for loan losses                                       232       222       172
         Provision for deferred taxes                                    (59)      (94)      (71)
         Securities (gains) losses                                        (6)      100       229
         Gain on life insurance proceeds                                  --       (51)       --
         Decrease (increase) in loans held for sale                      658      (898)     (158)
         Increase (decrease) in taxes payable                            (52)       27        82
         Decrease (increase) in interest receivable                     (198)       46      (187)
         Increase in interest payable                                    122        22       158
         Decrease (increase) in other assets                             (34)        7        (7)
         Increase in other liabilities                                     6        95        82
                                                                     -------    ------    ------
                  Total adjustments                                      999      (274)      485
                                                                     -------    ------    ------

                  Net cash provided by operating activities          $ 2,706     1,265     1,718
                                                                     =======    ======    ======



Supplemental Schedule of Non-Cash Activities:

   Securities transferred to available-for-sale                      $     -         -     7,102
                                                                     =======    ======    ======

   Securities transferred to held-to-maturity                        $ 1,083         -       486
                                                                     =======    ======    ======

   Change in unrealized gain in securities available-for-sale, net of income taxes of $132,000 and income tax benefit
     of $178,000 and income taxes of $925,000, respectively          $   216      (291)    1,511
                                                                     =======    ======    ======

   Loans transferred to other real estate                            $    70         -         -
                                                                     =======    ======    ======



See accompanying notes to consolidated financial statements.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting and reporting policies of Cheatham State Bank and Subsidiaries are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The following is a brief summary of the significant policies.

         (a)      PRINCIPLES OF CONSOLIDATION

                  The consolidated financial statements include the accounts of the Bank and its 100% owned subsidiaries, Community Finance Company, CSB Insurance Services, Inc. and CSB Acceptance Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

         (b)      NATURE OF OPERATIONS

                  Cheatham State Bank operates under a State bank charter. As a State chartered bank, the Bank is subject to regulation by the State of Tennessee, Department of Financial Institutions and the Federal Deposit Insurance Corporation. Cheatham State Bank provides full banking services normally offered by a community bank. The area served by the Bank is primarily the Middle Tennessee area with a concentration in Cheatham and surrounding counties of Tennessee. Services are provided at the main office and three branch offices.

         (c)      ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (d)      LOANS

                  Loans are stated at the principal amount outstanding. Unearned discount, deferred loan fees net of loan acquisition costs, and the allowance for possible loan losses are shown as reductions of loans. Loan origination and commitment fees and certain loan-related costs are being deferred and the net amount amortized as an adjustment of the related loan's yield over the contractual life of the loan. Unearned discount represents the unamortized amount of finance charges, principally related to certain installment loans. Interest income on most loans is accrued based on the principal amount outstanding.

                  The Bank adopted, on a prospective basis effective January 1, 1995, Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." These pronouncements apply to impaired loans except for large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment including residential mortgage and installment loans.

                  A loan is impaired when it is probable that the Bank will be unable to collect the scheduled payments of principal and interest due under the contractual terms of the loan agreement. Impaired loans are measured at the present value of expected future cash flows discounted at the loan's effective interest rate, at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, the Bank recognizes an impairment by creating a valuation allowance with a corresponding charge to the provision for possible loan losses or by adjusting an existing valuation allowance for the impaired loan with a corresponding charge or credit to the provision for possible loan losses.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


                  The Bank's consumer loans are divided into various groups of smaller-balance homogeneous loans that are collectively evaluated for impairment and, thus, are not subject to the provisions of SFAS Nos. 114 and 118. Substantially all other loans of the Bank are evaluated for impairment under the provisions of SFAS Nos. 114 and 118.

                  The Bank considers all loans on nonaccrual status to be impaired. Loans are placed on nonaccrual status when doubt as to timely collection of principal or interest exists, or when principal or interest is past due 90 days or more unless such loans are well-secured and in the process of collection. Delays or shortfalls in loan payments are evaluated along with various other factors to determine if a loan is impaired. Generally, delinquencies under 90 days are considered insignificant unless certain other factors are present which indicate impairment is probable. The decision to place a loan on nonaccrual status is also based on an evaluation of the borrower's financial condition, collateral liquidation value, and other factors that affect the borrower's ability to pay.

                  Generally, at the time a loan is placed on nonaccrual status, all interest accrued and uncollected on the loan in the current fiscal year is reversed from income, and all interest accrued and uncollected from the prior year is charged off against the allowance for possible loan losses. Thereafter, interest on nonaccrual loans is recognized as interest income only to the extent that cash is received and future collection of principal is not in doubt. If the collectibility of outstanding principal is doubtful, such cash received is applied as a reduction of principal. A nonaccrual loan may be restored to an accruing status when principal and interest are no longer past due and unpaid and future collection of principal and interest on a timely basis is not in doubt.

                  Loans not on nonaccrual status are classified as impaired in certain cases when there is inadequate protection by the current net worth and financial capacity of the borrower or of the collateral pledged, if any. In those cases, such loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, and if such deficiencies are not corrected, there is a probability that the Bank will sustain some loss. In such cases, interest income continues to accrue as long as the loan does not meet the Bank's criteria for nonaccrual status.

                  Generally, the Bank also classifies as impaired any loans the terms of which have been modified in a troubled debt restructuring. Interest is generally accrued on such loans that continue to meet the modified terms of their loan agreements.

                  The Bank's charge-off policy for impaired loans is similar to its charge-off policy for all loans in that loans are charged off in the month when they are considered uncollectible.

         (e)      ALLOWANCE FOR POSSIBLE LOAN LOSSES

                  The provision for possible loan losses represents a charge to earnings necessary, after loan charge-offs and recoveries, to maintain the allowance for possible loan losses at an appropriate level which is adequate to absorb estimated losses inherent in the loan portfolio. Such estimated losses arise primarily from the loan portfolio but may also be derived from other sources, including commitments to extend credit and standby letters of credit. The level of the allowance is determined on a quarterly basis using procedures which include: (1) categorizing commercial and commercial real estate loans into risk categories to estimate loss probabilities based primarily on the historical loss experience of those risk categories and current economic conditions; (2) analyzing significant commercial and commercial real estate credits and calculating specific reserves as necessary; (3) assessing various homogeneous consumer loan categories to estimate loss probabilities based primarily on historical loss experience; (4) reviewing unfunded commitments; and (5) considering various other factors, such as changes in credit concentrations, loan mix, and economic conditions which may not be specifically quantified in the loan analysis process.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


                  The allowance for possible loan losses consists of an allocated portion and an unallocated, or general portion. The allocated portion is maintained to cover estimated losses applicable to specific segments of the loan portfolio. The unallocated portion is maintained to absorb losses which probably exist as of the evaluation date but are not identified by the more objective processes used for the allocated portion of the allowance due to risk of errors or imprecision. While the total allowance consists of an allocated portion and an unallocated portion, these terms are primarily used to describe a process. Both portions of the allowance are available to provide for inherent loss in the entire portfolio.

                  The allowance for possible loan losses is increased by provisions for possible loan losses charged to expense and is reduced (increased) by loans charged off net of recoveries on loans previously charged off. The provision is based on Management's determination of the amount of the allowance necessary to provide for estimated loan losses based on its evaluation of the loan portfolio. Determining the appropriate level of the allowance and the amount of the provision involves uncertainties and matters of judgment and therefore cannot be determined with precision.

         (f)      DEBT AND EQUITY SECURITIES

                  Securities are classified in three categories and accounted for as follows:

                  -        Securities Held-to-Maturity

                           Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Amortization of premiums and accretion of discounts are calculated by the interest method.

                  -        Trading Securities

                           Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

                  -        Securities Available-for-Sale

                           Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at estimated fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity. Premiums and discounts are recognized in interest income using the interest method.

                  No securities have been classified as trading securities.

                  Realized gains or losses from the sale of securities are recognized upon realization based upon the specific identification method.

         (g)      LOANS HELD FOR SALE

                  Mortgage loans held for sale are reported at the lower of cost or market value, determined by outstanding commitments from investors at the balance sheet date. These loans are valued on an aggregate basis.

         (h)      PREMISES AND EQUIPMENT, NET

                  Premises and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the related assets. Gain or loss on items retired and otherwise disposed of

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


                  is credited or charged to operations and cost and related accumulated depreciation are removed from the asset and accumulated depreciation accounts.

                  Expenditures for major renewals and improvements of premises and equipment are capitalized and those for maintenance and repairs are charged to earnings as incurred.

         (i)      LONG-LIVED ASSETS

                  Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Bank has determined that no impairment loss need be recognized for its long-lived assets.

         (j)      OTHER REAL ESTATE

                  Real estate acquired in settlement of loans is initially recorded at the lower of cost (loan value of real estate acquired in settlement of loans plus incidental expense) or estimated fair value, less estimated cost of disposal. Based on periodic evaluations by management, the carrying values are reduced by a direct charge to earnings when they exceed net realizable value. Costs relating to the development and improvement of the property are capitalized, while holding costs of the property are charged to expense in the period incurred.

         (k)      INCOME TAXES

                  Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax asset and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, "Accounting for Income Taxes." As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                  The Bank and its subsidiaries file a consolidated Federal income tax return with its parent company, CSB Financial Corporation. The Bank and its subsidiaries provide for income taxes on a separate-return basis.

         (l)      CASH AND CASH EQUIVALENTS

                  For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold. Generally, Federal funds sold are purchased and sold for one-day periods. The Bank maintains deposits with other financial institutions in excess of the Federal insurance amounts. Management makes deposits only with financial institutions it considers to be financially sound.

         (m)      OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

                  In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(2)      LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

         Loans and allowance for possible loan losses at December 31, 1997 and 1996 are summarized as follows:

                                                                            In Thousands
                                                                        -------------------
                                                                           1997        1996
                                                                           ----        ----

                   Commercial, financial and agricultural               $   24,590    23,537
                   Real estate - construction                                6,011     3,444
                   Real estate - mortgage                                   30,094    24,665
                   Consumer                                                 15,905    15,415
                                                                        ----------   -------
                                                                            76,600    67,061
                   Less allowance for possible loan losses                     958       882
                                                                        ----------   -------
                                                                        $   75,642    66,179
                                                                        ==========   =======


         Loans to officers and directors totaled $1,242,000 and $1,562,000 at December 31, 1997 and 1996, respectively. All such loans were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties.

         Loans that had been placed on non-accrual status at December 31, 1997 and 1996 totaled $124,000 and $106,000, respectively. Had the loans been on accrual status, interest income would have been increased by approximately $5,000 in 1997 and $2,000 in 1996. No loans had been placed on nonaccrual status in 1995.

                                                 In Thousands
                     ------------------------------------------------------------------------
                      Commercial
                      Financial
                         and         Real Estate -   Real Estate -
     Maturity        Agricultural    Construction     Mortgage        Consumer         Total
     --------        ------------    ------------   -------------   -------------      ------
3 months or less       $10,251        6,011             14,740             4,185       35,187
3 to 12 months           1,613           --              3,220             1,927        6,760
1 to 5 years            10,093           --              5,760             8,239       24,092
Over 5 Years             2,633           --              6,374             1,554       10,561
                       -------       ------             ------            ------       ------

                       $24,590        6,011             30,094            15,905       76,600
                       =======       ======             ======            ======       ======


         At December 31, 1997, variable rate and fixed rate loans totaled approximately $30,755,000 and $45,845,000. The totals at December 31, 1996 were $26,633,000 and $40,428,000, respectively.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(2)      LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES, CONTINUED

         Transactions in the allowance for possible loan losses for the years ended December 31, 1997, 1996 and 1995 are summarized as follows:

                                                                                In Thousands
                                                                      --------------------------------
                                                                        1997          1996        1995
                                                                      -------         ----        ----

                Balance - beginning of year                           $   882          745         634
                Provision charged to operating expenses                   232          222         172
                                                                      -------      -------     -------
                                                                        1,114          967         806
                                                                      -------      -------     -------

                Loans charged-off                                        (196)        (120)       (114)
                Recoveries on losses                                       40           35          53
                                                                      -------      -------     -------
                         Net loans charged off                           (156)         (85)        (61)
                                                                      -------      -------     -------

                Balance - end of year                                 $   958          882         745
                                                                      =======      =======     =======


         The Bank's principal customers are basically in the Middle Tennessee area with a concentration in Cheatham County, Tennessee. Credit is extended to businesses and individuals and is evidenced by promissory notes. The terms and conditions of the loans including collateral varies depending upon the purpose of the credit and the borrower's financial condition.

         During 1997, 1996 and 1995, the Bank originated and sold loans in the secondary market totaling $12,141,000, $13,284,000 and $6,366,000, respectively. The loans were sold without recourse to the Bank. These loans are presold prior to origination and are sold at book value.

         There were no impaired loans outstanding at December 31, 1997 and 1996.

(3)      DEBT AND EQUITY SECURITIES

         Debt and equity securities have been classified in the balance sheet according to management's intent. The Bank's classification of securities at December 31, 1997 and 1996 is as follows:

                                                                               In Thousands
                                                      ----------------------------------------------------------
                                                                                   1997
                                                      ----------------------------------------------------------
                                                                       Securities Held-To-Maturity
                                                      ----------------------------------------------------------
                                                                          Gross            Gross       Estimated
                                                      Amortized        Unrealized       Unrealized       Market
                                                       Cost              Gains            Losses          Value
                                                      ---------        ----------       ----------     ---------
            Obligations of states and political
              subdivisions                            $   2,733           117                -            2,850
                                                      =========        ==========       ==========     =========

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(3)      DEBT AND EQUITY SECURITIES, CONTINUED

                                                                               In Thousands
                                                  --------------------------------------------------------------
                                                                                   1997
                                                  --------------------------------------------------------------
                                                                       Securities Available-for-Sale
                                                  --------------------------------------------------------------
                                                                          Gross            Gross       Estimated
                                                      Amortized        Unrealized       Unrealized      Market
                                                       Cost              Gains            Losses        Value
                                                  --------------       ----------      -----------    ----------
            U.S. Treasury and other U.S.
              Government agencies and
              corporation                         $       11,600               87                1        11,686
            Obligations of states and political
              subdivisions                                 7,680              499                -         8,179
            Mortgage backed securities                    25,651              175               73        25,753
            FHLB stock                                       403                -               -            403
                                                  --------------       ----------       ----------     ---------
                                                  $       45,334              761               74        46,021
                                                  ==============       ==========       ==========     =========



                                                                               In Thousands
                                                  -----------------------------------------------------------------
                                                                                   1996
                                                  -----------------------------------------------------------------
                                                                       Securities Held-To-Maturity
                                                  -----------------------------------------------------------------
                                                                          Gross            Gross       Estimated
                                                      Amortized        Unrealized       Unrealized       Market
                                                       Cost              Gains            Losses          Value
                                                  --------------       ----------       ----------     ---------
            Obligations of states and political
              subdivisions                        $        1,527                3                -         1,530
                                                  ==============       ==========       ==========     =========



                                                                               In Thousands
                                                  -----------------------------------------------------------------------
                                                                                   1996
                                                  -----------------------------------------------------------------------
                                                                      Securities Available-for-Sale
                                                  -----------------------------------------------------------------------
                                                                          Gross            Gross       Estimated
                                                      Amortized        Unrealized       Unrealized      Market
                                                       Cost              Gains            Losses        Value
                                                  --------------       ----------       ----------     ----------
            U.S. Treasury and other U.S.
              Government agencies and
              corporation                         $       11,581              103               80         11,604
            Obligations of states and political
              subdivisions                                 7,145              256                4          7,397
            Mortgage backed securities                    18,284              176              112         18,348
            FHLB stock                                       341                -                -            341
                                                  --------------       ----------       ----------     ----------
                                                  $       37,351              535              196         37,690
                                                  ==============       ==========       ==========     ==========

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(3)      DEBT AND EQUITY SECURITIES, CONTINUED

         The amortized cost and estimated market value of debt and equity securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                       In Thousands
                                                                           ----------------------------------
                 Securities Held-To-Maturity                                                       Estimated
                                                                              Amortized             Market
                                                                                Cost                 Value
                                                                           ------------            ----------

                 Due in one year or less                                   $         127                  128
                 Due after one year through five years                             1,178                1,213
                 Due after five years through ten years                            1,428                1,509
                                                                           -------------           ----------
                                                                           $       2,733                2,850
                                                                           =============           ==========


                                                                                       In Thousands
                                                                           ----------------------------------
                 Securities Available-for-Sale                                                     Estimated
                                                                              Amortized             Market
                                                                                Cost                 Value
                                                                           -------------           ----------

                 Due in one year or less                                   $         403                  403
                 Due after one year through five years                             9,190                9,341
                 Due after five years through ten years                            4,675                4,836
                 Due after ten years                                               5,012                5,285
                                                                           -------------           ----------
                                                                                  19,280               19,865
                 Mortgage backed securities                                       25,651               25,753
                 FHLB stock                                                          403                  403
                                                                           -------------           ----------
                                                                           $      45,334               46,021
                                                                           =============           ==========


         Results from sales of debt and equity securities are as follows:

                                                                             In Thousands
                                                         ------------------------------------------------------
                                                                    For the Year Ended December 31,
                                                         ------------------------------------------------------
                                                               1997                1996             1995
                                                               ----                ----             ----

                 Gross proceeds                          $       4,491                17,030          13,600
                                                         =============           ===========      ==========

                 Gross realized gains                    $          15                    47              11
                 Gross realized losses                              (9)                 (147)           (240)
                                                         -------------           -----------      ----------

                        Net realized gains (losses)      $           6                  (100)           (229)
                                                         =============           ===========      ==========


         The Bank periodically applies the stress test to its securities portfolio. To meet the stress test a security's estimated market value should not decline more than certain percentages given certain assumed interest rate increases. The Bank has no securities which failed this stress test.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(3)      DEBT AND EQUITY SECURITIES, CONTINUED

         Securities available-for-sale with approximate carrying values of $10,383,000 and $11,323,000 (approximate amortized cost of $10,215,000 and $11,310,000) at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes required or permitted by law. There were no securities classified as held-to-maturity which were pledged at December 31, 1997 and 1996.

         Included in the securities above at December 31, 1997 and 1996, respectively, are securities with a carrying value of approximately $3,989,000 and $2,052,000 (market value of $4,158,000 and $2,066,000)
         in obligations of political subdivisions located within the State of Tennessee. Additionally, securities issued by or in connection with the Federal National Mortgage Association with a carrying value of approximately $29,133,000 and $7,326,000 (amortized cost of $29,263,000 and $7,385,000) are included in securities. Management purchases only obligations of such political subdivisions it considers to be financially sound.

         Securities that have rates that adjust prior to maturity totaled approximately $16,960,000 and $13,772,000 at December 31, 1997 and 1996, respectively.

         Included in the securities portfolio is stock of the Federal Home Loan Bank amounting to $403,000 and $341,000 at December 31, 1997 and 1996, respectively. The stock can be sold back at par and only to the Federal Home Loan Bank or to another member institution.

(4)      PREMISES AND EQUIPMENT

         The detail of premises and equipment at December 31, 1997 and 1996 is as follows:

                                                            In Thousands
                                                        ---------------------
                                                           1997          1996
                                                        -------         -----

Land                                                    $   348           348
Buildings and improvements                                2,677         2,237
Furniture and equipment                                   2,125         1,867
Construction in progress                                     16           175
                                                        -------         -----
                                                          5,166         4,627
Less accumulated depreciation                            (1,760)       (1,599)
                                                        -------         -----
                                                        $ 3,406         3,028
                                                        =======         =====

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(5)      DEPOSITS

         Deposits at December 31, 1997 and 1996 are summarized as follows:

                                                                             In Thousands
                                                                        ----------------------
                                                                          1997           1996
                                                                        --------       -------

Demand deposits                                                         $ 15,709        12,882
Negotiable order of withdrawals                                           10,811         9,681
Money market demand accounts                                              15,040         8,677
Savings deposits                                                           9,006        12,645
Certificates of deposit and individual retirement
  accounts $100,000 or greater                                            27,441        20,680
Other certificates of deposit and individual
  retirement accounts                                                     44,999        40,429
                                                                        --------       -------
                                                                        $123,006       104,994
                                                                        ========       =======


         Principal maturities of certificates of deposit and individual retirement accounts at December 31, 1997 are as follows:

                                                                   In Thousands
                                              --------------------------------------------------------
                                               Single Deposits    Single Deposits
                            Maturity           Under $100,000      Over $100,000           Total
                            --------           --------------      -------------          -------

                   3 months or less                $12,653             8,247               20,900
                   3 to 6 months                    11,698             6,247               17,945
                   6 to 12 months                   16,159            11,537               27,696
                   1 to 5 years                      4,395             1,410                5,805
                   Over 5 years                         94                --                   94
                                                   -------            ------              -------
                                                   $44,999            27,441               72,440
                                                   =======            ======              =======


         The Bank is required to maintain cash balances or balances with the Federal Reserve Bank or other correspondent banks based on certain percentages of deposit types. The average required amounts for the years ended December 31, 1997 and 1996 were approximately $603,000 and $530,000, respectively.

(6)      ADVANCES FROM FEDERAL HOME LOAN BANK

         The advances from the Federal Home Loan Bank totaling $335,000 at December 31, 1996 bear interest at 5.39% and were due November 26, 1997. The advances were collateralized by a blanket pledge of approximately $502,000 of the Bank's mortgage loan portfolio. The advances were paid in full during 1997.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(7)      NON-INTEREST INCOME AND NON-INTEREST EXPENSE

         The significant components of non-interest income and non-interest expense for the year ended December 31, 1997, 1996 and 1995 are presented below:

                                                                             In Thousands
                                                                    ----------------------------
                                                                       1997     1996        1995
                                                                       ----     ----        ----

Non-interest income:
  Service charges on deposits                                        $   607       568       517
  Other fees and commissions                                             546       340       181
  Gain on sale of loans                                                  186        --        --
  Securities gains                                                        15        47        11
  Other income                                                           143       172       139
                                                                     -------    ------    ------
                Total non-interest income                            $ 1,497     1,127       848
                                                                     =======    ======    ======

Non-interest expense:
  Salaries and employee benefits                                     $ 2,328     1,947     1,560
  Occupancy expenses, net                                                277       245       183
  Furniture and equipment expenses                                       341       278       201
  FDIC insurance                                                          13         2        96
  Security losses                                                          9       147       240
  Other operating expenses                                             1,345     1,187       940
                                                                     -------    ------    ------
                Total non-interest expense                           $ 4,313     3,806     3,220
                                                                     =======    ======    ======


(8)      INCOME TAXES

         The components of the net deferred tax asset (liability) at December 31, 1997 and 1996 are as follows:

                                                             In Thousands
                                                        ---------------------
                                                           1997          1996
                                                        -------        ------

Deferred tax asset:
  Federal                                               $   354           289
  State                                                      67            54
                                                        -------        ------
                                                            421           343
                                                        -------        ------

Deferred tax liability:
  Federal                                                  (292)         (166)
  State                                                     (55)          (31)
                                                        -------        ------
                                                           (347)         (197)
                                                        -------        ------

                 Net deferred tax asset                 $    74           146
                                                        =======        ======

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(8)      INCOME TAXES, CONTINUED

         The tax effects of each type of significant item that gave rise to deferred taxes at December 31, 1997 and 1996 are:

                                                                               In Thousands
                                                                           ----------------------
                                                                            1997            1996
                                                                           -------         ------

Financial statement allowance for loan losses
  in excess of tax allowance                                               $   268            206

Excess of depreciation deducted for tax purposes
  over the amounts deducted in the financial statements                        (76)           (68)

Deferred compensation deducted for financial
  statements, not deducted for tax purposes                                    153            137

Excess of estimated market value over amortized
  cost related to securities available-for-sale                               (261)          (129)

FHLB stock dividends not recognized for
  tax purposes                                                                 (10)            --
                                                                           -------         ------

                 Net deferred tax asset                                    $    74            146
                                                                           =======         ======


         The components of income tax expense (benefit) are summarized as follows:

                                                  In Thousands
                                           ---------------------------
                                           Federal     State    Total
                                           -------     -----    -----
 1997
 ----
  Current                                  $   716       171       887
  Deferred                                     (50)       (9)      (59)
                                           -------    ------    ------
         Total                             $   666       162       828
                                           =======    ======    ======

 1996
 ----
  Current                                  $   638       145       783
  Deferred                                     (79)      (15)      (94)
                                           -------    ------    ------
         Total                             $   559       130       689
                                           =======    ======    ======

 1995
 ----
  Current                                  $   578       142       720
  Deferred                                     (58)      (13)      (71)
                                           -------    ------    ------
         Total                             $   520       129       649
                                           =======    ======    ======

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(8)      INCOME TAXES, CONTINUED

         A reconciliation of actual income tax expense of $828,000, $689,000 and $649,000 for the years ended December 31, 1997, 1996 and 1995 to the "expected" tax expense (computed by applying the statutory tax rate of 34% to earnings before income taxes) is as follows:

                                                                    In Thousands
                                                             ---------------------------
                                                              1997         1996     1995
                                                             -------     ------    -----

Computed "expected" tax expense                              $   862        758      640
Life insurance proceeds                                           --        (18)      --
State income taxes, net of Federal income
  tax benefit                                                    107         86       75
Tax exempt interest, net of interest expense
  exclusion                                                     (159)      (130)    (106)
Other                                                             18         (7)      40
                                                             -------     ------    -----
                 Actual tax expense                          $   828        689      649
                                                             =======     ======    =====


         Total income tax expense for 1997 includes an income tax expense of $2,000 related to the sale of securities. Total income tax expense for 1996 and 1995, respectively, includes an income tax benefit of $38,000 and $87,000 related to the sale of securities.

(9)      REGULATORY MATTERS AND RESTRICTIONS ON DIVIDENDS

         The bank is subject to regulatory capital requirements administered by the Tennessee Department of Financial Institutions, Federal Deposit Insurance Corporation and the Federal Reserve. Failure to meet capital requirements can initiate certain mandatory and possibly additional discretionary-actions by regulators that if undertaken could, have a direct material effect on the Bank's financial statements. The Bank's capital classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Those qualitative judgments could also affect the Bank's capital status and the amounts of dividends the subsidiary may distribute. At December 31, 1997 and 1996, management believes that the Bank meets all such capital requirements to which it is subject.

         The Bank is required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1997 and 1996, the bank is required to have minimum Tier I and total risk-based capital ratios of 4% and 8%, respectively. The actual ratios at those dates were 11.12% and 12.25% and 11.43% and 12.67%, respectively. The leverage ratios at December 31, 1997 and 1996 were 7.07% and 7.46% and the minimum requirement was 4.0%.

(10)     COMMITMENTS AND CONTINGENT LIABILITIES

         In the normal course of business there are commitments outstanding and contingent liabilities such as legal proceedings pending against the Bank. In the opinion of management, no material adverse effect on the financial position is anticipated as a result of these items.

         The Bank has lines of credit with other financial institutions totaling $3,500,000. The outstanding balance at December 31, 1997 and 1996, respectively, was $375,000 and $660,000 and is included in the accompanying financial statements as Federal funds purchased.

         The Bank leases a building from one of its directors in which two of its subsidiaries operate. The lease is for a one year term and was automatically renewed on February 1, 1996 for three additional one year terms unless notice is given of intent to terminate sixty days prior to the expiration of the one year term. Monthly rental amounts are $400

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


         through January 31, 1996, and increase to $500 at that date. Rental expense under the lease totaled $6,000, $5,900 and $4,800 during 1997, 1996 and 1995, respectively. Future minimum rentals at December 31, 1997 are $6,000 in 1998 and $500 in 1999.

(11)     DEFERRED COMPENSATION PLAN

         The Bank provides its directors and executive officers with the opportunity to participate in an unfunded deferred compensation program. There were sixteen participants in the program at December 31, 1997 and eight participants at December 31, 1996. Under the program participants may defer a portion of their total cash compensation. The amounts deferred remain the sole property of the Bank, which uses corporate funds to purchase either insurance policies on the lives of the participants or other investments. The insurance policies, which remain the sole property of the Bank, are payable to the Bank upon the death of the participant. The Bank separately contracts with the participant to pay benefits based upon the deferred amount compounded at an interest rate as determined by management. At December 31, 1997 and 1996, four participants had elected to commence receiving benefits under the plan. The deferred compensation liability totaled $404,000 and $361,000 at December 31, 1997 and 1996, respectively. Cash surrender values of the life insurance policies totaled $434,000 and $370,000 at December 31, 1997 and 1996, respectively. The face amount of the insurance policies in force at December 31, 1997 and 1996 was approximately $1,957,000 and $1,257,000, respectively. The program is not qualified under Section 401 of the Internal Revenue Code.

(12)     EMPLOYEE STOCK OWNERSHIP PLAN

         The Bank's parent company, CSB Financial Corporation ("Company") has an Employee Stock Ownership Plan ("ESOP"), the purpose of which is to enable participating employees to share in the growth of the Company by acquiring ownership in the Company's stock.

         Employees are eligible upon completing 1,000 hours of service within the first 12 months of employment and attaining the age of 18. The Plan provides for graduated vesting of benefits based on years of service. Contributions to the Plan are determined annually by the Bank's Board of Directors. The contributions for each of the years ended December 31, 1997, 1996 and 1995 amounted to $180,000, $150,000 and $150,000, respectively.

         At December 31, 1997 and 1996, the Plan owned 23.8% of the Company's common stock.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(13)     CHEATHAM STATE BANK
         PARENT COMPANY FINANCIAL INFORMATION

                               CHEATHAM STATE BANK
                              (PARENT COMPANY ONLY)

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                                       In Thousands
                                                                                  ---------------------
                                                                                   1997          1996
                                                                                  -------       -------
                                          ASSETS
                                          ------
Loans, less allowance for possible loan losses of $823,000
   and $764,000, respectively                                                    $ 68,434        58,498
Loans to subsidiaries                                                               7,294*        7,665*
Securities:
   Held-to-maturity, at cost (market value - $2,850,000 and
     $1,530,000, respectively)                                                      2,733         1,527
   Available-for-sale, at market (amortized cost - $45,334,000 and
     $37,351,000, respectively)                                                    46,021        37,690
                                                                                 --------       -------
                  Total securities                                                 48,754        39,217
                                                                                 --------       -------

Loans held for sale                                                                   540         1,198
                                                                                 --------       -------
                  Total earning assets                                            125,022       106,578
                                                                                 --------       -------

Cash and due from banks                                                             4,167         4,149
Premises and equipment, net                                                         3,381         3,017
Deferred income taxes                                                                  24           102
Accrued interest receivable                                                         1,240         1,037
Investment in subsidiaries                                                            211*          131*
Other assets                                                                          560           459
                                                                                 --------       -------

                  Total assets                                                   $134,605       115,473
                                                                                 ========       =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 ------------------------------------
Deposits                                                                         $123,107       105,063
Federal funds purchased                                                               375           660
Accrued interest payable                                                              577           456
Other liabilities                                                                     614           594
Advances from Federal Home Loan Bank                                                   --           335
                                                                                 --------       -------
                  Total liabilities                                               124,673       107,108
                                                                                 --------       -------

Stockholders' equity:
   Common stock, par value $1.00 per share, authorized 200,000
     shares, issued and outstanding 178,154 shares                                    178           178
   Additional paid-in capital                                                       1,907         1,907
   Retained earnings                                                                7,421         6,070
   Net unrealized gains on available-for-sale securities, net of taxes
     of $261,000 and $129,000, respectively                                           426           210
                                                                                 --------       -------
                  Total stockholders' equity                                        9,932         8,365
                                                                                 --------       -------
COMMITMENTS AND CONTINGENT LIABILITIES

                  Total liabilities and stockholders' equity                     $134,605       115,473
                                                                                 ========       =======

          *Eliminated in consolidation.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(13) CHEATHAM STATE BANK
     PARENT COMPANY FINANCIAL INFORMATION, CONTINUED

                               CHEATHAM STATE BANK
                              (PARENT COMPANY ONLY)

                             STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                 In Thousands
                                                                       -------------------------------
                                                                         1997        1996       1995
                                                                       -------     -------     -------
      Interest income:
         Interest and fees on loans                                    $ 7,301       6,275       5,382
         Interest and dividends on securities:
           Taxable securities                                            2,475       2,234       2,143
           Exempt from Federal income taxes                                545         444         354
         Interest on Federal funds sold                                     60          73          52
         Interest on interest-bearing deposits in
          financial institutions                                            --          --           5
                                                                       -------     -------     -------
                    Total interest income                               10,381       9,026       7,936
                                                                       -------     -------     -------

      Interest expense:
         Interest on negotiable order of withdrawal accounts               244         249         264
         Interest on money market demand accounts                          518         308         200
         Interest on savings accounts                                      836         776         771
         Interest on certificates of deposit                             3,323       2,754       2,383
         Interest on Federal funds purchased                                22          21          15
         Interest on advances from Federal Home Loan Bank                   19           1          --
                                                                       -------     -------     -------
                    Total interest expense                               4,962       4,109       3,633
                                                                       -------     -------     -------

      Net interest income before provision for possible loan losses      5,419       4,917       4,303
      Provision for possible loan losses                                   176         165         147
                                                                       -------     -------     -------
      Net interest income after provision for possible loan losses       5,243       4,752       4,156
                                                                       -------     -------     -------

      Non-interest income                                                1,257       1,122         852
      Non-interest expense                                               4,078       3,682       3,148
                                                                       -------     -------     -------
                    Earnings before income taxes and equity
                      in earnings of subsidiaries                        2,422       2,192       1,860

      Equity in earnings of subsidiaries                                    70*         22*         17*
                                                                       -------     -------     -------

                    Earnings before income taxes                         2,492       2,214       1,877

      Income taxes                                                         785         675         644
                                                                       -------     -------     -------

                    Net earnings                                       $ 1,707       1,539       1,233
                                                                       =======     =======     =======

          *Eliminated in consolidation.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(13) CHEATHAM STATE BANK
     PARENT COMPANY FINANCIAL INFORMATION, CONTINUED

                               CHEATHAM STATE BANK
                              (PARENT COMPANY ONLY)

                      STATEMENTS OF COMPREHENSIVE EARNINGS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                  In Thousands
                                                                       -------------------------------
                                                                         1997        1996        1995
                                                                         ----        ----        ----

      Net earnings                                                     $ 1,707       1,539       1,233
                                                                       -------     -------     -------

      Other comprehensive earnings, net of tax:
         Unrealized gains (losses) on available-for-sale securities arising during the period, net of taxes of $134,000, tax
           benefits of $216,000 and taxes of $838,000, respectively        220        (353)      1,369

         Reclassification adjustment for (gains) losses included in net earnings, net of income taxes of $2,000 and income
           tax benefits of $38,000 and $87,000, respectively                (4)         62         142
                                                                       -------     -------     -------

                    Other comprehensive earnings (loss)                    216        (291)      1,511
                                                                       -------     -------     -------

                    Comprehensive earnings                             $ 1,923       1,248       2,744
                                                                       =======     =======     =======

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(13) CHEATHAM STATE BANK
     PARENT COMPANY FINANCIAL INFORMATION, CONTINUED

                               CHEATHAM STATE BANK
                              (PARENT COMPANY ONLY)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                          In Thousands
                                             ------------------------------------------------------------------
                                                                                           Net
                                                                                       Unrealized
                                                $1.00                                 Gains (Losses)
                                             Par Value     Additional                 On Available-
                                               Common       Paid-In      Retained      For-Sale
                                               Stock        Capital      Earnings      Securities        Total
                                             ---------     ----------    --------     --------------     -----

      Balance December 31, 1994               $  178         1,907         4,010         (1,010)         5,085

      Dividends paid, $2.00 per share             --            --          (356)            --           (356)

      Net earnings                                --            --         1,233             --          1,233

      Net change in unrealized
         appreciation during the year, net
         of income taxes of $925,000              --            --            --          1,511          1,511
                                              ------        ------        ------         ------         ------

      Balance December 31, 1995                  178         1,907         4,887            501          7,473

      Dividends paid, $2.00 per share             --            --          (356)            --           (356)

      Net earnings                                --            --         1,539             --          1,539

      Net change in unrealized
         appreciation during the year, net
         of tax benefits of $178,000              --            --            --           (291)          (291)
                                              ------        ------        ------         ------         ------

      Balance December 31, 1996                  178         1,907         6,070            210          8,365

      Dividends paid, $2.00 per share             --            --          (356)            --           (356)

      Net earnings                                --            --         1,707             --          1,707

      Net change in unrealized
         appreciation during the year, net
         of income taxes of $132,000              --            --            --            216            216
                                              ------        ------        ------         ------         ------

      Balance December 31, 1997               $  178         1,907         7,421            426          9,932
                                              ======        ======        ======         ======         ======


                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(13) CHEATHAM STATE BANK
     PARENT COMPANY FINANCIAL INFORMATION, CONTINUED

                               CHEATHAM STATE BANK
                              (PARENT COMPANY ONLY)

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                         In Thousands
                                                                            ------------------------------------
                                                                              1997          1996           1995
                                                                              ----          ----           ----
      Cash flows from operating activities:
         Interest received                                                  $ 10,174         9,098         7,739
         Fees and commissions received                                         1,242         1,023           841
         Proceeds from sale of loans                                          12,141        13,284         6,365
         Origination of loans held for sale                                  (11,483)      (14,182)       (6,523)
         Interest paid                                                        (4,840)       (4,087)       (3,475)
         Cash paid to suppliers and employees                                 (3,753)       (3,162)       (2,619)
         Income taxes paid                                                      (839)         (757)         (656)
                                                                            --------      --------      --------
                    Net cash provided by operating activities                  2,642         1,217         1,672
                                                                            --------      --------      --------

      Cash flows from investing activities:
         Purchase of available-for-sale securities                           (19,949)      (20,633)      (15,671)
         Proceeds from sales of available-for-sale securities                  4,491        17,030        13,600
         Proceeds from maturities of available-for-sale securities             6,404         4,838         3,633
         Purchase of held-to-maturity securities                                (425)         (330)       (4,391)
         Proceeds from maturities of held-to-maturity securities                 300           464           842
         Proceeds from maturities of interest bearing deposits in banks           --            --           100
         Loans made to customers, net of repayments                           (9,741)      (13,498)       (9,262)
         Purchase of premises and equipment                                     (695)         (608)         (824)
         Proceeds from sales of other real estate                                 --            --            76
                                                                            --------      --------      --------
         Increase in cash surrender value of directors' and officers'
           life insurance policies                                               (64)          (60)          (59)
         Proceeds from life insurance policy                                      --            82            --
         Purchase of other assets                                                 (3)           (4)           (5)
         Purchase of subsidiary common stock                                     (10)          (64)           (1)
                                                                            --------      --------      --------
                    Net cash used in investing activities                    (19,692)      (12,783)      (11,962)
                                                                            --------      --------      --------

      Cash flows from financing activities:
         Net increase in demand, NOW and savings deposits                      6,713         3,054         2,207
         Net increase in time deposits                                        11,331         7,199         9,415
         Increase (decrease) in Federal funds purchased                         (285)          660            --
         Advances from FHLB                                                       --           335            --
         Repayment of advances from FHLB                                        (335)           --          (175)
         Dividends paid                                                         (356)         (356)         (356)
                                                                            --------      --------      --------
                    Net cash provided by financing activities                 17,068        10,892        11,091
                                                                            --------      --------      --------

      Net increase (decrease) in cash and cash equivalents                        18          (674)          801

      Cash and cash equivalents at beginning of year                           4,149         4,823         4,022
                                                                            --------      --------      --------

      Cash and cash equivalents at end of year                              $  4,167         4,149         4,823
                                                                            ========      ========      ========


                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995


(13) CHEATHAM STATE BANK
     PARENT COMPANY FINANCIAL INFORMATION, CONTINUED

                               CHEATHAM STATE BANK
                              (PARENT COMPANY ONLY)

                       STATEMENTS OF CASH FLOWS, CONTINUED

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                 In Thousands
                                                                        -------------------------------
                                                                         1997         1996        1995
                                                                         ----         ----        ----
      Reconciliation of net earnings to net cash provided
         by operating activities:
           Net earnings                                                 $ 1,707       1,539       1,233
           Adjustments to reconcile net earnings to net cash
             provided by operating activities:
               Depreciation                                                 331         281         205
               Amortization and accretion, net                               (5)        (33)        (21)
               Provision for loan losses                                    176         165         147
               Provision for deferred taxes                                 (59)        (94)        (71)
               Securities (gains) losses                                     (6)        100         229
               Gain on life insurance proceeds                               --         (51)         --
               Decrease (increase) in loans held for sale                   658        (898)       (158)
               Equity in earnings of subsidiaries                           (70)        (22)        (17)
               Increase in taxes payable                                      5          12          58
               Decrease (increase) in interest receivable                  (203)        105        (175)
               Increase in interest payable                                 121          22         158
               Decrease (increase) in other assets                          (33)          8          10
               Increase in other liabilities                                 20          83          74
                                                                        -------     -------     -------
                        Total adjustments                                   935        (322)        439
                                                                        -------     -------     -------

                        Net cash provided by operating activities       $ 2,642       1,217       1,672
                                                                        =======     =======     =======

      Supplemental Schedule of Non-Cash Activities:

         Securities transferred to available-for-sale                   $    --          --       7,102
                                                                        =======     =======     =======

         Securities transferred to held-to-maturity                     $ 1,083          --         486
                                                                        =======     =======     =======

         Change in unrealized gain in securities available-for-sale, net of income taxes of $132,000 and income tax benefit
           of $178,000 and income taxes of $925,000, respectively       $   216        (291)      1,511
                                                                        =======     =======     =======

         Loans transferred to other real estate                         $    70          --          --
                                                                        =======     =======     =======

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(14)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS No. 107), requires that the Bank disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Bank's financial instruments.

               Cash and short-term investments

                  For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

               Investments and Mortgage-Backed Securities

                  The carrying amounts for short-term investments approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer-term investments and mortgage-backed securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

                  SFAS No. 107 specifies that fair values should be calculated based on the value of one unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, or estimated transaction costs. Accordingly, these considerations have not been incorporated into the fair value estimates.

               Loans

                  Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, mortgage and consumer.

                  The fair value of the various categories of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining average estimated maturities.

                  The estimated maturity for mortgages is modified from the contractual terms to give consideration to management's experience with prepayments. Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented above would be indicative of the value negotiated in an actual sale.

                  The value of the loan portfolio is also discounted in consideration of the credit quality of the loan portfolio as would be the case between willing buyers and sellers. Particular emphasis has been given to loans on the Bank's internal watch list. Valuation of these loans is based upon borrower performance, collateral values (including external appraisals), etc.

               Deposit Liabilities

                  The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. Under the provision of SFAS No. 107 the fair value estimates for deposits does not include the benefit that results from the low cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



               Notes Payable

                  Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing notes payable.

               Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written

                  Loan commitments are made to customers generally for a period not to exceed one year and at the prevailing interest rates in effect at the time the loan is closed. Commitments to extend credit related to construction loans are made for a period not to exceed six months with interest rates at the current market rate at the date of closing. In addition, standby letters of credit are issued for periods up to three years with rates to be determined at the date the letter of credit is funded. Fees are only charged for the construction loans and other commercial commitments and the amounts unearned at December 31, 1997 and 1996 are insignificant.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(14)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED

         The estimated fair values of the Bank's financial instruments are as follows:

                                                                           In Thousands
                                                      --------------------------------------------------
                                                                1997                     1996
                                                      -------------------------  -----------------------
                                                       Carrying                   Carrying
                                                        Amount       Fair Value    Amount     Fair Value
                                                        ------       ----------    ------     ----------
               Financial assets:
                 Cash and short-term investments      $   4,167         4,167        4,149         4,149
                 Securities                              48,754        48,871       39,217        39,220
                 Loans held for sale                        540           540        1,198         1,198
                 Loans                                   76,600                     67,061
                 Less:  allowance for loan losses          (958)                      (882)
                                                      ---------                  ---------
                 Loans, net of allowance                 75,642        75,322       66,179        65,365
                                                      ---------                  ---------

               Financial liabilities:
                 Deposits                               123,006       123,215      104,994       104,753
                 Federal funds purchased                    375           375          660           660
                 FHLB advance                                --            --          335           335

               Unrecognized financial instruments:
                 Commitments to extend credit                --            --           --            --
                 Standby letters of credit                   --            --           --            --


                 Limitations

                    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                    Fair value estimates are based on estimating on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax assets and liabilities and property, premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(15)     CONCENTRATION OF CREDIT RISK

         Practically all of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. Practically all such customers are depositors of the Bank. Investment in state

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



         and municipal securities also include governmental entities within the Bank's market area. The concentrations of credit by type of loan are set forth in note 2 to the consolidated financial statements.

(16)     FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                              In Thousands
                                                           ------------------
                                                               Contract or
                                                           Notional Amount at
                                                            December 31, 1997
                                                           ------------------
                 Financial instruments whose contract
                   amounts represent credit risk:
                      Commercial loan commitments              $   3,734
                      Unfunded lines-of-credit                    11,468
                      Letters of credit                              522
                                                               ---------
                              Total                            $  15,724
                                                               =========


         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to be drawn upon, the total commitment amounts generally represent future cash requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral normally consists of real property.

(17)     EARNINGS PER SHARE (EPS)

         In 1997, Statement of Financial Accounting Standards ("SFAS") 128 "Earnings Per Share" established uniform standards for computing and presenting earnings per share. SFAS 128 replaces the presentation of primary earnings per share with the presentation of basic earnings per share and diluted earnings per share. The computation of basic earnings per share is based on the weighted average number of common shares outstanding during the period.

                      CHEATHAM STATE BANK AND SUBSIDIARIES

                        DECEMBER 31, 1997, 1996 AND 1995



(17)     EARNINGS PER SHARE (EPS), CONTINUED

         The following is a summary of the components comprising basic earnings per share (EPS):

                                                               In Thousands, Except Shares
                                                             --------------------------------
                                                              1997         1996        1995
                                                              ----         ----        ----

               Basic EPS Computation:
                 Numerator - Income available to common
                    Stockholders                             $  1,707       1,539       1,233
                 Denominator - Weighted average number of
                    Outstanding                               178,154     178,154     178,154
                                                             --------    --------    --------
                 Basic earnings per common share             $   9.58        8.64        6.92
                                                             ========    ========    ========


         The Bank has no dilutive securities outstanding.

                                                                      APPENDIX A




                      AGREEMENT AND PLAN OF REORGANIZATION



                            DATED AS OF JUNE 9, 1998




                                  BY AND AMONG




                           FIRST AMERICAN CORPORATION,

                          FIRST AMERICAN NATIONAL BANK,

                           CSB FINANCIAL CORPORATION,

                                       AND

                               CHEATHAM STATE BANK

                                TABLE OF CONTENTS



                                                                                                               PAGE
                                                                                                               ----
ARTICLE I
The Bank Merger.................................................................................................A-5

         1.1      The Bank Merger...............................................................................A-5
         1.2      Effect of the Bank Merger.....................................................................A-6
         1.3      Conversion of Shares..........................................................................A-6
         1.4      Exchange of Certificates......................................................................A-7
         1.5      Shares of Dissenting Holders..................................................................A-7

ARTICLE II
The Merger......................................................................................................A-7

         2.1      Effective Time of the Merger..................................................................A-7
         2.2      Closing.......................................................................................A-7
         2.3      Effects of the Merger.........................................................................A-8

ARTICLE III
Effect of the Merger on the Capital Stock of the Constituent
Corporations; Exchange of Certificates..........................................................................A-8

         3.1      Effect on Capital Stock.......................................................................A-8
         3.2      Exchange of Certificates......................................................................A-10

ARTICLE IV
Representations and Warranties..................................................................................A-12

         4.1      Representations and Warranties of CSB.........................................................A-12
         4.2      Representations and Warranties of FAC.........................................................A-22

ARTICLE V
Covenants Relating to Conduct of Business.......................................................................A-26

         5.1      Covenants of Both Parties.....................................................................A-26
         5.2      Covenants of CSB..............................................................................A-26
         5.3      Covenants of FAC's............................................................................A-28
         5.4      Adverse Changes in Condition..................................................................A-28
         5.5      Reports.......................................................................................A-28
         5.6      Affirmative Covenants of CSB..................................................................A-29
         5.7      No Solicitation...............................................................................A-30

ARTICLE VI
Additional Agreements..........................................................................................A-30

         6.1      Preparation of S-4 and the Joint Proxy Statement.............................................A-30
         6.2      Letter of CSB's Accountants..................................................................A-31
         6.3      Letter of FAC's Accountants..................................................................A-31
         6.4      Access to Information........................................................................A-32
         6.5      CSB and the Bank Stockholders' Meetings......................................................A-32
         6.6      Legal Conditions to Merger...................................................................A-32
         6.7      Affiliates...................................................................................A-33
         6.8      Exchange Listing.............................................................................A-33
         6.9      Transition of Certain Employee Benefit Plans;
                  Employment Matters...........................................................................A-33
         6.10     Expenses.....................................................................................A-35
         6.11     Brokers or Finders...........................................................................A-35
         6.12     Indemnification; Directors' and Officers' Insurance..........................................A-35
         6.13     Reserved.....................................................................................A-36
         6.14     CSB Accruals and Reserves....................................................................A-36
         6.15     Bank Merger..................................................................................A-36
         6.16     Additional Agreements........................................................................A-36
         6.17     Reserved.....................................................................................A-37
         6.18     Cooperation Generally........................................................................A-37
         6.19     Deferred Compensation........................................................................A-37

ARTICLE VII
Conditions Precedent...........................................................................................A-37

         7.1      Conditions to Each Party's Obligation to Effect the
                  Merger and the Bank Merger...................................................................A-37
         7.2      Conditions to Obligations of FAC and FANB....................................................A-38
         7.3      Conditions to Obligations of CSB and the Bank................................................A-42

ARTICLE VIII
Termination and Amendment......................................................................................A-45

         8.1      Termination..................................................................................A-45
         8.2      Rights and Obligations upon Termination......................................................A-49
         8.3      Fees and Expenses............................................................................A-49
         8.4      Effect of Termination........................................................................A-50

ARTICLE IX
General Provisions.............................................................................................A-50

         9.1      Nonsurvival of Representations, Warranties, and Agreements...................................A-50
         9.2      Notices......................................................................................A-51
         9.3      Interpretation...............................................................................A-51
         9.4      Counterparts.................................................................................A-52
         9.5      Entire Agreement; No Third Party Beneficiaries;
                  Rights of Ownership..........................................................................A-52
         9.6      Governing Law................................................................................A-52
         9.7      Injunctive Relief; Limitations on Remedies...................................................A-52
         9.8      Publicity....................................................................................A-52
         9.9      Assignment...................................................................................A-53
         9.10     Consents.....................................................................................A-53
         9.11     Disclosures..................................................................................A-53

                      AGREEMENT AND PLAN OF REORGANIZATION


                  This AGREEMENT AND PLAN OF REORGANIZATION dated as of June 9, 1998 (the "Agreement"), between First American Corporation, a Tennessee corporation ("FAC"), First American National Bank, a national banking association ("FANB"), CSB Financial Corporation, a Tennessee corporation ("CSB") and Cheatham State Bank, a Tennessee banking corporation ("Bank").


                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of FAC, FANB, CSB and the Bank have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein in which CSB would merge with and into FAC (the "Merger") and the Bank would merge into FANB (the "Bank Merger"); and

                  WHEREAS, FAC, CSB and the Bank desire to make certain representations, warranties and agreements in connection with the Merger and the Bank Merger and also to prescribe various conditions to the Merger and the Bank Merger; and

                  WHEREAS, it is intended, for Federal income tax purposes, that the Merger and the Bank Merger shall qualify as reorganizations under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and it is further intended that the Merger and the Bank Merger shall be accounted for as a pooling of interests.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I


                                 The Bank Merger

         1.1 The Bank Merger. Pursuant to the laws of the United States of America and the State of Tennessee, as applicable, and subject to the terms and conditions of this Agreement, the Bank shall be merged with and into FANB, which shall be the surviving bank, immediately after, but essentially concurrently with the Merger.

         1.2 Effect of the Bank Merger. At the effective time, the Bank shall be merged with and into FANB in the manner and with the effect provided by the laws of the United States of America and the State of Tennessee, if applicable, and the separate legal, existence of the Bank shall cease except to the extent provided by the laws of the United States of America or Tennessee in the case of a bank after its merger into another bank, and thereupon the Bank and FANB (sometimes referred to as the "Merging Banks") shall be a single bank. FANB as the surviving bank, shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all of the restrictions, disabilities and duties of the Merging Banks; and all of the rights, privileges, powers, liabilities and franchises of the Merging Banks on whatever account, subscriptions for shares and all other things in action or belonging to the Merging Banks shall be taken and deemed to be vested in FANB without further act or deed.

         The outstanding shares of capital stock of the Bank shall be converted on the basis, terms and conditions described in Section 1.3.

         (a) Articles of Association and Bylaws. The Articles of Association and Bylaws of FANB in effect immediately prior to the Bank Merger shall govern FANB after the Bank Merger without amendment.

         (b) Directors. The directors of FANB immediately following the Bank Merger shall be those directors of FANB immediately prior to the Bank Merger without change.

         1.3 Conversion of Shares. At the effective time of the Bank
Merger, each share of FANB capital stock outstanding immediately prior to the Bank Merger shall retain all of its present rights and privileges and shall be unchanged as the result of the Bank Merger. At the effective time of the Bank Merger, the issued and outstanding shares of Bank Common Stock held by CSB shall be canceled. Each share of Bank Common Stock other than that held by CSB which is outstanding immediately prior to the Bank Merger (of which there shall be no more than 6,867.75 shares), other than shares to which dissenters' rights are perfected, and all rights in respect thereof, at the effective time of the Bank Merger shall be converted into the right to receive 4.4653 shares of FAC Common Stock including the corresponding number of rights associated with the FAC Common Stock pursuant to the FAC Rights Agreement (the "Bank Conversion Ratio") unless prior to the effective time of the Bank Merger the outstanding shares of FAC Common Stock have been increased, decreased, changed into or exchanged for a different number or kind of shares through a reorganization, reclassification, stock dividend, stock split, reverse stock split or other similar change in which case applicable adjustments shall be made to the Bank Conversion Ratio.

                  1.4 Exchange of Certificates. After the effective time of the Bank Merger, each holder of shares of Bank Common Stock outstanding immediately prior to the Bank Merger, other than shares held by CSB or shares to which dissenters' rights are perfected, and all rights in respect thereof, shall, upon surrender for cancellation of a certificate or certificates representing the number of shares of FAC Common Stock into which such shares of Bank Common Stock shall have been converted pursuant to the procedures set forth in Section 3.2 below.


                  1.5 Shares of Dissenting Holders. If any holder of Bank Common Stock shall dissent from the Bank Merger and demand the value of their shares, any issued and outstanding shares of Bank Common Stock held by any such holder shall not be converted as aforesaid, but shall thereafter be canceled and from and after the effective time of the Bank Merger shall represent only the right to receive such consideration as may be determined to be due such dissenting holder under applicable law.

                                   ARTICLE II

                                   The Merger

                  2.1 Effective Time of the Merger. Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") including a plan of merger consistent with this Agreement shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 2.3(b) and thereafter delivered to the Secretary of State of the State of Tennessee, for filing, as provided in the Tennessee Business Corporation Act (the "TBCA"), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Tennessee or at such time thereafter as is provided in the Articles of Merger (the "Effective Time"), but in either event the parties intend that the Effective Time shall be 12:01 a.m. of the first calendar day of the month immediately following the month in which the Closing occurs. The Bank Merger shall become effective immediately following the Effective Time.

                  2.2 Closing. The closing of the Merger and the Bank Merger (the "Closing") will take place at 10:00 a.m. Central Time on the first day which is (a) the last business day of December 1998, or succeeding calendar months thereafter and (b) at least two business days after satisfaction (or waiver) of each of the conditions set forth in Sections 7.1, 7.2 and 7.3 (other than the delivery of the officers' certificate referred to in Sections 7.2(b) and 7.3(b) (provided that the other closing conditions set forth in Article VI have been met or waived as provided in Article VII at or prior to the Closing (the "Closing Date"), at the offices of FAC, First American Center, Nashville, Tennessee 37237, unless another time, date or place is agreed to in writing by the parties hereto.

                  2.3 Effects of the Merger. (a) At the Effective Time, (i) the separate existence of CSB shall cease and CSB shall be merged with and into FAC,
(ii) the charter of FAC as in effect immediately prior to the Effective Time shall be the charter of the Surviving Corporation and (iii) the By-laws of FAC as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

                  (b) As used in this Agreement, "Constituent Corporation" shall mean FAC and CSB and "Surviving Corporation" shall mean FAC.

                  (c) At and after the Effective Time, the Merger will have the effects set forth in Section 48-21-108 of the TBCA.

                                   ARTICLE III

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

                  3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of CSB Common Stock:

                  (a) Cancellation of Stock. All shares of the no par value common stock of CSB (the "CSB Common Stock") that are owned by FAC or any Subsidiary of FAC (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties (any such shares, "trust account shares")) shall be canceled and retired and shall cease to exist and no stock of FAC or other consideration shall be delivered in exchange therefor. All shares of $2.50 par value common stock of FAC (the "FAC Common Stock") that are owned by CSB or any Subsidiary (other than trust account shares) shall become authorized but unissued stock of FAC. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or by any one or more of its Subsidiaries.

                  (b) Conversion of CSB Common Stock. Subject to Section 3.2(a), each of the issued and outstanding shares of CSB Common Stock and each of the issued and outstanding options for CSB Common Stock (other than shares to be canceled in accordance with Section 3.1(a)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive 9.7071 shares of fully paid and nonassessable shares of FAC

Common Stock (the "CSB Conversion Ratio") including the corresponding number of rights associated with the FAC Common Stock pursuant to the FAC Rights Agreement (as defined in Section 3.2(b)) unless prior to the Effective Time the outstanding shares of FAC Common Stock have been increased, decreased, changed into or exchanged for a different number or kind of shares through a reorganization (but not a merger where FAC is the surviving corporation), reclassification, stock dividend, stock split, reverse stock split or other similar change in which case applicable adjustments shall be made to the CSB Conversion Ratio.

                  All such shares of CSB Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of FAC Common Stock into which CSB Common Stock has been converted and the right to cash payment for fractional shares, if any. Certificates previously representing shares of CSB Common Stock shall be exchanged for certificates representing whole shares of FAC Common Stock issued in consideration therefor and cash for fractional shares, if any, upon the surrender of such certificates in accordance with Section 2.2.

                  (c) Conversion of CSB Stock Options. Each option to purchase a share of CSB Common Stock ("CSB Stock Options") issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for the right to receive the number of shares of FAC Common Stock equal to the CSB Conversion Ratio on a pro rata basis. Prior to the Effective Time, FAC shall reserve for issuance the number of shares of CSB Common Stock necessary to satisfy FAC's obligations under this Section.

                  (d) Dissenters Rights. Notwithstanding anything in this Agreement to the contrary, and only to the extent required by TBCA Section 48-23-101 et seq. ("TBCA Dissenters' Provisions"), shares of CSB Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who shall not have voted such shares in favor of the Merger and the transactions related thereto and who shall have delivered to CSB a written demand for appraisal of such shares of CSB Common Stock (collectively, "Dissenting Shares") in the manner provided by the TBCA Dissenters' Provisions shall not be entitled to the right to receive FAC shares in accordance with Section 3.1(b) hereof, but the holders of the Dissenting Shares shall be entitled to the appraised value of such shares in accordance with the TBCA Dissenters' Provisions; provided, however, that (a) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his or her demand for appraisal of such shares or (b) if any holder fails to establish his or her entitlement to appraisal rights as provided in the TBCA Dissenters' Provisions or (c) if neither any holder of Dissenting Shares has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in the TBCA Dissenters' Provisions, such holder or holders shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive FAC shares solely in accordance with Section 2.1(b) hereof. CSB shall give FAC prompt written notice of any demand received by CSB from holders of Dissenting Shares, and FAC shall have the right to participate in all negotiations and proceeding with respect to such dissent. CSB shall not purport to make any determination of fair value, make any payment with respect to, or settle or offer to settle any matter arising out of such dissent.

                  (e) Shares of FAC Common Stock. Each share of FAC Common Stock outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  3.2. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, FAC shall deposit, or shall cause to be deposited, with First Chicago Trust Company of New York or its successor (the "Exchange Agent"), for the benefit of the holders of shares of the Bank Common Stock and the CSB Common Stock, for exchange in accordance with Articles I and II, through the Exchange Agent, certificates representing the shares of FAC Common Stock (such certificates for shares of FAC Common Stock together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.3 and Section 3.1 in exchange for outstanding shares of CSB Common Stock and cash for fractional shares.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Bank Common Stock or CSB Common Stock (the "Certificates") whose shares were converted into shares of FAC Common Stock pursuant to Section 1.3 or Section 3.1 (as applicable), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as FAC and CSB may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of FAC Common Stock and cash for fractional shares, if any. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of FAC Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Articles I and II hereof(after taking into account all shares of Bank Common Stock or CSB Common Stock then held by such holder), and cash for fractional shares, if any, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of CSB Common Stock which is not registered in the transfer records of the Bank or CSB, a certificate representing the proper number of shares of FAC Common Stock may be issued to a transferee if the Certificate representing such Bank Common Stock or CSB Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of FAC Common Stock and cash in lieu of any fractional shares of FAC Common Stock as contemplated by this Section 3.2.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to FAC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of FAC Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(e) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of FAC Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable with respect to a fractional share of FAC Common Stock to which such holder is entitled pursuant to Section 3.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of FAC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of FAC Common Stock.

                  (d) No Further Ownership Rights in Bank Common Stock or CSB Common Stock. All shares of FAC Common Stock issued upon conversion of shares of Bank Common Stock or CSB Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 3.2) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Bank Common Stock or CSB Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by CSB or the Bank on such shares of CSB Common Stock or the Bank on such shares of Bank Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of CSB Common Stock or Bank Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of FAC Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of FAC including without limitation the right to receive dividends. Each holder of CSB Common Stock or Bank Common Stock who would otherwise have been entitled to receive a fraction of a share of FAC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FAC Common Stock multiplied by the market value of one share of FAC Common Stock which shall be the closing price of such stock on The Nasdaq Stock Market or such other exchange as FAC Common Stock may then be traded (as reported in The Wall Street Journal, or if not reported thereby, any other authoritative source on the last trading day preceding the Effective Time). As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of CSB Common Stock or Bank Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of CSB Common Stock or Bank Common Stock subject to and in accordance with the terms of Section 3.2(b).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of CSB or the Bank for one year after the Effective Time shall be delivered to FAC, upon demand, and any stockholders of CSB or the Bank who have not theretofore complied with this
Article III shall thereafter look only to FAC for payment of their claim for FAC Common Stock, any cash in lieu of fractional shares of FAC Common Stock and any dividends or distributions with respect to FAC Common Stock.

                  (g) No Liability. Neither FAC, FANB, the Bank or CSB shall be liable to any holder of shares of CSB Common Stock, Bank Common Stock or FAC Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                   ARTICLE IV

                         Representations and Warranties

                  4.1 Representations and Warranties of CSB. CSB represents and warrants to FAC as follows:

                  (a) Organization, Standing and Power. CSB is a Tennessee corporation and a bank holding company registered under the Bank Holding Company Act. The Bank is a Tennessee chartered state bank. CSB owns 171,286.25 shares of the 178,154 outstanding shares of the capital stock of the Bank. Other than the Bank, CSB has no subsidiaries. Community Finance Company, CSB Insurance Services, Inc., and CSB Acceptance Corporation are all wholly owned subsidiaries of the Bank. The Bank and the direct and indirect subsidiaries of CSB are sometimes referred to herein individually as a "Subsidiary" or collectively as "Subsidiaries".

          Each of CSB and its Subsidiaries is a state bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify would not have a material adverse effect on CSB.

         As used in this Agreement, (i) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the financial condition, properties, assets, liabilities, businesses, or results of operations of such entity and its subsidiaries taken as a whole, or upon the continued operation or prospects of any entity or any subsidiary thereof, and (ii) the term "material adverse effect" means, with respect to CSB or FAC, a material adverse effect on the business, assets, results of operations or financial condition of such party and its subsidiaries taken as a whole or on the ability of such party to perform its obligations hereunder, or upon the continued operation or prospects of any entity or any subsidiary thereof.

         (b) Capital Structure. (i) As of the date hereof, the authorized capital stock of CSB consists of 200,000 shares of CSB Common Stock, no par value ("CSB Common Stock"). As of the date hereof, 84,946.5 shares of CSB Common Stock were issued and outstanding, options for 7,477 shares of CSB Common Stock were issued and outstanding and no shares of CSB Common Stock were held by CSB in treasury or by any of its subsidiaries. Except as disclosed on Schedule 4.1(b)(i) of the CSB Disclosure Schedules, all outstanding shares of CSB capital stock are validly issued, fully paid and nonassessable and not subject to preemptive rights or any shareholders' agreement of any nature. As of the date hereof, the authorized capital stock of the Bank consists of 200,000 shares of Bank Common Stock, $1.00 par value ("Bank Common Stock"). As of the date hereof, 178,154 shares of Bank Common Stock were issued and outstanding and no shares of Bank Common Stock were held by the Bank in treasury or by any Subsidiaries. All outstanding shares of Bank Common Stock are validly issued, fully paid and non-assessable and not subject to any preemptive rights or any shareholders' agreement of any nature.

                  (ii) As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of CSB were issued or outstanding.

                  (iii) As of the date hereof, except for this Agreement, and except for options for 7,477 shares of CSB Common Stock, there are no options, warrants, calls, rights, commitments or agreements of any character to which CSB or any Subsidiary of CSB is a party or by which it is bound obligating CSB or Bank, or any Subsidiary thereof to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of CSB, or Bank, or any Subsidiary thereof, or obligating CSB or Bank, or any Subsidiary thereof to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. After the Closing Date, there will be no other option, warrant, call, right or agreement obligating CSB, Bank or any Subsidiary of Bank to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of CSB, Bank or any Subsidiary of Bank, or obligating CSB Bank or any Subsidiary of Bank to grant, extend or enter into any such option, warrant, call, right or agreement. As of the date hereof, except as set forth in this section, there are no outstanding contractual obligations of CSB, Bank or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of CSB, Bank or any of its Subsidiaries.

                  (iv) Except as contemplated by this Agreement and except as disclosed in Schedule 4.1(b)(iv), since March 31, 1996, CSB has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of CSB or any of its Subsidiaries; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more of its Subsidiaries, any shares of capital stock of CSB or any of its Subsidiaries (other than the acquisition of trust account shares); or (C) declared, set aside, made or paid to the stockholders of CSB dividends or other distributions on the outstanding shares of capital stock of CSB, other than regular quarterly cash dividends on CSB Common Stock at a rate not in excess of the regular quarterly cash dividends most recently declared by CSB prior to the date hereof and as set forth in Section 4.2(c) below.

                  (c) Authority. (i) CSB has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the stockholders of CSB, and the receipt of all required regulatory approvals, to consummate the transactions contemplated hereby. The Bank has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of the Bank and the receipt of all required regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CSB and the Bank, subject in the case of this Agreement to such approval of this Agreement by the stockholders of CSB and the stockholders of the Bank. This Agreement has been duly executed and delivered by CSB and constitutes the valid and binding obligation of CSB and the Bank, enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                  (ii) Except as disclosed in Section 4.1(c)(ii) of the CSB Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (A) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the charter or By-laws of CSB or any Subsidiary of CSB or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 4.1(j)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CSB or any Subsidiary of CSB or their respective properties or assets which Violation would have a material adverse effect on CSB and its Subsidiaries taken as a whole.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to CSB or any Subsidiary of CSB in connection with the execution and delivery of this Agreement and the transactions contemplated hereby except for (A) the filing of applications with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act and the Federal Deposit Insurance Act ("FDIA") and with the Tennessee Department of Financial Institutions (the "TDFI"), and with the U. S. Comptroller of the Currency (the "OCC") and approval of same, (B) the filing with the SEC of (1) a joint proxy statement in definitive form relating to the meetings of CSB's and the Bank's stockholders, respectively, to be held in connection with the Merger and the Bank Merger (the "Proxy Statement") and (2) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (C) the filing of Articles of Merger with the Secretary of State of the State of Tennessee, and pursuant to state takeover or change in control laws ("State Takeover Approval"), (D) consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of future commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization, and the rules of The Nasdaq Stock Market or such other exchange on which FAC Common Stock may then be traded, or which are required under consumer finance, mortgage banking an other similar laws and (E) filings, notifications and approvals under state insurance laws and regulations.

                  (d) Financial Statements. CSB has made available to FAC a true and complete copies of its consolidated financial statements for the years ended December 31, 1995, 1996 and 1997 (the "Financial Statements"). CSB has also made available to FAC true and complete copies of the most recent annual and quarterly Consolidated Report of Condition and Income ("Call Reports") of The Bank filed with the FDIC and the TDFI. As of their respective dates, the Call Reports complied in all material respects with the applicable regulatory requirements (including regulatory accounting practices). As of their respective dates, the Financial Statements were true and accurate in all material respects, and none of the Financial Statements contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and fairly present the consolidated financial position of CSB and its consolidated Subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as disclosed in Section 4.1(d) of the CSB Disclosure Schedule, CSB has no off-balance sheet financial instruments including but not limited to letters of credit, unfunded commitments and derivative financial instruments. There are no unasserted claims that are not disclosed in the Financial Statements that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on CSB and its Subsidiaries, taken as a whole.

                  (e) Information Supplied. None of the information supplied pursuant to this Agreement or to be supplied by CSB or the Bank for inclusion or incorporation by reference in (i) the registration statement on Form S-4 (or other applicable form) to be filed with the SEC by FAC in connection with the issuance of shares of FAC Common Stock in the Merger and the Bank Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the joint Proxy Statement will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger and the Bank Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  (f) Compliance with Applicable Laws. CSB and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of CSB and its Subsidiaries, taken as a whole (the "CSB Permits"). CSB and its Subsidiaries are in compliance with the terms of the CSB Permits. Except for violations which, individually or in the aggregate do not have a material impact on the operations or financial condition of CSB or its Subsidiaries, that are disclosed on Schedule 4.1(f) of the CSB Disclosure Schedules, the businesses of CSB and its Subsidiaries are not being conducted in violation of any law, ordinance, or regulation of any Governmental Entity. Except for routine examinations by Federal or state Governmental Entities charged with the supervision or regulation of banks, thrifts, industrial loan and thrifts or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), as of the date of this Agreement, to the knowledge of CSB, no investigation by any Governmental Entity with respect to CSB or any of its Subsidiaries is pending or threatened.

                  (g) Litigation. As of the date of this Agreement, except as disclosed in Section 4.1(g) of the CSB Disclosure Schedule there is no suit, action or proceeding pending or, to the knowledge of CSB, threatened, against or affecting CSB or any Subsidiary of CSB, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CSB or any Subsidiary of CSB.

                  (h) Taxes. CSB and each of its Subsidiaries have filed all tax returns required to be filed by any of them and have paid (or CSB has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent consolidated financial statements contained in the CSB Financial Statements reflect an adequate provision for current and deferred taxes payable by CSB and its Subsidiaries accrued through the date of consolidated such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against CSB or any of its Subsidiaries that are not adequately reserved for. Except with respect to claims for refund, the Federal income tax returns of CSB and each of its Subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service (the "IRS"), or the statute of limitations with respect to such years has expired (and no waiver extending the statute of limitations has been requested or granted), for all years through 1994. To the knowledge of CSB or any of its Subsidiaries, no Federal income tax returns of CSB and each of its Subsidiaries consolidated are currently under examination by the IRS. All tax information returns have been timely filed by CSB and its Subsidiaries. To the best knowledge of CSB, each tax identification number relating to an interest bearing account at any of CSB's Subsidiaries is accurate, and in any instances where such tax identification number is missing, CSB has used its best efforts to obtain the relevant information. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                  (i) Certain Agreements. Except as set forth in Section 4.1(i) of the CSB Disclosure Schedule, and except for this Agreement, as of the date hereof, neither CSB nor any of its Subsidiaries is a party to any oral or written agreement not terminable on 30 days' or less notice or involving the payment of more than $25,000 per annum.

                  (j) Benefit Plans. Neither CSB nor any of its Subsidiaries maintains for the benefit of its employees any "employee benefit plans" (each a "CSB Benefit Plan"), as defined in ss.3(3) of the EmployeE Retirement Income Security Act of 1974, as amended ("ERISA"), or other profit-sharing, deferred compensation, bonus stock option, stock purchase, employee benefit plans or arrangements, except as set forth in Section 4.1(j) of the CSB Disclosure Schedule. CSB has made available to FAC a true and complete copy of each CSB Benefit Plan and any related funding agreements, including all amendments, supplements, and modifications thereto, all of which are legally valid and binding and in full force and effect, and not in default in any respect. CSB will also make available to FAC a true and complete copy of the most recent annual report (Form 5500) and actuarial report, if any, for each CSB Benefit Plan, and the most recent IRS determination letter, if any, for each CSB Benefit Plan. All contributions required to be made to each CSB Benefit Plan under the terms of that CSB Benefit Plan, ERISA, or other applicable law have been timely made. Except as set forth in Section 4.1(j) of the CSB Disclosure Schedule, in the case of each CSB Benefit Plan that is subject to Title I, subtitle B, part 3 of ERISA, the net fair market value of the assets held to fund that CSB Benefit Plan exceed the actuarial present value (based on the actuarial assumptions used by CSB and its Subsidiaries for funding) of all accrued benefits, both vested and nonvested under that CSB Benefit Plan. Each CSB Benefit Plan complies currently, and has complied in the past, in form and operation, with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable law in all material respects. Each CSB Benefit Plan intended to be a qualified plan and exempt trust under the provisions of Sections 401 and 501 of the Code has been the subject of an IRS determination letter to that effect, and, except as set forth in Section 4.1(j) of the CSB Disclosure Schedule CSB knows of no facts or circumstances that are likely to adversely affect the qualified status of any CSB Benefit Plan. There have been no "prohibited transactions" (as defined in Section 4975(c)(1) of the Code or Section 406 of ERISA) that would subject any of the CSB Benefit Plans, any fiduciary thereof or any party dealing with the CSB Benefit Plans to the tax on prohibited transactions imposed by Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA. No amount is due or owing from CSB and or any of its Subsidiaries to the Pension Benefit Guaranty Corporation under Title IV of ERISA for any reason. No event which constitutes a "reportable event" as defined in Section 4043 of ERISA has occurred with respect to any CSB Benefit Plan that is covered by ERISA. Since September 2, 1974, CSB has not terminated any employee benefit plan subject to Title IV of ERISA for which a Notice of Sufficiency has not been issued by the Pension Benefit Guaranty Corporation. There are no issues or disputes with respect to any CSB Benefit Plan, or the administration thereof, currently existing between any trustee or other fiduciary thereunder, CSB or any of its Subsidiaries and any governmental agency, employee, former employee or beneficiary of any employee or former employee of CSB or any of its Subsidiaries. Except as set forth in Section 4.1(j) the CSB Disclosure Schedule, neither CSB nor any of its Subsidiaries has previously, currently or will prior to the Effective Time (i) participate in or contribute to any multiemployer plan as such term is defined in Section 4001(a) of ERISA or (ii) agree to provide any post-retirement welfare benefits to its former employees. All group health plans of CSB and its Subsidiaries have been operated in good faith compliance with the applicable requirements for group health plan continuation coverage of Section 4980B of the Code.

                  (k) Agreement with Bank Regulators. As of the date of this Agreement, neither CSB nor any Subsidiary of it is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any condition imposed in writing, order or directive by, or is a recipient of any extraordinary supervisory letter from, any Bank Regulator, nor has CSB or any Subsidiary been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, condition, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

                  (l) Absence of Certain Changes or Events. Since December 31 1997, neither CSB nor any of its Subsidiaries have incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, nor has there been any change, nor has there occurred any event involving a prospective change, in the business, assets, financial condition or results of operations of CSB or any of its Subsidiaries which has had, or is reasonably likely to have, a material adverse effect.

                  (m) Vote Required. The affirmative votes of (i) the holders of not more than a majority of the outstanding shares of CSB Common Stock entitled to vote thereon and (ii) the holders of at least two-thirds of the outstanding shares of Bank Common Stock are the only votes of the holders of any class or series of CSB or Bank capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                  (n) Properties. CSB or one of its Subsidiaries (i) has good, clear and marketable title to all the properties and assets which are reflected in the latest audited consolidated balance sheet as being owned by CSB or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due, (B) liens on assets of Subsidiaries of CSB incurred in the ordinary course of their business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties, and (ii) is the lessee of all leasehold estates which are reflected in the latest audited consolidated financial statements of CSB or acquired after the date thereof (except for leases that have expired by their terms or as to which CSB has agreed to terminate since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or the lessor.

                  (o) Ownership of FAC Common Stock. As of the date hereof, neither CSB, the Bank nor, any of their respective affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of FAC, which in the aggregate, represent 10% or more of the outstanding shares of capital stock of FAC entitled to vote generally in the election of directors (other than trust account shares).

                  (p) Allowance for Possible Loan Losses. The allowance for possible loan losses shown on the Call Report of the Bank as of March 31, 1998 was in the opinion of management of CSB, consistent with applicable regulations and adequate in all material respects to provide for all known and reasonably anticipated possible losses, net of recoveries relating to loans previously charged off, on loans and leases outstanding and accrued interest receivable on non-performing loans as of March 31, 1998, and as of and as of the Effective Time will be in the opinion of management of CSB, consistent with applicable regulations and adequate in all material respects to provide for all known and reasonably anticipated possible losses, net of recoveries relating to loans previously charged off, on loans and leases outstanding and accrued interest receivable on non-performing loans as of the Effective Time.

                  (q) Certain Transactions with Affiliated Persons. Except as disclosed in Section 4.1(q) of the CSB Disclosure Schedule, there are no transactions to which CSB or any Subsidiary was a party in which any officer or director of CSB or any Subsidiary or any other entity controlled by, under common control with or in control of CSB had a direct or indirect interest.

                  (r) Permissible Activities. All of the business activities conducted by CSB and its Subsidiaries as of the date hereof are business activities in which each respective entity or its immediate parent company is permitted to engage under applicable law.

                  (s) Environmental Matters. Except as disclosed in Section 4.1(s) of the CSB Disclosure Schedule:

                  (i) The operations of CSB and its Subsidiaries have been in the past and are in compliance in all material respects with all federal, state and local laws, rules and regulations and other governmental restrictions relating to pollution or protection of the environment or public or employee health and safety (collectively, the "Environmental Laws") including, without limitation, those relating to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq. ("CERCLA"); the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq. ("RCRA"), the Hazardous Materials Transportation Act, as amended by the Solid Waste Disposal Act and as further amended, 49 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq., the Safe Water Drinking Act, 42 U.S.C. ss. 300f-300j; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; and the Occupational Safety and Health Act.

                  (ii) Neither CSB nor any Subsidiary has been notified of an Environmental Laws violation; and is not otherwise aware that it is considered potentially liable under the Environmental Laws; and neither CSB nor any Subsidiary has received any requests for information or other correspondence (including, without limitation, consent orders, consent decrees, judgments, orders or injunctions) by or from any governmental authority or private party concerning any site, facility or operation relating to (x) the Environmental Laws, (y) environmental protection and health or safety matters, or (z) any statutory or common law theory of liability involving environmental or health and safety matters.

                  (iii) No use, disposal, releases, burial or placement of any material regulated under or defined by any Environmental Law, including without limitation, asbestos (collectively, "Hazardous Materials") has occurred on, in, at, under or about any of the property owned, leased or operated at any time by CSB or any Subsidiary.

                  (iv) To the best knowledge of CSB, there has been no disposal, release, burial or placement of Hazardous Materials on any real property not owned, leased or operated by CSB or any Subsidiary which may result or has resulted in contamination of or beneath the property owned, leased or operated at any time by CSB or any Subsidiary.

                  (v) All of the above-ground and underground storage tanks presently on any real property owned, leased or operated by CSB or any Subsidiary have been properly registered.

                  (vi) No audit or investigation has been conducted as to environmental matters relating to any property owned, leased or operated by CSB or any Subsidiary by any governmental agency.

                  (vii) There are no civil or criminal actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or threatened relating to the liability of any properties owned or operated by CSB or any Subsidiary under any Environmental Law.

                  (t) Charter Provisions and State Anti-Takeover Laws. CSB and each of its Subsidiaries have taken or will take all actions necessary so that the entering into this Agreement and the consummation of the transactions contemplated hereby (i) are exempt from any applicable state takeover law and
(ii) do not and will not result in the grant of any rights to any person under the articles of incorporation, association, charter, bylaws or other governing instrument of CSB or any Subsidiary thereof or restrict or impair the right of FAC to vote or otherwise to exercise the rights of a shareholder with respect to shares of CSB or any Subsidiary thereof that may be acquired or controlled by FAC pursuant to this Agreement or the consummation of the transactions contemplated hereby.

For purposes of this Agreement, the term "knowledge" as used with respect to any person shall mean the knowledge after due inquiry of the chairman, president, chief financial officer, chief credit officer, or general counsel. The term "person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  (u) Accounting for the Merger and the Bank Merger; Reorganization. As of the date of this Agreement, neither CSB nor the Bank has any reason to believe that the Merger and the Bank Merger will fail to qualify
(i) for pooling of interests accounting treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                  4.2. Representations and Warranties of FAC. FAC represents and warrants to CSB as follows:

                  (a) Organization, Standing and Power. FAC is a Tennessee corporation and a bank holding company registered under the Bank Holding Company Act. FANB is a national banking association and a wholly owned Subsidiary of FAC. Each of FAC and its Subsidiaries is a national bank, corporation or partnership duly organized, validly existing and, in the case of banks or corporations, in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on FAC and its Subsidiaries, taken as a whole.

                  (b) Capital Structure. (i) As of the date hereof, the authorized capital stock of FAC consists of 200,000,000 shares of FAC Common Stock $2.50 par value ("FAC Common Stock") and 2,500,000 shares of preferred stock without par value (the "FAC Preferred"). As of the close of business on May 20, 1998, 106,652,566 shares of FAC Common Stock were outstanding, no shares of FAC Preferred Stock were outstanding. FANB is a wholly owned subsidiary of FAC.

                  (ii) As of the date hereof, no Voting Debt of FAC was issued or outstanding. All outstanding shares of FAC capital stock are, and the shares of FAC Common Stock (A) to be issued pursuant to or as specifically contemplated by this Agreement and (B) when issued in accordance with this Agreement upon exercise of the CSB Stock Options, as the case may be, will be validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  (c) Authority. (i) FAC has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of all required regulatory approvals, to consummate the transactions contemplated hereby. FANB has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of all required regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FAC and FANB. This Agreement has been duly executed and delivered by FAC and constitutes the valid and binding obligation of FAC and FANB, enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                  (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (A) conflict with, or result in any Violation pursuant to any provision of the charter, articles of incorporation or or by-laws of FAC, FANB or any other Subsidiary of FAC or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FAC, FANB or any other Subsidiary of FAC or their respective properties or assets which Violation would have a material adverse effect on FAC and its Subsidiaries, taken as a whole.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to FAC, FANB or any other Subsidiary of FAC in connection with the execution and delivery of this Agreement or the consummation by FAC or FANB of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on FAC, except for (A) the filing of applications with the Federal Reserve under the BHC Act and the

FDIA and with the TDFI, and the OCC and approval of same, (B) the filing with the SEC of the joint Proxy Statement and (2) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (C) the filing of Articles of Merger with the Secretary of State of the State of Tennessee and pursuant to state takeover or change in control laws ("State Takeover Approval"), (D) consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of future commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization, and the rules of NASDAQ or such other exchange on which FAC Common Stock may then be traded, or which are required under consumer finance, mortgage banking and other similar laws; and (E) filings, notifications and approvals under state insurance laws and regulations.

                  (d) SEC Documents. FAC has made available to CSB a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by FAC with the SEC (other than reports filed pursuant to Section 13(d) or 13(g) of the Exchange Act) since December 31, 1997 (the "FAC SEC Documents"), which are all the documents (other than preliminary material and reports required pursuant to Section 13(d) or 13(g) of the Exchange Act) that FAC was required to file with the SEC since such date. FAC has made available to CSB true and complete copies of the most recent annual and quarterly Consolidated Reports of Condition and Income ("Call Reports") of FANB filed with the OCC. As of their respective dates, the Call Reports complied in all material respects with the applicable regulatory requirements (including regulatory accounting practices). As of their respective dates, the FAC SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such FAC SEC Documents, and none of the FAC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of FAC included in the FAC SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC or normal recurring year-end adjustments) and fairly present the consolidated financial position of FAC and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the FAC SEC Documents have been so filed. To FAC's knowledge, there are no unasserted claims that are not disclosed in the FAC SEC Documents that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on FAC.

                  (e) Information Supplied. None of the information supplied pursuant to this Agreement or to be supplied by FAC for inclusion or incorporation by reference in the S-4 (or other applicable form) will, at the time the S-4 is filed with the SEC, at the time it becomes effective under the Securities Act, at the time it is mailed to the shareholders of CSB and the Bank in connection with the meetings of shareholders to vote on the Merger and the Bank Merger, as applicable, and at all times subsequent to such mailing up to and including the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The S-4 will comply as to form with all applicable requirements.

                  (f) Absence of Certain Changes or Events. Except as disclosed in the FAC SEC Documents filed prior to the date of this Agreement, since December 31, 1997 there has not been any change or any event involving a prospective change, in the business, assets, financial condition, prospects or results of operations of FAC or any of its Subsidiaries which has had, or is reasonably likely to have, a material adverse effect on FAC (other than as a result of changes in banking laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles or regulatory accounting practices or interpretations thereof, changes in general economic conditions including but not limited to, changes in interest rates, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by FAC to CSB prior to execution of this Agreement).

                  (g) No Vote Required. Under Section 48-21-103 of the TBCA, no vote of the stockholders of FAC is required in order to enter into this Agreement or to consummate the Merger. Under federal law, FAC as the sole shareholder of FANB must approve the Bank Merger prior to its consummation.

                  (h) Consideration. FAC has reserved or will reserve for issuance sufficient shares of FAC Common Stock for issuance in the Merger and the Bank Merger and for the potential exercise of CSB Options that are converted into options to acquire FAC Common Stock.

                  (i) Accounting for the Merger and the Bank Merger; Reorganization. As of the date of this Agreement, FAC has no reason to believe that the Merger or the Bank Merger will fail to qualify (i) for pooling of interests accounting treatment under GAAP or (ii) as reorganizations under
Section 368(a) of the Code.






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                                    ARTICLE V

                    Covenants Relating to Conduct of Business


                  5.1 Covenants of Both Parties. Unless prior written consent of the other party shall have been obtained, and except as otherwise expressly contemplated herein, prior to the Effective Time each of FAC and CSB shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organizations and assets and maintain its rights and franchises, and (c) take no action which would materially (i) adversely affect the ability of any party to obtain any consents required for the transactions contemplated hereby, or (ii) adversely affect the ability of any party to perform its covenants and agreements under this Agreement in all material respects and to consummate the Merger; (iii) prevent or impede the transactions contemplated hereby from being accounted for as a "pooling of interests" or (iv) prevent or impede the transactions contemplated herein from qualifying as a reorganization under
Section 368 of the Code; provided, that the foregoing shall not prevent FAC or any of its Subsidiaries from acquiring additional assets or businesses or discontinuing or disposing of any of its assets or businesses if such action does not adversely affect FAC's ability to consummate the Merger or the Bank Merger or have a material adverse effect on FAC. Neither FAC nor CSB shall intentionally take or cause to be taken any action, that would disqualify the Merger or Bank Merger as a "reorganization" within the meaning of Section 368(a) of the Code or from being accounted for as a pooling of interests.

                   5.2 Covenants of CSB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, CSB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or president of FAC:

                  (a) amend the Articles of Incorporation, Charter, Bylaws, or other governing instruments of CSB or any Subsidiary;

                  (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a CSB or any Subsidiary thereof to another Subsidiary) except in the ordinary course of the business of CSB and its Subsidiaries consistent with past practices, or impose or suffer the imposition, on any share of capital stock held by CSB or any Subsidiary of any lien or encumbrance or except to the extent such liens or encumbrances exist on the date hereof, permit any such lien or encumbrance to exist;

                  (c) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any CSB or any Subsidiary, or declare or pay any dividend or make any other distribution in respect of CSB's capital stock;

                  (d) except for this Agreement, or pursuant to the exercise of stock CSB Stock Options outstanding as of the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of CSB Common Stock or Bank Comon Stock or any other capital stock of any CSB or any Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock;

                  (e) adjust, split, combine, or reclassify any capital stock of CSB or any Subsidiary or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CSB capital stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of any CSB Subsidiary or any assets other than in the ordinary course of business for reasonable and adequate consideration;

                  (f) acquire direct or indirect control over, or invest in equity securities of, any person, other than in connection with foreclosures in the ordinary course of business;

                  (g) grant any increase in compensation or benefits to the employees or officers of CSB or any Subsidiary except as required by law and except for pay increases, which are customary and consistent with past practice, to employees of CSB or the Bank on the anniversary date of their hire in an amount not to exceed 5% of such employees current salary, pay any bonus except pursuant to the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement, enter into or amend any severance agreements with officers of CSB or any Subsidiary, grant any increase in fees or other increases in compensation or other benefits to directors of any CSB or any Subsidiary;

                  (h) except as disclosed enter into or amend any employment contract between CSB or any Subsidiary and any person that CSB or any Subsidiary does not have the unconditional right to terminate without liability at any time on or after the Effective Time;

                  (i) adopt any new employee benefit plan or program or make any material change in or to any existing employee benefit plans or programs of any CSB or any Subsidiary except as required by law, or except in accordance with prior practice, make any discretionary matching contributions or discretionary contributions to any employee benefit plan of CSB or any Subsidiary thereof;

                  (j) commence any litigation other than in accordance with past practice, settle any litigation involving any liability of CSB or any Subsidiary for money damages in excess of $5,000 or restrictions upon the operations of CSB or any Subsidiary, or, except in the ordinary course of business, modify, amend, or terminate any material contract or waive, release, compromise, or assign any material rights or claims;

                  (k) except as disclosed enter into or terminate any material contract or make any change in any material lease or contract, other than renewals of leases and contracts without material adverse changes of terms;

                  (l) change its methods of accounting in effect at December 31, 1997, except as required by changes in generally accepted accounting principles concurred in by CSB's independent auditors or change its fiscal year;

                  (m) issue any letters of credit or incur any unfunded commitments other than in the ordinary course of business or acquire any off-balance sheet or derivative financial instruments.

                  5.3 Covenants of FAC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FAC covenants and agrees that it will not, without the prior written consent of the chief executive officer of CSB, amend the Charter or Bylaws of FAC or the FAC Rights Agreement or other applicable governing documents, in each case, in any manner which is adverse to, and discriminates against, the holders of CSB Common Stock.

                  5.4 Adverse Changes in Condition. Each of CSB and FAC agrees to give written notice promptly to the other party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a material adverse effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                  5.5 Reports. Each of FAC and CSB and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC or any other Regulatory Authority, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with Regulatory Authorities will comply in all material respects with the securities laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with laws, rules and regulations applicable to such reports.

                  5.6 Affirmative Covenants of CSB. CSB agrees to take or cause to be taken commencing as soon as practicable following the execution of this Agreement, and continuing thereafter as appropriate, the following affirmative actions prior to the Effective Time:

                  (a) CSB and the Bank agree to cooperate and coordinate with FAC and FANB in good faith to adopt and, after the Effective Time, to implement policies and procedures pursuant to action plans acceptable to FAC and FANB with respect to CRA, HMDA, and compliance consistent with those of FAC and FANB.

                  (b) No later than thirty (30) calendar days after the date of this Agreement, CSB shall, at its cost and expense, obtain title opinions of the real property of each branch owned by CSB or the Bank and each branch leased by CSB or the Bank (the "CSB Properties"), and CSB shall promptly forward such title opinions to FAC. If requested by FAC, CSB, at its cost and expense, agrees promptly to obtain and provide to FAC a Phase I environmental assessment of any or all of the CSB Properties. Such assessments shall include a recommendation as to whether a Phase II assessment should be prepared. If any of the Phase I assessments recommends the undertaking of a Phase II assessment, CSB agrees promptly to obtain and provide to FAC such Phase II assessments at CSB's cost and expense.

                  (c) CSB agrees to terminate all key man life insurance maintained by CSB or the Bank as of the Effective Time.

                  (d) Each of CSB and the Bank agrees to take all appropriate measures to ensure that any restrictive covenants against each of them or against FAC, after the Effective Time, including, without limitation, noncompetition agreements relating to the sale, marketing, or promotion of securities, insurance products, mutual funds, and annuities, are terminated and of no force and effect on or before the Closing Date.

                  (e) Each of CSB and the Bank, and any director or officer thereof, shall provide to FAC information requested by FAC concerning any agreement or arrangement regarding CSB's or the Bank's sale, marketing or promotion of credit-based insurance, and, at the option of FAC, shall terminate any such agreement or arrangement as of the Effective Time.

                  (f) Except as provided in (c) above, CSB agrees to maintain in effect all existing insurance coverage including, without limitation, such coverage with respect to existing or threatened litigation.

                  (g) CSB agrees to cooperate and coordinate with FAC in good faith to ensure that there will be no liabilities to FAC, at and after the Effective Time, arising from or related to any former subsidiary of CSB, wholly owned or otherwise, that is no longer in existence as of the date of this Agreement, whether by merger, sale, dissolution, administrative dissolution, or divestiture.

Within ten (10) days after the end of each month commencing July 1, 1998 and continuing to the Effective Time, CSB will provide a brief written description of the actions taken during the preceding month, together with its then current estimate of the out-of-pocket costs and expenses incurred or reasonably accruable to accomplish the above items and the status of all existing or threatened litigation.

                  5.7 No Solicitation. CSB will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of CSB or any Subsidiary, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any Competing Transaction (as defined in Section
7.3 herein). CSB will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of CSB or any CSB Subsidiary, directly or indirectly, (A) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Competing Transaction; (B) to negotiate any Competing Transaction with any person or entity; or (C) to enter into any agreement, letter of intent or agreement in principle as to any Competing Transaction. CSB will promptly give written notice to FAC upon becoming aware of any Competing Transaction.





                                   ARTICLE VI

                              Additional Agreements

                  6.1 Preparation of S-4 and the Joint Proxy Statement.

                  (a) For purposes of (i) holding the CSB shareholders' meeting to on vote on the Merger and the Bank shareholders' meeting to vote on the Bank Merger and other matters contemplated herein, and (ii) registering the FAC Common Stock in connection with the Merger and the Bank Merger with the SEC and with applicable state authorities, the parties hereto shall cooperate in the preparation of the S-4, including the prospectus/proxy statement satisfying all applicable requirements of applicable state laws, and of the Securities Act and the Exchange Act and the rules and regulations thereunder.

                  (b) FAC shall furnish such information concerning FAC as is necessary in order to cause the joint proxy statement, insofar as it relates to FAC to comply with Section 6.1(a) hereof. FAC agrees promptly to advise CSB if at any time prior to the Effective Time any information provided by FAC in the joint proxy statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. FAC shall furnish CSB with such supplemental information as may be necessary in order to cause such joint proxy statement, insofar as it relates to FAC, to comply with Section 6.1(a).

                  (c) CSB shall furnish FAC with such information concerning CSB and the Bank as is necessary in order to cause the S-4, insofar as it relates to the CSB and the Bank, to comply with Section 6.1(a) hereof. CSB agrees promptly to advise FAC if at any time prior to the Effective Time any information provided by CSB in the S-4 becomes incorrect or incomplete in any material respect and to provide FAC with the information needed to correct such inaccuracy or omission. CSB shall furnish FAC with such supplemental information as may be necessary in order to cause the S-4, insofar as it relates to CSB or the Bank, to comply with Section 6.1(a). CSB may include the opinion referred to in Section 7.3(e), updated to a date within three days of the date of the proxy statement, in the proxy statement.

                  (d) CSB shall file with the SEC the Joint Proxy Statement and FAC shall file with the SEC the S-4, in which the Proxy Statement will be included. FAC shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. FAC shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of FAC Common Stock in the Merger and the Bank Merger, and CSB shall furnish all information concerning CSB and the Bank and the holders of CSB Common Stock and Bank Common Stock as may be reasonably requested in connection with any such action. FAC shall advise CSB promptly when the S-4 has become effective and of any supplements or amendments thereto, and FAC shall furnish CSB with copies of all such documents.

                  6.2 Letter of CSB's Accountants. CSB shall use its best efforts to cause to be delivered to FAC a consent letter of Maggart & Associates, P.C., CSB's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to FAC, in form and substance reasonably satisfactory to FAC, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  6.3 Letter of FAC's Accountants. FAC shall use is best efforts to cause to be delivered to CSB a consent letter of KPMG Peat Marwick LLP, FAC's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to CSB, in form and substance reasonably satisfactory to CSB, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  6.4 Access to Information. Upon reasonable notice, CSB and FAC shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of CSB and FAC shall (and shall cause each of their respective Subsidiaries to) make available to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any or other such information which is nonpublic in confidence. CSB agrees to hold, and to cause its agents and representatives to hold, all such information obtained with respect to FAC and/or its Subsidiaries in confidence. No investigation by either FAC or CSB shall affect the representations and warranties of the other, except to the extent such representations and warranties are by their terms qualified by disclosures made in writing made to such first party. CSB agrees to work with FAC from the execution of this Agreement until Closing to develop plans, financial and otherwise, to afford maximum effectiveness in the transition contemplated by this Agreement with respect to their CSB's customers, employees, communities and shareholders.

                  6.5 CSB and the Bank Stockholders' Meetings. CSB and the Bank shall call meetings of their respective stockholders to be held as promptly as practicable on a date mutually agreeable to FAC for the purpose of voting upon the approval of this Agreement. CSB and the Bank will, through their Boards of Directors, recommend to its stockholders, and each of the Directors has individually agreed to vote his shares for, approval of this Agreement and all related matters necessary to the consummation of the transactions contemplated hereby. CSB and FAC shall coordinate and cooperate with respect to the timing of such meetings and CSB and the Bank shall use their best efforts to hold such meetings as soon as practicable after the date on which the S-4 becomes effective.

                  6.6 Legal Conditions to Merger. Each of CSB and FAC shall, and shall cause its Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and to consummate the transactions contemplated by this Agreement, subject to the appropriate votes of stockholders of CSB and the Bank, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the Bank Merger, and the transactions contemplated by this Agreement. Each of CSB and FAC will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing. FAC shall, as soon as practicable following execution of this Agreement, prepare and file with the appropriate authorities such documents as may be necessary in order to consummate the transactions contemplated hereby.

                  6.7 Affiliates. Prior to the CSB and the Bank shareholders meetings regarding the Merger and the Bank Merger, CSB shall deliver to FAC a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of CSB and the Bank, "affiliates" of CSB and the Bank for purposes of Rule 145 under the Securities Act and for pooling-of-interests accounting CSB shall use its best efforts to cause each person named in the letter delivered by it deliver to the other party prior to the shareholders meetings a written "affiliates" agreement, in the form attached hereto as Exhibit A, restricting the disposition by such person of the FAC Common Stock to be received by such person in the Merger or the Bank Merger.

                  6.8 Exchange Listing. FAC shall use all reasonable efforts to cause the shares of FAC Common Stock to be issued in the Merger and the Bank Merger to be approved for listing on The Nasdaq Stock Market or such other exchange as FAC Common Stock may then be traded prior to the Closing Date.

                  6.9 Transition of Certain Employee Benefit Plans; Employment Matters.

                  (a) FAC and CSB agree that the CSB Employee Stock Ownership Plan (the "ESOP") will be continued as long as necessary in order to meet the pooling of interests accounting requirements of the SEC for the benefit of current employees of the Bank eligible to participate therein in accordance with the ESOP's current terms and conditions.

                  (b) The other tax-qualified defined contribution and defined benefit plans maintained by CSB or its Subsidiaries will be terminated by CSB in a manner reasonably acceptable to FAC as of the Effective Time or as soon as may be practicable thereafter (and FAC and CSB agree that participants in said plans who become participants in the FIRST Plan shall be given the right to roll over their accounts to the FIRST Plan) and the benefits thereunder distributed to participants to the extent permitted under the Code and ERISA. To the extent that such benefits may not be distributed to participants such plans will be merged into corresponding FAC plans or will be maintained as separate plans. No such distribution of benefits will be made before the receipt of an appropriate favorable determination letter from the IRS as to the effect of the termination of the plan on the qualification of the plan involved. At or immediately prior to the Effective Time, CSB or its Subsidiaries will, to the extent permitted by applicable funding rules under the Code and ERISA, contribute to each

CSB Benefit Plan that is subject to Title I, subtitle B, part 3 of ERISA any amount required to cause the fair market value of the plan assets of such plan to equal the plan termination liabilities of such plan determined as of a date within thirty (30) days of the Closing Date.

                  All welfare and other benefit plans maintained by CSB, the Bank or their Subsidiaries may at FAC's request be terminated by CSB in a manner reasonably acceptable to CSB and FAC as of the Effective Time or as soon as may be practicable thereafter. Employees of CSB, the Bank and their Subsidiaries shall be eligible to participate in the pension and welfare plans maintained by FAC after the Effective Time, subject to the eligibility requirements of these plans. For purposes of determining eligibility to participate in the qualified plans maintained by FAC, employees of CSB, the Bank or their Subsidiaries shall be credited with service with CSB and its Subsidiaries to the extent credited under the respective predecessor plans. Vesting service under the FIRST Plan will be in accordance with the rules of the FIRST Plan governing vesting service for employees of acquired employers and consistent with the current policies of FAC in that regard copies of which have been provided to CSB prior to the date hereof. Employees of CSB and its Subsidiaries will participate in the First American Corporation Master Retirement Plan (the "Retirement Plan") in accordance with its terms. Such participants will be credited with prior service with CSB and its Subsidiaries for eligibility and vesting purposes, but with no prior benefit service, under the Retirement Plan. Subject to the usual rules applicable to the vacation and short-term disability programs of FAC, service with CSB and its Subsidiaries will be recognized in determining the vacation and short-term disability benefits of employees of CSB and its Subsidiaries after the Effective Time.

                  The tax qualified defined contribution and defined benefit plans of CSB or its Subsidiaries shall be maintained separately from FAC's Benefit Plans through the date on which participants in said plans receive final distributions of their benefits. FAC and CSB may agree on or before the Effective Time to cause any CSB Benefit Plan in effect at the Effective Time to terminate as of the Effective Time or to remain in effect in lieu of a benefit plan maintained by FAC for an interim period in order to coordinate the transition from such CSB Benefit Plans to FAC plans in a fair, equitable and administratively reasonable manner.

                  FAC, FANB, CSB, the Bank and their respective Subsidiaries and the executive officers will communicate with employees of CSB, the Bank or their Subsidiaries concerning the matters set forth in this Section only through mutually agreed upon communications.

                  (c) From and after the Effective Time, all CSB and Bank employees who are terminated as the result of the Merger or within one year of the consummation thereof will be eligible for benefits available under FAC's reduction in force policy previously provided to CSB.

                  6.10 Expenses. Whether or not the Merger and the Bank Merger are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense, except that expenses incurred in connection with printing and mailing the Joint Proxy Statement and the S-4 shall be shared equally by FAC and CSB.

                  6.11 Brokers or Finders. Except as disclosed to the other party prior to the date hereof, each of FAC, FANB, CSB and the Bank represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

                  6.12 Indemnification: Directors' and Officers' Insurance. (a) From and after the Effective Time, FAC shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of CSB or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments, or amounts that are paid in settlement with the approval of FAC (which approval shall not be unreasonably withheld), of or in connection with any claim, action, suit, proceeding or investigation in which an Indemnified Party is, or is threatened to be made a party or witness, based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of CSB or any Subsidiary of CSB, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), in each case to the full extent CSB would have been permitted under Tennessee or federal law in effect as of the date hereof or as amended applicable to a time prior to the Effective Time, and its articles of incorporation, charter and By-laws or the charter and by laws of the CSB Subsidiary, as applicable, to indemnify such person. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to FAC; (ii) after the Effective Time, FAC shall pay all reasonable fees and expenses of such counsel and such other fees and expenses as are reasonable for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time, FAC will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that FAC shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify FAC (but the failure so to notify FAC shall not relieve it from any liability which it may have under this Section except to the extent such failure materially prejudices FAC). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                  (b) From and after the Effective Time and for a period of two years thereafter, FAC shall use its best efforts to maintain in effect directors' and officers' liability insurance coverage which is at least as advantageous as to coverage and amounts as maintained by CSB immediately prior to the Effective Time with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that FAC shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 1.5 times premiums paid as of the date hereof by CSB for such insurance. Notwithstanding anything to the contrary contained elsewhere herein, FAC's agreement set forth above shall be limited to cover claims only to the extent that those claims are not covered under CSB's directors' and officers' insurance policies (or any substitute policies permitted by this Section.

                  6.13 [This section intentionally left blank]

                  6.14 CSB Accruals and Reserves. Within three days prior to the Closing Date, CSB shall review and, to the extent determined necessary or advisable, consistent with GAAP, modify and change its loan, accrual and reserve policies and practices (including loan classifications and levels of reserves and accruals and reserves to (i) reflect the Surviving Corporation's plans with respect to the conduct of CSB's business following the Merger and (ii) make adequate provision and accrue for the costs and expenses relating thereto including without limitation expenses relating to taxes, stock option plans, employment agreements, severance benefits and split dollar insurance premiums) so as to be applied consistently on a basis with those of FAC. Within three days prior to the Closing, CSB also will adjust loan loss and OREO reserves as may be appropriate, consistent with GAAP, in light of the then anticipated post-Closing disposition of certain CSB assets. The parties agree to cooperate in preparing for the implementation of the adjustments contemplated by this Section.

                  6.15 Bank Merger. The parties agree to use their reasonable efforts between the date of this Agreement and the Closing to take all actions necessary or desirable, including the filing of any regulatory applications, so that the Bank Merger will occur imediately after the Effective Time. As soon as practicable after the execution and delivery of this Agreement, CSB shall cause the Bank and FAC shall cause FANB to enter into a short form Bank Plan of Merger, mutually agreeable to the parties and consistent with this Agreement.

                  6.16 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, or to vest FANB with full title to all properties, assets, rights, approvals, immunities and franchises of the Bank, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                  6.17 [This section intentionally left blank]

                  6.18 Cooperation Generally. Between the date of this Agreement and the Effective Time, FAC, FANB, CSB, the Bank and their Subsidiaries shall use their best efforts, and to take all actions necessary or appropriate, to consummate the Merger, the Bank Merger and the other transactions contemplated by this Agreement at the earliest practicable date.

                  6.19 Deferred Compensation. As of the Effective Time, FAC shall assume and perform all obligations arising under deferred compensation agreements and plans between CSB or the Bank and Thomas Woodall, Hugh Riegle, Vernon Malone, and Robert Saunders. All other deferred compensation agreements and plans in effect at CSB or the Bank shall be terminated as of the Effective Time and FAC shall cause to be paid in a lump sum to each participant under such terminated deferred compensation agreements and plans as soon as practicable after the Effective Time an amount equal to the greater of (i) the total compensation deferred by the participant under such deferred compensation agreement and plan or (ii) the benefit laibility that has been accrued on the books of CSB or the Bank related to such participant's deferred compensation agreement and plan as of the Effective Time.

                                   ARTICLE VII

                              Conditions Precedent

                  7.1 Conditions to Each Party's Obligation To Effect the Merger and the Bank Merger. The respective obligation of each party to effect the Merger and the Bank Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Exchange Listing. The shares of FAC Common Stock issuable to CSB and Bank stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger and the Bank Merger shall have been authorized for listing on The Nasdaq Stock Market or such other exchange as FAC Common Stock may then be traded.

                  (b) Other Approvals. Other than the filing provided for by
Section 2.1, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger and the Bank Merger, other than Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or the Bank Merger or on the Surviving Corporation and its Subsidiaries, taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. FAC shall have received all state securities or blue sky permits and other authorizations necessary to issue the FAC Common Stock in exchange for CSB Common Stock and Bank Common Stock and to consummate the Merger and the Bank Merger.

                  (c) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (d) No Injunctions or Restraints: Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or the Bank Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger or the Bank Merger which makes the consummation of the Merger or the Bank Merger illegal.

                  7.2 Conditions to Obligations of FAC and FANB. The obligation of FAC to effect the Merger is subject to the satisfaction of the following conditions unless waived by FAC or FANB:

                  (a) Representations and Warranties: The representations and warranties of CSB and the Bank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and FAC and FANB shall have received a certificate signed on behalf of CSB and the Bank by the President and Chief Executive Officer and by the Chief Financial Officer of CSB and the Bank to such effect.

                  (b) Performance of Obligations of CSB. CSB and the Bank shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and FAC and FANB shall have received a certificate signed on behalf of CSB and the Bank by the President or Chief Executive Officer and by the Chief Financial Officer of CSB and the Bank to such effect.

                  (c) CSB and Bank Stockholder Approvals. This Agreement shall have been approved and adopted by (i) the affirmative vote of the holders of a majority of the outstanding shares of CSB Common Stock entitled to vote thereon and (ii) the affirmative vote of at least two-thirds of the outstanding shares of Bank Common Stock, and the holders of not more than 5% of the outstanding shares of CSB Common Stock or Bank Common Stock shall have elected to exercise dissenters' rights.

                  (d) The Bank Merger. CSB and the Bank shall have taken such actions as may be necessary to effect the Bank Merger immediately after the Merger in accordance with the terms of this Agreement.

                  (e) Consents Under Agreements. CSB and the Bank shall have obtained the consent or approval of each person (other than the Governmental Entities whose consent or approval shall be required in order to permit the succession by the Surviving Corporationor FANB as the case may be pursuant to the Merger or the Bank Merger, to any obligation, right or interest of CSB, the Bank or any Subsidiary of either under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation and its Subsidiaries taken as a whole or upon the consummation of the transactions contemplated hereby.

                  (f) Pooling,Tax and Legal Opinions. FAC shall have received the opinion of KPMG Peat Marwick LLP, FAC's independent auditors, dated as of the Effective Time, to the effect that the Merger and the Bank Merger will be accounted for as a pooling of interests and treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that FAC, FANB, CSB and the Bank will each be a party to that reorganization within the meaning of Section 368(b) of the Code. FAC also shall have received the opinion of Gerrish & McCreary, P.C. counsel to CSB and the Bank, dated as of the Effective Time, in form reasonably satisfactory to FAC and FANB, which shall cover the following matters:

                  (i) CSB is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee;

                  (ii) The Bank is a Tennessee chartered state bank duly incorporated, organized, validly existing, and in good standing under the banking laws of the State of Tennessee;

                  (iii) Community Insurance Agency Inc. is duly incorporated under the TBCA and is organized, validly existing and in good standing under the laws of the State of Tennessee. CSB Acceptance Corporation and Community Finance Company are industrial loan and thrift companies incorporated, validly existing and in good standing under the TBCA, and are both wholly owned subsidiaries of the Bank;

                  (iv) The Agreement and Plan of Reorganization has been duly and validly authorized, executed and delivered by CSB and the Bank (assuming that this Agreement is a binding obligation of FAC and FANB) constitutes the valid and binding obligation of CSB and the Bank enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion;

                  (v) The execution and delivery of this Agreement and the consummation of the Merger and the Bank Merger have been duly and validly authorized by the Boards of Directors of CSB and the Bank and no other corporate action is necessary to authorize the Agreement or to consummate the Merger and the

Bank Merger by CSB, the Bank or any Subsidiary thereof. To the knowledge of such counsel, no consent or approval, which has not already been obtained, from any governmental authority is required for execution and delivery by CSB and the Bank of the Agreement or any of the documents to be executed and delivered by CSB or the Bank in connection therewith and the consummation of the Merger and the Bank Merger;

                  (vi) Immediately prior to the Effective Time (1) the authorized capital stock of CSB consists of 200,000 shares of CSB Common Stock, and the authorized capital stock of the Bank consists of 200,000 shares of Bank Common Stock; (2) there are no agreements or understandings by CSB or the Bank with respect to the voting, sale or transfer of any shares of capital stock of CSB, the Bank or any Subsidiary of either CSB or the Bank other than as contemplated by this Agreement; (3) except for the minority interests in the Bank specified in this Agreement, CSB and each other Subsidiary of CSB is wholly owned by CSB, directly or indirectly; (4) except for the shares of Bank Common Stock, CSB Common Stock and 7,477 options for CSB Common Stock, there are no shares of capital stock or securities convertible into or evidencing the right to purchase shares of capital stock of CSB or the Bank outstanding; and (5) all shares of CSB Common Stock and Bank Common Stock outstanding were duly authorized, and nonassessable and were free of the preemptive right of any shareholder;

                  (vii) Neither the execution, delivery and performance of this Agreement by CSB or the Bank nor the consummation of the Merger and the Bank Merger will (a) conflict with or result in a breach of any provision of the respective charters, articles of incorporation or bylaws of CSB, the Bank or any Subsidiary, (b) constitute or result in the breach of any term, condition, provision of or constitute a default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of CSB, the Bank or any Subsidiary of CSB or the Bank pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation included in the CSB Disclosure Schedule to which CSB, the Bank or any Subsidiary thereof is a party or by which CSB or any Subsidiary thereof is bound or to which any of their properties or assets may be subject, or (c) violate any order, judgment or decree to which CSB, the Bank or any Subsidiary thereof is a party or by which any of them or any of their properties or assets is bound;

                  (viii) Except as set forth in the CSB Disclosure Schedules, there is no litigation, proceeding or governmental investigation pending or, to the best of its knowledge after a reasonable exercise of due diligence, threatened against CSB or any Subsidiary thereof, their properties, businesses or assets that would reasonably be expected to have, individually or in the aggregate, a material adverse effect of CSB or its Subsidiaries and neither CSB, the Bank nor any Subsidiary of CSB or the Bank has received any notification by any regulatory agency asserting that it is not in compliance with any applicable laws, statutes or regulations (where such non-compliance would reasonably be expected to have, individually or in the aggregate, a material adverse effect on CSB or its Subsidiaries or that seeks to revoke any license, franchise, permit or other governmental authorization which is necessary to conduct their businesses as presently conducted.

                  Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of CSB, the Bank, or appropriate government officials and (ii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991).

                  (e) No Material Adverse Change. There shall have been no material adverse change in the business, financial condition, prospects or results of operations or prospects of CSB or the Bank from that reflected in the Financial Statements or the CSB Disclosure Schedule and CSB, the Bank or any of its Subsidiaries shall not have suffered any substantial loss or damage to their respective properties, or assets whether or not insured that would materially adversely affect or impair the ability of CSB, the Bank or its Subsidiaries to conduct their business and operations except for such changes that result from
(i) changes in banking laws or regulations of general applicability or interpretations thereof, (ii) changes in generally accepted accounting principles or regulatory accounting principles or interpretations thereof (iii) changes in general economic conditions including changes in the general level of interest rates, or (iv) changes contemplated by this Agreement.

                  (f) Affiliate Agreements. FAC shall have received written "affiliates" agreements from CSB's affiliates and the Bank's affiliates as provided herein.

                  (g) Accountants' Letter. FAC shall have received a letter from Maggart & Associates, P.C., dated the Closing Date, in form and substance satisfactory to FAC, stating in effect in respect of CSB and its Subsidiaries that: (1) they have examined the consolidated financial statements of CSB as of December 31, 1997, and December 31, 1996 and for each of the years then ended and have made a limited review in accordance with the standards established by the American Institute of Certified Public Accountants of the latest available unaudited consolidated interim financial statements of CSB available after December 31, 1997; (2) on the basis of reading the latest available unaudited consolidated interim financial statements of CSB; reading the minutes of the meetings of the stockholders and the Board of Directors and committees thereof of CSB and the Bank for the period from December 31, 1997 to the Closing Date, and inquiries of officers of CSB or the Bank having responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to in (1) above are stated on a basis substantially consistent with that of the audited consolidated financial statements as of December 31, 1997 and December 31, 1996 and for the years then ended, nothing came to their attention which caused them to believe that during the period from December 31, 1997 to a date specified not more than three days prior to the date of the letter there were any changes in the capital stock or the long term debt of CSB or the Bank or any decreases in revenues, net earnings or net assets of CSB or the Bank have occurred or are expected to occur (except for changes or decreases resulting from securities portfolio gains or losses, the effect of transaction costs and other costs incurred upon consummation of the Merger and the Bank Merger; and (3) on the basis of (i) reading the latest available interim consolidated financial statements which are referred to above and (ii) inquiries of certain officials of CSB or the Bank having responsibility for financial and accounting matters concerning whether the unaudited consolidated interim financial statements referred to in (1) above are presented fairly, nothing came to their attention which caused them to believe that the latest available consolidated interim financial statements are not fairly presented in conformity with GAAP applied on a basis consistent with that followed in the audited consolidated financial statements dated December 31, 1997 and December 31, 1996 and for the years then ended.

                  (h) FAC and FANB shall have received a certificate of the chief executive officer of CSB and the Bank certifying to FAC immediately prior to the Effective Time (1) the number of shares of CSB Common Stock and Bank Common Stock issued and outstanding; (2) the number of CSB Common Stock Options outstanding and that no options for Bank Common Stock are outstanding; (3) that no other shares of capital stock or securities convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of CSB or the Bank are outstanding; (4) that there are no other outstanding warrants, calls, subscriptions, rights, commitments, stock appreciation rights, phantom stock or similar rights or any other agreements of any character obligating CSB or the Bank or any Subsidiary thereof to issue any shares of capital stock or securities convertible into or evidencing the right to purchase such stock; and
(5) no shares of CSB Common Stock are held by CSB or the Bank in treasury or by its Subsidiaries.

                  7.3 Conditions to Obligations of CSB and the Bank. The obligations of CSB and the Bank to effect the Merger and the Bank Merger are subject to the satisfaction of the following conditions unless waived by CSB or the Bank:

                  (a) Representations and Warranties. The representations and warranties of FAC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and CSB and the Bank shall have received a certificate signed on behalf of FAC by the Chairman or the President or a Vice Chairman and by the Principal Accounting Officer of FAC to such effect.

                  (b) Performance of Obligations of FAC and FANB. FAC and FANB shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and CSB and the Bank shall have received a certificate signed on behalf of FAC and FANB by the Chairman, President and Chief Executive Officer or a Vice Chairman and by the Principal Accounting Officer of FAC and FANB to such effect.

                  (c) Consents Under Agreements. FAC and FANB shall have obtained the consent or approval of each person (other than the Governmental Entities referred to herein whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby.

                  (d) Opinions. CSB and the Bank shall have received the opinion of Gerrish & McCreary, counsel to CSB and the Bank, dated the Closing Date, to the effect that (i) the Merger (including the Bank Merger) will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that FAC, FANB, CSB and the Bank will each be a party to that reorganization within the meaning of Section 368(b) of the Code; (ii) the shareholders of CSB and the shareholders of the Bank will not recognize any gain or loss to the extent that such shareholders exchange shares of CSB Common Stock or shares of stock in the Bank solely for shares of FAC Common Stock in the Merger or the Bank Merger, (iii) the basis of the FAC Common Stock received by any CSB or Bank shareholder who exchanges CSB or Bank Common Stock solely for FAC Common Stock will be the same as the basis of the CSB or Bank Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of FAC Common Stock),
(iv) the holding period of the FAC Common Stock received by a CSB or Bank shareholder receiving FAC Common Stock will include the period during which the CSB Common Stock surrendered in exchange therefor was held (provided that the CSB Common Stock of such shareholder was held as a capital asset at the Effective Time), and (v) cash received by a CSB or Bank shareholder in lieu of a fractional share interest of FAC Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of FAC Common Stock which such shareholder would otherwise be entitled to receive.

CSB also shall have received the opinions of Mary Neil Price, Esq., General Counsel to FAC and FANB, dated as of the Effective Time, in form reasonably satisfactory to CSB and the Bank, which shall cover the following matters:

                  (i) FAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee;

                  (ii) FANB is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;

                  (iii) The Agreement has been duly and validly authorized, executed and delivered by FAC and FANB (assuming that this Agreement is a binding obligation of CSB and the Bank) constitutes a valid and binding obligation of FAC and FANB enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion;

                  (iv) The execution and delivery of this Agreement and the consummation of the Merger and the Bank Merger have been duly and validly authorized by the joint Board of Directors of FAC and FANB and no other corporate action is necessary to authorize the Agreement or to consummate the Merger and the Bank Merger by FAC, FANB or any Subsidiary thereof. To the actual knowledge of such counsel, no consent or approval, which has not already been obtained, from any governmental authority is required for execution and delivery by FAC or FANB of the Agreement or any of the documents to be executed and delivered by FAC or FANB in connection therewith and the consummation of the Merger and the Bank Merger;

                  (v) Immediately prior to the Effective Time (1) the authorized capital stock of FAC consists of 200,000,000 shares of FAC Common Stock and 2,500,000 shares of FAC Preferred Stock; and there were sufficient shares of FAC Common Stock reserved for issuance to the CSB shareholders and to the Bank shareholders upon consummation of the Merger and the Bank Merger; and the shares of FAC Common Stock to be issued to the holders of CSB Common Stock and to the Bank stockholders pursuant hereto have been duly authorized and when issued will be non-assessable; and

                  (vi) Neither the execution, delivery and performance of this Agreement by FAC or FANB nor the consummation of the Merger and the Bank Merger will (a) conflict with or result in a breach of any provision of the respective charters, articles of incorporation or bylaws of FAC, FANB or any Subsidiary (b) constitute or result in the breach of any term, condition, provision of or constitute a default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of FAC, FANB or any Subsidiary thereof pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which FAC, FANB or any Subsidiary thereof is a party or by which FAC, FANB or any Subsidiary thereof is bound or to which any of their properties or assets may be subject, or (c) violate any order, judgment or decree to which FAC, FANB or any Subsidiary thereof is a party or by which any of them or any of their properties or assets is bound.

                  Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of FAC or FANB or appropriate government officials and (ii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991).

                  (e) Receipt of Consideration. The Exchange Agent shall acknowledge in writing to CSB and the Bank that it is in receipt of (i) certificates representing the aggregate number of shares of FAC Common Stock to be issued to the shareholders of

CSB and the Bank pursuant to the Merger and the Bank Merger; and (ii) sufficient cash to pay for fractional shares as provided herein.

                  (f) No Material Adverse Change. There shall have been no material adverse change since May 15, 1998, in the business, financial condition, prospects or results of operations or prospects of FAC from that reflected in the FAC SEC Documents and FAC or any of its Subsidiaries shall not have suffered any substantial loss or damage to their respective properties, or assets whether or not insured that would materially adversely affect or impair the ability of FAC or its Subsidiaries to conduct their business and operations except for such changes that result from (i) changes in banking or thrift laws or regulations of general applicability or interpretations thereof, (ii) changes in GAAP or regulatory accounting principles or interpretations thereof or (iii) changes in general economic conditions including changes in the general level of interest rates.

                  (g) Fairness Opinion.The Boards of Directors of CSB and the Bank shall have received the opinion of Southard Financial dated as of the date hereof to the effect that the Merger, the Bank Merger and the transactions contemplated hereby are fair to the shareholders of CSB and to the shareholders of the Bank.



                                  ARTICLE VIII

                            Termination and Amendment

                  8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of CSB and/or the Bank:

                  (1) by mutual consent of FAC and CSB; or

                  (2) by either FAC or CSB if (i) the Merger shall not have been consummated on or before February 15, 1999 (the "Termination Date") provided the terminating party shall not have breached in any material respect its obligations under this Agreement in a manner that proximately contributed to the failure to consummate the Merger by such date, (ii) any governmental or regulatory body, the consent of which is a condition to the obligations of FAC and CSB to consummate the Merger or the Bank Merger, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful, or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger or the Bank Merger and such order, judgment or decree shall have become final and nonappealable.

                  (3) By FAC:

                  (a) if any event shall have occurred as a result of which any condition set forth in Sections 7.1 or 7.2 is no longer capable of being satisfied; or

                  (b) if there has been a breach by CSB or the Bank of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the assets, liabilities, financial condition, results of operations, business or prospects of CSB and its Subsidiaries taken as a whole, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of CSB or the Bank, which breach is not curable, or, if curable, is not cured within 20 days after written notice of such breach is given by FAC to CSB; or

                  (c) If CSB or the Bank (or their Boards of Directors) shall have authorized, recommended, proposed or publicly announced its intention to enter into a Competing Transaction (as herein defined) which has not been consented to in writing by FAC and FANB; or

                  (d) if the Board of Directors of CSB or the Bank shall have withdrawn or materially modified its authorization, approval or recommendation to the stockholders of CSB and the stockholders of the Bank with respect to the Merger, the Bank Merger or this Agreement in a manner adverse to FAC or FANB or shall have failed to make the favorable recommendation required by this Agreement.

                  (4) By CSB or the Bank:

                  (a) if any event shall have occurred as a result of which any condition set forth in Sections 7.1 or 7.3 is no longer capable of being satisfied; or

                  (b) if there has been a breach by FAC or FANB of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the assets, liabilities, financial condition, results of operations, business or prospects of FAC and its Subsidiaries taken as a whole, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of FAC or FANB which breach is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by CSB to FAC or FANB.

                  (5) By CSB if:

                  (1) the Average Closing Price (as defined below) shall be less than the product of 0.80 and the Starting Price; and

                  (2) (i) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "FAC Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from such quotient (such number being referred to herein as the "Index Ratio").

If the CSB elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give to FAC written notice on or before the second trading day after the Determination Date. During the five-day period commencing on the date of such notice, FAC shall have the option of adjusting the CSB Conversion Ratio and the Bank Conversion Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-ten thousandth), the numerator of which is the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, or (ii) a number equal to a quotient (rounded to the nearest one-ten thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the FAC Ratio. If FAC makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to CSB of such election and the revised CSB and Bank Conversion Ratios, whereupon no termination shall have occurred pursuant to this Section and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratios shall have been so modified), and any references in this Agreement to "CSB Conversion Ratio" or "Bank Conversion Ratio" shall thereafter be deemed to refer to such ratios as adjusted pursuant to this Section.

For purposes of this Section only, the following terms shall have the meanings indicated:

"Average Closing Price" means the average of the last reported sale prices per share of FAC Common Stock as reported on The Nasdaq Stock Market or such successor exchange on which FAC Common Stock may then be traded (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on The Nasdaq Stock Market or such successor exchange on which FAC Common Stock may then be traded ending at the close of trading on the Determination Date.

"Determination Date" means the date on which the approval of the Federal Reserve Board required for consummation of the Merger shall be received by FAC, without regard to any requisite waiting periods in respect thereof.

"Index Group" means the group of the 17 bank holding companies listed below, the common stock of all of which shall be publicly traded as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a transaction whereby such company would be acquired or whereby such company would acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purpose of determining the Index Price. The bank holding companies and the weights attributed to them are as follows:

                  BB&T Corp                                  9.9%
                  Regions Financial Corp                     9.3
                  Mercantile Bancorporation                  8.3
                  Union Planters Corp                        8.1
                  Southtrust Corp.                           7.2
                  Star Banc Corp                             7.1
                  Crestar Financial Corp                     6.8
                  Huntington Bancshares, Inc.                6.8
                  Marshall & Ilsley Corp                     6.6
                  Firstar Corp                               5.6
                  First Tenn Natl Corp                       4.7
                  Old Kent Financial Corp                    4.3
                  Zions Bancorp                              3.9
                  Hibernia Corp                              3.4
                  Amsouth Bancorporation                     3.4
                  National Commerce Bancorporation           2.5
                  Commerce Bancshares, Inc.                  2.0

"Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.

"Starting Date" means May 23, 1998.

"Starting Price" shall mean the last reported sale price per share of FAC Common Stock on the Starting Date, as reported by The Nasdaq Stock Market or such successor exchange on which FAC Common Stock may then be traded (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

         If any company belonging to the Index Group or FAC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or FAC shall be appropriately adjusted for the purposes of applying this Section.

For purposes of this Agreement, the term "Competing Transaction" means any of the following involving CSB or the Bank (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of CSB or the Bank in a single transaction or series of transactions to the same person, entity or group; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  8.2 Rights and Obligations upon Termination. If this Agreement is terminated as provided herein, each party will redeliver all documents, work papers, and other materials of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same including using its best efforts to obtain and redeliver all such documents, work papers and materials, except to the extent previously delivered to third parties in connection with the transactions contemplated hereby, and all information received by any party hereto with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; provided, however, that this Section shall not apply to any documents, work papers, material, or information which is a matter of public knowledge or which heretofore has been or hereafter is published in any publication for public distribution or filed as public information with any governmental agency.

                  8.3 Fees and Expenses. CSB and the Bank acknowledge that FAC and FANB have spent, and will be required to spend, substantial time and effort in examining the business, properties, affairs, financial condition and prospects of CSB, the Bank and their Subsidiaries, have incurred, and will continue to incur, substantial fees and expenses in connection with such examination, the preparation of this Agreement and the accomplishment of the transactions contemplated hereunder, and will be unable to evaluate and, possibly, make investments in or acquire other entities due to the limited number of personnel available for such purpose and the constraints of time. Therefore, to induce FAC and FANB to enter this Agreement,

                  (a) If FAC terminates this Agreement pursuant to:

                  (i) Section 7.1(3)(a) or (3)(b) by reason of the failure to meet any condition contained in Section 7.2(a) or (b) due to CSB's or the Bank's knowing and intentional misrepresentation or knowing and intentional breach of warranty or breach of any covenant or agreement and within 12 months from the date of termination a Competing Transaction is consummated or CSB or the Bank shall have directly or indirectly solicited bids for a Competing Transaction or shall have entered into an agreement or an agreement in principle which if consummated would constitute a Competing Transaction;

                  (ii)  Section 8.1(3)(d);

                  (iii) Section 8.1(3)(c) and within 12 months from the date of termination a Competing Transaction is consummated or CSB or the Bank shall have entered into an agreement which if consummated would constitute a Competing Transaction; or

                  (b) if CSB or the Bank terminates this Agreement pursuant to
Section 8.1(4) because this Agreement did not receive the requisite vote of the CSB stockholders or the requisite vote of the Bank Stockholders and within 12 months from the date of termination a Competing Transaction is consummated or CSB shall have entered into an agreement which if consummated would constitute a Competing Transaction; then CSB shall pay to FAC a fee in the amount of $2 million (the "Fee"), which amount is inclusive of the FAC Expenses, not as a penalty but as full and complete liquidated damages. Upon payment of the Fee, CSB shall have no further liability to FAC at law or equity. The Fee shall be payable to FAC notwithstanding that any action taken by the Board of Directors of CSB which may give rise to the obligation to pay the Fee may have been taken in accordance with the fiduciary duties of the Board of Directors. Any payment required pursuant to this Section shall be made as promptly as practicable, but in no event later than two business days after the date due and shall be made by wire transfer of immediately available funds to an account designated by FAC. In the event that FAC is entitled to the Fee, CSB shall also pay to FAC interest at the rate of 8% per year on any amounts that are not paid when due, plus all costs and expenses in connection with or arising out of the enforcement of the obligation of CSB to pay the Fee or such interest.


                  8.4 Effect of Termination. Except for such provisions of this Agreement which by their terms expressly survive the termination hereof and the provisions of Sections 6.12, 9.8, 8.2, 8.3 and this Section 8.4, which shall survive any termination of this Agreement. In the event of a termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no further effect.


                                   ARTICLE IX

                               General Provisions

                  9.1 Nonsurvival of Representations, Warranties, and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those agreements and covenants which by their terms apply or are intended to be performed in whole or in part after the Effective Time.

                  9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to FAC or FANB, to

                  First American Corporation
                  615 First American Center
                  Nashville, Tennessee  37237-0615
                  Attention: Dennis C. Bottorff, Chairman and Chief Executive
                    Officer

                  with a copy to


                  Mary Neil Price, Esq.
                  General Counsel
                  721 First American Center
                  Nashville, Tennessee  37237-0721

                  and

         (b) if to CSB or the Bank, to

                  CSB Financial Corporation
                  108 Cumberland Street
                  Ashland City, Tennessee 37082
                  Attention: Gary Scott, President and Chief Executive Officer

                  with a copy to:

                  Gerrish & McCreary, P.C.
                  700 Colonial Road
                  Memphis, Tennessee 38117

                  Attention:   Jeffrey Gerrish, Esq.

                  9.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement, "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 9, 1998.


                  9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when all of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  9.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as expressly provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed upon in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

                  9.6 Governing Law; Choice of Forum; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee, without regard to any applicable conflicts of law. All matters arising out of this Agreement and the transactions contemplated hereby shall be heard before a federal or Tennessee state court with competent jurisdiction residing in Davidson County, Tennessee.

                  9.7 Injunctive Relief; Limitations on Remedies. The parties hereto acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions hereof shall be inadequate, the parties shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist at law. The parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. Each party further agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or parts hereof as a result of such holding or order. This provision is not intended to render null or unenforceable any obligation hereunder that would be valid and enforceable if this provision were not in this Agreement.

                  9.8 Publicity. Except as otherwise required by law or the rules of The Nasdaq Stock Market or such other exchange as FAC Common Stock may be traded, so long as this Agreement is in effect, no party to this Agreement shall, nor shall any party permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld.

                  9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  9.10 Consents. For purposes of any provision of this Agreement requiring, permitting or providing for the consent of FAC, FANB, the Bank or CSB, the written consent of the Chief Executive Officer of such party shall be sufficient to constitute such consent.

                  9.11 Disclosures. No fact or event shall be deemed to have been disclosed by one party to the other party for purposes of this Agreement unless such fact or event is disclosed in a writing delivered to such party.


                  IN WITNESS WHEREOF, FAC, FANB, CSB and bank have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of June 9, 1998.


                                  FIRST AMERICAN CORPORATION

                                  BY:      /s/ Dennis C. Bottorff
                                       ----------------------------------------
                                           Dennis C. Bottorff
                                           Chairman and Chief Executive Officer


                                  ATTEST:
                                           /s/ Pamela R. Welch
                                       ----------------------------------------
                                  Title:   Assistant Secretary
                                       ----------------------------------------


                                  FIRST AMERICAN NATIONAL BANK

                                  BY:      /s/ Dennis C. Bottorff
                                       ----------------------------------------
                                           Dennis C. Bottorff
                                           Chairman and Chief Executive Officer

                                  ATTEST:
                                           /s/ Pamela R. Welch
                                       ----------------------------------------
                                  Title:   Assistant Secretary
                                       ----------------------------------------

                                  CSB FINANCIAL CORPORATION

                                  BY:      /s/ Gary Scott
                                       ----------------------------------------
                                           Gary Scott
                                           President and Chief Executive Officer

                                  ATTEST:
                                           /s/ Jason K. Holt
                                       ----------------------------------------

                                  Title:   Senior Vice President
                                       ----------------------------------------






                                  CHEATHAM STATE BANK

                                  BY:      /s/ Gary Scott
                                       ----------------------------------------
                                           Gary Scott
                                           President and Chief Executive Officer

                                  ATTEST:


                                           /s/ Jason K. Holt
                                       ----------------------------------------
                                  Title:   Executive Vice President
                                       ----------------------------------------

                                                                      APPENDIX B


                          OPINION OF SOUTHARD FINANCIAL

                                                                  June 1, 1998

Board of Directors                                  Board of Directors
CSB Financial Corporation and Subsidiaries          Cheatham State Bank
Kingston Springs, Tennessee                         Kingston Springs, Tennessee

         RE: FAIRNESS OPINION RELATIVE TO PROPOSED AGREEMENT OF CSB FINANCIAL CORPORATION AND SUBSIDIARIES AND CHEATHAM STATE BANK, KINGSTON SPRINGS, TENNESSEE, TO MERGE WITH AND INTO FIRST AMERICAN CORPORATION, NASHVILLE, TENNESSEE

Directors:

The Board of Directors of CSB Financial Corporation and Subsidiaries ("CSB") and the Board of Directors of Cheatham State Bank ("Bank") jointly retained Southard Financial, in its capacity as a financial valuation and consulting firm, to render its opinion of the fairness, from a financial viewpoint, of the acquisition of CSB and Bank by First American Corporation ("First American"). Southard Financial and its principals have no past, present, or future contemplated financial, equity, or other interest either in CSB, Bank, or First American. This opinion is issued based upon financial data as of December 31, 1997 and March 31, 1998.

This opinion is being issued prior to the execution of the Definitive Agreement. The opinion reflects our understanding of the proposed transaction as of the date of this letter.

APPROACH TO ASSIGNMENT

The approach to this assignment was to consider the following factors:

         - A review of the financial performance and position of CSB and Bank and the value of their common shares;
         - A review of the financial performance and position of First American and the value of its common stock;
         - A review of recent bank merger transactions in the United States, Tennessee, and nearby states;
         - A review of the current and historical market prices of bank holding companies in the United States, Tennessee, and nearby states;
         - A review of the investment characteristics of the common stock of CSB, Bank, and First American;
         - An evaluation of the impact of the merger on the expected return to the current shareholders of CSB and Bank; and,
         - An evaluation of other factors as was considered necessary to render this opinion.

It is Southard Financial's understanding that the merger and resulting exchange of the stock of First American for the outstanding common shares of CSB and Bank constitute a non-taxable exchange for federal income tax purposes. The exchange of cash for fractional shares may have tax consequences.

DUE DILIGENCE REVIEW PROCESS

In performing this assignment, Southard Financial reviewed the documents specifically outlined in Exhibit 1 pertaining to CSB and in Exhibit 2 pertaining to First American.

REVIEW OF CSB FINANCIAL CORPORATION AND SUBSIDIARIES/CHEATHAM STATE BANK

Southard Financial visited with the management of CSB and Bank. Discussions included questions regarding the current and historical financial position and performance of CSB and Bank, their outlooks for the future, and other pertinent factors. Details pertaining to CSB and Bank are contained in Southard Financial's file.

REVIEW OF FIRST AMERICAN CORPORATION

Southard Financial visited with the management of First American. Discussions included questions regarding the current and historical financial position and performance of First American and its operating subsidiaries, its outlook for the future, and other pertinent factors. Details pertaining to First American are contained in Southard Financial's file.

MERGER DOCUMENTATION

Southard Financial reviewed the proposed merger terms with the management of CSB and Bank, and with legal counsel for CSB and Bank. Southard Financial reviewed the draft, dated June 1, 1998, of the Agreement and Plan of Reorganization (the

Board of Directors
CSB Financial Corporation and Subsidiaries
Cheatham State Bank
Page 2


"Agreement"). The Agreement is still in the process of negotiation. The analysis in this opinion reflects the proposed merger terms as outlined in Exhibit 3, Terms of the Agreement.

Southard Financial did not independently verify the information reviewed, but relied on such information as being complete and accurate in all material respects. Southard Financial did not make any independent evaluation of the assets of First American, Bank, or CSB, but reviewed data supplied by the management of each institution.

MAJOR CONSIDERATIONS

Numerous factors were considered in the overall review of the proposed merger. The review process included considerations regarding CSB and Bank, First American, and the proposed merger. The major considerations are:

CSB FINANCIAL CORPORATION AND SUBSIDIARIES/CHEATHAM STATE BANK

         -        Historical earnings;
         -        Historical dividend payments;
         -        Outlook for future performance, earnings, and dividends;
         -        Economic conditions and outlook in Bank's market;
         -        The competitive environment in Bank's market;
         -        Comparisons with peer banks;
         -        Potential risks in the loan and securities portfolios;
         - Recent minority stock transactions in CSB's and Bank's common stocks; and,
         - Other such factors as were deemed appropriate in rendering this opinion.

FIRST AMERICAN CORPORATION

         -        Historical earnings;
         -        Historical dividend payments;
         -        Outlook for future performance, earnings, and dividends;
         -        Economic conditions and outlook in First American's market;
         -        The competitive environment in First American's market;
         - Comparisons with peer banks; Potential risks in the loan and securities portfolios;
         - Recent minority stock transactions in First American's common stock; and,
         - Other such factors as were deemed appropriate in rendering this opinion.

COMMON FACTORS

         -        Historical and current bank merger pricing; and,
         - Current market prices for minority blocks of common stocks of regional bank holding companies in the United States, Tennessee, and nearby states.

THE PROPOSED MERGER

         -        The terms of the Agreement as described herein;
         -        The specific pricing of the merger;
         - Adequacy of the consideration paid to the shareholders of CSB and Bank;
         - The assumption that the merger will be treated as a tax-free exchange;
         - The amount of debt and goodwill on the balance sheet of First American and the impact of the merger of CSB and Bank on First American's capital and liquidity positions;
         - The historical dividend payments of First American and the likely impact on the dividend income of the current shareholders of CSB and Bank (equivalency of cash dividends);
         - Pro-forma combined income statements for First American post merger and the expected returns to CSB and Bank shareholders (equivalency of earnings yield);
         -        The market for minority blocks of First American common stock;
                  and,
         -        Other such factors as deemed appropriate.

Board of Directors
CSB Financial Corporation and Subsidiaries
Cheatham State Bank
Page 3



OVERVIEW OF FAIRNESS ANALYSIS

In connection with rendering its opinion, Southard Financial performed a variety of financial analyses, which are summarized below. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not susceptible to partial analyses.

In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of CSB, Bank, and First American. Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned a greater significance than any other.

FAIRNESS OF THE MERGER PRICE

                         ANALYSIS OF MARKET TRANSACTIONS

Based upon the merger terms, CSB and Bank shareholders will receive about 386% of fully diluted book value at March 31, 1998, 24.6 times reported 1997 diluted earnings, 22.5x estimated fully diluted 1998 earnings, and 31.5% of Bank assets at March 31, 1998. Based upon the review conducted by Southard Financial, the pricing multiples for the merger are at or above the average multiples seen in recent bank acquisitions (see Exhibit 4).

                              ANALYSIS OF LIQUIDITY

Unlike the shares of CSB and Bank, First American shares are traded on the National Market System (NASDAQ) under the ticker symbol "FATN". The stock is actively traded, has several institutional holders, and is followed by several investment analysts. Finally, except in the case of certain officers, directors, and significant shareholders of CSB and Bank ("Affiliates"), First American shares received will be freely tradable with no restrictions.

                            ANALYSIS OF ALTERNATIVES

During 1997, the Boards of CSB and Bank began to consider alternatives relative to the possible sale of CSB and Bank. After deciding to investigate the possible sale of CSB and Bank, outside professionals were engaged to assist in the process. Several potential acquirors were identified and materials were prepared for the marketing of CSB and Bank. However, prior to contacting possible acquirors, First American contacted CSB and Bank and entered into negotiations which ultimately resulted in the proposed transaction. The pricing offered by First American was higher than initially expected, reflecting the attractiveness of Bank's market to First American. This fact is a key consideration in this fairness opinion.

SUMMARY OF ANALYSES

The summary set forth does not purport to be a complete description of the analyses performed by Southard Financial. The analyses performed by Southard Financial are not necessarily indicative of actual values, which may differ significantly from those suggested by such analyses. Southard Financial did not appraise any individual assets or liabilities of CSB, Bank, or First American.

Throughout the due diligence process, all information provided by CSB, Bank, First American, and third party sources was relied upon by Southard Financial without independent verification.

Based upon the analyses discussed above and other analyses performed by Southard Financial, the impact of the merger on the shareholders of CSB is expected to be favorable.

FAIRNESS OPINION

Based upon the analyses of the foregoing and such matters as were considered relevant, it is the opinion of Southard Financial that the terms of the offer for the acquisition of CSB Financial Corporation and Subsidiaries and Cheatham State Bank by First American Corporation pursuant to the Agreement and Plan of Reorganization are fair, from a financial viewpoint, to the shareholders of CSB Financial Corporation and Subsidiaries and Cheatham State Bank.

Board of Directors
CSB Financial Corporation and Subsidiaries
Cheatham State Bank
Page 4



Thank you for this opportunity to be of service to the shareholders of CSB Financial Corporation and Subsidiaries and Cheatham State Bank.

                                                  Sincerely yours,

                                                  /s/ Southard Financial

                                                  SOUTHARD FINANCIAL

Attachments:

  Exhibit 1: CSB Financial Corporation and Subsidiaries/Cheatham State Bank, Document Review List
  Exhibit 2:  First American Corporation, Document Review List
  Exhibit 3:  Terms of the Agreement and Plan of Reorganization
  Exhibit 4:  Comparison of the Merger Pricing to Public Market Transactions
  Exhibit 5:  Overview of the Expected Impact on CSB Shareholders
  Exhibit 6:  Qualifications of Southard Financial

                                                                      APPENDIX C


              CHAPTER 23 OF THE TENNESSEE BUSINESS CORPORATION ACT

                     DISSENTERS' RIGHTS OF CSB SHAREHOLDERS

                            TENNESSEE CODE ANNOTATED
                     TITLE 48. CORPORATIONS AND ASSOCIATIONS
             CHAPTER 23. BUSINESS CORPORATIONS-- DISSENTERS' RIGHTS
             PART 1-- RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SS. 48-23-101. DEFINITIONS

As used in this chapter, unless the context otherwise requires:

         (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

         (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

         (5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SS. 48-23-102. RIGHT TO DISSENT

         (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

                  (1) Consummation of a plan of merger to which the corporation is a party:

                           (A) If shareholder approval is required for the
merger by ss. 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or

                           (B) If the corporation is a subsidiary that is merged
with its parent under ss. 48-21-105;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

                  (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

                      (A) Alters or abolishes a preferential right of the shares;

                      (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                      (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                      (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                      (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under ss. 48-16-104; or

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under ss. 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

SS. 48-23-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one
(1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

               (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

               (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

SS. 48-23-201. NOTICE OF DISSENTERS' RIGHTS

         (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

         (b) If corporate action creating dissenters' rights under ss. 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 48-23-203.

         (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.

SS. 48-23-202. NOTICE OF INTENT TO DEMAND PAYMENT

         (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

               (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

               (2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by ss. 48-23-201.

         (b) A shareholder who does not satisfy the requirements of subsection
(a) is not entitled to payment for the shareholder's shares under this chapter.

SS. 48-23-203. DISSENTERS' NOTICE

         (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ss. 48-23-202.

         (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

               (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

               (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

               (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

               (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

               (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201.

SS. 48-23-204. DUTY TO DEMAND PAYMENT

         (a) A shareholder sent a dissenters' notice described in ss. 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ss. 48-23-203(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the effectuation of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

         (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.

SS. 48-23-205. SHARE RESTRICTIONS

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under ss. 48-23-207.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the effectuation of the proposed corporate action.

SS. 48-23-206. PAYMENT

         (a) Except as provided in ss. 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with ss. 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

         (b) The payment must be accompanied by:

               (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

               (2) A statement of the corporation's estimate of the fair value of the shares;

               (3) An explanation of how the interest was calculated;

               (4) A statement of the dissenter's right to demand payment under ss. 48-23-209; and

               (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201 or ss. 48-23-203.

SS. 48-23-207. FAILURE TO TAKE ACTION

         (a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under ss. 48-23-203 and repeat the payment demand procedure.

SS. 48-23-208. AFTER-ACQUIRED SHARES

         (a) A corporation may elect to withhold payment required by ss. 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 48-23-209.

SS. 48-23-209. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

         (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under ss. 48-23-206), or reject the corporation's offer under ss. 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

               (1) The dissenter believes that the amount paid under ss. 48-23-206 or offered under ss. 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

               (2) The corporation fails to make payment under ss.48-23-206 within two (2) months after the date set for demanding payment; or

               (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

         (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

SS. 48-23-301. COURT ACTION

         (a) If a demand for payment under ss. 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment:

               (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

               (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ss. 48-23-208.

SS. 48-23-302. COURT COSTS AND COUNSEL FEES

         (a) The court in an appraisal proceeding commenced under ss. 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ss. 48-23-209.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

                  (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

                  (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                                                      APPENDIX D


                               12 U.S.C. SS. 215A

                     DISSENTERS' RIGHTS OF BANK SHAREHOLDERS

                          UNITED STATES CODE ANNOTATED
                           TITLE 12. BANKS AND BANKING
                            CHAPTER 2--NATIONAL BANKS
                    SUBCHAPTER XVI--CONSOLIDATION AND MERGER

SECTION 215a -- Merger of national banks or State banks into national banks

(a) Approval of Comptroller, board and shareholders; merger agreement; notice; capital stock; liability of receiving association

         One or more national banking associations or one or more State banks, with the approval of the Comptroller, under an agreement not inconsistent with this subchapter, may merge into a national banking association located within the same State, under the charter of the receiving association. The merger agreement shall--

         (1) be agreed upon in writing by a majority of the board of directors of each association or State bank participating in the plan of merger;

         (2) be ratified and confirmed by the affirmative vote of the shareholders of each such association or State bank owning at least two-thirds of its capital stock outstanding, or by a greater proportion of such capital stock in the case of a State bank if the laws of the State where it is organized so require, at a meeting to be held on the call of the directors, after publishing notice of the time, place, and object of the meeting for four consecutive weeks in a newspaper of general circulation published in the place where the association or State bank is located, or, if there is no such newspaper, then in the newspaper of general circulation published nearest thereto, and after sending such notice to each shareholder of record by certified or registered mail at least ten days prior to the meeting, except to those shareholders who specifically waive notice, but any additional notice shall be given to the shareholders of such State bank which may be required by the laws of the State where it is organized. Publication of notice may be waived, in cases where the Comptroller determines that an emergency exists justifying such waiver, by unanimous action of the shareholders of the association or State banks;

         (3) specify the amount of the capital stock of the receiving association, which shall not be less than that required under existing law for the organization of a national bank in the place in which it is located and which will be outstanding upon completion of the merger, the amount of stock (if any) to be allocated, and cash (if any) to be paid, to the shareholders of the association or State bank being merged into the receiving association; and

         (4) provide that the receiving association shall be liable for all liabilities of the association or State bank being merged into the receiving association.

(b) Dissenting shareholders

         If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c) Valuation of shares

         The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of

         (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash;

         (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) Application to shareholders of merging associations: appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law

         If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

(e) Status of receiving association; property rights and interests vested and held as fiduciary

         The corporate existence of each of the merging banks or banking associations participating in such merger shall be merged into and continued in the receiving association and such receiving association shall be deemed to be the same corporation as each bank or banking association participating in the merger. All rights, franchises, and interests of the individual merging banks or banking associations in and to every type of property (real, personal, and mixed) and chooses in action shall be transferred to and vested in the receiving association by virtue of such merger without any deed or other transfer. The receiving association, upon the merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the merging banks or banking associations at the time of the merger, subject to the conditions hereinafter provided.

(f) Removal as fiduciary; discrimination

         Where any merging bank or banking association, at the time of the merger, was acting under appointment of any court as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, or committee of estates of lunatics, or in any other fiduciary capacity, the receiving association shall be subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was such merging bank or banking association prior to the merger. Nothing contained in this section shall be considered to impair in any manner the right of any court to remove the receiving association and to appoint in lieu thereof a substitute trustee, executor, or other fiduciary, except that such right shall not be exercised in such a manner as to discriminate against national banking associations, nor shall any receiving association be removed solely because of the fact that it is a national banking association.

(g) Issuance of stock by receiving association; pre-emptive rights

         Stock of the receiving association may be issued as provided by the terms of the merger agreement, free from any preemptive rights of the shareholders of the respective merging banks.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 48-18-501 through 48-18-507 of the TBCA provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

         Section 48-18-507 of the TBCA provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled, consistent with public policy, pursuant to any provision of a corporation's charter, bylaws, general or specific action of its board of directors, or contract, provided that no indemnification may be made in connection with any proceeding charging improper personal benefit to an officer or director, where such officer or director is adjudged liable on the basis that personal benefit was improperly received.

         The First American Charter provides for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of Tennessee as in effect at the time of such indemnification. The First American Bylaws provide that no indemnification of an officer or director shall be made by First American (i) if a judgment or other final adjudication adverse to such person establishes his liability for intentional misconduct or knowing violation of the law or for unlawful distributions, (ii) if a judgment or other final adjudication adverse to such person for breach of a duty of loyalty to First American is based upon such person's gaining in fact personal profit or advantage to which he was not entitled; and (iii) in a proceeding by or in the right of the corporation, for any amounts if such person is adjudged liable to the corporation, or for any amounts paid to First American in settlement of such a proceeding by such person. First American has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of First American in connection with the performance of their duties.

         ITEM  21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following exhibits are filed herewith or incorporated herein by reference.

EXHIBIT
NUMBER            DESCRIPTION
------            -----------
 2       --       Agreement and Plan of Reorganization, by and among CSB
                  Financial Corporation, First American Corporation, First
                  American National Bank and Cheatham State Bank, dated as of
                  June 9, 1998, included as Appendix A to the accompanying
                  Prospectus/Proxy Statement.

 4       --       Rights Agreement, dated December 14, 1988, between First
                  American Corporation and First American Trust Company, N.A.
                  (incorporated herein by reference to Exhibit 1 to First
                  American's Current Report on Form 8-K dated December 14,
                  1988).

 5       --       Opinion of Mary Neil Price, Esq., General Counsel of First
                  American Corporation, filed herewith.

*8       --       Opinion of KPMG Peat Marwick LLP.

 15      --       Letter of KPMG Peat Marwick LLP re: unaudited interim
                  financial information for First American Corporation, filed herewith.

 23.1    --       Consent of KPMG Peat Marwick LLP (with respect to First
                  American Corporation) , filed herewith.

 23.2    --       Consent of Maggart & Associates, P.C. (with respect to CSB
                  Financial Corporation) , filed herewith.

 23.3    --       Consent of Maggart & Associates, P.C. (with respect to
                  Cheatham State bank) , filed herewith.

 23.4    --       Consent of Mary Neil Price, Esq., General Counsel of First
                  American Corporation, included in Exhibit 5 to this
                  Registration Statement.

*23.5    --       Consent of KPMG Peat Marwick LLP.

 23.6    --       Consent of Southard Financial, filed herewith.

 24      --       Powers of Attorney, filed herewith.

 99.1    --       Form of Proxy for Special Meeting of Stockholders of CSB
                  Financial Corporation, filed herewith.

 99.2    --       Form of Proxy for Special Meeting of Stockholders of
                  Cheatham State Bank, filed herewith.

* To be filed by Amendment.

ITEM 22.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (d) The undersigned registrant hereby undertakes that every prospectus
(i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and CSB being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, this 18th day of August, 1998.

                                                FIRST AMERICAN CORPORATION
                                                (Registrant)

                                                /s/ DENNIS C. BOTTORFF*
                                                -------------------------------
                                                By: DENNIS C. BOTTORFF
                                                Dennis C. Bottorff
                                                Chairman and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 18th day of August, 1998.

                SIGNATURE                                                          CAPACITY
/s/ DENNIS C. BOTTORFF*                                         Chairman, Chief Executive Officer and Director
----------------------------------                              (Principal Executive Officer)
Dennis C. Bottorff

/s/ DALE W. POLLEY*                                             Director, President and Principal Financial Officer
----------------------------------
Dale W. Polley

/s/ M. JACK VANNATTA, JR.                                       Executive Vice President (Principal Accounting Officer)
----------------------------------
Marvin Jack Vannatta, Jr.

/s/ EARNEST W. DEAVENPORT, JR.*                                 Director
----------------------------------
Earnest W. Deavenport, Jr.

/s/ REGINALD D. DICKSON*                                        Director
----------------------------------
Reginald D. Dickson

                                                                Director
----------------------------------
James A. Haslam II


/s/ WARREN A. HOOD, JR.*                                        Director
----------------------------------
Warren A. Hood, Jr.


/s/ MARTHA R. INGRAM*                                           Director
----------------------------------
Martha R. Ingram


/s/ WALTER A. KNESTRICK*                                        Director
----------------------------------
Walter A. Knestrick


/s/ GENE C. KOONCE*                                             Director
----------------------------------
Gene C. Koonce


/s/ JAMES R. MARTIN*                                            Director
----------------------------------
James R. Martin


/s/ ROBERT A. McCABE, JR.*                                      Director
----------------------------------
Robert A. McCabe, Jr.


/s/ HOWARD L. McMILLAN, JR.*                                    Director
----------------------------------
Howard L. McMillan, Jr.

              SIGNATURE                                         CAPACITY
              ---------                                         --------

/s/ E. B. ROBINSON, Jr.*                                        Director
----------------------------------
E. B. Robinson, Jr.


/s/ ROSCOE R. ROBINSON*                                         Director
----------------------------------
Roscoe R. Robinson


/s/ JAMES F. SMITH, JR.*                                        Director
----------------------------------
James F. Smith, Jr.


/s/ CAL TURNER, JR.*                                            Director
----------------------------------
Cal Turner, Jr.


/s/ CELIA A. WALLACE*                                           Director
----------------------------------
Celia A. Wallace


/s/ TED H. WELCH*                                               Director
----------------------------------
Ted H. Welch


/s/ J. KELLY WILLIAMS*                                          Director
----------------------------------
J. Kelly Williams

                                                                Director
----------------------------------
David K. Wilson


/s/ TOBY S. WILT*                                               Director
----------------------------------
Toby S. Wilt


/s/ WILLIAM S. WIRE II*                                         Director
----------------------------------
William S. Wire II


*By: /s/ MARY NEIL PRICE
    ------------------------------
      Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
 2       --       Agreement and Plan of Reorganization, by and among CSB
                  Financial Corporation, First American Corporation, First
                  American National Bank and Cheatham State Bank, dated as of
                  June 9, 1998, included as Appendix A to the accompanying
                  Prospectus/Proxy Statement.

 4       --       Rights Agreement, dated December 14, 1988, between First
                  American Corporation and First American Trust Company, N.A.
                  (incorporated herein by reference to Exhibit 1 to First
                  American's Current Report on Form 8-K dated December 14,
                  1988).

 5       --       Opinion of Mary Neil Price, Esq., General Counsel of First
                  American Corporation, filed herewith.

*8       --       Opinion of KPMG Peat Marwick LLP.

 15      --       Letter of KPMG Peat Marwick LLP re: unaudited interim
                  financial information for First American Corporation, filed herewith.

 23.1    --       Consent of KPMG Peat Marwick LLP (with respect to First
                  American Corporation) , filed herewith.

 23.2    --       Consent of Maggart & Associates, P.C. (with respect to CSB
                  Financial Corporation) , filed herewith.

 23.3    --       Consent of Maggart & Associates, P.C. (with respect to
                  Cheatham State bank) , filed herewith.

 23.4    --       Consent of Mary Neil Price, Esq., General Counsel of First
                  American Corporation, included in Exhibit 5 to this
                  Registration Statement.

*23.5    --       Consent of KPMG Peat Marwick LLP.

 23.6    --       Consent of Southard Financial, filed herewith.

 24      --       Powers of Attorney, filed herewith.

 99.1    --       Form of Proxy for Special Meeting of Stockholders of CSB
                  Financial Corporation, filed herewith.

 99.2    --       Form of Proxy for Special Meeting of Stockholders of
                  Cheatham State Bank, filed herewith.



* To be filed by Amendment.